UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

CKX, INC.
(Name of Registrant as Specified in its Charter)
n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock, no par value*

(2)	Aggregate number of securities to which transaction applies:
97,231,842 shares of Common Stock, 1,491,817 shares of Series B Convertible
Preferred Stock, one share of Series C Convertible Preferred Stock, options to purchase 604,000 shares of Common Stock*

(3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$13.75 per share (maximum per share price)*

(4)	Proposed maximum aggregate value of transaction: $1,338,054,477.50*

(5)	Total fee paid: $52,585.54*

* As of January 22, 2008, there were (i) 97,231,842 shares of common stock, par value $0.01 per share, of CKX, Inc. (“Common Stock”), 1,491,817 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of CKX, Inc. (the “Series B Preferred Stock”), and one share of Series C Convertible Preferred Stock, par value $0.01 per share, of CKX, Inc. (the “Series C Preferred Stock”), issued and outstanding. The filing fee was determined by adding (A) the product of (i) the number of shares of Common Stock that are proposed to be acquired in the merger and (ii) the maximum merger consideration of $13.75 per share, plus (B) $558,325 expected to be paid to holders of stock options with an exercise price of less than the maximum per share merger consideration of $13.75 granted by CKX, Inc. to purchase shares of Common Stock in exchange for the cancellation of such options, (C) $22,824,800 expected to be paid to the holder the shares of Series B Preferred Stock and Series C Preferred Stock ((A), (B), and (C) together, the “Total Consideration”). The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1), was calculated by multiplying the Total Consideration by 0.00003930.

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

CKX, INC.
650 Madison Avenue
New York, New York 10022

Dear Stockholders,

On behalf of the board of directors, I cordially invite you to attend a special meeting of stockholders of CKX, Inc., which will be held at [ • ], on [ • ] at [ • ] local time. At the special meeting, you will be asked to consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of June 1, 2007 and amended on August 1, 2007, September 27, 2007 and January 23, 2008, among 19X, Inc., 19X Acquisition Corp. and CKX, Inc. (the “merger agreement”) and approve the merger contemplated by the merger agreement, as amended. Simon Fuller, a director of CKX, Inc. and the Chief Executive Officer of 19 Entertainment Limited, a wholly-owned subsidiary of CKX, Inc., and I currently own all of the equity interests in 19X, Inc. 19X Acquisition Corp. is a wholly-owned subsidiary of 19X, Inc., formed solely for the purpose of effecting the transactions contemplated by the merger agreement, as amended.

If the merger agreement, as amended, is adopted and the merger is completed, each share of CKX, Inc. common stock (other than treasury shares, shares held by 19X, Inc., 19X Acquisition Corp. and shares held by stockholders who have perfected their appraisal rights under Delaware law) will be converted into the right to receive a maximum of $13.75 in cash, without interest, subject to adjustment (the “merger”). The $13.75 per share cash merger consideration will be reduced by an amount equal to 7.5% of the average of the last reported sales price of FX Real Estate and Entertainment Inc. common stock, which have been distributed to CKX stockholders separately from the merger, on 20 tradings days (which need not be consecutive) between February 8, 2008 and April 1, 2008 to be selected at random. The maximum reduction to the per share cash amount being paid to CKX stockholders in the merger will be $2.00, regardless of the average trading price of FX Real Estate and Entertainment Inc. common stock over the 20 trading days described above, so that the minimum per share cash purchase price that could be paid in the merger is $11.75.

Immediately prior to the completion of the merger, Simon Fuller and I, along with other members of CKX Inc.’s senior management, will each exchange CKX, Inc. shares for shares in 19X, Inc.

As a result of the merger, CKX, Inc. will no longer be a publicly held company but will be privately owned through 19X, Inc. by Simon Fuller, me and the other investors in 19X, Inc.

On April 17, 2007, CKX Inc.’s board of directors ratified the establishment of a special committee formed earlier, consisting of three independent directors, and empowered it to, among other things, evaluate and oversee the proposed merger and other transactions described in the proxy statement for the special meeting and, if appropriate, make a recommendation to CKX’s board of directors with respect to such transactions. On June 1, 2007, the special committee unanimously approved and recommended approval by the board of directors of the merger agreement and the transactions contemplated thereby including the merger. After June 1, 2007, the special committee unanimously approved and recommended approval by the board of directors two amendments to the merger agreement, and recommended that the board of directors submit the merger agreement, as amended, and the transactions contemplated thereby to the CKX, Inc. stockholders for their adoption and approval.

The board of directors (with Simon Fuller, Priscilla Presley and me abstaining), acting upon the unanimous recommendation of the special committee, approved the merger agreement and each of the amendments to the merger agreement and the transactions contemplated thereby including the merger, and found that the transactions contemplated by the merger agreement, as amended, are advisable and in the best interests of CKX, Inc. and its stockholders. The board of directors (with Simon Fuller, Priscilla Presley and me abstaining) unanimously recommends that CKX, Inc.’s stockholders vote “FOR” the adoption of the merger agreement, as amended, and approval of the merger. In arriving at their respective recommendations, CKX, Inc.’s board of directors and the special committee carefully considered a number of factors which are described in the accompanying proxy statement. When you consider the recommendation of our board of directors to adopt the merger agreement, as amended, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally.

The date, time and place of the special meeting to consider and vote upon the merger agreement, as amended, will be as follows:

[ • ]

[ • ]

[ • ]

The enclosed proxy statement gives you detailed information about the special meeting, the merger agreement, as amended, and the merger, and a copy of the merger agreement and each of the amendments thereto is included as Annexes A through D to the proxy statement. I encourage you to read the proxy statement and the merger agreement and each amendment to the merger agreement carefully.

YOUR VOTE IS VERY IMPORTANT.  Therefore, whether or not you plan to attend the special meeting, please complete and promptly mail your proxy card in the return envelope enclosed. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement, as amended, and approval of the merger. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your failure to vote in person at the special meeting or to submit a properly executed proxy card will effectively have the same effect as a vote “AGAINST” the adoption of the merger agreement, as amended, and approval of the merger.

If you have any questions or need assistance voting your shares, please call [ • ], which is assisting us, toll-free at [ • ].

Sincerely yours,

Robert F.X. Sillerman
Chairman of the Board and
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [ • ]
and is first being mailed to stockholders of CKX, Inc. on or about [ • ].

PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED JANUARY 24, 2008
CKX, INC.

650 Madison Avenue
New York, New York 10022
(212) 838-3100

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
[ • ]

A special meeting of Stockholders of CKX, Inc. will be held at [ • ] on [ • ] at [ • ] local time, for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 1, 2007, and as amended on August 1, 2007, September 27, 2007 and January 23, 2008, among 19X, Inc., 19X Acquisition Corp. and CKX, Inc. (the merger agreement as amended is referred to below and in the enclosed proxy statement as the “merger agreement”) and approve the merger contemplated by the merger agreement;

2. To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger; and

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only holders of record of CKX, Inc. common stock at the close of business on [ • ] are entitled to notice of the meeting and to vote at the meeting or at any adjournment thereof. All stockholders of record are cordially invited to attend the special meeting in person. For ten days prior to the special meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the special meeting, during ordinary business hours at the offices of Paul Hastings, 75 East 55th Street, 7th Floor, New York, New York 10022.

Your vote is important, regardless of the number of shares of CKX, Inc. common stock you own. The adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the shares of CKX, Inc.’s common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a single class. The proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy card and, thus, ensure that your shares will be represented at the meeting if you are unable to attend.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the merger agreement and the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.

If you fail to return your proxy card, and do not vote at the meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting, and it will have the same effect as a vote against the adoption of the merger agreement. If you are a stockholder of record, voting in person at the meeting will revoke any proxy previously submitted.

Under Delaware law, holders of CKX, Inc. common stock who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares determined by the Court of Chancery of the State of Delaware if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and if they properly comply with the other Delaware law procedures explained in the accompanying proxy statement.

Our board of directors and special committee consisting of three of our independent directors have determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable and in the best interests of CKX, Inc. and its stockholders and unanimously recommend that you vote “FOR” the adoption of the merger agreement and approval of the merger.

Kraig G. Fox
Secretary

New York, New York
[ • ], 2008

i

ii

Page

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS	104
WHERE YOU CAN FIND MORE INFORMATION	104
ANNEXES:
Annex A Agreement and Plan of Merger, dated as of June 1, 2007
Annex B Amendment No. 1, dated as of August 1, 2007, to Agreement and Plan of Merger
Annex C Amendment No. 2, dated as of September 27, 2007, to Agreement and Plan of Merger
Annex D Amendment No. 3, dated as of January 23, 2008, to Agreement and Plan of Merger
Annex E Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., dated as of June 1, 2007
Annex F Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., dated as of September 27, 2007
Annex G Section 262 of the General Corporation Law of the State of Delaware
Annex H Management Cooperation Agreement, dated as of June 1, 2007
Annex I Amendment No. 1, dated as of July 18, 2007, to the Management Corporation Agreement
Annex J Amendment No. 2, dated as of September 27, 2007 to the Management Corporation Agreement

iii

SUMMARY TERM SHEET

The following summary highlights the most material terms of the transaction described in this proxy statement and may not contain all the information that is important to you. We encourage you to read this entire proxy statement carefully, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item. References to “we,” “us” or “our,” unless the context otherwise requires, are references to CKX.

The Parties to the Merger (Page 71)

CKX, Inc., which we sometimes refer to in this proxy statement as “CKX” or “the Company”, is engaged in the ownership, development and commercial utilization of entertainment content. To date, CKX has focused on acquiring globally-recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in over 100 countries around the world. Through two of its subsidiaries, CKX recently granted exclusive licenses to FX Luxury Realty, LLC, a subsidiary of FX Real Estate and Entertainment Inc., to utilize Elvis Presley-related intellectual property and Muhammad Ali-related intellectual property in connection with the development, ownership and operations of Elvis Presley-themed and Muhammad Ali-themed real estate and attraction based properties around the world. CKX’s principal executive offices are located at 650 Madison Avenue, New York, New York, 10022. The telephone number is (212) 838-3100.

19X, Inc., which we sometimes refer to in this proxy statement as 19X, is a Delaware corporation formed on July 12, 2006. 19X was initially formed for an unrelated purpose and has had no operations or business other than as contemplated by the merger agreement, including the related financings. The current stockholders of 19X are Robert F.X. Sillerman and Simon R. Fuller.

19X Acquisition Corp., which we sometimes refer to in this proxy statement as 19X Acquisition, is a Delaware corporation and a wholly-owned subsidiary of 19X formed on May 23, 2007, solely for the purpose of effecting the transactions contemplated by the merger agreement, including the related financings.

Whenever we refer to the “merger agreement” in this proxy statement, we are referring to the Agreement and Plan of Merger, dated as of June 1, 2007, and as amended on August 1, 2007, September 27, 2007 and January 23, 2008, among CKX, 19X and 19X Acquisition, as may be further amended, attached as Annexes A through D to this proxy statement. You should read the merger agreement because it, and not this proxy statement, is the legal document that governs the merger.

Whenever we refer to the merger in this proxy statement, we are referring to the acquisition of CKX by 19X pursuant to the merger agreement and not to the series of transactions involving FX Luxury Realty, LLC and FX Real Estate and Entertainment Inc., including (i) the investment by CKX of an aggregate amount of $101.5 million in FX Luxury Realty, LLC and FX Real Estate and Entertainment Inc., (ii) the license agreements between FX Luxury Realty, LLC and subsidiaries of CKX, or (iii) the distribution of shares of FX Real Estate and Entertainment Inc. to CKX stockholders as described under “Special Factors — Background of the Merger” and “The Merger Agreement — Conditions to the Merger — FX Real Estate Distribution.”

Whenever we refer to the “management cooperation agreement” in this proxy statement, we are referring to the Management Cooperation Agreement, dated as of June 1, 2007, and as amended on July 18, 2007 and September 27, 2007, among CKX and certain members of our senior management, as may be further amended, attached as Annexes H through J to this proxy statement.

In this proxy statement, we sometimes refer to the following persons, together, as the Investor Group:

•	Robert F.X. Sillerman, the Chairman and Chief Executive Officer of CKX and the President and Treasurer and a director of each of 19X and 19X Acquisition; and

•	Simon Fuller, a director of CKX and the Chief Executive Officer of its wholly-owned subsidiary 19 Entertainment Limited and the Chief Executive Officer and Assistant Treasurer and a director of each of 19X and 19X Acquisition.

In this proxy statement, we sometimes refer to the following persons, together with the Investor Group, as the “Management Group”: Michael G. Ferrel; Mitchell J. Slater; Howard J. Tytel; and Thomas P. Benson. Each of these individuals is a member of CKX’s senior management and may invest in 19X as part of the equity financing of the merger transaction, as more fully described in “Special Factors — Source and Amount of Funds; Financing for the Merger.”

The Merger (Page 74)

You will be asked to consider and vote upon a proposal to adopt the merger agreement, pursuant to which 19X Acquisition will be merged with and into CKX, with CKX continuing as the surviving company.

Immediately following the merger, CKX, as the surviving corporation, will become a privately held company, wholly-owned by 19X, which will be owned by the Management Group and the other equity investors in 19X described in “Special Factors — Source and Amount of Funds; Financing for the Merger.”

The Merger Consideration (Page 74)

If the merger is completed, each share of CKX common stock will be converted into the right to receive a maximum of $13.75 in cash, without interest, subject to adjustment based on the average trading price of shares of common stock of FX Real Estate and Entertainment Inc. as described below.

Prior to and as a condition to the merger, CKX distributed to its stockholders two shares of common stock of FX Real Estate and Entertainment Inc. for every 10 shares of CKX common stock or preferred stock owned on the record date for the distribution. The distribution of these shares of common stock of FX Real Estate and Entertainment Inc. took place on January 10, 2008. The $13.75 per share cash purchase price to be paid by 19X to CKX stockholders at the closing of the merger will be reduced by an amount equal to 7.5% of the average of the last reported sales price of FX Real Estate and Entertainment Inc.’s common stock on 20-trading days (which need not be consecutive) between February 8, 2008 and April 1, 2008, which will be selected by an independent third party at random in a lottery overseen by the Special Committee. The 20-trading days selected in the lottery will be held in escrow by an independent third party and not disclosed to any party until the close of trading on The NASDAQ Global Market on April 1, 2008, at which time the final adjustment to the cash purchase price for the merger will be calculated and disclosed publicly.

In no event will the per share purchase price for the merger be reduced by an amount greater than $2.00 so that the minimum per share cash purchase price for each share of CKX common stock will be $11.75. The adjustment to the per share cash purchase price will only take place if FX Real Estate and Entertainment Inc.’s common stock is listed and trading during the entire period from February 8, 2008 through April 1, 2008 on a national securities exchange. Shares of FX Real Estate and Entertainment Inc. are listed on The NASDAQ Global Market under the symbol “FXRE.”

On January 8, 2008, FX Real Estate and Entertainment Inc. announced its intention to offer its stockholders the right to purchase one share of FX Real Estate and Entertainment Inc. common stock at a price of $10 per share for every two shares of FX Real Estate and Entertainment Inc. common stock held on a to-be-determined record date. FX Real Estate and Entertainment Inc.’s stockholders who received their shares from Flag Luxury Properties, LLC have waived their right to participate in this rights offering. In the event that FX Real Estate and Entertainment Inc. completes the rights offering at the $10 per share price and for total proceeds of not less than $90.0 million, under the terms of the merger agreement the minimum reduction to the $13.75 per share cash purchase price for the merger will be $0.75 per share regardless of the average trading price of the FX Real Estate and Entertainment Inc. common stock over the 20 randomly selected trading days described above. FX Real Estate and Entertainment Inc. has entered into agreements with Mr. Sillerman and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P., principal stockholders of FX Real Estate and Entertainment Inc., for them to purchase shares in the rights offering that are not otherwise subscribed for by FX Real Estate and Entertainment Inc.’s other stockholders at the same $10 per share price offered to other stockholders, which, in conjunction with their exercise of their own rights, would result in gross proceeds to FX Real Estate and Entertainment Inc. in excess of the $90 million threshold described above.

The cash purchase price to be paid by 19X to CKX stockholders at the closing of the merger for each share of CKX common stock held on the record date as finally determined in accordance with the formula described above is referred to in the proxy statement as the “merger consideration”.

The Special Meeting (Page 71)

The special meeting of CKX stockholders will be held on [ • ], starting at [ • ], local time, at [ • ]. At the special meeting, CKX stockholders will be asked, in person or by proxy:

•	To consider and vote upon a proposal to adopt the merger agreement and approve the merger contemplated by the merger agreement;

•	To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger; and

•	To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The FX Real Estate and Entertainment Inc. Transactions (Page 19)

Simultaneously with the execution of the merger agreement on June 1, 2007, we entered into and consummated an agreement for the purchase of a 50% common membership interest in FX Luxury Realty, LLC, and through our subsidiaries, Elvis Presley Enterprises, Inc. and Muhammad Ali Enterprises LLC, entered into license agreements with FX Luxury Realty, LLC granting FX Luxury Realty, LLC certain rights to utilize Elvis Presley-related and Muhammad Ali-related intellectual property. As a condition to the merger agreement, as originally executed on June 1, 2007 (i) we were required to complete a distribution to our stockholders of one-half of our equity investment in FX Luxury Realty, LLC through a distribution of shares of common stock of FX Real Estate and Entertainment Inc., the parent corporation to FX Luxury Realty, LLC, and (ii) the licenses for the Elvis Presley and Muhammad Ali intellectual property must be in full force and effect. See “The Merger Agreement — Conditions to the Merger — FX Real Estate Distribution.” In order to comply with the distribution requirement referenced above, we had planned to distribute to our stockholders one share of common stock of FX Real Estate and Entertainment Inc. for every ten shares of CKX common or preferred stock held on the record date for distribution.

On September 26, 2007, CKX and other members of FX Luxury Realty, LLC exchanged all of their common membership interests in FX Luxury Realty, LLC for shares of common stock of FX Real Estate and Entertainment Inc. As a result of this exchange, FX Real Estate and Entertainment Inc. currently owns 100% of the outstanding common membership interests of FX Luxury Realty, LLC. Immediately following this reorganization, also on September 26, 2007, CKX purchased an additional $1.5 million of FX Real Estate and Entertainment Inc. common stock at its then fair market value based on the valuation used at the time of CKX’s initial investment in FX Luxury Realty, LLC in June 2007.

On September 27, 2007, the merger agreement was amended to (i) require CKX to distribute all of its remaining shares of FX Real Estate and Entertainment Inc. common stock to its stockholders, so that each CKX stockholder would receive two shares of FX Real Estate and Entertainment Inc. common stock for every 10 shares of CKX common stock held on the record date for the distribution instead of the one share which was to be distributed in accordance with the June 1, 2007 merger agreement, and (ii) provide for a change in the merger consideration such that the cash purchase price per share of $13.75 would be reduced by an amount tied to the future trading price of the common stock of FX Real Estate and Entertainment Inc., as more fully described above under the “Merger Consideration.”

As a result of the distribution of FX Real Estate and Entertainment Inc. common stock agreed to in connection with the initial merger agreement on June 1, 2007 and the further distribution of FX Real Estate and Entertainment

Inc. common stock agreed to in connection with the second amendment to the merger agreement on September 27, 2007, on January 10, 2008, each CKX stockholder received two shares of common stock of FX Real Estate and Entertainment Inc. for every 10 shares of CKX common stock held on the record date for the distribution. FX Real Estate and Entertainment Inc. is a newly formed company with a plan to pursue real estate and entertainment-based projects and attractions throughout the world. Through its indirect wholly owned subsidiaries it owns 17.72 contiguous acres of land located at the southeast corner of Las Vegas Boulevard and Harmon Avenue in Las Vegas, Nevada, known as the Park Central Property. The Park Central Property is currently occupied by a motel and several commercial and retail tenants. FX Real Estate and Entertainment Inc. has indicated that it intends to pursue a hotel, casino, entertainment, retail, commercial and residential development project on the Park Central Property that will involve multiple elements that incorporate Elvis Presley assets and theming in accordance with the license agreement between FX Real Estate and Entertainment Inc.’s subsidiary, FX Luxury Realty, LLC and CKX’s subsidiary Elvis Presley Enterprises, Inc. In addition, the license agreement with Elvis Presley Enterprises, Inc. grants FX Real Estate and Entertainment Inc. the right to develop one or more hotels as part of Elvis Presley Enterprises, Inc.’s master plan to redevelop the Graceland property and surrounding areas in Memphis, Tennessee.

The cash merger consideration that you will receive in the merger does not include the value of the shares of FX Real Estate and Entertainment Inc. which were distributed on January 10, 2008 to CKX stockholders. However, the maximum $13.75 per share cash purchase to be paid by 19X to CKX stockholders at the closing of the merger will be reduced by an amount equal to 7.5% of the average trading price of FX Real Estate and Entertainment Inc.’s common stock during a 20-day trading period to be selected by the special committee of CKX’s board of directors, subject to certain minimum and maximum adjustment amounts, as described under “The Merger Agreement — Merger Consideration and Conversion of Securities.”

Information on the investment in FX Luxury Realty, LLC and FX Real Estate and Entertainment Inc. and the distribution of shares of common stock of FX Real Estate and Entertainment Inc. has been included in this proxy statement because the formula for determining the merger consideration is based in part on the trading price of the shares of common stock of FX Real Estate and Entertainment Inc. It has also been included to provide you with information regarding the background of the merger, significant factors that our board of directors considered in its review of CKX’s strategic development and alternatives in connection with its evaluation of the merger and to provide information on one of the closing conditions to the merger. See the “Special Factors” section of this proxy statement and “The Merger Agreement — Conditions to the Merger — FX Real Estate Distribution.” You can find further information on FX Real Estate and Entertainment Inc. in its public filings with the SEC which are available at the SEC’s website at http://www.sec.gov.

Record Date (Page 72)

Each holder of record of shares of CKX common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will have the right to one vote for each such share held. Only holders of record of shares of CKX common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock at the close of business on [ • ], the record date for the special meeting, are entitled to notice of and to vote at the meeting.

Effects of the Merger (Page 50)

If the merger is completed, you will receive a maximum of $13.75 per share in cash, without any interest and less any required withholding taxes, for each share of CKX common stock that you own at the effective time of the merger, unless you are a dissenting stockholder and you properly exercise your statutory appraisal rights under Delaware law. The $13.75 per share cash merger consideration will be reduced by an amount equal to 7.5% of the average trading price of FX Real Estate and Entertainment Inc.’s common stock during a 20-day trading period to be selected by the special committee of CKX’s board of directors, provided however that in no event will the per share cash purchase price for the merger be reduced by an amount greater than $2.00, as more fully described under “The Merger Agreement — Merger Consideration and Conversion of Securities.”

As a result of the merger:

•	CKX’s stockholders, other than the Management Group and other existing CKX stockholders who may participate in the equity financing for the transaction, (as described below under “Special Factors -Source and Amount of Funds; Financing for the Merger”) will no longer have a direct or indirect equity interest in CKX;

•	CKX common stock will no longer be listed on the NASDAQ Global Market or any other securities exchange; and

•	the registration of CKX common stock under Section 12 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, will be terminated.

Treatment of Outstanding Options (Page 50)

If the merger is completed, all outstanding options to purchase shares of CKX common stock not exercised prior to the merger will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of CKX common stock underlying the options multiplied by the amount (if any) by which the merger consideration exceeds the option exercise price, without interest and less any applicable withholding taxes.

Interests of Certain Persons in the Merger (Page 53)

In considering the proposed merger, you should be aware that some CKX stockholders, directors, officers and employees have interests in the merger that may be different from, or in addition to, your interests as a CKX stockholder generally, which may present them with actual or potential conflicts of interests. These interests include:

•	the receipt by Robert F.X. Sillerman, the Chairman and Chief Executive Officer of CKX, of approximately $[ • ] of proceeds in the merger and, based upon his participation in the equity financing, his continued ownership of [ • ]% of the outstanding common stock of 19X;

•	Mr. Sillerman’s ownership of approximately 30.1% of the outstanding common stock of FX Real Estate and Entertainment Inc. and his entry into a Backstop Agreement to acquire 50% of the shares underlying rights that are not otherwise subscribed for by stockholders of FX Real Estate and Entertainment Inc. in the rights offering;

•	CKX’s directors’ and executive officers’ (other than Mr. Sillerman) beneficial ownership in the aggregate of approximately [ • ]% of the outstanding shares of CKX common stock that will result in such directors and executive officers receiving in the aggregate approximately $[ • ] of proceeds in the merger;

•	accelerated vesting of restricted stock held by officers, directors and employees of CKX;

•	accelerated vesting and cash-out of in-the-money stock options held by a director, officers and employees of CKX, as provided under CKX’s 2005 Omnibus Long-Term Incentive Compensation Plan, originally adopted by the Compensation Committee of CKX’s board of directors on March 4, 2005, and approved by CKX’s stockholders at the annual meeting held on March 25, 2005;

•	in the case of the Management Group and the other existing CKX stockholders who may participate in the equity financing for the merger, ownership of equity interests in and certain governance rights with respect to 19X;

•	rights of certain members of CKX’s senior management to payments upon a change in control of CKX under their executive employment agreements (other than Mr. Sillerman, who has waived his rights to a change in control payment as described under “The Management Cooperation Agreement and Waiver of Change in Control Payments”);

•	compensation arrangements between 19X or its affiliates, on the one hand, and members of senior management of CKX, on the other hand; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation to current and former directors, officers and employees of CKX and its subsidiaries.

The special committee and CKX’s board of directors were aware of these interests and considered them, among other matters, prior to providing their respective recommendations with respect to the merger agreement.

Requisite Stockholder Vote (Page 72)

A quorum, consisting of a majority of the outstanding shares of CKX common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock must be present in person or by proxy before any action may be taken at the CKX special meeting. Abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

In order to complete the merger, under Delaware law and the terms of CKX’s Certificate of Incorporation and Bylaws, holders of a majority of the issued and outstanding shares of CKX’s common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a single class, must vote their shares “FOR” the adoption of the merger agreement and approval of the merger. A failure to vote your shares or an abstention will have the same effect as a vote against the merger. A separate vote of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock is not required.

A proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy.

Share Ownership of Directors and Executive Officers (Page 99)

As of the record date, the directors and current executive officers of CKX beneficially owned in the aggregate approximately [ • ]% of the outstanding shares of CKX common stock. In connection with the merger agreement, several of our directors and executive officers and certain of their respective affiliates, who hold in the aggregate [ • ]% of our outstanding shares of common stock, entered into a management cooperation agreement pursuant to which, among other things, each such party agreed to vote his, her or its shares in favor of the merger agreement.

Recommendations (Page 37)

On June 1, 2007, the special committee of the CKX board of directors unanimously approved and recommended approval by the board of directors of the merger agreement and the transactions contemplated thereby including the merger and recommended that the board of directors submit the merger agreement and the transactions contemplated thereby to the CKX stockholders for their adoption and approval. On August 1, 2007, the special committee unanimously approved and recommended approval by the board of directors of the first amendment to the merger agreement and recommended that the board of directors submit the merger agreement, as amended, and the transactions contemplated thereby to the CKX stockholders for their adoption and approval. On September 27, 2007, the special committee unanimously approved and recommended approval by the board of directors of the second amendment to the merger agreement and recommended that the board of directors submit the merger agreement, as amended, and the transactions contemplated thereby to the CKX stockholders for their adoption and approval.

The board of directors (with Messrs. Sillerman and Fuller and Ms. Presley abstaining), acting upon the unanimous action of the special committee:

•	determined that the merger agreement, the merger and the transactions contemplated thereby are substantively and procedurally fair to, advisable and in the best interests of CKX and its stockholders (including its unaffiliated stockholders);

•	approved the merger agreement and the transactions contemplated thereby, including the merger; and

•	recommended the adoption by our stockholders of the merger agreement and approval of the merger.

The action of our board of directors was unanimous except for the abstention of Messrs. Sillerman and Fuller and Ms. Presley and the absence of Mr. Ferrel from the meeting of the board of directors when the second amendment to the merger agreement was considered. Subsequent to the meeting, Mr. Ferrel acknowledged in writing his approval of the matters that were previously approved by the board of directors.

For the factors considered by the special committee and our board of directors in reaching their respective recommendations with respect to the merger agreement and the merger, see “Special Factors — Reasons for the

Merger, Recommendation of the Special Committee and of the CKX Board of Directors; Fairness of the Merger.” See also “Special Factors — Interests of Certain Persons in the Merger.”

Opinion of Special Committee’s Financial Advisor (Page 37 and Annex E and Annex F)

Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or Houlihan Lokey, rendered its oral opinions to our special committee and our board, which were subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinions dated as of June 1, 2007 and September 27, 2007, to the effect that, as of such dates, the consideration to be received by the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) in the merger was fair to such holders from a financial point of view.

Also on June 1, 2007, Houlihan Lokey rendered its oral opinion to our special committee and our board of directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated as of June 1, 2007), to the effect that, as of June 1, 2007, the cash consideration paid by the Company in exchange for the 50% membership interest in FX Luxury Realty, LLC and the value of the licenses to be granted by our subsidiaries pursuant to the license agreements for Elvis Presley-related and Muhammad Ali-related intellectual property and the consideration to be received by our subsidiaries pursuant to such license agreements were fair to the Company and the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) from a financial point of view. Because these transactions were material to the Company and the distribution of the Company’s interests in FX Real Estate and Entertainment Inc., FX Luxury Realty LLC’s parent company, is a condition to the Company’s obligation to effect the merger, Houlihan considered the consummation thereof and the conclusions with respect to their fairness as described in the preceding sentence in reaching its conclusions as to the fairness of the consideration to be received in the merger.

Houlihan Lokey’s opinions relating to the merger were directed to our special committee and our board of directors and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) in the merger. The summary of Houlihan Lokey’s opinions in this proxy statement is qualified in its entirety by reference to the full text of its written opinions, which are included as Annexes E and F to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinions. We encourage our stockholders to carefully read the full text of Houlihan Lokey’s written opinions. However, neither Houlihan Lokey’s written opinions nor the summary of its opinions and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how any stockholder should act or vote their shares with respect to the merger. See “Special Factors — Opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.”

Conditions to Completion of the Merger (Page 83)

We will complete the merger only if the conditions set forth in the merger agreement are satisfied or waived. These conditions include, among others:

Conditions to each of CKX’s and 19X’s and 19X Acquisition’s obligations to complete the merger:

•	the approval of the merger agreement by the requisite vote of CKX stockholders;

•	the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the Hart-Scott-Rodino Act, or any applicable foreign antitrust laws;

•	the distribution to the stockholders of CKX of all of the shares of FX Real Estate and Entertainment Inc.’s common stock issued with respect to CKX’s initial $100,000,000 investment in FX Luxury Realty, LLC and CKX’s additional $1,500,000 investment in FX Real Estate and Entertainment Inc. on September 26, 2007, as described further in the section entitled “The Merger Agreement - Conditions to the Merger — FX Real Estate Distribution” (which condition was satisfied on January 10, 2008);

•	the absence of any law, rule or statute, or order, injunction or decree issued by any court or agency of competent jurisdiction, preventing or making illegal the consummation of the merger and the other transactions contemplated by the merger agreement; and

•	the absence of any orders suspending the use of this proxy statement and any proceedings initiated for such purpose.

Conditions to 19X’s and 19X Acquisition’s obligations to complete the merger:

•	the absence of a “material adverse effect” on CKX;

•	stockholders of CKX holding no more than 7.5% of our outstanding common stock exercising appraisal rights under Delaware law;

•	there being no pending litigation which has the effect of preventing the consummation of 19X’s financing on terms substantially similar to the terms set forth in financing commitment letters obtained by 19X on November 7, 2007;

•	the representations and warranties of CKX being true and correct, subject in many cases to materiality or material adverse effect qualifications; and

•	CKX’s performance, in all material respects, of its covenants and agreements in the merger agreement.

Conditions to CKX’s obligation to complete the merger:

•	the representations and warranties of 19X and 19X Acquisition being true and correct, subject in many cases to materiality or material adverse effect qualifications; and

•	19X’s and 19X Acquisition’s performance, in all material respects, of their respective covenants and agreements in the merger agreement.

At any time before the merger, to the extent legally permitted, CKX, with the approval of the special committee, may waive compliance by 19X and 19X Acquisition with any of the conditions to the obligations of each party, or any of the conditions to CKX’s obligations to consummate the merger contained in the merger agreement without the approval of its stockholders, and 19X may waive compliance with any of the conditions to the obligations of each party or any of the conditions to 19X’s obligations to consummate the merger contained in the merger agreement. As of the date of this proxy statement, neither CKX nor 19X expects that any condition will be waived.

Regulatory Approvals That Must be Obtained (Page 66)

The merger is subject to review under the Hart-Scott-Rodino Act. The parties filed their respective notification and report forms with the Federal Trade Commission, which we refer to in this proxy statement as the FTC, and the Antitrust Division of the U.S. Department of Justice, which we refer to in this proxy statement as the Antitrust Division, under the Hart-Scott-Rodino Act on [ • ], 2008.

Though the parties also derive revenues in a number of other jurisdictions, we have been advised that no merger control filings or approvals will be required in such jurisdictions in connection with the completion of the merger.

Termination of the Merger Agreement (Page 85)

Subject to certain exceptions, the merger agreement can be terminated:

•	by the mutual written consent of the parties;

•	by us or 19X and 19X Acquisition, if:

•	the merger has not been consummated by June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” as described under “The Merger Agreement - Conditions to the Merger — No Material Litigation”);

•	there is in effect any final and non-appealable law or other legal restraint prohibiting the consummation of the merger, or

•	our stockholders fail to adopt the merger agreement and approve the merger (which is referred to below as a “No-Vote Termination Event”).

•	by us (which is referred to below as a “Company Termination Event”), if:

•	there has been a breach of any representation, warranty, covenant or agreement on the part of 19X or 19X Acquisition, which would cause any of the reciprocal closing conditions or our related closing conditions not to be satisfied by June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date”); or

•	there has been a material breach of the management cooperation agreement (described below under “Management Cooperation Agreement and Waiver of Change in Control Payments”) by Mr. Sillerman or any of his affiliates who are parties to that agreement.

•	by 19X or 19X Acquisition (which is referred to below as a “Buyer Termination Event”), if:

•	there has been a breach of any of our representations, warranties, covenants or agreements which would cause any of the reciprocal closing conditions or the related closing conditions of 19X and 19X Acquisition not to be satisfied by June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” due to pending litigation preventing consummation of 19X’s financing for the merger, as described under “The Merger Agreement — Conditions to the Merger — No Material Litigation”);

•	there has occurred a “material adverse effect” on CKX of which as of the date of the merger agreement no member of the senior management team (which for the purposes of the merger agreement consists of Robert F.X. Sillerman, Michael G. Ferrel, Mitchell J. Slater, Howard J. Tytel, Simon Fuller, Thomas P. Benson, Kraig G. Fox and Jason K. Horowitz) had knowledge (or should have had knowledge by reason of being such a member); or

•	a “Triggering Event” (described below under “The Merger Agreement — Termination”) has occurred at any time after the second “go shop” period referred to below under “The Merger Agreement — Solicitation,” and prior to the adoption of the merger agreement by our stockholders.

•	by us, at any time after the second “go shop” period and prior to obtaining the requisite stockholder vote, upon our board (acting through the special committee) entering into an agreement with respect to a “superior proposal” (referred to below as a “Fiduciary Out Termination Event”); provided, that our board has complied with certain of the requirements described in more detail under “The Merger Agreement — Termination”;

•	by us or 19X if at any time during the “go shop” periods we had entered into an agreement that constituted a “superior proposal”. (The Company had no obligation to provide 19X with the opportunity to match alternative proposals during the “go shop” periods since 19X had no matching/topping rights during these periods.)

Expenses and Termination Fee (Page 86)

If the merger agreement is terminated by us or 19X (as applicable) after the second “go shop” period as a result of a “No Vote Termination Event” (provided that Mr. Sillerman and his affiliates who are parties to the management cooperation agreement have complied in all material respects with their obligations thereunder), a “Buyer Termination Event” or a “Fiduciary Out Termination Event” (each as described above) then:

•	we must pay to 19X and 19X Acquisition, collectively, at or prior to such termination, all of their actual and reasonably documented out-of-pocket fees and expenses up to $10,000,000; provided, however, that, if 19X exercises its right to terminate due to a breach of one of our representations or warranties or a material adverse effect on our company and such breach or material adverse effect has been caused by an action or omission by any one or more members of our “executive management team” or by any other person at the direction of such member or members (other than an action or omission in the ordinary course and in good faith), we will not be required to pay 19X’s expenses, and 19X must pay our expenses, as described below.

If the merger agreement is terminated by us because the outside date has passed (as described above) and 19X or 19X Acquisition failed to consummate the financing for the merger and such failure has not been caused by pending litigation as described under “The Merger Agreement — Conditions to the Merger — No Material Litigation”, or as a result of a Company Termination Event (in the case of a material breach of the management cooperation agreement, only if such breach was by Mr. Sillerman or any of his affiliates who are parties to the management cooperation agreement), then 19X must pay us, at or prior to such termination, a termination fee of $37,000,000.

If the merger agreement is terminated by us or 19X and 19X Acquisition because the outside date has passed and 19X or 19X Acquisition has failed to consummate the financing for the merger and there is pending litigation which had the effect of preventing the consummation of the financing, then 19X must also pay to us, at or prior to such termination, all of our actual and reasonably documented out-of-pocket fees and expenses up to $15,000,000.

Any termination fee payable by 19X (but not costs and expenses, which must be paid in cash) may be paid, in whole or in part, at 19X’s option, in shares of CKX common stock valued at $12.00 per share. Mr. Sillerman has irrevocably guaranteed CKX the full and timely payment of any termination fee or costs and expenses payable by 19X and 19X Acquisition to us.

As noted above, if 19X or 19X Acquisition exercises its right to terminate due to a breach of one of our representations or warranties or a material adverse effect on our company and such breach or material adverse effect has been caused by an action or omission by any one or more members of our executive management team or by any other person at the direction of such member or members (other than an action or omission in the ordinary course and in good faith), 19X must pay us, at or prior to such termination, all of our actual and reasonably documented out-of-pocket fees and expenses up to $10,000,000.

Merger Financing (Page 58)

On November 7, 2007, 19X delivered to us fully executed financing letters in satisfaction of 19X’s contractual obligation to do so under the merger agreement. The financing letters provide a combination of commitments for, and arrangements to provide:

•	$200,000,000 of common equity investments by the Investor Group, existing stockholders of CKX, members of CKX’s management or their respective controlled affiliates and other investors;

•	$50,000,000 of preferred equity investments by Credit Suisse Management LLC or other investors;

•	other preferred equity investments by other investors identified by the Investor Group and other investment banks;

•	a first priority senior secured 5-year term loan facility in an aggregate principal amount of up to the lesser of four times pro forma EBITDA for the preceding four fiscal quarters and $400,000,000, a first priority senior secured 4 1/2-year revolving credit facility in an aggregate principal amount of up to $50,000,000, and a second priority senior secured term loan facility in an aggregate principal amount of up to the lesser of two times pro forma EBITDA for the preceding four fiscal quarters and $200,000,000; and

•	$200,000,000 of subordinated unsecured notes or senior preferred stock investments by Robert F.X. Sillerman and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P.

The documentation governing the debt and equity financing described above has not been finalized and the debt and equity financing is subject to a number of conditions precedent, including “market outs,” and has not been placed, as more fully described under “Source and Amount of Funds; Financing for the Merger”. Accordingly, the actual terms may differ from those described in this proxy statement and such financing may not be considered assured.

We have agreed, prior to the effective time of the merger, that we will use our commercially reasonable efforts to provide and to cause our officers, employees, representatives and advisors, including legal and accounting advisors, to provide, to 19X all cooperation reasonably requested by it in connection with the financing described above (in each case, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of CKX and its subsidiaries), including taking the actions specified in the merger agreement.

Agreements Regarding Solicitation of Transactions (Page 79)

The merger agreement as executed on June 1, 2007 provided for a “go shop” period during which the Company (acting under the direction of the special committee) could directly or indirectly initiate, solicit and encourage, whether publicly or otherwise, alternative proposals with respect to an acquisition of CKX or a purchase of a significant interest in the company, and enter into and maintain or continue discussions or negotiations with respect to such alternative proposals. The first “go shop” period began on June 1, 2007, the date we entered into the merger agreement, and terminated on July 16, 2007.

Under the second amendment to the merger agreement dated September 27, 2007, in order to provide prospective buyers the opportunity to consider competitive bids reflective of the revised merger consideration, CKX and 19X agreed to a second “go shop” period that began when the amendment was signed on September 27, 2007 and ended on October 27, 2007.

We had the ability during each “go shop” period to accept a proposal that our board (acting through the special committee) believed in good faith was bona fide and reasonably expected to result in an agreement that constituted a “superior proposal” (as described under “The Merger Agreement — Solicitation”) or approve or recommend, or (provided we had terminated the merger agreement) execute or enter into, an agreement that constituted a “superior proposal”.

During the first “go shop” period, Houlihan Lokey, under the direction of the special committee, contacted a total of 45 parties, consisting of 27 financial sponsors and 18 potential strategic buyers. No parties initiated contact with Houlihan Lokey. Eight of the parties contacted requested a draft confidentiality agreement for the purpose of receiving access to confidential due diligence materials, and of those, five parties executed a confidentiality agreement with CKX. The other parties contacted by Houlihan Lokey declined to participate further in the evaluation of the Company.

We promptly made available to any party who executed a confidentiality agreement during the first “go shop” period access to an electronic due diligence data room, a written management presentation and an opportunity to meet with management and the special committee’s financial advisors. Of the five parties that executed confidentiality agreements, all subsequently declined to participate further in the evaluation of the Company.

During the second “go shop” period, Houlihan Lokey contacted a total of five parties, consisting of three financial sponsors and two potential strategic buyers. No parties initiated contact with Houlihan Lokey. None of the parties contacted requested a draft confidentiality agreement for the purpose of receiving access to confidential due diligence materials; all of such parties declined to participate further in the evaluation of the Company.

Now that both “go shop” periods have expired, the merger agreement restricts our ability to, among other things, solicit or engage in discussions or negotiations with a third party regarding specified transactions involving us or our subsidiaries and our board of directors’ ability to change or withdraw its recommendation of the merger agreement. Notwithstanding these restrictions, we may respond to certain unsolicited alternative proposals or terminate the merger agreement and enter into an agreement with respect to a “superior proposal,” each under the specific circumstances set forth in the merger agreement. Our board of directors (acting through the special committee) may also withdraw its recommendation of the merger agreement if it determines in good faith (after consultation with its independent advisors and outside legal counsel) that doing otherwise would reasonably be expected to result in a breach of our board’s fiduciary duties to our stockholders under applicable law. See “The Merger Agreement — Solicitation.”

Management Cooperation Agreement and Waiver of Change in Control Payments (Page 88 and Annex H, Annex I and Annex J)

Simultaneously with the execution of the merger agreement, Mr. Sillerman, several other executive officers of CKX and certain of their respective affiliates entered into a management cooperation agreement (which was amended on July 18, 2007 and September 27, 2007) pursuant to which, among other things, each such party agreed to vote his, her or its shares in favor of the merger agreement. They also agreed to vote their shares in favor of an alternative agreement entered into during a “go shop” period that constituted a “superior proposal” (as described under “The Merger Agreement — Solicitation”) and, with respect to the first “go shop” period, provided for cash consideration of at least $14 per share, and with respect to the second “go shop” period, provided consideration that the special committee after consultation with a qualified financial advisor determined in good faith was valued at least $0.25 per share greater than the merger consideration offered by 19X. The executive officers party to the management cooperation agreement also agreed to reasonably cooperate with our efforts to solicit, evaluate and negotiate alternative proposals during each “go shop” period described below under “The Merger Agreement — Solicitation.”

In addition, in connection with the merger agreement, we received an unconditional waiver from Mr. Sillerman waiving his rights to any change-in-control or similar payments payable to him in connection with the merger pursuant to his employment or other agreements with CKX. Mr. Sillerman has agreed to waive payments totaling $[ • ]. Certain other members of CKX’s management who are parties to the management cooperation agreement are entitled to change-in-control payments under their executive employment agreements, which they have not waived. See “Special Factors — Interests of Certain Persons in the Merger.”

Rights of Appraisal (Page 68 and Annex G)

Delaware law provides you with appraisal rights in the merger. This means that, if you fully comply with the procedures for perfecting appraisal rights provided for under Delaware law, you are entitled to have the fair value of your shares determined by the Court of Chancery of the State of Delaware and to receive payment for your shares based on that valuation in lieu of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement. To exercise your appraisal rights, you must deliver a written demand for appraisal to us before the vote on the merger agreement at the special meeting, and you must not vote for the adoption of the merger agreement and approval of the merger. If you fail to follow the appraisal procedures exactly as specified under Delaware law, you will lose your appraisal rights. A copy of Section 262 of the Delaware General Corporation Law is attached to this proxy statement as Annex G.

The exercise of appraisal rights will not impact, or be affected by, the distribution of FX Real Estate and Entertainment Inc. shares as described under “The Merger Agreement — Conditions to the Merger — FX Real Estate Distribution.”

Material United States Federal Income Tax Consequences (Page 57)

The merger will generally be a taxable transaction to you. For U.S. federal income tax purposes, you will generally recognize gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in the shares you surrender. You should consult your own tax advisor for a full understanding of how the merger will affect you.

Accounting Treatment of the Merger (Page 67)

The accounting treatment for the merger is dependent on the composition of the shareholder group of 19X, which will impact whether 19X will record the transaction at historical basis or a partial or full step-up in basis.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of CKX. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of CKX by 19X pursuant to the merger agreement. If the merger agreement is adopted and the merger is approved by CKX’s stockholders and the other closing conditions under the merger agreement are satisfied or waived, 19X Acquisition, a wholly-owned subsidiary of 19X, will merge with and into CKX with CKX as the surviving corporation. Immediately following the merger, CKX will become a privately held company, wholly-owned by 19X, which will be owned by the Management Group and the other equity investors in 19X described in “Special Factors — Source and Amount of Funds; Financing for the Merger.”

Q:	What will I receive in the merger?

A:	Upon completion of the merger you will receive a maximum of $13.75 (subject to adjustment as described below) in cash, without interest and less any required withholding taxes, for each share of CKX common stock you own. You will not own shares in the surviving corporation.

The $13.75 per share cash purchase price to be paid by 19X to CKX stockholders at the closing of the merger will be reduced by an amount equal to 7.5% of the average of the last reported sales price of FX Real Estate and Entertainment Inc.’s common stock on 20-trading days (which need not be consecutive) between February 8, 2008 and April 1, 2008, which will be selected by an independent third party at random in a lottery overseen by the Special Committee, provided however that in no event will the per share cash purchase price for the merger be reduced by an amount greater than $2.00 so that the minimum cash amount you will receive for each share of CKX common stock that you own will be $11.75. The adjustment to the per share cash purchase price will only take place if FX Real Estate and Entertainment Inc.’s common stock is listed and trading during the entire period from February 8, 2008 through April 1, 2008 on a national securities exchange. The common stock of FX Real Estate and Entertainment Inc. is listed on the NASDAQ Global Market under the symbol “FXRE.”

On January 8, 2008, FX Real Estate and Entertainment Inc. announced its intention to offer its stockholders the right to purchase one share of FX Real Estate and Entertainment Inc. common stock at a price of $10 per share for every two shares of FX Real Estate and Entertainment Inc. common stock held on a to-be-determined record date. FX Real Estate and Entertainment Inc. stockholders who received their shares from Flag Luxury Properties, LLC have waived their right to participate in this rights offering. In the event that FX Real Estate and Entertainment Inc. completes the rights offering at the $10 per share price and for total proceeds of not less than $90.0 million, under the terms of the merger agreement the minimum reduction to the $13.75 per share cash purchase price for the merger will be $0.75 per share regardless of the trading price of the FX Real Estate and Entertainment Inc. common stock over the 20-trading days described above. FX Real Estate and Entertainment Inc. has entered into agreements with Mr. Sillerman and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P., principal stockholders of FX Real Estate and Entertainment Inc., for them to purchase shares in the rights offering that are not otherwise subscribed for by FX Real Estate and Entertainment Inc.’s other stockholders at the same $10 per share price offered to other stockholders, which, in conjunction with their exercise of their own rights, would result in gross proceeds to FX Real Estate and Entertainment Inc. in excess of the $90 million threshold described above.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at [ • ], on [ • ], at [ • ] local time.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

• to adopt the merger agreement and approve the merger;

• to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger; and

• to act upon other business that may properly come before the special meeting or any adjournment thereof.

Q:	How do FX Luxury Realty LLC and FX Real Estate and Entertainment Inc. relate to the merger?

A:	Simultaneously with the execution of the merger agreement, on June 1, 2007, we entered into an agreement for the purchase of a 50% membership interest in FX Luxury Realty, LLC. Under the terms of the original merger agreement, as executed on June 1, 2007, we were required to complete a distribution to our stockholders of 50% of our equity investment in FX Luxury Realty, LLC.

Also on June 1 2007, CKX, through its subsidiaries entered into license agreements with FX Luxury Realty, LLC, granting FX Luxury Realty, LLC the exclusive right to utilize Elvis Presley-related intellectual property in connection with the development, ownership and operation of Elvis Presley-themed hotels, casinos and certain other real estate-based projects and attractions around the world and the right to utilize Muhammad Ali-related intellectual property in connection with Muhammad Ali-themed hotels and certain other real estate-based projects and attractions.

On September 26, 2007, CKX and other members of FX Luxury Realty, LLC exchanged all of their common membership interests in FX Luxury Realty, LLC for shares of common stock of FX Real Estate and Entertainment Inc., as contemplated at the time of the June 1, 2007 investment in FX Luxury Realty, LLC and as described above. As a result of this exchange, FX Real Estate and Entertainment Inc. currently owns 100% of the outstanding common membership interests of FX Luxury Realty, LLC. Immediately following this reorganization, also on September 26, 2007, CKX acquired an additional $1.5 million of FX Real Estate and Entertainment Inc.’s common stock.

On September 27, 2007, 19X and CKX entered into an amendment to the merger agreement, pursuant to which (i) the parties agreed to expand the closing condition regarding the distribution of FX Real Estate and Entertainment Inc. common stock to require distribution to CKX stockholders of CKX’s remaining shares of common stock of FX Real Estate and Entertainment Inc., and (ii) 19X and CKX agreed to the revised per share merger consideration as more fully described under “The Merger Agreement — Merger Consideration and Conversion of Securities.”

As a result of the distribution of FX Real Estate and Entertainment Inc. common stock agreed to in connection with the initial merger agreement on June 1, 2007 and the further distribution of its common stock agreed to in connection with the second amendment to the merger agreement on September 27, 2007, on January 10, 2008, each CKX stockholder received two shares of common stock of FX Real Estate and Entertainment Inc. for every 10 shares of CKX common stock held on the record date for the distribution.

As described above, the cash purchase price to be received by CKX stockholders in the merger will be adjusted based on the future trading value of the shares of FX Real Estate and Entertainment Inc. received in the distribution.

Information on the FX Real Estate and Entertainment Inc. investment and the distribution of its shares has been included in this proxy statement because the formula for determining the merger consideration is based in part on the trading price of the shares of common stock of FX Real Estate and Entertainment Inc. It has also been included to provide you with important information about the background of the merger, significant factors that our board considered in its review of CKX’s strategic development and alternatives in connection with its evaluation of the merger and to provide information on one of the closing conditions to the merger. See the “Special Factors” section of this proxy and “The Merger Agreement — Conditions to the Merger - FX Real Estate Distribution.”

Q:	How does CKX’s board of directors recommend that I vote?

A:	Our board of directors (with Messrs. Sillerman and Fuller and Ms. Presley abstaining), acting upon the unanimous recommendation of a special committee of the board of directors, consisting solely of independent directors, recommends that our stockholders vote “FOR” the adoption of the merger agreement and approval of the merger and, if applicable, “FOR” the adjournment proposal. You should read “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and of the CKX Board of Directors; Fairness of the Merger” for a discussion of the factors that the special committee and our board of directors considered in deciding to recommend the adoption by CKX stockholders of the merger agreement and approval of the merger.

Q:	Why was the special committee formed?

A:	CKX’s board of directors formed the special committee to protect your interests in evaluating CKX’s strategic alternatives and negotiating the terms of the merger agreement from potential conflicts of interest resulting from the Investor Group’s representation on CKX’s board and their interests in the merger, which may be different from, or in addition to, the interests of CKX’s stockholders generally. The other independent members of the board of directors were also actively involved in the process and participated in many meetings of the Special Committee. For a description of these matters see “Special Factors — Background of the Merger” and “Special Factors — Interests of Certain Persons in the Merger.”

Q:	Who is entitled to vote at the special meeting?

A:	The record date for the special meeting is [ • ]. Only holders of CKX’s common stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Each share of CKX common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock is entitled to one vote on each matter properly brought before the special meeting on the record date. Approximately [ • ] shares of CKX common stock, 1,491,817 shares of Series B Convertible Preferred Stock and one share of Series C Convertible Preferred Stock were outstanding and entitled to vote at the special meeting.

Q:	What constitutes a quorum for the special meeting?

A:	The presence of holders of a majority of the shares entitled to vote outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the special meeting.

Q:	What vote of our stockholders is required to adopt the merger agreement and approve the merger?

A:	The adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the shares of our common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a single class. Your failure to vote in person at the special meeting or to submit a properly executed proxy card will effectively have the same effect as a vote “AGAINST” the adoption of the merger agreement and approval of the merger.

Q:	How do our directors and executive officers intend to vote?

A:	Simultaneously with the execution of the merger agreement, Mr. Sillerman, several other directors and executive officers of CKX and certain of their respective affiliates, who in aggregate hold [ • ]% of our common stock, entered into a management cooperation agreement pursuant to which, among other things, each such party agreed to vote his, her or its shares in favor of the adoption of the merger agreement and approval of the merger. See “The Management Cooperation Agreement and Waiver of Change in Control Payments” below.

Q:	What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

A:	The proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of stockholders holding at least a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and to consider how the merger affects you. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy by mail, by completing, signing, dating and mailing each proxy card or voting instruction card and returning it in the envelope provided.

Q:	What effect will the merger have on CKX?

A:	As a result of the proposed merger, CKX will cease to be a publicly-traded company and will be wholly-owned by 19X, which will be owned by the Management Group and the other equity investors in 19X described in “Special Factors — Source and Amount of Funds; Financing for the Merger.” You will no longer have any interest in our future earnings or growth. Following consummation of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended, will be terminated upon application to the Securities and Exchange Commission. In addition, upon completion of the proposed merger, shares of our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Market.

Q:	What happens if the merger is not consummated?

A:	If the merger agreement is not adopted and the merger is not approved by CKX’s stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, CKX will remain an independent public company and CKX common stock will continue to be quoted and traded on the NASDAQ Global Market. See the section captioned “Special Factors - Plans for CKX after the Merger.” Under specified circumstances, CKX may be required to reimburse 19X for its out-of-pocket expenses as described under the caption “The Merger Agreement — Fees and Expenses.”

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of common stock for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. Please do not send your certificates in now.

Q:	If my shares are held in “street name” by my broker, bank or other nominee will my broker, bank or other nominee vote my shares for me?

A:	No. Your broker, bank or nominee will only vote if you provide them instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the merger.

Q:	Can I change my vote?

A:	Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy by notifying CKX’s Secretary in writing at Kraig G. Fox, Secretary, CKX, Inc., 650 Madison Avenue, 10022, or by submitting a new proxy by mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person (you must both attend and vote in person; simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares of common stock in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive to ensure that all of your shares are voted.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date for the special meeting, [ • ], 2008, is earlier than the expected completion of the merger. If you held your shares on the record date but subsequently transfer them, you will retain your right to vote at the special meeting but not the right to receive the merger consideration for the shares. The right to receive such consideration will pass to the person who owns your shares when the merger becomes effective.

Q:	What are the United States federal income tax consequences of the merger for me?

A:	The merger will be fully taxable to CKX stockholders. For a more detailed description of the tax consequences of the merger, please see “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	Am I entitled to appraisal rights?

A:	Yes. Under Delaware law, holders of CKX common stock have the right to dissent from the merger and seek an appraisal of the fair value of their shares of CKX common stock in connection with the merger. Please see “Special Factors — Appraisal Rights.”

Q:	Where can I find more information about CKX?

A:	You can find more information about CKX from various sources described under “Where You Can Find More Information.”

Q:	Who will count the votes?

A:	A representative of our transfer agent, The Bank of New York, will count the votes and act as an inspector of election.

Q:	Will a proxy solicitor be used?

A:	Yes. We have engaged [ • ] to assist in the solicitation of proxies for the annual meeting for a fee of approximately [ • ], reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, please contact our proxy solicitation agent, [ • ], toll-free at [ • ]. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS

Background of the Merger

In February 2005, an investment group led by Robert F.X. Sillerman acquired control of the Company and, simultaneously, acquired an 85% interest in the Elvis Presley business. In evaluating the acquisition of the Presley business, Mr. Sillerman and his group viewed the possibility of opening an Elvis-themed attraction in Las Vegas, Nevada as being among the most promising opportunities available to the Company. Mr. Sillerman believed that Elvis Presley, as an iconic brand name with well known and historical ties to the Las Vegas market, would offer multiple transactions that would require little capital investment by the Company.

Beginning in April 2005, the Company began to explore the possibility of bringing a first class Elvis Presley-themed presence to Las Vegas, Nevada. From April to August of that year, members of senior management, including Mr. Sillerman, the Company’s Chairman and Chief Executive Officer, Michael G. Ferrel, the Company’s President, and Mitchell J. Slater, the Company’s Chief Operating Officer, met with several hotel/casino operators to discuss the possibility of opening an Elvis-themed attraction or developing an Elvis-themed hotel in Las Vegas. Consistent with the Company’s business plan to leverage its content without taking substantial capital risk, management specifically sought out partners willing to incur substantially all of the capital expense necessary to develop a project of the type and magnitude that management believed was appropriate for returning an Elvis Presley presence to Las Vegas. After several meetings, management determined that none of the then potential opportunities were worthy of pursuit at that time and decided to continue to explore other opportunities.

In connection with the Company’s review of possible opportunities in Las Vegas, in May 2005, the Company held preliminary discussions with Flag Luxury Properties, LLC (“Flag”), a real estate development company in which Mr. Sillerman owns a substantial equity interest, regarding Flag’s development of an 18-acre site on Las Vegas Boulevard in Las Vegas, Nevada (the “Park Central Property”). The Company received background information on the Park Central Property, noting that its location is generally considered among the most attractive and valuable in Las Vegas. Flag, which owned 50% of the Park Central Property, together with its then partner in the property, expressed an interest in developing an interactive multimedia Elvis Presley-themed entertainment retail experience (an “Elvis Presley Experience”) at the Park Central Property. At a board of directors meeting in July 2005, Mr. Sillerman disclosed the interest expressed by Flag as well as his ownership interest in Flag. A special committee consisting of three independent directors was established to review Mr. Sillerman’s relationship with Flag and to consider whether to authorize the Company to negotiate with Flag, subject to final special committee and board approval of the terms and conditions of any transaction.

In January 2006, while still exploring opportunities in Las Vegas as well as worldwide, the Company entered into discussions with Cirque du Soleil for the development of a permanent Elvis Presley show to be performed at MGM’s planned but as yet uncompleted CityCenter development in Las Vegas.

In May 2006, the Company entered into a global partnership with Cirque du Soleil for the development of certain Elvis Presley themed shows and attractions, including the development of Elvis Presley Experiences at multiple locations worldwide. The Company specifically excluded the Las Vegas market from its global partnership with Cirque du Soleil so as to maintain its flexibility in evaluating and negotiating potential opportunities. Thereafter, the Company, together with Cirque du Soleil, began discussions with several potential partners about developing Elvis Presley-themed attractions and properties at various locations worldwide. Simultaneous with these discussions, the Company continued to discuss with Flag the possibility of housing an Elvis Presley Experience at the Park Central Property in Las Vegas.

Throughout 2005, 2006 and early 2007, the Company, both independently and together with Cirque du Soleil, continued discussions with numerous parties, including Flag, regarding the development of Elvis Presley-themed properties and attractions at various locations both in the United States, including in Las Vegas, and worldwide. In the course of these negotiations, it became increasingly apparent to Mr. Sillerman and senior management that, in order to recognize the full value and potential of the projects CKX envisioned and to maximize the returns to the Company, CKX would need to provide substantial capital towards the development of any such projects.

At a February 13, 2007 meeting of the board of directors, the board engaged in a general discussion about the strategic direction of the Company and opportunities and strategies for divisional growth. At this meeting, Mr. Sillerman advised the board that he and the Company’s senior management were of the view that the growth opportunities for the Company could be divided into two distinct categories, with many of the Elvis-related opportunities presented to the Company centering on capital intensive real estate development projects and many of the opportunities for the other operating divisions centering on the acquisition and development of iconic content and intellectual property. Mr. Sillerman pointed out that the incurrence of the capital commitment obligations necessary to pursue the larger real estate development projects would be inconsistent with the business plan as described to the Company’s investor base and would entail greater risk, and possible dilution, for stockholders.

Based on senior management’s analysis, the board engaged in preliminary discussions about the possibility of finding a mechanism to divide the Company into two companies, one that would engage in capital intensive activities such as developing real estate based opportunities and one that would continue to pursue the acquisition and development of iconic content. In discussing the opportunities for real estate development, the board reviewed management’s discussions and negotiations up to that point to bring an Elvis Presley hotel and experience to the Las Vegas market, including its discussions with Flag, and the current plans to redevelop Company owned land surrounding Graceland, including developing one or more new hotels at the property. The board discussed Mr. Sillerman’s interests in the Las Vegas market through his Flag ownership interests and the possibility of investing in or engaging in a transaction involving the Park Central Property. Mr. Sillerman discussed the current status of the development of the Park Central Property, located directly at the center of the Las Vegas strip, as one of the last undeveloped properties with such a prime location in Las Vegas. Mr. Sillerman also informed the board that Flag, through its subsidiaries and affiliates, owned an approximate 7% interest in Riviera Holdings Corporation (“Riviera”), the company that owns the Riviera Hotel and Casino in Las Vegas, and a fifty percent interest in certain options to acquire shares of Riviera, and that Flag and its affiliates intended to actively seek to acquire full ownership of Riviera. The board received information about the recent and continuing increases in land value on the Las Vegas strip and, in reference to Flag’s ownership interest in the Park Central Property and Flag’s intentions with respect to Riviera, received a report referencing the higher valuation multiples typically ascribed to multi-property hotel/casino operators, as compared to owners/operators of single properties. Mr. Sillerman informed the board that there was an imminent need to refinance existing debt on the Park Central Property, thereby offering a potential opportunity for the Company to invest at a potentially attractive valuation, and briefly addressed potential structures which could be used by the Company to invest in these assets. The board also discussed how the entertainment company would operate after the separation of the real estate based opportunities and discussed Mr. Fuller’s employment and the need to create effective incentive plans going forward.

At that meeting, the independent directors unanimously authorized management to begin discussions and explore the mechanics of separating the capital intensive development opportunities from other corporate activities of the Company and to negotiate with Flag for a potential investment by the Company in Flag’s Las Vegas interests, including the Park Central Property. The board appointed all of the independent directors to serve as a special committee for the purpose of understanding and evaluating the terms of any such transactions, the various potential affiliated elements and conflicts of interest related to the items being considered and approving any proposed transactions of the type described above. In order to make the process of review and oversight by the committee more efficient, the board appointed an executive committee of the special committee, consisting of Messrs. Edwin M. Banks, Jerry L. Cohen and John D. Miller. These individuals were selected to provide a mix of the experience and skill sets deemed material to the special committee for review of the activities being considered, including Mr. Bank’s substantial experience with evaluation and negotiation of investment transactions, Mr. Cohen’s expertise with real estate transactions and Mr. Miller’s substantial experience with financial matters. The executive committee was charged with leading the review process, interacting directly with management to stay abreast of developments, undertaking day to day responsibility for the conduct of the special committee’s functions and keeping the entire special committee informed.

Throughout February and early March 2007, the Company and its advisors, both internal and external, continued to analyze structures that would allow the Company to accomplish the division of the Company’s businesses in a tax efficient manner for both the Company and its stockholders. During this time, Mr. Sillerman met with and communicated with other members of senior management numerous times to discuss potential ways to accomplish a splitting of the Company’s business in a manner that would allow CKX’s stockholders to recognize and participate in the full value of the Company’s assets and its opportunities, whether through monetization of some or all of their CKX investment, a continued participation in some or all of the business, a combination of the two, or otherwise.

Starting on February 15 and throughout the process of working towards a feasible and desirable transaction structure, the special committee was kept apprised of management’s efforts, discussions and considerations, primarily through regular and frequent telephonic conversations between Mr. Banks, on behalf of the executive committee of the special committee, and Messrs. Sillerman and/or Tytel, on behalf of the Company.

During the week following the February 13 meeting of the board, Mr. Sillerman met with Paul Kanavos, the President and a significant equity owner in Flag, to discuss the potential for a transaction between CKX and Flag involving a CKX investment in Flag or the Park Central Property, the exploitation of the Elvis Presley intellectual property and/or other CKX assets, including Muhammad Ali intellectual property, as part of the development of the Park Central Property or other development opportunities worldwide and alternative structures and mechanisms that might allow CKX stockholders to participate in any venture involving the parties. At this meeting, as with all meetings between Mr. Sillerman and other representatives of Flag held for the purpose of discussing or negotiating a transaction between CKX and Flag, Mr. Sillerman informed Mr. Kanavos that, notwithstanding his ownership interests in Flag, he was representing and negotiating solely on behalf of CKX.

On February 23, Mr. Tytel, working with members of the internal legal team and outside counsel, proposed a structure to Mr. Sillerman whereby the Company would grant a license to a newly formed entity for the operation of the Presley business. The newly formed company would become a public entity and its shares would be distributed to the existing CKX stockholders. At the same time, CKX would be sold so that, after giving effect to all transactions, each CKX stockholder would receive (i) a cash payment for his, her or its shares of CKX stock, and (ii) stock in the newly formed company whose business would be the operation of the Presley business.

On March 1, members of management met with representatives of an investment bank to discuss possible transaction structures for accomplishing a division of the Company’s assets as described above. The discussion focused on the adverse tax consequences of selling or spinning off to stockholders one or more divisions of the Company. Mr. Sillerman again expressed a desire to accomplish the division of the Company in a manner that would allow CKX stockholders to recognize and participate in the full value of the Company’s assets and its opportunities, perhaps through monetizing a portion of their investment in a tax efficient manner, while providing the stockholders with a continuing interest in the portion of the business that is not monetized.

Between March 8 and March 15, Mr. Sillerman and members of senior management participated in meetings with representatives of two private equity firms to discuss strategic alternatives for the Company. The discussion ranged from a splitting of the Company’s assets to a sale of the entire Company.

On March 15, Mr. Sillerman and Thomas Benson, the Company’s Chief Financial Officer, met with Paul Kanavos, the President of Flag, as well as representatives of a potential financing source to discuss ways to structure and finance CKX’s potential participation in the Park Central Property, as well as the financing opportunities available for the development of the Park Central Property.

On March 15, Mr. Sillerman together with members of senior management of the Company and representatives from an investment bank held the first of several meetings to further discuss potential structures for a CKX investment in the Park Central Property, as well as potential structures for the division of the Company’s assets.

On March 16, Mr. Tytel and Jason Horowitz, Senior Vice President of Business and Legal Affairs, spoke with Mr. Banks, as representative of the executive committee of the special committee, to provide an update on the Company’s discussions regarding strategic alternatives. Mr. Tytel described the Company’s most recent structuring discussions which focused on the formation of a joint venture with Flag with respect to the Park Central Property, with each stockholder of CKX receiving shares of stock in the joint venture through a dividend, spin-off or some other mechanism. Mr. Tytel further explained that such a transaction would be pursued in conjunction with negotiating a potential sale of CKX.

On March 16, 2007, Mr. Sillerman and other members of management, Mr. Kanavos and Mitchell Nelson, General Counsel of Flag, and representatives from a potential financing source, met to discuss (i) a potential investment in Flag or the Park Central Property by CKX, (ii) refinancing the existing indebtedness on the Park Central Property, (iii) a buy-out of Flag’s 50% co-owner of the Park Central Property, and (iv) a possible transaction involving the sale of CKX.

On March 20, Mr. Sillerman and members of senior management met with another private equity firm to discuss a potential sale of the Company.

On or about March 21, 2007, members of the special committee contacted Herbert F. Kozlov of Reed Smith LLP to discuss representation by Reed Smith of the special committee. Reed Smith had previously served as counsel to a special committee of CKX formed in 2005 with respect to the Company’s prior discussions with Flag.

On March 23, the executive committee of the special committee met to update the status of the Company’s efforts at dividing its business as discussed at the February 13th meeting of the board of directors. The executive committee also confirmed the continued engagement of Reed Smith, LLP to serve as counsel to the special committee.

On March 27, the Company engaged Greenberg Traurig, LLP to represent it in any buy out or privatization transaction and Paul, Hastings, Janofsky & Walker LLP to represent it with respect to any transaction involving an investment in or with Flag or the Park Central Property.

On March 29, at the request of counsel to the special committee, the Company delivered to the special committee a memorandum summarizing the proposed transactions, reflecting the investment in a joint venture with Flag to develop the Park Central Property and other real estate and attraction-based opportunities, a license agreement granting the CKX-Flag joint venture the right to use the Elvis Presley intellectual property assets in connection with its property development projects, finding a mechanism for distributing a portion of the interests in the venture to CKX’s stockholders and a sale of the stock of CKX for cash.

On March 29, the special committee met to discuss the status of the proposed transactions and to review the summary provided by the Company. Mr. Banks, on behalf of the executive committee of the special committee, provided an update of the events and discussions that had taken place and the related chronology that led to the then current proposal. The special committee outlined the procedure for moving forward, including engagement of an independent financial advisor. Mr. Banks reported a plan to contact and interview qualified firms to act as financial advisor to the special committee and confirmed that only firms that were free of any material current or recent relationships with the Company, Flag and Mr. Sillerman would be considered. Mr. Kozlov of Reed Smith discussed the independent directors’ fiduciary duties under the Delaware standards and law applicable to the proposed transactions. The special committee discussed the information that the special committee would need about the structure and ownership of the parties to the proposed transaction.

On April 2, Mr. Sillerman met with members of senior management to discuss the Company’s most recent negotiations with Flag. Mr. Sillerman also updated management on his discussions with private equity buyers and other potential financing sources for a going private transaction, focusing on the levels of debt he believed the Company could sustain while continuing to grow its operations consistent with its business plan and the projections that had been provided to potential buyers. Mr. Sillerman expressed his belief that, following any transaction, he would avoid potential conflicts of interest if he would own an equal percentage interest in newly privatized CKX and whatever venture is formed with respect to Flag and the Park Central Property and indicated that he would be willing to invest his own capital into the going private transaction to ensure that this occurred.

On April 3, 2007, the Company distributed a summary of the Company’s current view of the transactions to three potential financing sources. The Company also distributed a copy of the summary to the members of the special committee as well as counsel to the special committee.

On April 4, 2007, Mr. Tytel and members of the CKX internal legal team met with representatives of Flag to discuss the material elements of the proposed Flag Transaction and to continue the Company’s diligence review of Flag and the Park Central Property. Over the next several weeks, the Company worked closely with Flag and its counsel to review all material documentation related to the Park Central Property, including with respect to title, encumbrances, terms of existing indebtedness, material terms of its partnership arrangement, land valuation and appraisal, historical financial results and future projections.

On April 5, 2007, as discussions with Flag regarding a CKX investment in the Park Central Property grew more specific, the parties entered into a written confidentiality agreement, extending the terms of a prior agreement and expanding the scope to include information related to and provided by Brett Torino, a principal equity owner in the entities that directly owned the Park Central Property.

Between April 1 and April 8, Mr. Sillerman and members of CKX management, on behalf of CKX, held several discussions with Flag management, including Mr. Kanavos, Mitchell Nelson, the General Counsel of Flag, and Mr. Torino to further negotiate the specifics of a potential transaction between CKX and Flag involving the Park Central Property.

On April 9, 2007 Mr. Sillerman met with members of Company management and the Company’s in house legal and tax departments to discuss the status of the Company’s negotiations with Flag and to further refine the proposed transaction structure. Mr. Sillerman answered questions regarding Flag’s ownership structure, including details with respect to the terms of his ownership and economic interest therein. Mr. Sillerman also updated the group on the status of discussions with a potential financing source regarding refinancing the existing indebtedness on the Park Central Property as well as providing funds towards the buy-out of Flag’s partner in the property. Mr. Sillerman pointed out that, as part of any transaction with Flag, the Company would require Flag to contribute to the joint venture vehicle in which CKX would invest Flag’s and its affiliates’ interests in Riviera. The group discussed the negotiation of the terms of the license agreements between CKX’s affiliates, Elvis Presley Enterprises and Muhammad Ali Enterprises, and the Flag-CKX joint venture. Mr. Sillerman noted that Flag had requested that the joint venture vehicle receive the right, in connection with the license agreement with Elvis Presley Enterprises, Inc., to develop the new hotels to be constructed at Graceland under the Company’s previously disclosed master plan to redevelop Graceland and the surrounding property in Memphis, Tennessee.

On April 10, representatives of a potential financing source met with the Company’s Chief Financial Officer, Thomas Benson, to discuss equity and debt financing for a potential buy out of the Company. Representatives from the financing source indicated that, in light of the amount of debt that could be obtained to finance such a transaction, a commitment of at least $150 million from Mr. Sillerman and other members of senior management would facilitate the financing of such a transaction and aid in maximizing the price to be paid to CKX stockholders.

On April 11, the Company distributed to the special committee and two potential financing sources a summary of the proposed transaction terms, revised from the draft distributed a week earlier to reflect recent proposals from one of the financing sources as well as the further negotiation of the terms of the Flag transaction with the principals and management of Flag. The summary described the following:

•	Flag transferring its interests in the Park Central Property and its and its affiliates’ interests in Riviera to a new entity to be formed for the purpose of CKX making an investment therein (“Flag Las Vegas”).

•	CKX, through its subsidiaries Elvis Presley Enterprises and Muhammad Ali Enterprises, entering into arms-length license agreements with Flag Las Vegas granting Flag Las Vegas the right to build, develop and operate real estate based projects and ventures using the Elvis and Ali name, image, likeness and other assets, including the development of an Elvis-themed hotel at the Park Central location in Las Vegas and the development of the new hotels to be constructed as part of the Graceland master plan (the “License Agreements”).

•	CKX investing $100 million in Flag Las Vegas in exchange for 60% of the outstanding equity (the “Flag Investment”).

•	One of the potential financing sources leading a refinancing of the existing indebtedness of the Park Central Property.

•	Using the proceeds of the Flag Investment together with funds from the refinancing of the Park Central Property to buy out the other partner in the Park Central Property.

•	CKX stockholders receiving approximately 40% of outstanding equity of Flag Las Vegas through a combination of spin-off or distribution of a portion of the Flag Las Vegas equity acquired by CKX and a subsequent rights offering (the “Flag Distribution” and collectively with the License Agreement and the Flag Investment, the “Flag Transaction”).

•	One of the potential financing sources, together with one or more investment banks or private equity firms, leading the financing of a buy out of CKX for the maximum cash payment per share that could be reasonably financed (the “CKX Buy-Out Transaction” and together with the Flag Transaction, the “Overall Transaction”).

•	Mr. Sillerman would be required to invest between $100 million and $150 million as an equity investor in the transaction.

•	Mr. Sillerman and Mr. Fuller would remain as senior management at CKX after the buy-out.

•	After the transaction, Mr. Sillerman would beneficially own substantially similar equity interests in private CKX and Flag Las Vegas.

•	Finding a mechanism to provide significant existing CKX stockholders holding a specified minimum number of shares the right to contribute their shares as part of the equity financing of the transaction and take back shares of common stock in the privatized company (the “Investor Roll-Over”).

On April 17, prior to a full meeting of the board of directors, the special committee met to discuss the status and advisability of the proposed transactions, including an investment in the Park Central Property and a sale of the Company. The independent directors then met with and received presentations from two investment bank/advisory firms regarding their qualifications to serve as advisory firm to the special committee and present their preliminary views of the Company and its prospects, including Houlihan Lokey.

The meeting of the independent directors then adjourned, and a meeting of the full board of directors was convened. Management provided the board with an update as to the status of its negotiations and proposed steps to be taken in connection with the proposed Overall Transaction. Mr. Sillerman updated the directors with respect to his efforts to interest financial buyers (private equity firms) in the transaction and noted that the Company had not received any expression of significant interest on a fully financed buy-out from a private equity firm, and that Mr. Sillerman was in advanced discussions with at least one financing source about providing capital for some form of CKX Buy-Out Transaction.

The board ratified the formation of the special committee to evaluate and oversee the proposed transactions and, if appropriate, to make a recommendation to CKX’s board of directors with respect to such transactions. The board discussed the complexity of the transactions and the anticipated need for significant time commitments from the special committee as well as the need for rapid communication between management and the special committee. The board determined that it would be more efficient to reduce the size of the committee and to appoint Messrs. Banks, Cohen and Miller, who had previously been appointed to serve as the executive committee of the special committee, to serve as the members of the special committee. The board formally authorized the special committee, consisting of the three directors, to:

•	represent the interests of the Company and its stockholders in connection with the Overall Transaction;

•	report to the independent directors and the full board periodically regarding the status of the Overall Transaction;

•	retain such advisors as the special committee determines necessary or advisable to assist it in evaluating and effecting the Overall Transaction and the related transaction documents and report to the independent directors and the full board the special committee’s views regarding the advisability and fairness of the Overall Transaction;

•	consider the terms of the Overall Transaction and recommend to the independent directors and the full board whether or not the final terms of such transactions are advisable and in the best interest of the Company and its stockholders and whether such transaction should be approved by the board; and

•	take such other actions as the special committee shall deem necessary, proper or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing, although the special committee was not authorized to approve or enter into the Overall Transaction on behalf of the board or the Company.

After the full board meeting, the meeting of the independent directors was reconvened. Mr. Sillerman was asked to join the meeting to address questions from the independent directors. In considering whether to pursue a potential sale of the Company, the independent directors asked questions concerning the Company’s plans for growth in the short and long term and specifically addressed what they perceived as a lack of recent acquisitions completed by the Company. Mr. Sillerman provided a list of more than 60 acquisition and transaction opportunities that had been considered by the Company over the prior two years and noted that, despite having reached various stages of negotiation with respect to such opportunities, in each case management concluded that the pursuit of organic internal growth opportunities was a more attractive use of the Company’s capital. Additionally, several acquisitions that the Company thought might be appropriate became unavailable when the principals involved expressed concerns about the disclosure requirements involved in a transaction with a public company (including with respect to confidential agreements and sensitive personal information), where the size of the transaction would be material given the overall size of the Company. With respect to a proposed investment in the Park Central Property, the independent directors inquired as to the status and results of the Company’s review of other potential opportunities in Las Vegas and worldwide. Mr. Sillerman explained that management had concluded that an investment in the Park Central Property was by far the most attractive opportunity for development of an Elvis Presley branded property in Las Vegas, primarily because of (i) the uniqueness and desirability of the location, (ii) the superior value placed on the Elvis brand by the principals of Flag, and (iii) the ability of CKX to continue to oversee the actual development and therefore the manner of use and exploitation of the Elvis assets.

Mr. Sillerman emphasized his and senior management’s desire that stockholders recognize the full value of the Company’s businesses and assets and explained how investing in the Park Central Property and distributing or spinning off shares in Flag Las Vegas to the CKX stockholders would accomplish that result. Mr. Sillerman was then asked to leave the meeting.

Prior to concluding the meeting, the independent directors agreed unanimously to engage Houlihan Lokey as independent financial advisor to the special committee.

On April 20, the special committee held a telephonic meeting to discuss the status of the proposed transactions and to address the scope of the engagement of Houlihan Lokey as independent advisor. The special committee discussed the need for Houlihan Lokey to provide two opinions, one addressing the fairness of the merger consideration in the CKX Buy-Out Transaction and one addressing the fairness of the proposed $100 million investment in Flag Las Vegas by CKX.

On April 23, Messrs. Tytel and Horowitz provided an oral summary of the structure and proposed terms of the Overall Transaction for Houlihan, including background information on the Company’s operations and an explanation as to management’s view of the reasoning behind the timing and various elements involved in the proposed transactions.

On April 24, Mr. Sillerman met with an additional private equity firm to discuss its interest in participating in the financing of the CKX Buy-Out Transaction.

At an April 24 meeting of the board, the board reviewed the status of the negotiations of the Overall Transaction. Mr. Sillerman reported that management had met or spoken with four private equity firms to discuss a possible sale of the Company and that although the Company and its assets were of interest to the private equity firms, none of the firms was able to arrive at a valuation that would exceed the then current market price of the Company’s stock. Mr. Sillerman reported that one of the potential financing sources for the CKX Buy-Out Transaction had indicated that, in light of the amount of debt that could be obtained to finance such a transaction, Messrs. Sillerman’s and Fuller’s personal acquisition and/or backstopping of a significant portion of the equity financing would facilitate the financing of the Buy-Out Transaction. Messrs. Sillerman and Fuller expressed a willingness to participate in the equity financing and work together towards consummating the CKX Buy-Out Transaction as a management buy-out. The board authorized Mr. Sillerman and senior management to negotiate the CKX Buy-Out Transaction with the special committee and authorized the use of Company resources in the consideration and negotiation of any such transaction. Mr. Sillerman also reported that negotiations between Flag and its 50% partner in the Park Central Property on a purchase of the partner’s interests in the property were proceeding.

On April 24, the special committee held a telephonic meeting to discuss the change of control provisions in the Company’s senior executive employment agreements, the diligence efforts of Houlihan Lokey to date, and the engagement agreement and fee arrangement with Houlihan Lokey. The special committee authorized and instructed Reed Smith, as counsel to the special committee, to negotiate definitive agreements, together with Greenberg Traurig as Company counsel, in respect of the Investor Group’s proposal with counsel for the Investor Group.

On April 26, the independent directors held a telephonic meeting to discuss the status of the proposed transactions. Mr. Kozlov and other members of Reed Smith participated in the meeting. The participants discussed open issues pertaining to Houlihan Lokey’s engagement and the scope of the opinions to be provided by Houlihan Lokey. The independent directors confirmed that Houlihan Lokey’s opinions should address the fairness from a financial point of view of both the CKX Buy-Out Transaction and the Flag Investment. The independent directors requested Mr. Kozlov to follow up with management with respect to, among other items, (i) the status of Flag’s proposed buy-out of its Park Central Property partner, (ii) current information regarding a possible financing of the CKX Buy-Out Transaction, (iii) a summary of parties with whom Mr. Sillerman and management had met with respect to participating in the CKX Buy-Out Transaction, and (iv) the status of the due diligence on the Overall Transaction.

On April 27, the Company delivered an extensive set of diligence materials to Houlihan Lokey and Reed Smith, including diligence information on Flag and the Park Central Property, CKX corporate documents, a CKX budget overview for 2007, consolidated five-year projections for the Company and other related and requested financial and operating information. Houlihan Lokey thereupon commenced and over the next several weeks performed its review and analysis of CKX and the Park Central Property.

Throughout the month of May 2007, the special committee had regular conference calls with Reed Smith and Houlihan Lokey, and members of the special committee on numerous occasions consulted among themselves and with Reed Smith and Houlihan Lokey regarding the status of the proposed transactions and the ongoing negotiations.

At a May 2 meeting of the board, the board discussed the current status of the Overall Transaction. Mr. Sillerman explained to the board his understanding of the current status of negotiations between Flag and the potential financing source on a refinancing of the existing credit facility encumbering the Park Central Property and Flag’s negotiations to buy-out its partner in the Park Central Property. Mr. Sillerman also updated the board on the status of negotiations between Flag and Riviera with respect to an acquisition of Riviera by a group led by Flag. Following the discussion about Flag, Mr. Sillerman led a conversation about the status of the negotiations with financing sources for the CKX Buy-Out Transaction. Mr. Sillerman discussed the status of various financing proposals which had been presented to him and various structuring issues which were being addressed. Mr. Sillerman reported that discussions with private equity firms were continuing but that management had not received any significant indications of interest from any of these firms at a price which could compete with a leveraged, management-sponsored repurchase of the Company. Mr. Sillerman also reported that he was in continuing discussions with Mr. Fuller with respect Mr. Fuller’s participation in the transaction.

After the full board meeting on May 2, the independent directors met to discuss the status of the proposed transactions, methodologies for valuing the Company and next steps the independent directors should take in the pending process. The independent directors also considered the possibility of not pursuing any transaction at such time.

On May 2, 2007, the Company distributed to Flag and its counsel initial drafts of the membership purchase agreement and limited liability company operating agreement for Flag Las Vegas with respect to the Flag Transaction.

On May 9, 2007, members of the Company’s legal department met with Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as counsel for Flag, to negotiate the framework for the License Agreements. Over the course of the next few weeks, the management and legal teams for the Company and Flag held numerous meetings, both in person and by telephone, to negotiate final terms and finalize the License Agreements. During such time, the special committee and its counsel were kept apprised of the negotiations and continued to provide comments and positions to the Company’s management and its counsel.

On May 11, 2007, Flag consummated the transfer of its interests in the Park Central Property to Flag Las Vegas.

On May 14, Mr. Sillerman met with members of management to provide an update on his discussions with two potential financing sources regarding potential financing for the CKX Buy-Out Transaction. Mr. Sillerman informed the group that, in light of the amount of debt that could be obtained to finance such a transaction, the financing sources would require Mr. Sillerman and Mr. Fuller to provide a significant portion of the equity financing for the transaction. Mr. Sillerman also reported on his most recent discussions with Mr. Fuller regarding Mr. Fuller’s compensation and participation in the equity investment upon closing of the CKX Buy-Out Transaction.

On May 14, the Company delivered to Flag a first draft of the license agreement between Flag Las Vegas and Elvis Presley Enterprises. Between May 14 and June 1, the Company representatives of Paul Hastings, as counsel to the Company, representatives of Flag and representatives of Paul Weiss met numerous times, both telephonically and in person, to negotiate the terms of the Flag Transaction. Throughout these discussions, counsel to the special committee was kept informed with respect to all matters and provided comments on the draft documents for the Flag Transaction.

On May 16, the independent directors met with Mr. Sillerman to receive an update on the status of the various elements of the proposed transactions. Mr. Sillerman reported that he was continuing to work with the two identified potential financing sources on the terms for financing the CKX Buy-Out Transaction and that he was seeking to obtain a target price of approximately $14 per share, noting that the offer price would ultimately be materially dependent upon the cost, terms and availability of financing. The independent directors asked questions about the status of the Flag Transaction, including the latest proposals for a distribution of shares of Flag Las Vegas to the CKX stockholders and information that would be required to evaluate the proposed $100 million investment by CKX in Flag Las Vegas. Mr. Sillerman reiterated that the distribution of the shares of Flag Las Vegas to the CKX stockholders was a key consideration in his willingness to proceed with the CKX Buy-Out Transaction on the terms being discussed. Mr. Sillerman reported that discussions with Mr. Fuller were proceeding with respect to his equity contribution to the management buy-out and a new employment contract to become effective upon closing of the CKX Buy-Out Transaction.

On May 16, Paul Hastings, counsel for the Investor Group, delivered a first draft of the merger agreement to the Company, to counsel to the Company and to counsel for the special committee.

On May 16, Mr. Sillerman and members of senior management met with representatives from a private equity firm to discuss potential interest in participating in the financing of the CKX Buy-Out Transaction.

On May 19, Reed Smith delivered a memorandum to the independent members of the board of directors setting forth Reed Smith’s material comments to the terms of the Overall Transaction and the documents related thereto.

On May 20, the independent directors and Mr. Kozlov met with Messrs. Sillerman, Tytel and other members of management to receive an update on the Overall Transaction. Mr. Sillerman reported that he had received positive preliminary indications from one of the potential financing sources regarding providing financing for a transaction in the range of the $14.00 that Mr. Sillerman was targeting. Mr. Sillerman noted that the private equity firms with whom he had spoken had expressed an inability to provide or attain financing in that price range. The parties discussed the Investor Roll-Over and whether the opportunity to participate could be extended to all CKX stockholders. Mr. Tytel reported, and Mr. Kozlov confirmed, that a general offer to all stockholders could result in a number of resulting stockholders that would, under federal securities laws, require that the Company remain a publicly reporting company. Mr. Sillerman pointed out that the economic models that allow the financing sources to reach the price level being discussed contemplated the elimination of substantial expense related to operating a public company and the availability of additional acquisition opportunities where the principals involved therein would not consider a transaction with a public company. Messrs. Sillerman and Tytel informed the board that, notwithstanding the inability to make a general offer to all CKX stockholders to “roll-over” their shares into the private company, management was working on a plan that would allow significant CKX stockholders who are accredited investors and who hold a to be determined minimum number of CKX shares to contribute their shares as part of the equity financing of the CKX Buy-Out Transaction.

On May 21, Mr. Sillerman held meetings with two private investors to discuss each individual providing equity as a control participant in the CKX Buy-Out Transaction.

On May 21, following the meeting of the special committee, the independent directors met with Mr. Kozlov and other representatives of Reed Smith to walk through a detailed discussion of the elements of the Overall Transaction. Representatives of Reed Smith provided a detailed description of each component of the proposed Flag Transaction and a report on each of the major open points in the negotiations pertaining to the CKX Buy-Out Transaction. The independent directors noted that they were relying on management to do the proper diligence with respect to the Flag Transaction and the Park Central Property and asked Mr. Kozlov to confirm with management that appropriate due diligence had been and was being done. The independent directors discussed the proposed price target in the range of approximately $14.00, noting that the final price remained dependent upon the cost and availability of financing. Mr. Kozlov described the terms of a “go shop” provision to be included in the merger agreement that the Investor Group was willing to agree to which would allow the special committee to solicit alternative proposals for an acquisition of CKX for a period of 30 days after execution of the merger agreement. Finally, the independent directors walked through Mr. Kozlov’s issue list and instructed Mr. Kozlov to present the issues list to counsel for the Investor Group.

On May 21, counsel to the special committee provided comments on the merger agreement and the Flag Transaction documents to the Investor Group and counsel to the Investor Group. The comments, which addressed changes to terms that were deemed important by the special committee to move forward with a transaction, included:

•	Limiting the representations and warranties given by the Company, in view of the special committee’s view that Messrs. Sillerman and Fuller should have substantial knowledge about the Company and would not require substantial representations;

•	Including an “anti-sandbagging” clause so that 19X could not assert a breach of a Company representation or warranty if certain enumerated members of management had knowledge of the underlying facts;

•	Extension of the “go shop” period to 45 days from the originally proposed 30 day period;

•	Cooperation from management, including voting requirements in the event of a “superior proposal” received with respect to the purchase of the Company and assisting the Company during the “go shop” period;

•	Waivers by Mr. Sillerman of any change of control payments under his employment agreement;

•	A $50 million termination fee from the Investor Group, payable at their election in Company stock, if the Investor Group failed to consummate the CKX Buy-Out Transaction;

•	Elimination of a proposed termination fee payable by the Company during the “go shop” period and limiting any termination fee payable by the Company thereafter to the Investor Group’s reasonable out-of-pocket expenses;

•	Removal of the proposed Company obligation to pay the Investor Group’s costs and expenses in the event the Company’s stockholders failed to approve the merger; and

•	Removal of all “interim” covenants.

On May 21, the special committee met with Mr. Kozlov and other members of Reed Smith to review the discussions to date with Houlihan Lokey regarding their engagement agreement and the proposed fees for the fairness opinions. The special committee also discussed confirming that Houlihan Lokey would seek superior bids during the “go shop” period.

On May 22, Company counsel sent back a revised draft merger agreement to counsel for the Investor Group reflecting the collective comments of the Company and the special committee. That same day, the Company, its counsel and counsel to the special committee met with counsel to 19X to discuss the Company’s and the special committee’s material comments to the merger agreement, and later that day counsel to the Investor Group provided a mark-up of comments to the revised draft of the merger agreement. At the May 22 meeting, the parties discussed, among other matters, the amount of the termination fee payable by the Investor Group, providing a limited set of representations and warranties from the Company, the deadline for financing commitments, conditioning the merger on completion of the distribution of the shares of Flag Las Vegas and waiver of change-in-control payments by management.

From May 23 to May 31, counsel to the special committee, counsel to the Company, counsel to 19X and the Investor Group, counsel to Flag and counsel to FXLR met on a regular basis in person or by conference call and exchanged multiple drafts of documents and, among other things, continually negotiated open deal points in consultation with their respective clients.

On May 22, the independent directors and representatives of Reed Smith and Houlihan Lokey met to discuss key points in the negotiations with 19X. Mr. Kozlov provided an update on the status of his negotiations with counsel for the Investor Group and reported that many of the points raised by the independent directors had been accepted by the Investor Group. The participants also discussed the current structure and amount of break-up fees. Representatives of Houlihan Lokey attended the meeting and provided a preliminary presentation regarding the proposed transactions. They discussed the results of their due diligence investigation thus far and their preliminary valuation conclusions, which indicated a range of $13.00 to $14.00 per share for the common stock of CKX. With respect to the Flag Transaction, representatives of Houlihan Lokey provided an update on the status of their review of the Park Central Property and the valuation of the investment and discussed their preference for the inclusion of a mechanism for guaranteeing or protecting the value of the Flag Investment. They also reported their belief that the terms of the License Agreements were favorable to the Company and its subsidiaries.

On May 22, Mr. Sillerman and members of CKX senior management, together with Paul Kanavos, participating on behalf of Flag and in connection with CKX’s proposed investment in the Park Central Property, met with representatives from an additional investment bank to discuss potential interest in participating in the financing of the proposed CKX Buy-Out Transaction.

On May 24, the independent directors met with Mr. Kozlov and representatives of Houlihan Lokey to discuss the status of the proposed transactions, valuation of the Las Vegas properties, and the timing required to evaluate the proposed transactions. They also received a presentation from Houlihan Lokey regarding valuation of the CKX Buy-Out Transaction and the Flag Transaction. The independent directors, Mr. Kozlov and representatives of Houlihan Lokey discussed factors that could affect future value of the Flag Las Vegas shares to be acquired by the Company and the CKX stockholders by way of the proposed dividend and discussed mechanisms that might be available to protect the value of the Company’s $100 million investment in Flag Las Vegas. In response to questions concerning the relationship between the Flag Transaction and the CKX Buy-Out Transaction, Mr. Kozlov noted that, at the insistence of the special committee, the proposed dividend by CKX of 50% of the Flag Las Vegas shares would be a condition of the CKX Buy-Out Transaction.

On May 25, the independent directors met to discuss the proposed transactions. Counsel to the special committee and representatives of Houlihan Lokey participated in the meeting. The participants discussed the status of the proposed transactions, the chronology of events that had taken place, the valuations and assessments performed by Houlihan Lokey, the proposed timing of the signing and announcement of definitive agreements, Mr. Sillerman’s efforts and progress in obtaining financing for the CKX Buy-Out Transaction, and open deal points. Mr. Kozlov again discussed the fiduciary duties of the independent directors under Delaware Law with respect to their consideration of the proposed transactions. Messrs. Sillerman and Tytel were asked to join the meeting. They reported on the status of the financing for the CKX Buy-Out Transaction and discussed valuation issues relating to the proposed Flag Transaction. They and the independent directors discussed the desirability of the inclusion of a possible “backstop” or “topping up” arrangement with respect to the Flag Las Vegas shares to be acquired by CKX in order to provide some value protection for CKX’s public stockholders. Following the May 25 meeting, the special committee and its counsel engaged in a series of discussions with Mr. Sillerman, Company management and counsel for the participants in the transactions under consideration with respect to the transactions and all the current drafts of the agreements.

On May 29, the independent directors, together with representatives of Reed Smith and Houlihan Lokey, discussed the status of the proposed transactions, the status of the “backstop” value protection mechanism for the Flag Investment, recent revisions to the agreements for the Flag Transaction, whether to proceed with the proposed transactions, timing and due diligence questions to raise with the Company, independent appraisals previously conducted at the Park Central Property and expectations regarding the Las Vegas real estate. The independent directors reviewed with representatives of Reed Smith and Houlihan Lokey the terms and conditions of the transaction documents as then currently drafted. Mr. Kozlov explained in detail the structure and mechanics of the proposed “topping up” arrangement for the Flag Las Vegas shares to be acquired by CKX and the CKX stockholders by way of a dividend.

On May 30, the full board of directors scheduled a meeting to be held on June 2 to vote on the transactions.

On May 30, Mr. Sillerman made a definitive offer to the special committee of $13.75 per share of CKX common stock.

On May 30, Flag Las Vegas signed a binding agreement with respect to the acquisition of its partner’s 50% interest in the Park Central Property.

Late in the day on May 31, an article was posted by The Wall Street Journal Online speculating that the Company was working on a management-led buy-out at a price of $14.00 per share. In order to prevent disruptive trading as a result of this report, the Company called Nasdaq to suspend after hour trading in its stock, issued a press release confirming that the Company had received a proposal from Mr. Sillerman and Mr. Fuller at a price of $13.75 per share, and announcing that the special committee would complete their review of the transaction and present their recommendation to the board of directors at a meeting early the following morning.

At 6:00 a.m. on June 1, the independent directors met. The meeting began with counsel to the special committee and counsel to the Company present, during which an update was provided with respect to all of the changes to the final documents from the prior drafts distributed to the independent directors, CKX’s responses to various due diligence requests from the independent directors and their advisors, the roles of Houlihan Lokey and the special committee, key provisions of the merger agreement, deal provisions intended to level the playing field for other potential buyers and permit and encourage higher bids, analyses of the sufficiency of the proposed price being offered to CKX stockholders in the merger transaction, and the various analyses done of the proposed transactions. For a portion of the meeting, representatives of Paul Hastings were present to address the status of the Flag Transaction. After the update portion of the presentation, counsel to the Company left the meeting. Mr. Kozlov again addressed the fiduciary duties of the independent directors applicable to the proposed transactions under Delaware Law. The special committee made a motion to recommend to the independent directors approval of the proposed transactions. The independent directors unanimously agreed to accept the recommendation of the special committee and to approve the transactions. The independent directors unanimously approved the form of resolutions presented.

The CKX board of directors met immediately following the conclusion of the independent director meeting. Following the presentation of the special committee’s findings and recommendation, and after discussion among the members of the board of directors and questions to the special committee’s financial and legal advisors, the board of directors (with Messrs. Sillerman and Fuller and Ms. Presley abstaining) unanimously approved and adopted the merger agreement, unanimously approved and adopted the Flag Transaction documents, determined that the transactions contemplated thereby are fair to and in the best interests of CKX and its unaffiliated stockholders, as well as its other constituencies, and unanimously resolved to recommend that the CKX stockholders approve and adopt the merger agreement.

On June 1, following the meeting of the board of directors, the Company executed the merger agreement with the Investor Group and consummated the Flag Transaction. The Company thereupon promptly filed a Current Report on Form 8-K describing in detail the Overall Transaction.

On June 1, Flag and its affiliates caused the transfer and/or sale of their respective interests in Riviera to Flag Las Vegas.

Beginning on June 4, 2007, pursuant to the solicitation provisions set forth in the merger agreement, Houlihan Lokey under the direction of the special committee contacted parties that it had identified as being potentially interested in making a competing proposal to acquire the Company, including those parties with whom management had previously spoken to discuss interest in a transaction.

As part of the “go shop” process, the special committee established a protocol by which it retained active oversight of the solicitation process and the activities of the Company’s management and the special committee’s advisors in connection therewith. Contacts with potential purchasers were coordinated through the special committee’s advisors, with the assistance of management to the extent requested by the special committee and its advisors.

On June 11, the special committee held a telephonic meeting at which Mr. Banks provided an update on Houlihan Lokey’s “go shop” activities to date.

On June 15, the special committee held a telephonic meeting at which Mr. Banks provided an update on the “go-shop” process and informed the committee that the private equity firms that had been contacted to date had uniformly reported that they could not offer a price at or near the price being paid under the merger agreement.

On June 18, the Company declared and transferred into trust for its stockholders a dividend consisting of 25 percent of the common equity interests, on a fully diluted basis, in the business of FX Luxury Realty, LLC. The transfer of the shares to the trusts was irrevocable, and neither CKX nor its creditors retained any control over or continuing interest in the shares.

During the first “go shop” period, Houlihan Lokey, under the direction of the special committee, contacted a total of 45 parties, consisting of 27 financial sponsors and 18 potential strategic buyers. No parties initiated contact with Houlihan Lokey. Eight of the parties contacted requested a draft confidentiality agreement for the purpose of receiving access to confidential due diligence materials, and of those, five parties executed a confidentiality agreement with the Company. The Company promptly made available to any party who executed a confidentiality agreement access to an electronic due diligence data room, a written management presentation and an opportunity to meet with management and the special committee’s financial advisors. The other parties contacted by Houlihan Lokey declined to participate further in the evaluation of the Company.

The first “go shop” period under the merger agreement expired at 11:59 p.m. Eastern Time on July 15, 2007. At that time, the Company under the direction of the special committee was engaged in ongoing discussions with one party.

On July 19, 2007, the members of the Special Committee, together with Mr. Kozlov, met with representatives of Houlihan Lokey to discuss the status of ongoing negotiations with potential bidders for the Company. Mr. Kozlov provided a summary of the process for negotiating an agreement following expiration of the “go shop” period.

Also on July 19th, the members of the Special Committee were presented with a proposal to amend the Management Cooperation Agreement signed in connection with the merger agreement to allow Mr. Sillerman to transfer up to 3,000,000 of his shares of common stock solely in connection with charitable donations and contributions and to allow Messrs. Ferrel, Slater, Tytel, Fuller and Benson to transfer up to 20% of their shares of common stock. After deliberation, the Special Committee unanimously approved Amendment No. 1 to the Management Cooperation Agreement.

During the months of June and July 2007, management assisted counsel for 19X to negotiate the terms of debt and equity financing commitment letters with counsel for 19X’s potential financing sources.

On July 31, 2007, Mr. Sillerman, on behalf of 19X, informed the Special Committee of the board of directors of CKX that the recent deterioration of credit conditions in the overall market had made it uneconomic to execute the financing commitments on the terms then being offered by 19X’s potential financing sources. Mr. Sillerman requested an extension of the deadline for providing signed financing commitment letters for a period of up to sixty days. Mr. Sillerman also reaffirmed his commitment to the transaction. After deliberation, the Special Committee unanimously determined to recommend to the board of directors that it approve the extension and adopt an amendment to the merger agreement reflecting this change.

On August 1, 2007, the members of the Special Committee, together with Mr. Kozlov met with representatives of Houlihan Lokey, at which time Houlihan Lokey provided its assessment of the request to extend the deadline for providing financing commitments.

On August 1, 2007, upon the recommendation of the Special Committee, the board of directors of CKX unanimously (with Messrs. Sillerman and Fuller and Ms. Presley abstaining) approved the proposed amendment to the merger agreement. Immediately thereafter, CKX and 19X entered into Amendment No. 1 to the Merger Agreement reflecting the agreed upon extension as well as certain other minor revisions related to such extension.

During the months of August, September and October, management continued to assist counsel for 19X, on behalf of 19X, to negotiate the terms of the financing commitments with potential financing sources.

On or about September 5, 2007, Mr. Sillerman, on behalf of 19X, informed the other members of senior management of CKX that 19X intended to propose a revision to its merger offer which could potentially decrease the cash purchase price but increase the total value received by CKX stockholders as a result of the revised transaction.

Between September 5 and September 19, representatives for CKX and 19X negotiated the terms of 19X’s revised offer, including documentation with respect thereto.

On September 19, 2007, management delivered to the Special Committee a summary of revisions to the merger agreement that had been proposed by 19X. The revised terms provided for the following:

•	Each CKX stockholder would receive two shares of FX Real Estate and Entertainment Inc. common stock for every 10 shares of CKX stock held on the distribution record date, rather than the one share of FX Real Estate and Entertainment Inc. common stock as would have been the case under the original merger agreement.

•	The merger agreement would be amended so that the purchase price per share of $13.75 would be adjusted by the amount obtained by multiplying (x) 0.075, by (y) the average trading price of FX Real Estate and Entertainment Inc.’s common stock during a to-be-determined 20-day trading period (the “Measurement Period”), provided however that in no event would the merger consideration be adjusted by an amount greater than $2.00 per share.

•	This adjustment would only take place if FX Real Estate and Entertainment Inc.’s common stock was trading during the Measurement Period on a national securities exchange (e.g. NYSE, NASDAQ or AMEX).

•	In the event that FX Real Estate and Entertainment Inc. completed a rights offering at a price of $10.00 or greater per share and for total proceeds of not less than $90 million, the minimum adjustment to the merger consideration per share would be $0.75 regardless of the trading price during the Measurement Period.

•	The deadline for providing financing letters would be extended to October 30, 2007.

•	The outside date for closing the transaction would be extended by a 90 day period.

•	The “go-shop” period would be re-opened and continue for a period of 30 days following the announcement of the amendment.

On September 24, 2007, the Independent Directors, together with counsel to the special committee and representatives of Houlihan met with Mr. Horowitz on behalf of the Company to discuss the proposed amendment to the merger agreement. Mr. Horowitz explained that 19X believed that the distribution of the additional share of FX Real Estate and Entertainment Inc. stock to the CKX stockholders, and a corresponding adjustment of only 75% of the value of that additional share, would result in an increase in total value received by the CKX stockholders, while at the same time potentially reducing the cash required at closing. Mr. Horowitz explained that 19X had made this proposal in response to the turbulence in the credit markets and a desire to reduce the debt financing required to close the transaction.

On September 25, 2007, Mr. Sillerman held an informal question and answer session with the Board of Directors to respond to questions about the proposed amendment to the merger agreement. Mr. Sillerman reiterated his insistence that any amendment to the merger agreement not result in a reduction in total value received by CKX stockholders, and reaffirmed his belief that the distribution of the additional shares of FX Real Estate and Entertainment Inc. and corresponding adjustment in the cash purchase consideration by only 75% of the value of those shares would result in increased total value to the stockholders.

On September 27, the board of directors met to consider and act upon the proposed amendments to the merger agreement and related agreements requested by 19X. Representatives of Houlihan Lokey delivered a verbal valuation report and reported their opinion that the revised consideration in the merger transaction was fair to the holders of common stock of CKX (other than the holders of common stock affiliated with 19X, including the Management Group) from a financial point of view. After further discussion about the terms of the proposed amendment, including the commencement of a second “go shop” period and an extension of the deadline for providing financing commitments, the members of the special committee recommended to the board of directors that they approve the amendment to the merger agreement. Upon recommendation of the special committee, the board of directors (with Messrs. Sillerman and Fuller and Ms. Presley abstaining and Mr. Ferrel absent) unanimously approved and adopted the merger agreement amendment, determined that the transactions contemplated thereby are fair to and in the best interests of CKX and its unaffiliated stockholders, as well as its other constituencies, and unanimously resolved to recommend that the CKX stockholders approve and adopt the merger agreement as amended by the amendment.

The second “go shop” period under the merger agreement expired at 11:59 p.m. Eastern Time on October 27, 2007. At that time, the Company under the direction of the special committee was not engaged in ongoing discussions with any parties.

During the second “go shop” period, Houlihan Lokey, under the direction of the special committee, contacted a total of five parties, consisting of three financial sponsors and two potential strategic buyers. No parties initiated contact with Houlihan Lokey. None of the parties contacted requested a draft confidentiality agreement for the purpose of receiving access to confidential due diligence materials; such parties declined to participate further in the evaluation of the Company.

As of the date of this proxy statement, no party has submitted a competing proposal for the Company.

On October 31, 2007, 19X informed the Special Committee that it intended to deliver debt and equity financing letters in furtherance of its obligation to provide evidence of financing sufficient to complete the merger. The Special Committee requested that 19X deliver unsigned letters to allow the board of directors to review the financing package prior to 19X binding itself to the terms thereof.

On November 7, 2007, 19X delivered to the special committee and the board of directors fully executed financing letters in satisfaction of 19X’s contractual obligation to do so under the merger agreement.

On January 10, 2008, CKX stockholders received in a registered distribution two shares of common stock of FX Real Estate and Entertainment Inc. for every 10 shares of common or preferred stock of CKX held on the record date for the distribution, which was December 31, 2007.

On January 17, 2008, the Special Committee met to discuss a change proposed by 19X to the Measurement Period used to calculate the average trading price of FX Real Estate and Entertainment Inc. common stock for the purposes of the adjustment to the merger consideration. At the meeting the Special Committee recommended that the board of directors approve an amendment to the merger agreement changing the Measurement Period from a period of 20 consecutive trading days to 20-trading days (which need not be consecutive) between February 8, 2008 and April 1, 2008, to be selected by an independent third party at random in a lottery overseen by the Special Committee. On January 23, 2008 the board of directors (with Messrs. Sillerman and Fuller and Ms. Presley abstaining) unanimously approved and adopted an amendment to the merger agreement reflecting the Special Committee’s recommended changes to the Measurement Period and unanimously resolved to recommend that the CKX stockholders approve and adopt the merger agreement as amended by the amendment.

Reasons for the Merger; Recommendation of the Special Committee and of the CKX Board of Directors; Fairness of the Merger

The Special Committee

The special committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the CKX Buy-Out Transaction. The special committee unanimously resolved (i) to recommend to the board of directors that the board of directors approve the merger agreement and (ii) to recommend to the board of directors that the merger agreement be submitted to the stockholders of CKX for adoption.

Potential Positive Factors.  In the course of reaching their determination, the special committee considered the following positive factors and potential benefits of the merger, each of which they believed supported their decision and provided assurance of the substantive fairness of the merger to CKX’s unaffiliated stockholders (the order does not reflect any relative significance).

Consideration of Other Strategic Alternatives.  The special committee’s view that, considering all of the relevant factors (including stated value, likelihood of consummation, risks to achieving stockholder value and the other reasons described in this section) and in the exercise of its judgment, the merger was superior to the other alternatives considered which included:

•	continuing to operate as an independent public company under the Company’s current business plan and not pursuing any sale or buy-out transaction;

•	selling or spinning-off specific operating subsidiaries or divisions; and

•	pursuing potential acquisitions.

Extensive Marketing Process.  The fact that procedures, including an extensive marketing process, to elicit proposals from several private equity firms had been implemented and numerous discussions had been conducted with potentially interested parties in the context of a comprehensive process to maximize value and none of the parties contacted arrived a valuation for the Company that would exceed the then current market price of the Company’s stock.

Premium.  The special committee’s examination of the current and historical market prices of CKX’s common stock, and the fact that the maximum merger consideration per share of $13.75 represented a premium of 29.4% over the closing price of the Company’s common stock of $10.63 per share on May 31, 2007 (the last closing price prior to the Company’s announcement on the evening of May 31, 2007 of a potential transaction involving a buyout at $13.75 per share) and a premium of 26.6% over the 30-day trading average on May 31, 2007, and the minimum merger consideration per share of $11.75 represented a premium of 10.5% over the May 31, 2007 closing price of the Company’s common stock and a premium of 8.2% over the 30-day trading average on May 31, 2007.

CKX’s Business and Prospects.  The special committee’s understanding of:

•	CKX and its business, financial performance, operations, management and prospects, and the special committee’s understanding of business challenges which would be faced by CKX going forward as a public company;

•	management’s views and forecasts regarding the future financial performance of CKX, and the historical financial performance of CKX relative to forecasts; and

•	the market performance of CKX common stock and the belief that the then current price already has a significant premium built in for future success, which might be difficult to realize.

Houlihan Lokey Opinion.  The special committee considered the financial analysis that was reviewed and discussed with it and our board of directors by representatives of Houlihan Lokey with respect to the fairness from a financial point of view of the consideration to be received by the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) in the merger. In particular, the special committee considered the oral opinions of Houlihan Lokey to our special committee and our board of directors (which were subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinions dated as of June 1, 2007 and September 27, 2007), to the effect that, as of such dates and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinions, the consideration to be received by the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) in the merger is fair to such holders from a financial point of view.

Ability to Change Recommendation and Terminate Merger Agreement.  The special committee’s consideration of the fact that:

•	the terms of the original merger agreement provided CKX a 45-day post-signing “go shop” period and the terms of the second amendment to the merger agreement provided for a further 30-day “go-shop” period during which CKX (acting under the direction of the special committee) had the right to solicit alternative proposals with respect to an acquisition of CKX or a purchase of a significant interest in the Company, and, after such “go shop” periods, CKX (acting under the direction of the special committee) would have the ability to continue discussions with persons who had made a bona fide acquisition proposal during the relevant “go shop” period which our board (acting under the direction of the special committee) reasonably expects could result in a “superior proposal”, and to respond to unsolicited proposals during the period prior to stockholders’ vote, subject to certain conditions as more fully described below under “The Merger Agreement — Solicitation;”

•	the terms of the merger agreement provided for no payment of a termination fee by the Company during the “go shop” periods and payment of 19X’s and 19X Acquisition’s out-of-pocket expenses only up to a maximum of $10,000,000 if, subject to certain terms, conditions and limitations in the merger agreement, (i) the Company’s stockholders fail to adopt the merger agreement; (ii) a breach by the Company of certain representations, warranties or covenants in the merger agreement; or (iii) the merger agreement is terminated after the second “go shop” period in connection with the board’s exercise of its fiduciary duties, as more fully described below under “The Merger Agreement — Termination” and “The Merger Agreement — Fees and Expenses;” and

•	the merger agreement contained provisions that would permit the special committee to continue to exercise its fiduciary duties, including by responding to unsolicited alternative proposals in certain circumstances prior to CKX stockholders’ adopting the merger agreement, and permitting termination of the agreement by CKX, in certain circumstances prior to CKX stockholders’ adopting the merger agreement, in connection with the receipt of a “superior proposal”, as described below under “The Merger Agreement — Solicitation”, with payment only of 19X’s and 19X Acquisition’s out-of-pocket expenses and no payment of a termination fee.

Terms of the Merger Agreement — Cash Consideration, FX Real Estate Distribution and Limited Representations, Warranties and Interim Covenants.  The special committee’s consideration and negotiation of the proposed financial and other terms of the merger and the terms and conditions of the merger agreement, including that:

•	the consideration to be paid to CKX stockholders is all cash, the special committee viewed the contingencies involved in the merger as acceptably limited;

•	prior to and as a condition to closing the merger, each CKX stockholder will receive stock in FX Real Estate and Entertainment Inc. (as described below under “The Merger Agreement — Conditions to the Merger — FX Real Estate Distribution”) and have the opportunity to directly participate in the exploitation of the Muhammad Ali and Elvis Presley assets in the development of real estate and attraction based projects; and

•	in light of the management-led nature of the merger and CKX’s status as a public company, the representations and warranties made by CKX and the restrictions on its activities during the period between signing the merger agreement and consummation the merger are limited.

Management Cooperation Agreement.  The fact that members of the Management Group and certain of their affiliates who collectively own approximately [ • ]% of the outstanding common stock of CKX were willing to enter into a management cooperation agreement in connection with the merger, pursuant to which such individuals have agreed to vote their shares of common stock in favor of the merger and in favor of an alternative agreement entered into during a “go shop” period that constituted a “superior proposal” and, with respect to the first “go shop” period, provided for cash consideration of at least $14 per share, and with respect to the second “go shop” period, provided consideration that the special committee after consultation with a qualified financial advisor, determined in good faith was valued at least $0.25 per share greater than the merger consideration offered by 19X.

Stockholder Approval.  The fact that the merger could not be completed until after adoption of the merger agreement and approval of the merger by the stockholders of CKX.

High Likelihood of Transaction Completion:  The special committee’s understanding of the likelihood that the Investor Group could successfully obtain the equity and debt financing required to fully fund the payment of the merger consideration.

Key Executives.  The special committee’s recognition of the importance of Mr. Fuller to the success of the business and the fact that he has no obligation to renew his employment agreement when it terminates in 2011.

Procedural Factors.  The special committee also considered the following factors relating to the procedural safeguards that the special committee believes were and are present to ensure the fairness of the merger and to permit the special committee to represent CKX’s unaffiliated stockholders, which the special committee believes support its decision and provide assurance as to the procedural fairness of the merger to CKX’s unaffiliated stockholders (the order does not reflect any relative significance).

Composition of Special Committee.  The special committee consists solely of directors who are not officers, employees of CKX, and are not otherwise affiliated with the Management Group or other senior management of CKX.

Compensation of Special Committee Members.  The members of the special committee will be adequately compensated for their services, and their compensation is not contingent on approving or consummating the merger agreement or any other particular potential strategic option.

Receipt of Independent Advice.  The special committee received the advice of financial advisors and legal counsel who represented that they are, and whom the special committee determined to be, independent of the Management Group and CKX management in exercising their judgment and providing professional advice in connection with the special committee’s activities.

Review of Other Strategic Alternatives.  The special committee considered a number of possible strategic options over the course of three months, and had, together with its financial advisor, access as needed to CKX’s management.

Arm’s-Length Negotiations.  The special committee and its independent advisors negotiated on an arm’s-length basis with the Investor Group and its representatives, and Messrs. Sillerman and Fuller had no role in negotiating the terms of the merger agreement on behalf of CKX.

Authority of the Special Committee.  Certain authority was given to the special committee under the resolutions establishing the committee, including the authority to determine whether or not to proceed with the Investor Group’s proposal or any other possible strategic option, and the members of the special committee were aware that they were under no obligation to recommend, and could reject, any transaction.

Appraisal Rights.  Under Delaware law the stockholders of CKX will have the right to demand appraisal of their shares.

In particular, the special committee believes that the factors described above support its conclusion that the transaction was procedurally fair, despite the absence of a requirement that a majority of unaffiliated stockholders approve the merger, because the special committee is composed of independent directors, has retained independent legal counsel and independent financial advisors to assist in its representation of the unaffiliated stockholders and has conducted an extensive process and vigorously negotiated on behalf of the unaffiliated stockholders of the Company. A majority of the board of directors who are not employees of the Company believes that sufficient procedural safeguards were present to permit the special committee to represent effectively the interests of the stockholders unaffiliated with the Company without retaining an unaffiliated representative to act solely on behalf of the unaffiliated stockholders.

Potential Negative Factors:  The special committee also considered a variety of risks and other potentially negative factors concerning the merger agreement and the merger (the order does not reflect any relative significance):

Unaffiliated Stockholder Vote Not Required.  The merger agreement does not require the adoption of the merger agreement by the affirmative vote of a majority of CKX’s unaffiliated stockholders;

Risks that the Merger will not be Completed.  The special committee considered the risks and costs to the Company if the merger is not completed which include:

•	the diversion of management and employee attention and the negative effect this could have on the business; and

•	the possibility that the Investor Group would be unable to obtain the financing necessary to complete the merger.

Effects of the Merger.  The special committee considered the fact that the stockholders of CKX (other than stockholders in the Management Group and the other existing CKX stockholders who participate in the equity financing for the transaction, if any), after the merger was completed would no longer be equity holders in the company and, therefore, would no longer participate financially in the potential risks or potential benefits associated with CKX common stock and CKX’s continued ability to execute its business plans.

Conflicts of Interest.  The fact of Messrs. Sillerman’s and Fuller’s participation in the merger, and the fact that Messrs. Sillerman and Fuller and other executive officers of the Company have interests in the transaction that are different from, or in addition to, those of the Company’s other stockholders.

Taxable Nature of Transaction.  The fact that an all-cash transaction would be taxable to the Company’s stockholders that are U.S. persons for U.S. federal income tax purposes.

Remedies for Breach.  The fact that CKX’s remedy for breach of the merger agreement by 19X or 19X Acquisition, or their failure to complete the merger, is limited to $37 million in the aggregate, which amount is payable in shares of CKX common stock valued at $12 per share which may exceed the actual value of CKX common stock at such time.

In view of the number and wide variety of factors considered in connection with its evaluation of the merger, and the complexity of these matters, the special committee did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the special committee did not undertake to make any specific determination or to assign any particular weight to any factor, but conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the special committee may have given different weight to different factors. The special committee considered all these factors together and, on the whole, considered them to be favorable to, and to support, its decision regarding the merger.

The special committee expressly adopted the analysis and the opinion of Houlihan Lokey, among other factors considered, in assessing the value of CKX as a going concern and reaching its determination as to the fairness of the transactions contemplated by the merger agreement. In the course of reaching its decision to recommend to CKX’s board of directors that the board approve the merger agreement, the special committee did not consider the liquidation value of the CKX’s assets because it considers CKX to be a viable going concern. Further, the special committee did not consider net book value as a factor because it believed that net book value is not a material indicator of the value CKX as a going concern but rather is indicative of historical costs.

The Board of Directors

Messrs. Sillerman and Fuller, as members of the Investor Group, were excluded from the consideration of and action upon the merger proposal because of their conflicts of interest. Ms. Presley abstained to avoid any appearance of a conflict of interest based on her affiliation with The Promenade Trust, which owns 15% of Elvis Presley Enterprises and 100% of the outstanding shares of our Series B Convertible Preferred Stock. Our board of directors reviewed the opinion of Houlihan Lokey as to the fairness, from a financial point of view, of the consideration to be received in the merger to the holders of CKX common stock other than the holders of common stock affiliated with 19X, including the Management Group and expressly adopted in all respects the analysis of the special committee described under “— The Special Committee.” Acting upon the unanimous recommendation of the special committee, our board (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are substantive and procedurally fair to, advisable and in the best interests of CKX and its stockholders (including its unaffiliated stockholders); (ii) approved the merger agreement and the transactions contemplated thereby, including the merger; and (iii) recommended the adoption by our stockholders of the merger agreement. The action of the board of directors was unanimous except for the abstention of directors Messrs. Sillerman and Fuller and Ms. Presley and the absence of Mr. Ferrel from the meeting of the board of directors when the second amendment to the merger agreement was considered.

In addition, in consideration of the factors discussed above under “- The Special Committee,” the board of directors determined that procedural safeguards described in that section support its decision and provide assurance as to the procedural fairness of the merger to CKX’s unaffiliated stockholders. In particular, the board believes that the procedural factors described above under “— The Special Committee” support its conclusion that the transaction was procedurally fair, despite the absence of a requirement that a majority of unaffiliated stockholders approve the merger, because the special committee is composed of independent directors, has retained independent legal counsel and independent financial advisors to assist in its representation of the unaffiliated stockholders, has conducted an extensive process and vigorously negotiated on behalf of the unaffiliated stockholders of the Company.

The foregoing discussion of the factors considered by our board of directors and the special committee is not intended to be exhaustive, but does set forth the material, substantive and procedural factors considered by the board and the special committee. Each of the board’s and the special committee’s recommendation was made after consideration of all the factors as a whole. The board and the special committee unanimously (except for the abstentions of directors Messrs. Sillerman and Fuller and Ms. Presley and the absence of Mr. Fuller from the meeting of the board of directors when the second amendment to the merger agreement was considered) approved the merger, the merger agreement and the transactions contemplated therein. The board of directors recommends the adoption and approval of the merger by CKX’s stockholders in light of the various factors described above and other factors that each member of the board and special committee felt was appropriate.

The foregoing discussion addresses the material information and factors considered by our board of directors in its consideration of the merger. In view of the number and variety of factors, the amount of information considered and the complexity of these matters, our board of directors did not find it practicable to, and did not attempt to, rank, quantify, make specific assessments of or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of our board of directors may have given different weights to different factors. Our board of directors considered the factors described above as a whole, and overall considered them to be favorable to, and to support, its determination that the merger was fair to and in the best interests of CKX and its unaffiliated stockholders.

Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger.

Opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Houlihan Lokey rendered its oral opinions to our special committee and our board of directors (which were subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinions dated as of June 1, 2007 and September 27, 2007), to the effect that, as of such dates, the consideration to be received by the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) in the merger is fair, from a financial point of view, to such holders of our common stock.

Also on June 1, 2007, Houlihan Lokey rendered its oral opinion to our special committee and our board of directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated as of June 1, 2007), to the effect that, as of June 1, 2007, the cash consideration paid by the Company in exchange for the 50% membership interest in FX Luxury Realty, LLC and the value of the licenses granted by our subsidiaries pursuant to the license agreements and the consideration to be received by our subsidiaries pursuant to the license agreements executed in connection with CKX’s investment in FX Luxury Realty, LLC were fair to the Company and the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) from a financial point of view.

Because these transactions were material to the Company and the distribution of the Company’s interests in FX Real Estate and Entertainment Inc., FX Luxury Realty, LLC’s parent company, is a condition to the Company’s obligation to effect the merger, Houlihan considered the consummation thereof and the conclusions with respect to their fairness as described in the preceding paragraph in reaching its conclusions as to the fairness of the merger. The summary below relates solely to the opinions provided with respect to the fairness of the merger transaction.

Houlihan Lokey’s opinions were directed to our special committee and our board of directors and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) in the merger and do not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinions in this proxy statement is qualified in its entirety by reference to the full text of its written opinions, which are included as Annexes E and F to this proxy statement and set forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinions. We encourage our stockholders to carefully read the full text of Houlihan Lokey’s written opinions. However, neither Houlihan Lokey’s written opinions nor the summary of its opinions and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote their shares with respect to the merger.

In arriving at its September 27, 2007 opinion, Houlihan Lokey, among other things:

•	reviewed our annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2006, and quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, which our management identified as being the most current financial statements available;

•	spoke with certain members of our management regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the merger, and spoke with representatives of our independent legal counsel regarding the Company, the merger, and related matters;

•	reviewed the following agreements and documents:

•	merger agreement;

•	management cooperation agreement, by and among our company and certain of our stockholders, dated as of June 1, 2007, and as amended as of June 18, 2007 and September 27, 2007;

•	membership interest purchase agreement, by and among FX Luxury Realty, LLC, the Company, Flag Luxury Properties, LLC, and FX Real Estate and Entertainment Inc., dated as of June 1, 2007, and as amended as of June 18, 2007 and September 27, 2007;

•	amended and restated limited liability company operating agreement of FX Luxury Realty LLC, dated as of September 26, 2007;

•	repurchase agreement by and among FX Luxury Realty, LLC, the Company, Flag Luxury Properties, LLC, Robert F.X. Sillerman, Brett Torino, and Paul C. Kavanos, dated as of June 1, 2007, as amended on June 18, 2007 and as amended by and among such parties and FX Real Estate and Entertainment Inc. dated September 27, 2007;

•	license agreement between Elvis Presley Enterprises, Inc. and FX Luxury Realty, LLC, dated as of June 1, 2007, or the “Presley license agreement”;

•	license agreement between Muhammad Ali Enterprises, LLC and FX Luxury Realty, LLC, dated as of June 1, 2007, or the “Ali license agreement” and, together with the Presley license agreement, the “license agreements”;

•	Robert F.X. Sillerman disclosure letter (undated);

•	stock purchase agreement, dated as of September 26, 2007 by and among FX Real Estate and Entertainment Inc., the Company and Flag Luxury Properties, LLC;

•	CKX FXLR Stockholder Distribution Trust III agreement dated as of September 27, 2007, by and between the Company and Richard G. Cushing, as trustee, referred to as the Trustee;

•	contribution and exchange agreement, dated as of September 26, 2007, by and among FX Real Estate and Entertainment Inc., the Company, Flag Luxury Properties, LLC, the Trustee and FX Luxury Realty LLC;

•	registration statement on Form S-1 for common stock, par value $.01 per share, of FX Real Estate and Entertainment Inc., as filed with the Securities and Exchange Commission on August 24, 2007; and

•	precedent licensing agreements for Elvis Presley properties owned by Elvis Presley Enterprises, Inc.;

•	reviewed financial forecasts and projections prepared by our management with respect to the Company for the fiscal years ending December 31, 2007 through 2012;

•	reviewed the historical market prices and trading volume for our publicly traded securities for the past three years and those of certain publicly traded companies which Houlihan Lokey deemed relevant;

•	reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that Houlihan Lokey deemed relevant for companies in industries related to the Company; and

•	conducted such other financial studies, analyses and inquiries as Houlihan Lokey has deemed appropriate.

In addition, in connection with its June 1, 2007 opinion, Houlihan Lokey also reviewed the following agreements and documents:

•	option agreement between Riv Acquisition Holdings, Inc. on the one hand, and Triple Five Investco LLC and Dominion Financial LLC on the other hand, dated March 21, 2007;

•	reviewed an appraisal, or the KTR appraisal, of the 17.72 acre site, consisting of nine contiguous parcels, located at the Southeast corner of Las Vegas Boulevard and Harmon Avenue, with an address of 3725-3767 S. Las Vegas Boulevard, Las Vegas, Nevada, referred to as the site, prepared by KTR Valuation & Consulting Services, LLC, dated as of March 20, 2007;

•	reviewed the pro forma financial model for Park Central Casino Resort provided by Economics Research Associates for the years 2011 to 2016, dated as of May 17, 2007, which is referred to as the ERA model;

•	reviewed existing leases that encumber phase II and III of the Park Central Casino development as of April 10, 2007;

•	reviewed the following agreements and documents in connection with FX Luxury Realty, LLC:

•	Barclays Capital Real Estate Inc. loan agreements for $300 million and $10 million as of July 15, 2005;

•	First lien credit agreement for $250 million and second lien credit agreement for $120 million as of May 11, 2007 with Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and Credit Suisse Securities (USA) LLC, as Syndication Agent, Sole Bookrunning Manager and Sole Lead Arranger;

•	RIV Acquisition Holdings agreement as of April 24, 2007;

•	operating agreement of BP Parent, LLC dated as of June 22, 2005; and

•	purchase and/or redemption agreement between Leviev Boymelgreen and FX Luxury Realty, LLC, dated as of June 1, 2007.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, our management advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial forecasts and projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and Houlihan Lokey expressed no opinion with respect to such forecasts and projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there was no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to Houlihan Lokey, and that there are no information or facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey did not consider any aspect or implication of any transaction to which the Company is a party, other than the merger and the Flag Transaction. Houlihan Lokey relied upon and assumed, without independent verification, that the Company will be able to retain key employees. Houlihan Lokey also relied upon, without independent verification, the assessment of our management of: (i) our subsidiaries’ intellectual property; and (ii) the validity of, and risks associated with, our subsidiary’s existing and future intellectual property.

In connection with the second amendment to the merger agreement, the parties to the merger agreement agreed that the Company will distribute to its stockholders an additional 25.5% of the issued and outstanding shares of FX Real Estate and Entertainment Inc. common stock as a condition precedent to the merger. Although the distribution of these additional shares of FX Real Estate and Entertainment Inc. is not conditioned upon consummation of the merger, the merger consideration under the original June 1, 2007 merger agreement has been amended, as described under “The Merger Agreement — Merger Consideration and Conversion of Securities”, partially in consideration for the distribution of such additional shares of FX Real Estate and Entertainment Inc. to the Company’s stockholders. Houlihan Lokey’s analyses described herein with respect to the value of the merger consideration include its analysis of the value of such additional shares of FX Real Estate and Entertainment Inc. which were subsequently required to be distributed to the Company’s stockholders. Because the record date for the distribution of shares of FX Real Estate and Entertainment Inc. has occurred and is prior to the closing of the merger, it is possible that a holder of the Company’s common stock entitled to the merger consideration will not have been a holder of our common stock on the record date for the distribution of FX Real Estate and Entertainment Inc. shares, and, therefore, may not have received such shares of FX Real Estate and Entertainment Inc. common stock.

In addition, in connection with its June 1, 2007 opinions, Houlihan Lokey noted that an affiliate of FX Luxury Realty, LLC had made a tender offer to purchase all of the issued and outstanding shares of common stock of Riviera Holdings Corporation, or Riviera, for $34.00 per share and the stock price for common stock of Riviera as of market close on May 31, 2007 was $35.88 per share.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties as set forth in the agreements entered into in connection with the merger identified above and all other related documents and instruments that are referred to in those agreements are true and correct, except where the failure of such representations to be true and correct would not constitute a breach of said agreements, (b) each party to those agreements will fully and timely perform all of the covenants and agreements required to be performed by that party, except where such non-performance would not constitute a breach of said covenants and agreements, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof and (d) the merger will be consummated in a timely manner in accordance with the terms described in the agreements provided to Houlihan Lokey, without any material amendments or modifications thereto or without any downward adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the merger.

Houlihan Lokey expressed no opinion regarding the liquidation value of any entity. Furthermore, Houlihan Lokey has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at our direction and with our consent, Houlihan Lokey’s opinions make no assumption concerning, and therefore do not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

As part of its initial engagement, Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the merger or any alternatives to the merger, (b) negotiate the terms of the merger, or (c) advise the special committee or the board of directors or any other party with respect to alternatives to the merger. Notwithstanding the foregoing, Houlihan Lokey Howard & Zukin Capital, Inc., an affiliate of Houlihan Lokey referred to as HLHZ, provided assistance with the solicitation of company acquisition proposals in accordance with certain provisions of the merger agreement. Houlihan Lokey’s opinions are necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of the opinions. Houlihan Lokey has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the respective dates thereof.

Houlihan Lokey did not express any opinion as to what the value of FX Real Estate and Entertainment Inc. common stock actually would be when distributed to holders of the Company’s common stock or the price or range of prices at which FX Real Estate and Entertainment Inc. common stock may trade at any time; provided, however, Houlihan Lokey assumed, based in part on the membership interest purchase agreement and the backstop in the repurchase agreement, that the value of the shares of FX Real Estate and Entertainment Inc. common stock distributed to the Company’s stockholds will in no event be less than $50 million. Houlihan Lokey also assumed that the shares of FX Real Estate and Entertainment Inc. common stock to be distributed to holders of the Company’s common stock would be listed on The NASDAQ Global Market.

Houlihan Lokey’s opinions were furnished for the use and benefit of our board of directors and our special committee in connection with its consideration of the merger. Houlihan Lokey’s opinions should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinions are not intended to be, and do not constitute, a recommendation to any security holder or any other person as to how such person should act or vote their shares with respect to the merger.

Houlihan Lokey was not requested to opine as to, and its opinions do not address: (i) the underlying business decision of the Company, our security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the merger or otherwise, except as expressly addressed in its opinions, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in its opinions, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the merger to either the Company, our security holders, or any other party, (vi) the fairness of any portion or aspect of the merger to any one class or group of our or any other party’s security holders vis-à-vis any other class or group of our or any other party’s security holders (including without limitation the allocation of any consideration amongst such classes or groups of security holders), (vii) whether or not the Company, our security holders or any other party is receiving or paying reasonably equivalent value in the merger, or (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with our consent, on the assessment by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the merger.

In preparing its opinions to our special committee and board of directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s valuation analyses is not a complete description of the analyses underlying Houlihan Lokey’s fairness opinions. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to partial analysis or summary description. Houlihan Lokey arrived at its opinions based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses could create a misleading or incomplete view of the processes underlying its analyses and opinions. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the written opinions. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company, the proposed merger. Houlihan Lokey made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the markets generally. Houlihan Lokey believes that mathematical analyses (such as determining average and median) are not by themselves meaningful methods of using comparable company data and must be considered together with qualities, judgments and informed assumptions to arrive at sound conclusions. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in Houlihan Lokey’s analyses and the implied reference range values indicated by Houlihan Lokey’s analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Houlihan Lokey. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinions were provided to our special committee and board of directors in connection with its consideration of the proposed merger and were only one of many factors considered by our special committee and board of directors in evaluating the proposed merger. Neither Houlihan Lokey’s opinions nor its analyses were determinative of the merger consideration or of the views of our special committee, board of directors or management with respect to the merger.

The following is a summary of the material analyses reviewed by Houlihan Lokey with our special committee in connection with Houlihan Lokey’s opinions rendered on September 27, 2007 with respect to the revised terms of the merger and on June 1, 2007 with respect to the original terms of the merger. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics including:

•	Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its outstanding options, warrants and other convertible securities) plus the value of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

•	EBITDA — the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

Unless the context indicates otherwise, enterprise and per share equity values used in the selected companies analyses described below were calculated using the closing price of our common stock and the common stock of the selected diversified media and content management companies listed below as of May 31, 2007 and September 25, 2007, as the case may be, and the enterprise and per share equity values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Accordingly, this information does not necessarily reflect current or future market conditions. Estimates of forecasted EBITDA for the Company were based on estimates provided by our management. Estimates of forecasted EBITDA for the selected diversified media and content management companies listed below were based on publicly available research analyst estimates for those diversified media and content management companies.

September 27, 2007 Analysis

Acquisition Premium Analysis:  Houlihan Lokey presented, in chart form, the one day, one week, and one month median and mean acquisition premium analysis for all transactions for which a Schedule 13E-3 was filed with the Securities and Exchange Commission during the period from January 2004 through September 2007 for which sufficient information for analysis was available. The median and mean premiums for Schedule 13E-3 transactions were:

Mean Premium			Median Premium

1 Day	5 Day	20 Day	1 Day	5 Day	20 Day
25.0%	24.5%	24.0%	16.3%	16.6%	17.2%

Houlihan Lokey compared these premiums with the premium to market represented by an estimated $13.75 per share price (including an estimated value of the additional shares of FX Real Estate and Entertainment Inc. that the Company agreed to distribute to its stockholders in the second amendment to the merger agreement as a condition precedent to the merger) in the proposed revised transaction above the closing price of our common stock one trading day, five trading days (i.e., one week) and 20 trading days (i.e., one month) prior to the announcement of the second amendment to the merger agreement, which were 17.9%, 14.9% and 17.2%, respectively.

Houlihan Lokey calculated an implied share price for our common stock one day, one week, one month and three months prior to the announcement of the merger, pro forma for completion of the investment in FX Luxury Realty, LLC and the distribution of all of our FX Real Estate and Entertainment Inc. stock. Houlihan Lokey calculated the premium represented by an estimated $13.75 per share price (including an estimated value of the additional shares of FX Real Estate and Entertainment Inc. that the Company agreed to distribute to its stockholders in the second amendment to the merger agreement as a condition precedent to the merger) in the proposed revised transaction above the implied share price of our common stock one day, one week, one month and three months prior to the original announcement of the merger, which were 19.4%, 20.3%, 17.8% and 12.5%, respectively.

Selected Companies Analysis.  Houlihan Lokey calculated multiples of enterprise value based on certain financial data for our company relating only to our core business and new initiatives, referred to herein as our “base business,” and the following selected diversified media and content management companies:

Content Management Companies

•	4 Kids Entertainment Inc.

•	Dic Entertainment Holdings Inc.

•	Marvel Entertainment, Inc.

Diversified Media Companies

•	CBS Corporation

•	Lions Gate Entertainment Corp.

•	News Corp.

•	Time Warner Inc.

•	Viacom, Inc.

•	Walt Disney Co.

The calculated multiples included:

•	Enterprise value as a multiple of estimated 2007 EBITDA; and

•	Enterprise value as a multiple of estimated 2008 EBITDA.

The selected diversified media and content management companies forward looking multiples were based on publicly available analyst estimates. The 2007E EBITDA multiples for the diversified media companies ranged from a low of 8.1x to a high of 12.1x, with a mean of 9.5x and a median of 9.1x. The 2008E EBITDA multiples ranged from a low of 7.6x to a high of 10.9x, with a mean 8.9x and a median of 8.8x. The only content management company comparable with available forward looking multiples was Marvel Entertainment, Inc., which had 2007E and 2008E EBITDA multiples of 8.2x and 9.8x, respectively. By comparison, the Company’s 2007E and 2008E EBITDA multiples, based on publicly available analyst estimates (not our company management’s internal projections), were 20.8x and 16.3x, respectively.

Houlihan Lokey applied the following selected multiple ranges derived from the selected companies to corresponding to financial data for our company’s base business:

	Selected Multiple Range
Multiple Description	Low		High

Enterprise Value as a multiple of:
2007E EBIDTA	14.0	x	15.0	x
2008E EBIDTA	11.0	x	12.0	x

The selected companies analysis indicated the following implied enterprise value reference range for our company’s base business:
Implied Enterprise
Value Reference Range for
Base Business
$1,080 million — $1,170 million

Selected Transactions Analysis.  Houlihan Lokey calculated multiples of enterprise value based on the estimated purchase prices paid in the following selected publicly-announced transactions:

Target	Acquiror

• Image Entertainment Inc.	• BTP Acquisition Company
• Topps Co., Inc.	• Madison Dearborn Partners, LLC
• Tiger Aspect Productions Ltd.	• TWI Interactive
• 19 Entertainment Ltd.	• CKx, Inc.
• Elvis Presley Enterprises, Inc.	• CKx, Inc.

The calculated multiples included:

•	Enterprise value as a multiple of latest reported twelve months, or LTM, EBITDA.

The selected transactions enterprise value to LTM EBITDA multiples ranged from a low of 10.0x to a high of 13.9x, with a mean and median of 12.4x and 12.9x, respectively.

Houlihan Lokey applied selected multiple ranges derived from the selected transactions to corresponding to financial data for the Company’s base business:

	Selected Multiple Range
Multiple Description	Low		High

Enterprise Value as a multiple of:
2007E EBIDTA	15.0	x	16.0x

The selected transactions analysis indicated the following implied enterprise value reference range for the Company’s base business:

Implied Enterprise
Value Reference Range for
The Company’s Base Business
$1,010 million — $1,080 million

Discounted Cash Flow Analysis.  Houlihan Lokey also calculated the net present value of the Company’s base business unlevered, after-tax cash flows based on estimates provided by the Company’s management. In performing this analysis, Houlihan Lokey used discount rates ranging from 12.5% to 13.5% taking into account the Company’s estimated weighted average cost of capital, and for our base business’s core operations, and discounted rates ranging from 17.0% to 21.0% for our base business’s new initiatives, and the range of implied perpetual growth rates selected by Houlihan Lokey ranging from 2.5% to 3.5% for our base business’s core operations and 4.5% to 5.5% for our base business’s new initiatives. The discounted cash flow analysis indicated the following implied enterprise value reference range for the Company’s base business:

Implied Enterprise
Value Reference Range for
The Company’s Base Business
$1,280 million — $1,715 million

Public Price Analysis.  Houlihan Lokey reviewed the trading range for the Company’s common stock for the five-day, 30-day and 90-day periods prior to the original announcement of the merger, in order to establish a range of equity values. Houlihan Lokey then added back net debt, minority interest and preferred stock amounts as set forth in the our quarterly report on Form 10-Q for the period ended March 31, 2007 to establish an enterprise value range.

The public price analysis indicated the following implied enterprise value reference range for the Company:

Implied Enterprise
Value Reference Range for
The Company
$980 million — $1,170 million

Summary Valuation.  For purposes of calculating the estimated enterprise value of our entire company, as opposed to only our base business, Houlihan Lokey adjusted each analytic technique described above by adding the estimated mid-point present value of the license agreements (as described below under “Flag Transaction — Presley License Agreement Discount Cash Flow Analysis; — Ali License Agreement Discount Cash Flow Analysis”) of $136 million, together with the estimated value of the Company’s remaining 25.5% interest in FX Real Estate and Entertainment, Inc., which is being distributed directly to holders of our common stock under the second amendment to the merger agreement, of $50 million. Houlihan Lokey estimated the value of $50 million for purposes of its September 27, 2007 opinion in light of the Company’s $100 million investment in 50% of FX Luxury Realty, LLC on June 1, 2007 and the back-stop price support obligation provided pursuant to the repurchase agreement.

Houlihan Lokey then adjusted our estimated enterprise value by adding our cash and subtracting our outstanding debt preferred stock, in each case, at August 31, 2007, to reach our estimated equity values provided below. To calculate our estimated per share equity values, Houlihan Lokey used 97.3 million shares outstanding, the fully diluted share amount set forth in our quarterly report on Form 10-Q for the period ended June 30, 2007.

Houlihan Lokey presented, in table form, a summary of its valuation of the Company through (i) selected companies analysis, (ii) selected transactions analysis, (iii) discounted cash flow analysis and (iv) public price analysis, which resulted in the following valuation ranges for the equity of the Company:

	Selected		Selected
	Companies		Transactions		Discounted Cash		Public Price
	Analysis		Analysis		Flow Analysis		Analysis
	Low	High	Low	High	Low	High	Low	High

Equity Value (in millions)	$1,202.4	$1,292.4	$1,132.4	$1,202.4	$1,402.4	$1,837.4	$1,098.3	$1,288.3
Per Share Value	$12.36	$13.28	$11.64	$12.36	$14.41	$18.88	$11.29	$13.24

EBITDA Multiples Analysis.  Houlihan Lokey calculated the implied multiple of (i) the enterprise value of the Company implied by an estimated $13.75 per share price (including an estimated value of the additional shares of FX Real Estate and Entertainment Inc. that the Company agreed to distribute to its stockholders in the second amendment to the merger agreement as a condition precedent to the merger) in the proposed revised merger over (ii) each of our actual EBITDA for 2006, our estimated EBITDA for 2007 and our estimated EBITDA for 2008. Houlihan Lokey then compared these multiples against the mean implied multiples of enterprise value over EBITDA for selected publicly traded companies and transactions. The results of this analysis were:

	Implied Multiples
					Content
	Company		Diversified Media		Management
	(Revised		Companies		Companies		Transactions
	Transaction)		(Mean)		(Mean)		(Mean)(1)

2006A EBITDA	32.9	X	9.9	X	8.6	X	12.4X
2007E EBITDA	20.9	X	9.5	X	8.2	X	NA
2008E EBITDA	12.8	X	8.9	X	9.8	X	NA

(1)	Mean multiple represents enterprise value divided by latest twelve months EBITDA for comparable transactions.

June 1, 2007 Analysis

Acquisition Premium Analysis:  Houlihan Lokey presented, in chart form, the one day, one week, and one month median and mean acquisition premium analysis for all transactions for which a Schedule 13E-3 was filed with the Securities and Exchange Commission during the period from January 2004 through May 2007 for which sufficient information for analysis was available. The median and mean premiums for Schedule 13E-3 transactions were:

Mean Premium			Median Premium

1 Day	5 Day	20 Day	1 Day	5 Day	20 Day
24.7%	24.2%	23.7%	15.9%	16.7%	17.2%

Houlihan Lokey compared these premiums with the premium to market represented by the $13.75 per share price in the original proposed merger above the closing price of our common stock one trading day, five trading days and 20 trading days prior to the announcement, which were 29.4%, 30.4% and 27.4%, respectively.

Houlihan Lokey calculated an implied share price for our common stock one day, one week, one month and three months prior to the announcement of the merger, pro forma for completion of the investment in FX Luxury Realty, LLC. Houlihan Lokey calculated the premium represented by the $13.75 per share price in the original proposed merger above the implied share price of our common stock one day, one week, one month and three months prior to the announcement, which were 25.5%, 26.4%, 23.6% and 17.9%, respectively.

Summary Valuation:  For purposes of calculating the Company’s estimated enterprise value, Houlihan Lokey calculated an estimated enterprise value for the Company’s base business, in the manner described above under “September 27, 2007 Analysis”, but using available data as of May 31, 2007. Houlihan Lokey adjusted each analytic technique described above by adding the estimated mid point present value of the license agreements as described above of $132 million. Houlihan Lokey did not add the range of estimated values of the Company’s then anticipated 50% interest in FX Luxury Realty, LLC of $50.3 million to $105.7 million, as more fully described above. Adding of such range of values would have increased the Per Share Values set forth below by $0.52 to $1.09 per share.

Houlihan Lokey then adjusted our estimated enterprise value by adding our cash and subtracting our outstanding debt and preferred stock, in each case, as set forth in our quarterly report on Form 10-Q for the period ended March 31, 2007.

Houlihan Lokey presented, in table form, a summary of its valuation of the Company through (i) selected companies analysis, (ii) selected transactions analysis, (iii) discounted cash flow analysis and (iv) public price analysis, which resulted in the following valuation ranges for the equity of the Company, with per share amounts calculated using number of shares outstanding as reported our quarterly report on Form 10-Q for the period ended March 31, 2007:

	Selected		Selected
	Companies		Transactions		Discounted Cash		Public Price
	Analysis		Analysis		Flow Analysis		Analysis
	Low	High	Low	High	Low	High	Low	High

Equity Value (in millions)	$1,136.0	$1,256.0	$1,116.0	$1,196.0	$1,226.0	$1,636.0	$1,012.4	$1,162.4
Per Share Value	$11.68	$12.91	$11.47	$12.30	$12.60	$16.82	$10.41	$11.95

EBITDA Multiples Analysis.  Houlihan Lokey calculated the implied multiple of (i) the enterprise value of the Company implied by the $13.75 per share price in the original proposed merger over (ii) each of our actual EBITDA for 2006, our estimated EBITDA for 2007 and our estimated EBITDA for 2008. Houlihan Lokey then compared these multiples against the mean implied multiples of enterprise value over EBITDA for selected publicly traded companies and transactions. The results of this analysis were:

	Implied Multiples
					Content
	Company		Diversified Media		Management
	(Original		Companies		Companies		Transactions
	Transaction)		(Mean)		(Mean)		(Mean)(2)

2006A EBITDA	31.3	X	11.1	X	17.9	X	14.3X
2007E EBITDA	18.5	X	10.9	X	13.5	X	NA
2008E EBITDA	11.8	X	9.8	X	10.7	X	NA

(2)	Mean multiple represents enterprise value divided by latest twelve months EBITDA for comparable transactions.

Other Matters

Houlihan Lokey was engaged by the Company pursuant to a letter agreement dated as of April 19, 2007, as amended September 27, 2007, to, among other things, provide an opinion to our special committee and board of directors regarding the fairness from a financial point of view to the holders of our common stock (other than the holders of common stock affiliated with 19X, including the Management Group) of the consideration to be received by such holders in the merger. We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, and for other purposes. Pursuant to the engagement letters, our company will pay Houlihan Lokey a customary fee for its services a portion of which became payable upon the execution of Houlihan Lokey’s engagement letters and the balance of which became payable upon the delivery of Houlihan Lokey’s opinions, regardless of the conclusions reached therein. No portion of Houlihan Lokey’s fees are contingent upon the successful completion of the merger. Further, HLHZ has acted as financial advisor to the Company with respect to the merger (including assistance with the solicitation of company acquisition proposals (in accordance with, and as defined in, the merger agreement)) and will receive a customary fee for its services, a portion of which (triggered by the receipt by the Company of certain company acquisition proposals in connection with the merger) is contingent upon the successful completion of a company acquisition proposal and certain other conditions. Also, as mentioned previously, Houlihan Lokey was retained to provide an opinion to our special committee and our board of directors as to the fairness from a financial point of view of the cash consideration paid by the Company in exchange for the 50% membership interest in FX Luxury Realty, LLC and the value of the licenses granted by our subsidiaries pursuant to the license agreements and the related consideration. In addition, Houlihan Lokey was retained to provide an opinion to our board of directors as to certain matters relating to the solvency of the Company in light of the Flag Distribution and to provide certain purchase price allocation services to the Company relating to the Flag Transaction. In each case Houlihan Lokey received customary fees for such opinions, none of which were contingent upon the successful completion of the merger or any portion of the Flag Transaction. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the merger and their respective affiliates.

19X’s, Messrs. Sillerman’s and Fuller’s and Other Members of the Management Group’s Reasons for the Merger

19X, Messrs. Sillerman and Fuller and the other members of the Management Group believe that the merger will enable CKX’s unaffiliated stockholders, and other stockholders to the extent they receive cash consideration for their shares, to realize promptly the value of their investment in CKX through their receipt of the cash merger consideration. The maximum per share merger consideration of $13.75 represents an approximate premium of 29.4% over the closing market price of the shares of CKX of $10.63 on May 31, 2007 (the last closing price prior to the Company’s announcement on the evening of May 31, 2007 of a potential transaction involving a buyout at $13.75 per share), and the minimum merger consideration of $11.75 per share represents a 10.5% premium over the May 31, 2007 closing price of the Company’s shares.

They also believe that becoming a private company no longer subject to the public reporting and other obligations of the Exchange Act will enable CKX to pursue acquisition opportunities relating to iconic content that may not be available to a public company. In addition, they believe that, as a private company, CKX will be able to enhance its operating flexibility and performance as the financial and disclosure burdens and demands of public ownership are removed.

In addition to the foregoing, they believe that as a result of the investment in FX Luxury Realty, LLC and FX Real Estate and Entertainment Inc. and the distribution of shares of FX Real Estate and Entertainment Inc. to CKX’s stockholders as described below under “The Merger Agreement — Conditions to the Merger — FX Real Estate Distribution” which was undertaken by CKX in connection with and as a condition to the merger, CKX stockholders will continue to benefit from and have the opportunity to share in the exploitation of CKX’s Elvis Presley and Muhammad Ali brands through FX Luxury Realty, LLC’s development of Elvis Presley and Muhammad Ali-themed real estate and attraction-based projects.

In addition, the Management Group wishes to provide Mr. Fuller with a larger equity interest in CKX and a new employment agreement given his importance to the success of the Company and its subsidiary 19 Entertainment Limited. The Management Group believes that as a private company, CKX will be able to provide Mr. Fuller with a compensation arrangement commensurate with his skills and overall value to the Company. In this regard, Mr. Fuller has entered into a new employment agreement with 19 Entertainment Limited that will become effective only upon consummation of the merger, as more fully described under “Special Factors — Interests of

Certain Persons in the Merger — Compensation Arrangements with Mr. Fuller and other members of the Management Group.”

The Position of 19X and the Management Group as to the Fairness of the Merger

19X’s and the Management Group’s views as to fairness of the proposed merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to adopt the merger agreement and approve the merger.

The unaffiliated stockholders of CKX were represented by the special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of the special committee’s independent financial and legal advisors. Accordingly, 19X and the Management Group did not negotiate the merger agreement with the goal of obtaining terms that were fair to CKX’s unaffiliated stockholders. Neither 19X nor the Management Group participated in the deliberations of the special committee regarding, or received separate advice from CKX’s or the special committee’s legal or financial advisors as to, the substantive and procedural fairness of the proposed merger. Neither 19X nor the Management Group undertook any formal evaluation of the fairness of the proposed merger, nor did they engage a financial advisor for such purposes.

19X and the other members of the Management Group believe that the merger agreement and the merger are substantively and procedurally fair to unaffiliated stockholders of CKX based upon the same factors considered by Messrs. Sillerman and Fuller with respect to the fairness of the merger agreement and the merger to such stockholders (as discussed below under “Special Factors — The Position of Messrs. Sillerman and Fuller Regarding Fairness of the Merger.”) 19X and the other members of the Management Group agree with the analysis and conclusions of Messrs. Sillerman and Fuller based on the reasonableness of such analysis and conclusions, which they adopt.

In particular, 19X and the Management Group note that 19X’s maximum per share merger consideration of $13.75 represented a premium of approximately 29.4% and the minimum per share merger consideration of $11.75 represented a premium of 10.5% to the closing market price of CKX common stock on May 31, 2007, the last closing price prior to the Company’s announcement on the evening of May 31, 2007 of a potential transaction involving a buyout at $13.75 per share. In addition, 19X and the Management Group note that the maximum per share merger consideration of $13.75 represented a premium of 26.6% and the minimum per share merger consideration of $11.75 represented a premium of 8.2% over the 30 day trading average on May 31, 2007.

The foregoing discussion of the information and factors considered and given weight by 19X and the Management Group in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by 19X and the Management Group. Neither 19X nor the Management Group found it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the proposed merger. Rather, their fairness determination was made after consideration of all of the factors described below in “Special Factors — The Position of Messrs. Sillerman and Fuller Regarding Fairness of the Merger” as a whole.

The Position of Messrs. Sillerman and Fuller Regarding Fairness of the Merger

Because of Messrs. Sillerman’s and Fuller’s differing interests in the transactions, they did not vote or otherwise participate in the deliberations of the special committee or the board of directors when the special committee voted to recommend, or the board of directors voted to approve, the merger agreement, and, therefore, their views as to the fairness of the merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to adopt the merger agreement and approve the merger. As disclosed under “Special Factors — Interests of Certain Persons in the Merger,” Messrs. Sillerman and Fuller each has interests in the merger different from, and in addition to, those of the other stockholders of CKX.

The unaffiliated stockholders of CKX were represented by the special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of the special committee’s independent financial and legal advisors. Accordingly, neither Mr. Sillerman nor Mr. Fuller undertook a formal evaluation of the merger or engaged a financial advisor for that purpose. Nonetheless, Messrs. Sillerman and Fuller believe that the merger agreement and the merger are substantively and procedurally fair to the unaffiliated stockholders based upon their knowledge of CKX, as well as the factors considered by, and the findings of, the special committee and the board of directors with respect to the fairness of the merger to such unaffiliated stockholders. In particular, Messrs. Sillerman and Fuller noted that 19X’s maximum per share merger consideration of $13.75 represented a premium of approximately 29.4% to the closing market price of CKX common stock on May 31, 2007, the last closing price prior to the Company’s announcement on the evening of May 31, 2007 of a potential transaction involving a buyout at $13.75 per share, and a premium of 26.6% over the 30-day trading average on May 31, 2007, and the minimum per share merger consideration of $11.75 represented a premium of approximately 10.5% over the May 31, 2007 closing price for the Company’s common stock and a 8.2% premium over the 30-day trading average on May 31, 2007. In addition, Messrs. Sillerman and Fuller considered the fact that the special committee received an opinion from Houlihan Lokey to the effect that, as of June 1, 2007 and September 27, 2007, and based upon and subject to the various considerations and assumptions described in the opinion, the merger consideration to be received by the unaffiliated stockholders was fair, from a financial point of view, to such stockholders (see “Special Factors — Reasons for the Merger, Recommendation of the Special Committee and of the CKX Board of Directors; Fairness of the Merger” and “Special Factors — Opinion of Financial Advisor”).

Messrs. Sillerman and Fuller also agree with the analysis and conclusions of the special committee and the board of directors based on the reasonableness of such analysis and conclusions, which they each adopt (see “Special Factors — Reasons for the Merger, Recommendation of the Special Committee and of the CKX Board of Directors; Fairness of the Merger”). In particular, Messrs. Sillerman and Fuller believe that the procedural factors described above under “Special Factors — Reasons for the Merger, Recommendation of the Special Committee and of the CKX Board of Directors; Fairness of the Merger” support their conclusion that the transaction was procedurally fair, despite the absence of a requirement that a majority of unaffiliated stockholders approve the merger, because the special committee is composed of independent directors, has retained independent legal counsel and independent financial advisors to assist in its representation of the unaffiliated stockholders and has conducted an extensive process and vigorously negotiated on behalf of the unaffiliated stockholders of the Company.

While each of Messrs. Sillerman and Fuller is a director of CKX, because of their interests in the merger, they did not serve on the special committee, nor did they participate in the negotiation of the merger agreement on behalf of CKX’s unaffiliated stockholders, the special committee’s evaluation of the merger agreement and the merger or the board of directors’ evaluation or approval of the merger agreement and the merger. For these reasons, Messrs. Sillerman and Fuller do not believe that their interests in the merger influenced the decision of the special committee or the board of directors with respect to the merger agreement or the merger.

The foregoing discussion of the information and factors considered and given weight by Messrs. Sillerman and Fuller in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by Messrs. Sillerman and Fuller. Messrs. Sillerman and Fuller did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching a position as to the fairness of the merger agreement and the merger. Each of Messrs. Sillerman and Fuller believes that these factors provide a reasonable basis for his belief that the merger is fair to the unaffiliated stockholders.

Certain Effects of the Merger

If the merger agreement is adopted and the merger is approved by CKX’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, 19X Acquisition will be merged with and into CKX, with CKX being the surviving corporation.

Upon consummation of the merger, each share of CKX common stock (other than treasury shares, shares held by 19X, Inc., 19X Acquisition Corp. and shares held by stockholders who have perfected their appraisal rights under Delaware law) will be converted into the right to receive the merger consideration which will be a maximum of $13.75 and a minimum of $11.75 in cash, without interest.

Upon the consummation of the merger, all outstanding options to acquire CKX’s common stock will become fully vested and immediately exercisable and all such options not exercised prior to the merger will be cancelled and converted into a right to receive a cash payment equal to the number of shares of CKX common stock underlying the options multiplied by the amount (if any) by which the merger consideration exceeds the option exercise price, without interest and less applicable withholding taxes (see “The Merger Agreement — Company Options”).

Following the merger, the entire equity in the surviving corporation will ultimately be owned by the Management Group and the other investors in 19X as described under “Special Factors — Source and Amount of Funds; Financing for the Merger.” If the merger is completed, the Management Group, the other investors referred to above and such additional investors in 19X will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting CKX following the merger. Similarly, the Management Group and such additional investors in 19X will also bear the risks of ongoing operations, including the risks of any decrease in our value after the merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under “Special Factors — Sources and Amounts of Funds; Financing for the Merger.”

CKX common stock is currently registered under the Exchange Act and is quoted on the NASDAQ Global Market under the symbol “CKXE.” As a result of the merger, CKX will be a privately held corporation, and there will be no public market for its common stock. After the merger, CKX common stock will cease to be quoted on the NASDAQ Global Market or on any exchange or quotation system, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of CKX common stock under the Exchange Act will be terminated.

The certificate of incorporation and bylaws of CKX will be amended as of the effective time of the merger, as contemplated in the merger agreement. A copy of the surviving corporation’s certificate of incorporation and bylaws, as they will be in effect immediately following the merger, is attached to the merger agreement which is Annex A to this proxy statement.

At the effective time of the merger, the directors of 19X Acquisition immediately prior to the effective time of the merger will be directors of the surviving corporation. It is further contemplated that the officers of CKX immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

If the merger is completed, CKX’s unaffiliated stockholders will have no interest in CKX’s net book value or net earnings. The table below sets forth the direct and indirect interests in CKX’s net book value and net earnings of each member of the Management Group prior to and immediately after the merger, based upon the net book value of CKX at September 30, 2007 and the net income of CKX for the nine months ended September 30, 2007. Following the merger, the entire interest in CKX’s net book value and net income that is not ultimately held by the Management Group will be held directly or indirectly by the additional investors in 19X.

	Ownership Prior to the Merger(1)				Ownership after the Merger(2)
	Net Book Value		Earnings		Net Book Value		Earnings
	$	%	$	%	$	%	$	%(3)

Robert F.X. Sillerman(4)	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]
Simon Fuller	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]
Michael G. Ferrel	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]
Mitchell J. Slater	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]
Howard J. Tytel	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]
Thomas P. Benson	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]	[ • ]

(1)	Based upon (i) beneficial ownership for Mr. Sillerman as of [ • ], including: (a) 20,681,565 shares of common stock owned of record by Mr. Sillerman; (b) 1,000,000 shares of common stock owned of record by Laura Baudo Sillerman, Mr. Sillerman’s spouse, (c) 6,135,704 shares of common stock owned of record by Sillerman Commercial Holdings Partnership L.P., in which Mr. Sillerman is the sole stockholder of the general partner; and (d) 2,556,392 shares of common stock owned of record by Sillerman Capital Holdings, L.P., a limited partnership controlled by Mr. Sillerman through a trust for the benefit of Mr. Sillerman’s descendants; and (ii) beneficial ownership of Mr. Fuller as of [ • ] of 1,507,315 shares of common stock held directly by him.

(2)	Based upon the agreed upon equity investments, the expected equity investment by Mr. Sillerman and CKX’s net book value at September 30, 2007, and net income for the nine months ended September 30, 2007, and without giving effect to any additional indebtedness to be incurred in connection with the merger.

(3)	Calculation of percentages does not give effect to any investment by certain other members of CKX’s senior management in the transactions described under “Special Factors — Interests of Certain Persons in the Merger.”

(4)	Based upon current equity commitments and subject to reduction to the extent that other members of CKX’s management invest in transactions described under “Special Factors — Interests of Certain Persons in the Merger.” See “Special Factors — Source and Amount of Funds; Financing for the Merger.”

In connection with the merger, certain of CKX’s management will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of CKX’s stockholders generally, as described in more detail under “Special Factors — Interests of Certain Persons in the Merger.” The incremental benefits include the right of our executive officers and other management participants to make an equity investment in 19X as described above under “Special Factors - Interests of Certain Persons in the Merger.” A detriment to such members of management is that their new shares would not be listed on a securities exchange and such shares will be highly illiquid without an active public trading market for such securities. Additional incremental benefits to certain of CKX’s management include, among others, continuing as executive officers of the surviving corporation and the execution of employment and related agreements with the surviving corporation or its affiliates. Furthermore, it is contemplated that Mr. Sillerman will continue as a director and the Executive Chairman of the surviving corporation.

Additional incremental benefits to Messrs. Sillerman, Fuller and other members of the Management Group include receiving tax-free treatment with respect to such contribution of shares pursuant to the contribution and exchange agreements, pursuant to which they will contribute their shares of CKX to 19X. Please see “Special Factors — Interests of Certain Persons in the Merger” for a discussion of these agreements.

Plans for CKX After the Merger

It is expected that, upon consummation of the merger, the operations of CKX generally will be conducted in a manner consistent with historical operations, except as otherwise described below.

Mr. Fuller has entered into a new employment arrangement with 19 Entertainment Limited, a wholly-owned subsidiary of CKX, that would be effective upon the consummation of the merger, which provides that Mr. Fuller would, subject to the approval of the stockholders and board of directors of 19X, accept the offices of Chief Executive Officer of 19X and director of both 19 Entertainment and 19X, as well as continue as the Chief Executive Officer of 19 Entertainment. In his new role as Chief Executive Officer of 19X, Mr. Fuller would be more involved in the management and strategic direction of CKX going forward.

Mr. Sillerman will continue to play an active role in the management of the Company following the merger. However, Mr. Sillerman will also serve as Chairman and Chief Executive Officer of FX Real Estate and Entertainment Inc. His respective employment agreements with the two companies will provide for his splitting his business time between the two on an equal basis.

Thomas P. Benson, the Chief Financial Officer of CKX, will resign from his position with CKX upon consummation of the merger agreement and become a full time employee of FX Real Estate and Entertainment Inc. His employment agreement with FX Real Estate and Entertainment will allow him to spend up to one third of his business time in furtherance of 19X matters.

CKX has entered into a shared services agreement with FX Real Estate and Entertainment Inc., pursuant to which members of management of each company will from time to time provide management services for the other company.

Following the consummation of the merger, the registration of CKX common stock and reporting obligations under the Exchange Act with respect to CKX common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, CKX common stock will no longer be listed on any exchange or quotation system, including the NASDAQ Global Market, and price quotations will no longer be available, and CKX will cease to be a publicly traded company. CKX will not be subject to the obligations and constraints, and the related direct and indirect costs associated with having publicly traded equity securities.

The Management Group has advised CKX that it does not have any current plans or proposals that relate to or would result, following completion of the merger, in an extraordinary corporate transaction involving CKX’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. We expect that, following the merger, CKX’s management and the Management Group will continuously evaluate and review CKX’s business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of CKX and may undertake any of the foregoing actions if they are deemed desirable at any time following the closing of the merger. The Management Group expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

If the merger agreement is not adopted and the merger is not approved by CKX’s stockholders or if the merger is not completed for any other reason, the stockholders will not receive any payment for their shares in connection with the merger. Instead, CKX will remain an independent public company, and CKX common stock will continue to be quoted and traded on the NASDAQ Global Market. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that CKX’s stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, risks related to our dependence upon a limited number of entertainment properties which may, over time, decline in popularity, liability associated with entertainment content, and general industry, economic, regulatory and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of CKX common stock. From time to time, CKX’s board of directors will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of CKX and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholders’ value. If the merger agreement is not adopted and the merger is not approved by CKX’s stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to CKX will be offered, or that the business, prospects or results of operations of CKX will not be adversely impacted.

Interests of Certain Persons in the Merger

In considering the recommendations of the special committee and the board of directors with respect to the merger, you should be aware that some of CKX’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The special committee and the board of directors were aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Interests of Mr. Sillerman

Mr. Sillerman beneficially owns 31,865,478 shares of CKX common stock, and he has committed to invest in 19X by contributing shares of CKX common stock with a value of not less than $[ • ] to 19X in exchange for equity securities of 19X in connection with the consummation of the merger. Immediately following the consummation of the merger, it is currently expected that Mr. Sillerman will own approximately [ • ]% of the outstanding voting securities of 19X. Messrs. Sillerman and Fuller are currently the only stockholders of 19X. Mr. Sillerman owns approximately 30.1% of the outstanding common stock of FX Real Estate and Entertainment Inc. In addition, Mr. Sillerman has entered into a Backstop Agreement to acquire 50% of the shares underlying rights that are not otherwise subscribed for by stockholders of FX Real Estate and Entertainment Inc. in the rights offering described under “The Merger Agreement — Merger Consideration and Conversion of Securities”. FX Real Estate and Entertainment Inc. is involved in a number of transactions with CKX as described in “Summary Term Sheet — The FX Real Estate and Entertainment Inc. Transactions.”

Interests of Mr. Fuller

Mr. Fuller owns 1,507,315 shares of CKX common stock and he has committed to contribute [ • ] shares, approximately $[ • ] worth of CKX common stock, to 19X in exchange for equity securities of 19X in connection with the consummation of the merger. Immediately following the consummation of the merger, it is currently expected that Mr. Fuller will own approximately [ • ]% of the outstanding voting securities of 19X. In addition, Messrs. Sillerman and Fuller are currently the only stockholders of 19X.

If the maximum per share cash merger consideration of $13.75 is paid, Mr. Fuller will receive approximately $155,000 in cash as consideration for the cancellation of his option to purchase 100,000 shares of CKX common stock, the same treatment received by other holders of options to purchase shares of CKX common stock. See “Special Factors — Certain Effects of the Merger.”

In addition, Mr. Fuller has entered into an employment arrangement with 19 Entertainment Limited, a wholly-owned subsidiary of CKX, which will replace his current agreement with 19 Entertainment. The new agreement would only be effective upon the consummation of the merger. See “Special Factors — Interests of Certain Persons in the Merger — Compensation Arrangements with Mr. Fuller and other members of the Management Group.”

Interests of Other Members of the Management Group

Messrs. Ferrel, Slater, Tytel and Benson each have entered into letter agreements with 19X pursuant to which they may contribute shares of CKX common stock to 19X in exchange for equity securities of 19X. The members of the Management Group who roll-over their shares of CKX common stock into 19X will not receive the merger consideration for the shares of CKX common stock that they contribute 19X.

Amounts to be Received by the Members of the Management Group

Members of the Management Group will receive the following amounts for their shares of CKX common stock which they will not be contributing to 19X and which will be purchased by 19X in the merger for the per share merger consideration which will be a maximum of $13.75 and a minimum of $11.75 in cash, without interest:

	Number of		Aggregate Amount
	Common	Merger Consideration	Originally Paid for
Management	Shares to be	for Common Stock	Shares to be Cashed
Group Member	Cashed Out(1)	($13.75 - $11.75)	Out in the Merger

Mr. Sillerman	[ • ]	[ • ] - [ • ]	[ • ]
Mr. Ferrel	[ • ]	[ • ] - [ • ]	[ • ]
Mr. Slater	[ • ]	[ • ] - [ • ]	[ • ]
Mr. Tytel	[ • ]	[ • ] - [ • ]	[ • ]
Mr. Benson	[ • ]	[ • ] - [ • ]	[ • ]
[Mr. Fuller]	[ • ]	[ • ] - [ • ]	[ • ]

(1)	The chart above does not include the CKX shares being contributed by the Management Group to 19X.

After giving effect to the merger, the Management Group, will own [ • ]% of the outstanding shares of 19X, which will own all of the outstanding shares of CKX. Accordingly, the Management Group will have the opportunity to participate in any future earnings growth of CKX following the merger and will benefit from any increase in value of CKX.

Governance of 19X and 19X Acquisition Prior to the Merger

As noted above, Messrs. Sillerman and Fuller are currently the only stockholders of 19X. Messrs. Sillerman and Fuller have entered into an agreement to vote all of their securities of 19X in favor of the merger and adoption and approval of the merger agreement.

On June 1, 2007, in connection with the merger, Messrs. Sillerman and Fuller and 19X entered into an agreement pursuant to which certain arrangements between Messrs. Sillerman and Fuller and 19X were set forth. This agreement addresses: (1) Mr. Fuller’s employment arrangement with 19X after the merger closes;

(2) Mr. Fuller’s agreement to contribute 1,507,315 shares of common stock of CKX to 19X and Mr. Sillerman’s agreement to contribute shares of common stock of CKX having a minimum value of $120 million, valued at the per share merger consideration contained in the merger agreement, in exchange for equity interests in 19X; (3) an agreement by 19X to make a loan to Mr. Fuller in the amount of £5,878,000 ($11,462,560 as of January 22, 2008) in the event that the making of a similar loan by 19 Entertainment Limited to Mr. Fuller pursuant to a director’s service agreement (as such term is defined in this agreement) is unlawful; (4) a guarantee by Mr. Sillerman to pay any obligations that might be required by the merger agreement to be paid by 19X; (5) the obligation of Messrs. Sillerman and Fuller and 19X to negotiate, in good faith, a shareholders’ agreement, should one be requested by the financing sources of 19X or Mr. Sillerman; (6) the allocation of board seats after the merger; and, (7) an agreement by Messrs. Fuller and Sillerman to vote all of the securities of 19X owned by them in favor of the merger agreement.

Compensation Arrangements with Mr. Fuller and other members of the Management Group

Mr. Fuller has entered into an employment arrangement with 19 Entertainment Limited, a wholly-owned subsidiary of CKX, that would only be effective upon the consummation of the merger. The arrangement would replace Mr. Fuller’s current employment agreement with 19 Entertainment. The agreement provides that Mr. Fuller would continue as the Chief Executive Officer of 19 Entertainment and would, subject to the approval of the stockholders and board of directors of 19X, accept the offices of Chief Executive Officer of 19X and director of both 19 Entertainment and 19X. The employment agreement would have a term that would extend until the later of (a) six years and (b) six months longer than the last maturity date of any debt obligations of 19X. Mr. Fuller would receive a base salary of £750,000 ($462,560 as of January 22, 2008) per annum and a bonus based upon objective economic performance measures of 19X. If Mr. Fuller is terminated without cause, he would be entitled to his annual salary and bonus (at the level on the date of termination) for the remaining portion of the original term of the employment agreement.

The employment agreement also provides that, if it becomes legally permissible in the United Kingdom and it is approved by the shareholder of 19 Entertainment, Mr. Fuller will be entitled to a loan of approximately £5.9 million ($11.5 million as of January 22, 2008). The loan would have a seven-year term and 19 Entertainment would waive repayment of one-seventh of the loan on an annual basis and would pay Mr. Fuller an additional annual bonus equal to (i) accrued interest on the loan, (ii) Mr. Fuller’s UK tax liability on the accrued interest and (iii) the amount of the loan waived during the preceding year. If Mr. Fuller is terminated for cause, Mr. Fuller would be required to repay the balance of the loan, including interest, over a five-year period. If Mr. Fuller is terminated without cause, he would not be required to repay the outstanding balance of the loan, if any.

The agreement provides that 19 Entertainment will reimburse Mr. Fuller for reasonable business expenses, including the cost of flying privately (if approved by the Executive Chairman of 19X) or first class. Mr. Fuller would be subject to confidentiality provisions and non-competition and exclusivity restrictions.

Mr. Sillerman will serve as the Executive Chairman of 19X following consummation of the merger. Mr. Sillerman has agreed with Mr. Fuller and 19X to either amend the term of his current employment agreement to be coterminous with the term of Mr. Fuller’s employment agreement described above or to enter into a new employment agreement with the same term. Mr. Sillerman’s employment agreement will acknowledge that he will also serve as Chairman and Chief Executive Officer of FX Real Estate and Entertainment Inc. and will allow him to spend up to 50% of his business time in respect thereof.

Treatment of Stock Options and Restricted Stock

If the merger is completed, all outstanding options to purchase shares of CKX common stock, to the extent outstanding, vested and unexercised, will be cancelled and the holder of each stock option will be entitled to the right to receive an amount in cash, less any required withholding taxes, equal to the product of (a) the excess, if any, of the merger consideration over the exercise price per share of common stock subject to such option, multiplied by (b) the number of shares of CKX common stock subject to such option. If the merger is completed, all vested or unvested shares of restricted CKX common stocks outstanding will vest and become free of all restrictions and the holder of each share of restricted stock will be entitled to the right to receive the merger consideration.

Mr. Fuller is the only named executive officer and Management Group member holding options to purchase shares of CKX common stock. None of the named executive officers have been granted restricted shares of CKX common stock under CKX’s 2005 Omnibus Long-Term Incentive Compensation Plan. Mr. Fuller holds an option to purchase 100,000 shares of CKX common stock at an exercise price of $12.20 per share. We estimate the amount that will be payable to Mr. Fuller in settlement of stock options based on the treatment of such stock options in the merger as described in the preceding paragraph as $155,000 if the maximum merger consideration of $13.75 per share is paid in the merger.

Because only individuals who hold CKX common stock on the record date for the distribution of shares of FX Real Estate and Entertainment Inc. will receive shares of that entity in the distribution, those individuals who hold options that are not exercised prior to the record date will not receive FX Real Estate and Entertainment Inc. shares in the distribution in respect of their unexercised options.

Severance Payments/Change of Control

Each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson is a party to an employment agreement that provides benefits to such senior executive officer in the event of a change in control, such as the proposed merger.

Pursuant to the employment agreements, in the event of a change of control, the executive officer will receive severance equal to: (a) three years’ base salary, plus (b) a bonus for each partial or full year in the unexpired term in an amount equal to the average of all annual bonuses paid during the term of the agreement prior to termination (but in no event less than $100,000), plus (c) continued eligibility to participate in any benefit plans of CKX through the term. The executive officer may elect to receive the fair market value of the payments provided in (a) and (b) in a lump sum rather than receive them over time, without any reduction for the present value of such amounts. In addition, if such payment constitutes a parachute payment under the Internal Revenue Code of 1986, as amended, each executive officer is entitled to additional tax-gross up payments to cover the excise tax and any taxes on the total amount so that such senior executive officer receives the total amount, without any deduction for taxes.

Mr. Sillerman has agreed to waive any change in control or similar payment that would be payable to him under his employment or other agreements with CKX in connection with the consummation of the merger.

Assuming that their current employment agreements remain in effect and that the merger is completed during 2008, the estimated cost of the cash severance benefits described above that will not be waived by the executives would be as follows:

Change in Control Payments

Mr. Ferrel	[ • ]
Mr. Slater	[ • ]
Mr. Tytel	[ • ]
Mr. Benson	[ • ]

Indemnification and Insurance

Pursuant to the merger agreement, the surviving corporation will indemnify and hold harmless the current officers and directors of CKX in connection with any claim arising out of or pertaining to matters that relate to such person’s duties or service as a director or officer of CKX or its subsidiaries at or prior to the effective time of the merger to the fullest extent permitted by applicable law, including the advancement of fees and expenses. In addition, the surviving corporation will, for a period of six years following the effective time of the merger, maintain in effect (or obtain a substitute policy that is no less favorable than) the directors’ and officers’ liability insurance maintained on the date of the merger agreement.

Certain Related Party Transactions

Under the terms of their employment agreements, certain employees of CKX, including Messrs. Tytel and Benson, are permitted to spend a portion of their time providing services for Mr. Sillerman and MJX Asset Management LLC, a company managed by Mr. Sillerman in which Messrs. Ferrel, Tytel, Slater and Benson are also investors. In addition, certain non-management employees of CKX provide services for Mr. Sillerman and/or MJX Asset Management LLC. The compensation committee of CKX’s board of directors reviews the amount of time spent on outside endeavors by CKX employees on a quarterly basis, and to the extent the compensation committee believes any such employee is engaging in outside activities at a level whereby he is being compensated by CKX for the time spent on such outside activities, the compensation committee may require that the employee reduce the level of outside services being performed, and further, may require that the recipient of such services (either Mr. Sillerman or MJX Asset Management LLC) reimburse CKX for the compensation attributable to the time spent thereon. In 2006, the compensation committee determined that certain non-management employees of CKX had provided services to MJX Asset Management LLC and/or Mr. Sillerman with an aggregate value of $120,817. Mr. Sillerman’s salary for the year ended December 31, 2006 was reduced by such amount to compensate CKX for such services. In 2005, the compensation committee determined that employees of CKX had provided services to MJX Asset Management LLC and/or Mr. Sillerman with an aggregate value of $80,713. Mr. Sillerman’s salary for the year ended December 31, 2005 was reduced by such amount to compensate CKX for such services.

Special Committee Compensation

Messrs. Edwin Banks, Jerry Cohen and John Miller are members of the special committee. Each special committee member has been compensated for serving as a member of the special committee. The CKX board of directors authorized these payments to compensate the members of the special committee for the significant additional time commitment required of them in connection with their duties and responsibilities as members of the special committee. Each member of the special committee received a monthly fee of $7,500 for April and May 2007. Beginning June 1, 2007, the date the merger agreement was approved by our board of directors, the members of the special committee began receiving $2,500 per month which they will continue to receive until the closing of the merger. Each member received a monthly fee of $2,500 in June, July and August. However, in recognition of the level of work and time commitment involved in negotiating and finalizing the second amendment to the merger agreement, each committee member received a fee of $7,500 for the month of September. The resolutions approved by our board of directors provide that the members of the special committee will receive a minimum aggregate compensation for such service in the amount of $50,000. CKX has made and will continue to make such payments to the members of the special committee without regard to whether the special committee recommended the merger or whether the merger is consummated. As of the date of this proxy statement, members of the special committee have received aggregate fees of [ • ].

In addition, the independent members of CKX’s board of directors (which includes the members of the special committee) met numerous times to discuss and consider the merger transaction, the investment by CKX in FX Luxury Realty, LLC and the subsequent amendments to the merger transaction. As compensation for the additional time commitment involved in such meetings, the independent members of our board of directors who are not members of the special committee (Messrs. Bleier, Harnick, Langer and Morrow) were and will continue to be paid a meeting fee of $750, the same fee such directors receive for attending a meeting of a committee of the board of directors, for attendance at such meetings. As of the date of this proxy statement, such independent directors have received the following aggregate meeting fees for meetings of the independent directors [ • ].

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) who receive cash in the merger in exchange for shares of CKX common stock. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. The discussion is based on the Internal Revenue Code of 1986, as amended, applicable current and proposed U.S. Treasury regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. The discussion applies only to stockholders who hold shares of CKX common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to our stockholders in light of their particular circumstances, or that may apply to holders that are subject to special treatment under U.S. federal income tax laws (including, for example, non-U.S. holders (as defined below), insurance companies, tax-exempt organizations, financial institutions, broker-dealers, traders in securities who elect to mark their securities to market, mutual funds, real estate investment trusts, S corporations, stockholders subject to the alternative minimum tax, persons who validly exercise appraisal rights, partnerships or other pass-through entities and persons holding shares of CKX common stock through a partnership or other pass-through entity, persons who acquired shares of CKX common stock in connection with the exercise of employee stock options or otherwise as compensation, United States expatriates and stockholders who hold shares of CKX common stock as part of a hedge, straddle, constructive sale or conversion transaction). The discussion does not address any aspect of state, local or foreign tax laws.

For purposes of this summary, a “U.S. holder” is a holder of shares of CKX common stock, who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes.

A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

If shares of CKX common stock are held by a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of CKX common stock and partners in such partnerships are urged to consult their own tax advisors regarding the tax consequences to them of the merger.

The receipt of cash for shares of CKX common stock in the merger will be a taxable transaction to a U.S. holder for United States federal income tax purposes. In general, a U.S. holder who surrenders shares of CKX common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in exchange for such shares and the U.S. holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss provided that a U.S. stockholder’s holding period for such shares is more than one year at the time of completion of the merger. Long-term capital gains recognized by U.S. holders that are individuals will generally be subject to a tax at preferential rates. There are limitations on the deductibility of capital losses.

Under the Internal Revenue Code, backup withholding at a rate of 28% may apply with respect to the amount of cash received in the merger, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Each of our stockholders and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Any amounts withheld from merger proceeds under the backup withholding rules will generally be allowed as a refund or a credit against U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

The United States federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult his, her or its own tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger, including the application of state, local and foreign tax laws.

Source and Amount of Funds; Financing for the Merger

We estimate the total amount of funds necessary to complete the merger and related transactions and pay related fees and expenses will be approximately $1.55 billion assuming the maximum cash merger consideration of $13.75 per share is paid. 19X anticipates this amount to be provided through a combination of the proceeds of:

•	$200,000,000 of common equity investments by the Investor Group, existing stockholders of CKX, members of CKX’s management or their respective controlled affiliates and other investors, which are described elsewhere in this section under the subheading “Equity Financing;”

•	$50,000,000 of preferred equity investments by Credit Suisse Management LLC or other investors, which are described elsewhere in this section under the subheading “Equity Financing;”

•	other preferred equity investments by other investors identified by the Investor Group and other investment banks, which are described elsewhere in this section under the subheading “Equity Financing;”

•	a first priority senior secured 5-year term loan facility in an aggregate principal amount of up to the lesser of four times pro forma EBITDA for the preceding four fiscal quarters and $400,000,000, a first priority senior secured 4 1/2-year revolving credit facility in an aggregate principal amount of up to $50,000,000 and a second priority senior secured term loan facility in an aggregate principal amount of up to the lesser of two times pro forma EBITDA for the preceding four fiscal quarters and $200,000,000, which are described elsewhere in this section under the subheading “Debt Financing;” and

•	$200,000,000 of subordinated unsecured notes or senior preferred stock investments by Robert F.X. Sillerman and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P., which are described elsewhere in this section under the subheading “Debt Financing.”

Completion of the merger is not conditioned upon 19X receiving financing, however, the merger agreement does provide that if the merger agreement its terminated due to, among other things, the failure by 19X to obtain the necessary financing by June 1, 2008, 19X must pay to CKX a termination fee of $37,000,000, payable at the option of 19X in cash or common stock of CKX valued at a price of $12.00 per share. If the failure by 19X to obtain financing is due to pending litigation with respect to the transaction and all other closing conditions have been satisfied, this outside date may be extended to July 31, 2008. If 19X is unable to consummate the financing by this extended outside date due to the pending litigation, 19X must pay CKX’s actual out-of-pocket fees and expenses up to a maximum of $15,000,000. Robert F.X. Sillerman has guaranteed the payment by 19X of the termination fees described above.

The documentation governing the debt and equity financing described below has not been finalized and the debt and equity financing is subject to a number of conditions precedent, including “market outs,” and has not been placed. Accordingly, the actual terms may differ from those described in this proxy statement and such financing may not be considered assured. The merger agreement provides that 19X and 19X Acquisition shall use all commercially reasonable efforts to obtain the required debt and equity financing. In the event that any portion of the debt or equity financing described in this proxy statement becomes unavailable otherwise than due to the material breach of representations and warranties or covenants of CKX or a failure of a condition to be satisfied by CKX, 19X and 19X Acquisition have agreed to use all commercially reasonable efforts, for a period not to exceed 90 days, to arrange alternative debt and equity financing from the same or other sources on terms and conditions not materially less favorable to 19X and 19X Acquisition than those contained in the financing letters described herein. 19X and 19X Acquisition are also required to use all commercially reasonable efforts to satisfy on or before the closing of the merger all requirements of the definitive agreements pursuant to which the debt and equity financing are to be obtained.

Equity Financing

On November 7, 2007, 19X entered into an equity commitment letter with the Investor Group, pursuant to which the Investor Group agreed to: (1) subscribe for or place with existing stockholders of CKX and members of CKX’s management or their respective controlled affiliates, an aggregate of $200,000,000 of common equity, par value $0.01 per share, of 19X, when taken together with existing shares of capital stock of 19X held by the Investor

Group, on terms to be agreed upon by the Investor Group and 19X, with the Investor Group committing to subscribe for not less than $150,000,000 of such common equity, when taken together with existing shares of capital stock of 19X held by the Investor Group, directly or through entities affiliated with them; and (2) use their commercially reasonable efforts to cause the placement of up to $100,000,000 of preferred equity interests.

The equity commitment letter with the Investor Group provides that the purchase by the Investor Group of the common equity may be funded through the exchange of common stock of CKX. The equity commitment letter further provides that the Investor Group has the right, prior to and/or after the subscription of the common equity and the preferred equity interests, to syndicate the preferred equity interests and up to $50,000,000 of their commitments with respect to the common equity to a group of banks, financial institutions and other investors identified by the Investor Group. The commitments of the Investor Group under the equity commitment letter are subject to the following conditions precedent: (1) the negotiation, execution and delivery of definitive documentation for the purchase of the common equity and the preferred equity interests; and (2) compliance in all material respects by the parties thereto with the terms of the equity commitment letter and the other equity and debt commitment and engagement letters described below. 19X has agreed to indemnify the Investor Group and their respective agents, advisors, partners, affiliates and successors and assigns against certain liabilities. The equity commitment letter will terminate if the closing thereunder does not occur on or before 5:00 p.m., New York City time, on July 31, 2008 (or such earlier date as the merger agreement shall be terminated or the transaction contemplated thereby are consummated).

On November 7, 2007, 19X entered into a commitment letter with Credit Suisse Management LLC (referred to below as “Credit Suisse Management”) and the Investor Group, pursuant to which Credit Suisse Management provided a commitment to purchase, or cause one or more of its affiliates to purchase, up to $50,000,000 of preferred equity interests of 19X on the terms provided therein. The commitment letter provides that the amount of Credit Suisse Management’s commitment shall be reduced on a dollar-for-dollar basis by the amount of preferred equity interests of 19X that Credit Suisse Management places with purchasers thereof. Further, Credit Suisse Management’s commitment shall be reduced on a dollar-for-dollar basis by any increase in the amount of preferred equity commitments of the Investor Group or the investment banks discussed below. The commitment letter further provides Credit Suisse Management with the right, prior to and/or after the purchase of the preferred equity interests, to syndicate all or a portion of its commitments to high net worth individuals, entities or other investors identified by Credit Suisse Management pursuant to syndications to be undertaken by Credit Suisse Management in consultation with other investment banks and 19X. Pursuant to the commitment letter, 19X and the Investor Group have agreed to assist Credit Suisse Management in its syndication efforts, including, without limitation, through the provision of documentation and information necessary with respect to such syndication efforts, and to assist Credit Suisse Management and use their commercially reasonable efforts to cause the other investment banks to assist Credit Suisse Management with its syndication efforts.

The commitment of Credit Suisse Management under its commitment letter is subject to customary conditions precedent, including, without limitation: (1) Credit Suisse Management not having discovered or otherwise becoming aware of previously undisclosed information, believed by Credit Suisse Management to be inconsistent in a material and adverse manner with its understanding, based on information provided to Credit Suisse Management prior to the date of the commitment letter, of (a) the business, assets, liabilities, operations, condition (financial or otherwise), operating results, projections or prospects of CKX and its subsidiaries, taken as a whole, or (b) the merger and financing transactions; (2) there not having occurred a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results, projections or prospects of CKX and its subsidiaries, taken as a whole, since December 31, 2006; (3) the absence of a disruption or adverse change in the financial, banking or capital markets generally, or in the market for new issuances of leveraged loans or high yield securities in particular, in each case that, in the judgment of Credit Suisse Management, could reasonably be expected to impair the syndication of the preferred equity interests; (4) Credit Suisse Management’s satisfaction that, prior to and during the syndication of the preferred equity interests, there shall be no other offering, placement or arrangement of equity securities of 19X, CKX or their respective subsidiaries being announced, offered, placed or arranged, other than with respect to arrangements otherwise described therein; (5) the satisfactory negotiation, execution and delivery of definitive documentation for the purchase of the preferred equity interests and related agreements; (6) compliance in all material respects by the parties thereto with the terms of Credit Suisse

Management’s commitment letter, the other engagement letters described herein and the debt commitment letter described below; and (7) the satisfaction of other customary closing conditions to be specified by Credit Suisse Management.

The purchase of the preferred equity interests is subject to a number of other customary conditions precedent, including, among others: (1) the consummation of the merger and the other related transactions being consummated simultaneously with the purchase of the preferred equity interests as provided in the equity commitment letter and the merger agreement, the terms and conditions of the notes and credit facilities described below shall be satisfactory to Credit Suisse Management, the other common and preferred equity interests shall be issued on terms acceptable to Credit Suisse Management, the merger agreement shall not have been amended or modified in a manner adverse to Credit Suisse Management in any material respect and all related documentation shall be reasonably satisfactory to Credit Suisse Management and Credit Suisse Management shall be satisfied with the capitalization, structure and equity ownership of 19X and the Company after giving effect to the transactions; (2) Credit Suisse Management shall have received copies of management and/or employment agreements with respect to certain employees of the Company in form and substance reasonably satisfactory to it; (3) all amounts due or outstanding under the existing debt of CKX shall have been be repaid and CKX shall not have outstanding any equity or debt other than as contemplated in the financing arrangements identified in the commitment letter and other limited indebtedness to be agreed upon (including outstanding capital leases); (4) the receipt of certain historical and pro forma financial statements that shall not be materially inconsistent with the financial statements and forecasts previously provided; (5) 19X’s consolidated pro forma EBITDA with adjustments in form and substance satisfactory to Agent for the prior four fiscal quarter periods prior to the closing shall not be less than $86,500,000 (provided that any adjustments for cost savings and synergies shall not exceed $10,000,000) and such unadjusted consolidated pro forma EBITDA shall not be less than $66,500,000; (6) 19X and its subsidiaries shall be solvent, on a consolidated basis, after giving effect to the transactions; (7) the receipt of all requisite governmental and third party approvals and the absence of litigation and governmental action; (8) the receipt of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act; (9) the sale of the preferred equity interests shall be made pursuant to a stock purchase agreement reasonably acceptable to 19X and Credit Suisse Management containing customary representations and warranties, covenants, indemnification and conditions; (10) the Investor Group shall directly or indirectly own not less than the equivalent of $150,000,000 of common equity interests; (11) delivery of customary offering materials (including financial statements), comfort letters, legal opinions, closing documentation and lock-up agreements and the absence of defaults under material indebtedness and the accuracy of representations and receipt of insurance; (12) the offering of the preferred equity interests shall be exempt from the registration requirements of the Securities Act; and (13) Credit Suisse Management and its affiliates shall not have been deemed to be engaged as participants in a “going private” transaction within the meaning of Rule 13e-3 under the Exchange Act.

The commitment letter provides that the preferred equity interests to be purchased or placed by Credit Suisse Management will represent a 6.667% fully-diluted economic and voting interest in the equity capital of 19X after the consummation of the merger (excluding management options and shares to be issued to employees). The commitment letter further provides that the preferred equity interests purchased or placed by Credit Suisse Management Shares will be shares of preferred stock with voting rights at least equal to all other forms of stock, as limited by any applicable regulatory restrictions, and shall have rights, preferences and privileges no less favorable than those of the other preferred equity interests described in the equity commitment letter of the Investor Group or the other preferred equity interests placed by the investment banks described below, including, but not limited to rights to a preferred return, voting rights, liquidation preference, redemption rights, anti-dilution provisions, registration rights, information right, pre-emptive rights, rights of first refusal, tag-along rights, drag-along rights, and board of director appointments. In the event of a liquidation or winding up of 19X, the remaining assets of 19X will be distributed ratably to the holders of the preferred stock, prior to any distributions of assets to the holders of 19X’s common stock. The commitment letter also provides that purchase price for the preferred equity interests will be the the same price per share paid by other bona-fide third party purchasers for shares of preferred stock of 19X (other than parties identified in the commitment letter) purchased in connection with the merger and related financing.

The commitment letter contains customary representations and warranties by 19X with respect to information provided thereunder and provides that 19X will indemnify Credit Suisse Management and its officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns against certain liabilities. The equity commitment letter will terminate if the closing thereunder does not occur on or before 5:00 p.m., New York City time, on July 31, 2008 (or such earlier date as the merger agreement shall be terminated or the transaction contemplated thereby are consummated). Credit Suisse Management may terminate the equity commitment letter before such date if any event occurs or information becomes available that, in Credit Suisse Management’s judgment, results or will result in the failure to satisfy any condition precedent set forth or referred to therein or there shall have occurred any material breach by 19X or 19X Acquisition of its obligations under the merger agreement.

On November 7, 2007, 19X entered into an engagement letter with an investment bank, pursuant to which such investment bank committed to use its commercially reasonable efforts to place up to $50,000,000 of preferred equity interests. The engagement letter contains customary terms and may be terminated by the investment bank at any time upon 10 days’ prior written notice to 19X.

On November 7, 2007, 19X also entered into an engagement letter with another investment bank, pursuant to which the investment bank agreed to act as placement agent for 19X in the private placement of preferred equity interests on a reasonable best efforts basis. The engagement letter contains customary terms and is terminable by the investment bank at any time upon written notice to 19X.

Debt Financing

On November 7, 2007, 19X, Credit Suisse, Credit Suisse Securities (USA) LLC, Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. entered into a debt commitment and engagement letter, pursuant to which each of Credit Suisse and Deutsche Bank Trust Company Americas, severally and not jointly (1) committed to provide 19X Acquisition, as the borrower, 50% of (a) a first priority senior secured 5-year term loan facility in an aggregate principal amount of up to the lesser of four times pro forma EBITDA for the preceding four fiscal quarters and $400,000,000 and (b) a first priority senior secured 4 1/2-year revolving credit facility in an aggregate principal amount of up to $50,000,000; and (2) agreed to use commercially reasonable efforts to assemble a syndicate of banks, financial institutions and other institutional lenders to provide 19X Acquisition a second priority senior secured 5 1/2-year term loan facility in an aggregate principal amount of up to the lesser of two times pro forma EBITDA for the preceding four fiscal quarters and $200,000,000. After the closing of the merger, the debt commitment letter provides that CKX will be the borrower.

The debt commitment and enagagement letter is subject to customary conditions precedent related to the credit facilities similar to those contained in the equity commitment letter with Credit Suisse Management described above, including the absence of a disruption or adverse change in financial, banking or capital markets generally, or in the market for new issuances of leveraged loans or high yield securities in particular, in each case that, in the judgment of the arrangers, could reasonably be expected to impair the syndication of the facilities. In addition, the initial borrowings under the facilities are subject to a number of other customary conditions precedent, including, among others: (1) the subordinated unsecured notes having been issued on terms acceptable to the arrangers and the net proceeds thereof being in an amount not less than the product of pro forma EBITDA multiplied by two, which shall have been contributed to the borrower on terms acceptable to the arrangers and if the aggregate principal amount of the notes is less than $200,000,000 the borrower having increased the equity contributions by a corresponding amount on terms and conditions satisfactory to the arrangers (provided that in no event shall the proceeds of the equity contribution be less than $750,000,000); (2) the arrangers otherwise being satisfied with the capitalization, structure and equity ownership of 19X and the borrower after giving effect to the merger and the other transactions contemplated in the debt commitment and engagement letter, and if the aggregate principal amount of the first lien term facility is less than $400,000,000, the borrower having increased the aggregate principal amount of the notes and/or the equity contributions by a corresponding amount on terms and conditions satisfactory to the arrangers; (3) the borrower having received commitments to provide the entire aggregate principal amount of the second lien facility from banks, financial institutions and other institutional lenders acceptable to the arrangers on terms and conditions contained in the debt commitment and engagement letter or otherwise satisfactory to the arrangers, the terms and conditions of the second lien facility being satisfactory in all respects to the arrangers, and if the aggregate principal amount of the second lien facility is less than $200,000,000, the borrower having increased the aggregate principal amount of the notes and/or equity contributions by a corresponding amount on terms and conditions satisfactory to the arrangers; (4) all amounts due or outstanding under the existing debt of CKX having been be repaid and after giving effect to the merger and financing transactions 19X and its subsidiaries not having any outstanding debt or preferred stock other than as contemplated in the financing arrangements identified in the debt commitment and engagement letter and other limited indebtedness to be agreed upon (including outstanding capital leases), (5) the ratio of total debt of the borrower and its consolidated subsidiaries on the closing date to pro forma EBITDA being no more than 6.0 to 1.0; (6) the delivery of satisfactory legal opinions, solvency certificate, financial statements, Patriot Act documentation, closing documentation, perfected security interests, lien and judgment searches and insurance, (7) 19X’s consolidated pro forma EBITDA with adjustments in form and substance satisfactory to the arrangers for the four-fiscal quarter period most recently ended prior to the closing being not less than $86,500,000 (provided that any adjustments for cost savings and synergies shall not exceed $10,000,000) and 19X’s unadjusted consolidated pro forma EBITDA being not less than $66,500,000, and (8) the receipt of all requisite governmental and third party approvals and the absence of litigation and governmental action.

19X has agreed to pay the banks certain fees in connection with the debt commitment and engagement letter and has agreed to indemnify the banks and their respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns against certain liabilities. The debt commitment and engagement letter will terminate if the closing thereunder does not occur on or before 5:00 p.m., New York City time, on July 31, 2008 (or such earlier date as the merger agreement shall be terminated or the transactions contemplated thereby shall be consummated or abandoned). The banks may terminate the debt commitment and engagement letter before such date if any event occurs or information becomes available that, in the bank’s judgment, results or will result in the failure to satisfy any condition precedent set forth or referred to therein or there shall have occurred any material breach by 19X or 19X Acquisition of its obligations under the merger agreement.

The facilities will be guaranteed by the borrower’s direct and indirect present and future subsidiaries, other than Elvis Presley Enterprises, Inc. and Elvis Presley Enterprises, LLC and any of their subsidiaries, Muhammad Ali Enterprises LLC and its subsidiaries and any direct or indirect subsidiary of the borrower acquired in connection with a permitted acquisition that is not a wholly owned direct or indirect subsidiary of the borrower (but only to the extent that the applicable joint venture or other organizational documents prohibit such subsidiary from becoming a guarantor under the facilities), except that no guarantee will be required with respect to which a guarantee granted thereby would result in material adverse tax consequences to the borrower. The first lien facilities, guarantees and any hedging arrangements with lender counterparties will be secured by a first priority security interest in substantially all of the assets of the borrower and each guarantor, and the second lien facility and guarantees thereon will be secured on a second priority basis by all of the collateral securing the first lien facilities.

The loans under the facilities are currently expected to bear interest at the rates set forth below for interest periods of 1, 2, 3 or 6 months, as selected by the borrower:

•	Revolving Facility: Adjusted LIBOR plus 4.50% or ABR plus 3.50%;

•	First Lien Term Facility: Adjusted LIBOR plus 4.50% or ABR plus 3.50%; and

•	Second Lien Term Facility: Adjusted LIBOR plus 7.50% or ABR plus 6.50%.

ABR is the alternate base rate, which is the higher of Credit Suisse’s prime rate and the federal funds effective rate plus 1/2 of 1.0%.

The borrower will also be required to pay certain fees and expenses in connection with the facilities, including a commitment fee calculated at the rate of 0.75% per annum on the undrawn portion of the commitments in respect of the first lien facilities and original issue discount of 3.00% of the aggregate principal amount of the first lien facilities and the second lien facility. The borrower will also be required to pay a per annum fee equal to the applicable spread over Adjusted LIBOR on the aggregate face amount of outstanding letters of credit under the revolving facility in effect from time to time, which will be distributed to the lenders participating in the revolving facility pro rata in accordance with their commitment. In addition, the borrower is required to pay to each issuing letter of credit bank, for its own account: (1) a fronting fee equal to a percentage per annum to be agreed upon on the aggregate face amount of outstanding letters of credit and (2) customary issuance and administration fees.

The borrower will be required to offer to prepay the loans under the second lien facility following the occurrence of a change of control at a price equal to the greater of 101.0% of the principal amount thereof and the price set forth in the next sentence, plus accrued and unpaid interest. In the event all or any portion of the second lien facility is voluntarily prepaid, mandatorily prepaid upon a change of control or as otherwise required or mandatorily assigned by a lender at the request or direction of the borrower prior to the third anniversary of the closing date, such prepayments shall be made at 103% in the first year, 102% in the second year, 101% in the third year and at par thereafter.

Borrowings under the first lien term facility will be repayable in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the first lien term facility with the balance payable at maturity. The second lien term facility will not amortize at any time prior to maturity.

Mandatory prepayments of borrowings under the first lien facilities will be prepaid after the closing date with:

•	75% of the borrower’s excess cash flow (to be defined on a basis satisfactory to the banks and the borrower);

•	100% of the net cash proceeds of asset sales or other dispositions of property by 19X and its subsidiaries (including proceeds from the sale of stock of any subsidiary of the borrower and insurance and condemnation proceeds), subject to exceptions and reinvestment provisions to be agreed upon;

•	100% of the net cash proceeds of issuances, offerings or placements of debt obligations of 19X and its subsidiaries, subject to exceptions to be agreed upon; and

•	50% of the net cash proceeds of issuances of equity securities of, or capital contributions to, 19X, subject to exceptions to be agreed upon.

Each lender under the first lien facilities has the right to reject its pro rata share of any mandatory prepayments, in which case the amounts rejected shall be offered first ratably to each non-rejecting lender and then applied to the mandatory prepayment of the second lien facility, with the lenders thereunder having the right to reject the prepayment, in which case the rejected amounts shall be offered ratably to each non-rejecting lender under the second lien facility.

When there are no longer outstanding loans under the first lien facilities, loans under the second lien facility are required to be prepaid with proceeds of excess cash and net cash proceeds in the same manner set forth above with respect to mandatory prepayments of borrowings under the first lien facilities.

The first lien facilities and the second lien facility will contain financial covenants to be agreed upon usual for facilities and transactions of this type, including maximum ratios of total debt to EBITDA, maximum ratios of first lien secured debt to EBITDA and minimum interest coverage ratios.

In addition, the first lien facilities and the second lien facility will contain affirmative and negative covenants usual for facilities and transactions of this type and others to be reasonably specified by the agent to the lenders that, among other things, will impose (1) limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments; (2) limitations on prepayments, redemptions and repurchases of debt; (3) limitations on liens and sale leaseback transactions; (4) limitations on loans and investments; (5) limitations on negative pledges; (6) limitations on debt, guarantees and hedging arrangements; (7) limitations on mergers, acquisitions and asset sales; (8) limitations on transactions with affiliates; (9) limitations on changes in business conducted by the borrower and its subsidiaries and the business activities and operations of 19X; (10) limitations on changes in fiscal period and other accounting changes; (11) limitations relating to intellectual property rights; (12) limitations on use and disposal of hazardous substances; (13) limitations on restrictions on the ability of subsidiaries to pay dividends or make distributions; (14) limitations on amendments of debt and other material agreements; and (15) limitations on capital expenditures.

The facilities will contain events of default usual for facilities and transactions of this type and others to be reasonably specified by the agent to the lenders, including for payment defaults, material inaccuracy of representations and warranties, violation of covenants, cross-default and cross acceleration to other material debt, default under material contracts, loss of material intellectual property rights, bankruptcy or insolvency events, certain ERISA-related events, material judgments, change in control, and actual or asserted material invalidity of any guarantee or security document.

In addition, on November 7, 2007, 19X entered into a letter of intent with The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P., pursuant to which the Huff Funds set forth certain of the proposed terms and conditions upon which they would acquire either, at the Huff Funds’ sole option, through purchase or through the contribution of shares of CKX common stock, up to $100,000,000 of subordinated unsecured notes or senior preferred stock issued by 19X. The Huff Funds have no obligation to purchase the notes or senior preferred stock or to consummate the transactions contemplated by the letter of intent unless and until all of the terms and conditions of the transaction, the notes and the senior preferred stock, including the relative priorities thereof, are set forth in definitive documentation, including, without limitation, a definitive purchase agreement, indenture and other definitive agreements and instruments, that have been agreed to on terms acceptable to the Huff Funds in their sole discretion.

Pursuant to the letter of intent, if acquired through the contribution of shares, the shares would be valued at the greater of the cash price per CKX share being paid to stockholders of CKX in connection with the merger or the most favorable exchange ratio offered to other parties who are contributing stock for equity in 19X, provided, however, in no event shall the per share valuation be less than $11.75. The notes or senior preferred stock will contain such terms, conditions, covenants and agreements, including without limitation, registration rights and related obligations, as the Huff Funds determine in their sole discretion to be appropriate and acceptable, taking into account the terms of the credit facilities, and the market conditions at the time of the closing and such other factors as the Huff Funds shall deem relevant in their discretion. The Huff letter of intent also provides that the notes or senior preferred stock will be guaranteed by each of 19X’s direct and indirect present and future subsidiaries that provide or are required to provide guarantees of the credit facilities, provided that such guarantees shall be subordinated to the guarantees from such subsidiaries of the credit facilities.

Pursuant to the Huff letter of intent, any definitive note purchase agreement will contain representations, warranties, covenants, conditions, events of default and indemnification and contribution provisions in favor of the Huff Funds that are usual and customary for transactions of the type contemplated thereby and others to be specified by the Huff Funds. In addition, the definitive documentation will include affirmative and negative covenants that are customary for transactions of the type contemplated thereby and others to be specified by the Huff Funds, including, without limitation, restrictions on the issuance or incurrence of indebtedness or equity securities senior to or parri pasu with the notes, other than the credit facilities, lien limitations, limitations on restricted payments, prohibitions on affiliate transactions and limitations on asset sales and changes of control. The definitive documentation will also include events of default customary for similar transactions and others to be specified by the Huff Funds, including, without limitation, to the extent applicable, related to the nonpayment of principal, interest or other amounts, the violation of covenants, the incorrectness of representations and warranties in any material respect, cross default and cross acceleration, defaults under material contracts, the loss of material intellectual property rights, bankruptcy, material judgments, and the actual or asserted invalidity of guarantees. The indebtedness under the notes will be subordinated to the indebtedness under the credit facilities on terms acceptable to the Huff Funds in their discretion and agreed to by the lenders under the credit facilities.

The obligation of the Huff Funds to consummate the transactions pursuant to the Huff letter of intent are contingent upon definitive documentation being in form and substance acceptable to the Huff Funds in their sole discretion and (1) all representations and warranties in the definitive documentation being true and correct and the absence of defaults; (2) the receipt of all requisite government approvals and third party consents; (3) the receipt of historical and pro forma consolidated financial statements; (4) other customary closing conditions, including the receipt of customary legal opinions, satisfactory lien and judgment searches, the receipt of insurance, good standing certificates, secretary’s certificates and certified resolutions; (5) satisfactory compliance with the covenants in the definitive documentation; (6) the execution and delivery of a registration rights agreement satisfactory to the Huff Funds in their sole discretion; (7) there being no law, court or other order enjoining, prohibiting or restraining the merger; (8) the merger and related transactions being consummated and the agreements for the merger and related transactions and the capital structure of 19X being on terms substantially identical to the most recent terms presented to the Huff Funds and set forth in public filings as of the date of the Huff letter of intent except to the extent any such changes or modifications would not be materially adverse to the Huff Funds and are acceptable to the Huff Funds; (9) 19X’s credit facilities and other debt and equity financing arrangements being consummated on terms and conditions that are acceptable to the Huff Funds; (10) Robert F.X. Sillerman purchasing the same amount of notes or senior preferred stock as the Huff Funds, on terms that are not more favorable in any respect to Mr. Sillerman than the Huff Funds and on terms acceptable to the Huff Funds; (12) there not having occurred any material adverse change in the business, properties, financial condition, results of operations or prospects of 19X; (13) the ability of Robert F.X. Sillerman to fully participate in the management and operations of 19X; and (14) the payment of all fees and expenses.

Pursuant to the Huff letter of intent, the Huff Funds will be paid such commitment, standby and other fees to be negotiated by the parties and which must be acceptable to the Huff Funds and 19X has agreed to indemnify the Huff Funds and their directors, officers, stockholders, employees, advisors, representatives and agents, and their respective affiliates, against certain liabilities. The Huff letter of intent will terminate if a definitive agreement is not executed by the parties on or prior to June 30, 2008.

On November 7, 2007, 19X entered into a commitment letter with Robert F.X. Sillerman, pursuant to which Mr. Sillerman agreed to purchase up to $100,000,000 of subordinated unsecured notes or senior preferred stock to be issued by 19X or one of its subsidiaries, either directly or through entities controlled by Mr. Sillerman, on terms similar to the notes and senior preferred stock to be acquired by the Huff Fund and as agreed upon by 19X and Mr. Sillerman.

The Sillerman commitment letter provides that Mr. Sillerman may fund the purchase of the notes or senior preferred stock through the exchange of common stock of CKX. The commitments of Mr. Sillerman under the commitment letter are subject to the following conditions precedent: (1) the negotiation, execution and delivery of definitive documentation for the purchase of the notes or senior preferred stock; and (2) compliance in all material respects by the parties thereto with the terms of the equity commitment letter and the other equity and debt commitment and engagement letters described above. In addition, 19X has agreed to indemnify Mr. Sillerman and his agents, advisors, partners, affiliates and successors and assigns against certain liabilities. The Sillerman commitment letter will terminate if the closing thereunder does not occur on or before 5:00 p.m., New York City time, on July 31, 2008 (or such earlier date as the merger agreement shall be terminated or the transaction contemplated thereby are consummated).

Fees and Expenses

CKX estimates that if the merger is completed, the fees and expenses incurred by CKX in connection with the merger will be approximately as follows:

Description	Amount

Financial advisory fee		[ • ]
Legal fees and expenses		[ • ]
Proxy solicitation fees		[ • ]
SEC filing fees		52,585.54
Printing and mailing costs		[ • ]
Miscellaneous		[ • ]

Total	$	[ • ]

In general, all expenses incurred by a party to the merger agreement will be paid by that party. However, if the merger agreement is terminated in certain circumstances, we may be required to reimburse 19X’s, 19X Acquisition’s and their affiliates actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys’ fees) up to $10 million. In addition, if the merger agreement is terminated under other circumstances, 19X may be required to pay us a termination fee of $37 million. See “The Merger Agreement — Fees and Expenses” for more information.

Regulatory Approvals

Under the Hart-Scott-Rodino Act, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification and report forms with the FTC and the Antitrust Division by CKX and 19X, unless a request for additional information and documentary material is received from the FTC or the Antitrust Division or unless early termination of the waiting period is granted. The parties filed their respective notification and report forms with the FTC and the Antitrust Division under the Hart-Scott-Rodino Act on [ • ], 2008.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of CKX or 19X or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, the result of such challenge. Similarly, there can be no assurance that the parties will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions to the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the final date for completing the merger set forth in the merger agreement or at all. Under the merger agreement, CKX and 19X have agreed to use their commercially reasonable efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger.

Accounting Treatment

The accounting treatment for the merger is dependent on the composition of the shareholder group of 19X, which will impact whether 19X will record the transaction at historical basis or a partial or full step-up in basis.

Litigation Related to the Merger

On June 1, 2007, the same day that CKX announced the merger transaction, a lawsuit was filed against the Company and its directors in New York State Court, New York County. The complaint was filed by a purported stockholder of the Company and sought class action status to represent all of the Company’s public stockholders. The complaint alleged that the sale price was too low and that the Company’s directors therefore had breached their fiduciary duties by approving the transaction. The complaint sought to enjoin the transaction and compel the defendants to find alternate bidders in order to obtain the highest price for the Company. The complaint sought no money damages, but did seek attorneys’ and experts’ fees and expenses.

On July 12, 2007, the defendents moved to dismiss the action on the grounds that the plaintiff and its attorneys had failed to conduct any pre-filing investigation and that the relief sought by the complaint had already been addressed by the Company and was already being provided through several procedures implemented by the Company to maximize stockholder value. At a hearing on September 20, 2007, the court granted the defendants’ motion and dismissed the complaint.

On or about December 14, 2007, another purported shareholder, Richard Nierenberg, filed a complaint in Delaware Chancery Court against the Company, its directors, 19X and 19X Acquisition Corp. The complaint seeks class action status and alleges that the “proposed acquisition [of CKX by 19X] undervalues CKX’s common stock” and that the “transaction is in violation of Defendants’ fiduciary duties.” With regard to the distribution of FXRE shares, the complaint alleges:

‘‘The value to the CKX stockholders of the FXRE shares is highly uncertain. There is no current market for the shares, the price at which FXRE will trade is unknown, and what, if any, market will exist for the shares is also unknown.”

The lawsuit seeks a preliminary and permanent injunction preventing the defendants from consummating the merger. Alternatively, if the merger is consummated, the complaint seeks rescission or recessionary damages in an unspecified amount. Finally, the complaint seeks ‘‘Class compensatory damages” in an unspecified amount, as well as the costs and disbursements of the action, experts’ fees and the fees of plaintiff’s attorneys. The summons and complaint have only recently been served on the Company and there have been no other proceedings to date.

Plaintiff is represented by counsel in New York: Abbey, Spanier, Rood & Abrams, LLP, 212 East 39th Street, New York, NY 10016, telephone: (212) 889-3700, and counsel in Delaware: Rosenthal, Monhait & Goddess, P. A., 919 N. Market Street, Suite 1401, P. O. Box 1070, Wilmington, DE 19899, telephone: (302) 656-4433.

Appraisal Rights

Under the Delaware General Corporation Law or “DGCL”, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock as determined by the Court of Chancery of the State of Delaware (referred to below as the “Chancery Court”), together with a fair rate of interest, if any, as determined by the Chancery Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. CKX’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect his, her or its appraisal rights. This summary, however, is not a complete statement of all applicable requirements, is not intended as legal or other advice and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex G to this proxy statement. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders’ meeting to vote on the merger on [ • ]. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex G since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to CKX a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement and approval of the merger. Voting against or failing to vote for the adoption of the merger agreement and approval of the merger by itself does not constitute a demand for appraisal within the meaning of Section 262, and failure to vote against the adoption of the merger agreement and approval of the merger does not, by itself, constitute a waiver of your appraisal rights.

•	You must not vote in favor of the adoption of the merger agreement and approval of the merger. A vote in favor of the adoption of the merger agreement and approval of the merger, by proxy, or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must hold of record your shares of common stock on the date the written demand for appraisal is made and you must continue to hold your shares of record through the effective time of the merger.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of common stock.

All demands for appraisal should be addressed to CKX, Inc. 650 Madison Avenue, New York, New York, 10022 Attention: Kraig G. Fox, Corporate Secretary. All appraisal demands must be delivered before the vote on the merger agreement is taken at the special meeting of stockholders on [ • ], and should be executed by, or on behalf of, the record holder of the shares of our common stock. The demand must reasonably inform CKX of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his, her or its stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to CKX. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective date of the merger, CKX, as the surviving corporation, must give written notice that the merger has become effective to each CKX stockholder who has properly made a written demand for appraisal and who did not vote in favor of the adoption of the merger agreement and approval of the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 shall, upon written request to CKX, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and approval of the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by us or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either CKX or any stockholder who has complied with the requirements of Section 262 may file a petition in the Chancery Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon us. We have no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to CKX, we will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by us. After notice to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.

After determination of the stockholders entitled to appraisal of their shares of our common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Chancery Court will direct the payment of such value, with interest accrued thereon during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon CKX and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of CKX and must, to be effective, be made within 120 days after the effective time.

In view of the complexity of Section 262, CKX’s stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Because the distribution of shares of FX Real Estate and Entertainment Inc. will already have taken place, any exercise of appraisal rights will not impact or be affected by your receipt of such shares.

FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents which we incorporate by reference in this proxy statement, contain “forward-looking statements.” Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “objective,” “goal” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the acquisition of us by 19X, identify forward-looking statements. Our forward-looking statements are based on management’s current view about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that have been or may be instituted against CKX and others following announcement of the proposal or the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Act and the receipt of other required regulatory approvals;

•	the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the ability to recognize the benefits of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and

•	other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in CKX’s SEC filings which may be viewed on the SEC’s website at http://www.sec.gov.

We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this proxy statement or the date of the documents incorporated by reference in this proxy statement.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and annual reports on Form 10-K that we have filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information.”

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE PARTIES TO THE TRANSACTION

CKX, Inc.

CKX is engaged in the ownership, development, management and commercial utilization of entertainment content, including the rights to the name, image and likeness of Elvis Presley and the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in over 100 countries around the world. Our existing properties generate recurring revenues across multiple entertainment platforms, including music and television; sponsorship; licensing and merchandising; artist management; themed attractions and touring/live events. Through two of its subsidiaries, CKX recently granted exclusive licenses to FX Luxury Realty, LLC, a subsidiary of FX Real Estate and Entertainment Inc., to utilize Elvis Presley-related intellectual property and Muhammad Ali-related intellectual property in connection with the development, ownership and operations of Elvis Presley-themed and Muhammad Ali-themed real estate and attraction based properties around the world, including Elvis Presley-themed hotels, casinos, theme parks, lounges and clubs (subject to certain restrictions) and Muhammad Ali-themed hotels and retreat centers (subject to certain restrictions).

CKX’s principal executive offices are located at 650 Madison Avenue, New York, New York 10022. The telephone number is (212) 838-3100.

Since March 1, 2005, CKX’s common stock has been listed on The NASDAQ Global Market under the ticker symbol “CKXE.” Prior to that, since May 1999, our common stock was quoted on The OTC Bulletin Board under the symbol “SPEA.OB.”

19X, Inc.

19X, Inc. is a Delaware corporation, formed on July 12, 2006. 19X was initially formed for an unrelated purpose and has not engaged in any business except as contemplated by the merger agreement, including in connection with arranging the proposed financing for the merger. Robert F.X. Sillerman and Simon R. Fuller are currently the only stockholders of 19X. The principal address of 19X is 650 Madison Avenue, New York, New York 10022, and its telephone number is (212) 838-3100.

19X Acquisition Corp.

19X Acquisition is a Delaware corporation and a wholly-owned subsidiary of 19X. It was formed on May 23, 2007 and has not engaged in any business except as contemplated by the merger agreement, including in connection with arranging the proposed financing for the merger. The principal address of 19X Acquisition is 650 Madison Avenue, New York, New York 10022, and its telephone number is (212) 838-3100.

THE SPECIAL MEETING

Date, Time and Place

A special meeting of stockholders of CKX will be held at [ • ] located at [ • ] on [ • ] at [ • ] local time.

Matters to be Considered

The purposes of the CKX special meeting are to consider and vote on:

•	a proposal to adopt the merger agreement, dated as of June 1, 2007 and as amended on August 1, 2007 and September 27, 2007, among 19X, 19X Acquisition and CKX and approve the merger contemplated thereby,

•	a proposal to approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger, and

•	any other matters that may be properly submitted for a vote at the CKX special meeting.

At this time, the CKX board of directors is unaware of any matters, other than the proposal to adopt the merger agreement and approve the merger, that may be presented for action at the special meeting.

Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger.

Record Date; Shares Outstanding and Entitled to Vote

We have fixed the close of business on [ • ] as the record date for the determination of holders of CKX common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were [ • ] shares of CKX’s common stock, 1,491,817 shares of its Series B Convertible Preferred Stock and one share of its Series C Convertible Preferred Stock outstanding and entitled to vote. Each share of CKX common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock entitles the holder to one vote at the special meeting on all matters properly presented at the special meeting.

Quorum; Votes Required

A quorum, consisting of a majority of the outstanding shares of CKX common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock must be present in person or by proxy before any action may be taken at the CKX special meeting. Abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

The affirmative vote of at least a majority of the number of votes entitled to be cast by the holders of CKX common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock on the record date is necessary to adopt the merger agreement and approve the merger. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

The directors and executive officers of CKX and their respective affiliates collectively owned [ • ] shares or approximately [ • ]% of the outstanding shares of CKX common stock as of the record date for the special meeting.

Any “broker non-votes” submitted by brokers or nominees in connection with the special meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposal to adopt the merger agreement and approve the merger is not an item on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within 10 days of the special meeting.

Because the proposal to adopt the merger agreement and approve the merger is required to be approved by the affirmative vote of at least a majority of the number of votes entitled to be cast by stockholders of CKX on the record date, abstentions and “broker non-votes” will have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger at the special meeting. And for the same reason, the failure of any CKX stockholder to vote by proxy or in person at the special meeting will have the effect of a vote against this proposal. The failure to vote by proxy or in person at the special meeting will not affect the outcome of the vote regarding the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies.

How to Vote Your Shares

Stockholders of record may vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares and granting you a proxy to vote those shares.

You will have the power to revoke your proxy at any time before it is exercised by:

•	delivering prior to the special meeting a written notice of revocation addressed to Kraig G. Fox, Secretary, CKX, Inc., 650 Madison Avenue, New York, New York, 10022,

•	delivering to CKX prior to the special meeting a properly executed proxy with a later date, or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” adoption of the merger agreement and approval of the merger.

At this time, the CKX board of directors is unaware of any matters, other than the merger proposal, the adjournment proposal, and the transactions contemplated thereby, that may be presented for action at the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Solicitation of Proxies

We will pay for the costs of mailing this document to our stockholders, as well as all other costs incurred by us in connection with the solicitation of proxies from our stockholders on behalf of our board of directors. In addition to solicitation by mail, officers and employees of CKX (other than Messrs. Sillerman, Fuller and other members of the Management Group) may solicit proxies from stockholders of CKX in person or by telephone, telegram, facsimile or other electronic methods without any additional compensation.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

We have retained [ • ] to assist us in the solicitation of proxies, and have agreed to pay [ • ] a fee of $[ • ], plus reasonable expenses.

THE MERGER AGREEMENT

The following is a summary of certain material provisions of the merger agreement, a copy of which including all amendments thereto is attached to this proxy statement as Annexes A through D and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. It is not intended to provide any factual information about CKX, 19X or 19X Acquisition. The representations, warranties and covenants contained in the merger agreement were made only for purposes of such agreement and as of the dates specified in the merger agreement, were solely for the benefit of the parties to the merger agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders and other investors. Investors and stockholders are not third party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of CKX, 19X or 19X Acquisition or any of their respective subsidiaries or affiliates or any other parties thereto. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the merger agreement, which later information may or may not be fully reflected in CKX’s public disclosure.

Effective Time; Structure; Effects

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of Delaware (or such later time as we and 19X Acquisition may agree and specify in the certificate of merger). The closing date will occur not later than the second business day after satisfaction or waiver of all of the conditions to the merger set forth in the merger agreement (or such other date as we and 19X Acquisition may agree), as described below under “The Merger Agreement - Conditions to the Merger.” However, if the 30 business day marketing period described below under “The Merger Agreement — Financing” has not ended by the date on which those conditions have been satisfied or waived, the closing will not occur until (i) a date during the marketing period specified by 19X on at least three business days’ notice to CKX, (ii) the end of the marketing period or (iii) June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” due to pending litigation, as described below under “The Merger Agreement — Conditions to the Merger — No Material Litigation”), whichever is earliest.

At the effective time of the merger, 19X Acquisition will merge with and into us. We will survive the merger and will be a wholly-owned subsidiary of 19X. Following completion of the merger, CKX common stock will be delisted from the NASDAQ Global Market, deregistered under the Exchange Act, and no longer publicly traded. We will be a privately held corporation and our current stockholders (other than the Management Group and any employees of CKX and certain stockholders who invest in 19X at the invitation of the Investor Group) will cease to have any ownership interest in CKX or rights as CKX stockholders. Therefore, such current stockholders of CKX will not participate in any future earnings or growth of CKX and will not benefit from any appreciation in value of CKX.

Merger Consideration and Conversion of Securities

Company Common Stock

At the effective time of the merger, each share of CKX common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and will be converted into the right to receive $13.75 in cash (subject to adjustment as described below), without interest and less any required withholding taxes, other than shares of CKX common stock held immediately prior to the effective time by 19X or 19X Acquisition or any of their respective wholly-owned subsidiaries (which will be cancelled without any consideration), and shares of CKX common stock held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law (which shares shall be entitled to appraisal rights as described above in “Special Factors — Rights of Appraisal”).

The $13.75 per share cash purchase price to be paid by 19X to CKX stockholders at the closing of the merger will be reduced by an amount equal to 7.5% of the average of the last reported sales price of FX Real Estate and Entertainment Inc.’s common stock on 20-trading days (which need not be consecutive) between February 8, 2008 and April 1, 2008, which will be selected by an independent third party at random in a lottery overseen by the Special Committee. The 20-trading days selected in the lottery will held in escrow by an independent third party and not disclosed to any party until the close of trading on The NASDAQ Global Market on April 1, 2008, at which time the final adjustment to the cash purchase price for the merger will be calculated and disclosed publicly.

In no event will the per share purchase price for the merger be reduced by an amount greater than $2.00 so that the minimum per share cash purchase price for each share of CKX common stock will be $11.75. The adjustment to the per share cash purchase price will only take place if FX Real Estate and Entertainment Inc.’s common stock is listed and trading during the entire period from February 8, 2008 through April 1, 2008 on a national securities exchange. Shares of FX Real Estate and Entertainment Inc. are listed on The NASDAQ Global Market under the symbol “FXRE.”

On January 8, 2008, FX Real Estate and Entertainment Inc. announced its intention to offer its stockholders the right to purchase one share of FX Real Estate and Entertainment Inc. common stock at a price of $10 per share for every two shares of FX Real Estate and Entertainment Inc. common stock held on a to-be-determined record date. FX Real Estate and Entertainment Inc. stockholders who received their shares from Flag Luxury Properties, LLC have waived their right to participate in this rights offering. In the event that FX Real Estate and Entertainment Inc. completes the rights offering at the $10 per share price and for total proceeds of not less than $90.0 million, under the terms of the merger agreement the minimum reduction to the $13.75 per share cash purchase price for the merger will be $0.75 per share regardless of the average trading price of the FX Real Estate and Entertainment Inc. common stock over the 20 trading days described above. FX Real Estate and Entertainment Inc. has entered into agreements with Mr. Sillerman and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P., principal stockholders of FX Real Estate and Entertainment Inc., for them to purchase all shares in the rights offering that are not otherwise subscribed for by FX Real Estate and Entertainment Inc.’s other stockholders at the same $10 per share price offered to other stockholders, which, in conjunction with their exercise of their own rights, would result in gross proceeds to FX Real Estate and Entertainment Inc. in excess of the $90 million threshold described above.

Company Stock Options

At the effective time of the merger, each outstanding option, to the extent outstanding, vested and unexercised, to acquire our common stock will be cancelled, and the holder of each stock option will be entitled to receive, an amount in cash, less any required withholding taxes, equal to amount (if any) by which:

•	the product of the per share merger consideration and the number of shares of CKX common stock subject to such option, exceeds

•	the aggregate exercise price of such company option.

Payment of Merger Consideration

At or prior to the effective time of the merger, 19X will deposit, or will cause to be deposited, with a bank or trust company chosen by us and reasonably satisfactory to 19X to serve as paying agent, cash sufficient to pay the merger consideration to each holder of shares of CKX common stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock or options to purchase CKX common stock, to be held in trust for such holders. As promptly as practicable after the effective time of the merger and in any event not later than five business days following the effective time, CKX or the paying agent, will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates in exchange for the merger consideration.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares). The paying agent will be entitled to deduct, withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum that is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, there will be no transfers on our stock transfer books of shares of CKX common stock or preferred stock that were outstanding immediately prior to the effective time of the merger other than with respect to shares remaining outstanding pursuant to the merger agreement. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer (other than shares remaining outstanding pursuant to the terms of the merger agreement), they will be cancelled and exchanged for the merger consideration.

Any portion of the merger consideration deposited with the paying agent that remains undistributed to former holders of our common stock for 12 months after the effective time will be delivered, upon demand, to the surviving corporation. Former holders of our common stock or preferred stock who have not complied with the above-described exchange and payment procedures will thereafter look only to the surviving corporation for payment of the merger consideration. None of CKX, 19X, 19X Acquisition, the surviving corporation, the paying agent or any other person will be liable to any former holders of CKX common stock or preferred stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, that is reasonably satisfactory to the surviving corporation and post a bond in a such reasonable amount as the surviving corporation may deem sufficient to indemnify the surviving corporation against any claim that may be made against it with respect to that certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties

The merger agreement contains representations and warranties made by CKX to 19X and 19X Acquisition, and representations and warranties made by 19X and 19X Acquisition to CKX, and may be subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, the representations that we made are qualified by a confidential disclosure letter that we delivered to 19X and 19X Acquisition concurrently with the signing of the merger agreement on June 1, 2007. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to stockholders, or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

Given that senior members of CKX’s management have significant equity holdings in 19X, the merger agreement contains limited representations from CKX. Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and qualification to do business;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement and the receipt by our board of directors and the special committee of a fairness opinion from Houlihan Lokey;

•	the enforceability of the merger agreement as against us;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	our capitalization, including the number of shares of our common stock, preferred stock, stock options and other equity-based interests;

•	the timeliness and compliance with requirements of our SEC filings since February 7, 2005, including the accuracy and compliance with requirements of the financial statements contained therein;

•	accuracy and compliance with applicable securities law of the information in this proxy statement and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement; and

•	the absence of undisclosed brokers’ or finders’ fees.

Many of our representations and warranties are qualified by a “material adverse effect” standard. For the purposes of the merger agreement, “Company Material Adverse Effect” means any fact, change, circumstance, development, event, effect or occurrence that has, or would reasonably be expected to have, a materially adverse effect on the business, financial condition or results of operation of CKX and our subsidiaries taken as a whole.

A “material adverse effect” will not have occurred, however, as a result of:

•	any fact, change, circumstance, development, event, effect or occurrence:

•	generally relating to the U.S. or global economy or securities, credit or financial markets, which does not have a materially disproportionate effect on CKX and our subsidiaries, taken as a whole (relative to most industry participants);

•	caused by or resulting from the announcement of the merger agreement or the transactions contemplated by the merger agreement, including the loss of any key employee and any fees or expenses incurred in connection with the transactions contemplated by the merger agreement;

•	caused by or resulting from the identity of the 19X, 19X Acquisition or any of their respective affiliates as the acquirer of CKX;

•	caused by or resulting from any action required or contemplated in the merger agreement;

•	relating to the industries in which we and our subsidiaries operate, which does not have a materially disproportionate effect on us and our subsidiaries, taken as a whole (relative to most industry participants);

•	relating to changes in any laws or applicable accounting regulations or principles after the date hereof; or

•	caused by or resulting from any action of, or omission by, any one or more members of our “executive management team” (which for the purposes of the merger agreement consists of Robert F.X. Sillerman, Michael G. Ferrel, Mitchell J. Slater, Howard J. Tytel, Simon Fuller, Thomas P. Benson and Kraig G. Fox) or by any other person at the direction of any such person, other than actions or omissions taken in the ordinary course of business consistent with past practice in good faith and not with the purpose or intent of adversely affecting the transactions contemplated by the merger agreement; and

•	any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failure will be considered in determining whether there is material adverse effect on CKX).

We have reserved the right to include customary representations and warranties in any agreement with a party who has submitted a “company acquisition proposal” as described below under “The Merger Agreement — Solicitation.”

The merger agreement also contains various representations and warranties made by 19X and 19X Acquisition that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement as against 19X and 19X Acquisition;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	accuracy and compliance with applicable securities law of the information supplied by 19X or 19X Acquisition for inclusion in this proxy statement and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement;

•	the absence of undisclosed brokers’ or finders’ fees;

•	the solvency of the surviving corporation; and

•	the absence of contracts between 19X and 19X Acquisition on the one hand and our management on the other hand, other than in connection with their contribution of CKX common stock to 19X or 19X Acquisition, employment agreements, a letter agreement with Mr. Fuller and a stockholders’ agreement to be entered into by holders of 19X’s capital stock.

In addition, 19X and 19X Acquisition represent that, as of the date of the merger agreement none of 19X, 19X Acquisition or any member of CKX’s “senior management team” (which for the purposes of the merger agreement consists of Robert F.X. Sillerman, Michael G. Ferrel, Mitchell J. Slater, Howard J. Tytel, Simon Fuller, Thomas P. Benson, Kraig G. Fox and Jason Horowitz) is aware of any fact, change, circumstance, development, event, effect or occurrence that would serve as the basis for a breach of any of the representations and warranties of CKX or any of CKX’s covenants or agreements to be performed prior to the effective time of the merger.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

Given that senior members of CKX’s management have significant equity holdings in 19X, CKX has agreed to only limited restrictions on its activities between the execution of the merger agreement and the effective time of the merger. Specifically, we have undertaken that we will not, during that time, except with the prior written consent of 19X (and except for the payment of the required dividends on our Series B Convertible Preferred Stock, or as expressly contemplated in the merger agreement or the agreements relating to our investment in FX Luxury Realty, LLC or FX Real Estate and Entertainment Inc. described below under “The Merger Agreement — Conditions to the Merger — FX Real Estate and Entertainment Distribution”) take any action recommended by our board of directors with respect to matters outside the ordinary course of business consistent with past practice.

We have reserved the right to include, in any agreement with a party who has submitted a “company acquisition proposal” described below, customary covenants regarding the conduct of our company prior to the effective time of the merger.

Messrs. Sillerman and Benson, together with other members of CKX’s management, and legal and accounting departments, will provide management, legal and accounting services for FX Real Estate and Entertainment Inc. in accordance with the shared services agreement between CKX and FX Real Estate and Entertainment.

Mr. Sillerman was appointed Chief Executive Officer of FX Real Estate and Entertainment Inc. on January 10, 2008. Mr. Sillerman has entered into an employment agreement with FX Real Estate and Entertainment Inc. which will become effective upon the earlier of (i) the date on which the merger is consummated, and (ii) the date on which the merger agreement is terminated. Until such time as Mr. Sillerman’s employment agreement with FX Real Estate and Entertainment Inc. becomes effective, he will continue as a full-time employee of CKX and will, on behalf of CKX and in furtherance of its obligations under the shared services agreement, serve as Chief Executive Officer for FX Real Estate and Entertainment Inc. Upon effectiveness of his employment agreement with FX Real Estate and Entertainment Inc., Mr. Sillerman’s employment agreement with CKX will be revised to allow him to provide up to 50% of his work time on matters pertaining to FX Real Estate and Entertainment Inc. Similarly, his employment agreement with FX Real Estate and Entertainment Inc. will allow him to provide up to 50% of his work time on matters pertaining to CKX and/or 19X.

Mr. Benson was appointed Chief Financial Officer of FX Real Estate and Entertainment Inc. on January 10, 2008. Mr. Benson has entered into an employment agreement with FX Real Estate and Entertainment Inc. which will become effective upon the earliest of (i) the date on which the merger is consummated, (ii) the date on which CKX hires a suitable replacement to fill the role of Chief Financial Officer, the search for which would only commence upon termination of the merger agreement between CKX and 19X, and (iii) that date that is six months following termination of the merger agreement between CKX and 19X. Until such time as Mr. Benson’s employment agreement with FX Real Estate and Entertainment Inc. becomes effective and he resigns from his position at CKX, Mr. Benson will continue as a full-time employee of CKX and will, on behalf of CKX and in furtherance of its obligations under the shared services agreement, serve as Chief Financial Officer for FX Real Estate and Entertainment Inc. Upon effectiveness of his employment agreement, Mr. Benson will become a full-time employee of FX Real Estate and Entertainment Inc., provided that his employment agreement will permit him to spend up to one-third of his work time on 19X matters.

Stockholders’ Meeting

Subject to the provisions described below under “The Merger Agreement — Solicitation”, we have agreed to call and hold a meeting of our stockholders for the purpose of obtaining the adoption of the merger agreement and the approval of the merger by our stockholders as promptly as reasonably practicable.

Except in certain circumstances described below in “The Merger Agreement — Solicitation,” we are required to use commercially reasonable efforts to solicit stockholder proxies in favor of the adoption of the merger agreement and approval of the merger.

Financing

Pursuant to the merger agreement, 19X delivered to us fully executed debt commitment and equity commitment letters reflecting debt and equity commitments which, together with any equity to be issued in exchange for securities of 19X, will be sufficient to pay the full merger consideration for our outstanding common stock and preferred stock (and all other cash amounts payable pursuant to the merger agreement), and all of the related fees and expenses payable by 19X (or CKX after the closing of the merger) in connection with the merger.

We have agreed, prior to the effective time of the merger, that we will use our commercially reasonable efforts to provide and to cause our officers, employees, representatives and advisors, including legal and accounting advisors, to provide, to 19X all cooperation reasonably requested by it in connection with the financing described above (in each case, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of CKX and its subsidiaries), including taking the actions specified in the merger agreement.

The merger agreement provides that, if the “marketing period” described below has not ended at the time of the satisfaction or waiver of the closing conditions in the merger agreement, the closing will not occur until a date during the marketing period specified by 19X on at least three business days’ notice to CKX, the end of the marketing period or June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” due to pending litigation, as described below under “The Merger Agreement — Conditions to the Merger — No Material Litigation”), whichever is earliest.

The “marketing period” is defined in the merger agreement as the first period of 30 consecutive days after the date of the merger agreement (but excluding the period from August 22, 2007 through and including September 4, 2007) throughout which (a) 19X will have the financial information required to be provided by CKX under the merger agreement, and (b) the mutual closing conditions will have been satisfied (provided that 19X must use commercially reasonable efforts to cause the marketing period to end as promptly as reasonably practicable after the requisite stockholder vote and nothing will have occurred that would cause any of the unilateral closing conditions in the merger agreement to fail to be satisfied assuming the closing were to be scheduled for any time during such 30 consecutive day period).

Solicitation

The merger agreement provided for two “go shop” periods, during which the Company could (acting through the special committee and its advisors) from June 1, 2007 until July 16, 2007, and again, as part of the second amendment to the merger agreement, from September 27, 2007 until October 27, 2007, directly or indirectly:

•	initiate, solicit and encourage, whether publicly or otherwise, “company acquisition proposals,” which are described below, including by way of providing access to non-public information pursuant to a customary confidentiality/standstill agreement (and provided that we promptly provided to 19X and 19X Acquisition any material non-public information concerning the CKX that was provided to any person given such access which was not previously provided or made available to 19X and 19X Acquisition);

•	enter into and maintain or continue discussions or negotiations with respect to “company acquisition proposals” or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations; and

•	accept a “company acquisition proposal” that our board (acting through the special committee) believed in good faith was bona fide and reasonably expected to result in an agreement that constituted a “superior proposal,” which is described below, or approve or recommend, or (provided we had terminated the merger agreement) execute or enter into, an agreement that constituted a “superior proposal.”

Under the merger agreement a “company acquisition proposal” is (A) any inquiry, proposal or offer from any person or group (other than 19X or its affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of CKX and its subsidiaries, taken as a whole, or 15% or more of the outstanding equity securities of CKX, (B) any tender offer or exchange offer that if consummated would result in any person, entity or group beneficially owning 15% or more of the outstanding equity securities of CKX, or (C) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving CKX (or any subsidiary of CKX whose business constitutes 15% or more of the net revenues, net income or assets of CKX and its subsidiaries, taken as a whole).

A “superior proposal” under the merger agreement is a “company acquisition proposal” (but changing the references in the definition of a “company acquisition proposal” from “15% or more” to “50% or more”) which our board (acting through the special committee) in good faith determines (based on such matters as it deems relevant, including the advice of its independent financial advisor and outside legal counsel), would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of CKX (in their capacities as stockholders) than the transactions contemplated by the merger agreement.

CKX (acting through the special committee) retained the right (but not the obligation) to inform 19X of its intention to enter into an agreement relating to a “company acquisition proposal” during the “go shop” periods, including the material terms and conditions of such agreement. However, 19X had no matching/topping rights during the “go shop” periods. In addition, CKX had no obligation to pay any termination fees or expenses if it terminated the merger agreement and during a “go shop” period entered into an agreement with a person (or group) from whom, during such “go shop” period, it had received a written indication of interest that CKX’s board (acting through the special committee) believed in good faith was bona fide and could reasonably have been expected to result in a “superior proposal”. Any such person is referred to as an “excluded party” in the merger agreement and in the discussion below.

At the expiration of a “go shop” period (except with respect to an “excluded party”), CKX had to immediately cease any existing solicitation, encouragement, discussion or negotiation with any person conducted during such “go shop” period.

Now CKX’s ability to solicit inquiries or engage in discussions with respect to, or approve, a “company acquisition proposal” is restricted (including with respect to “excluded parties” who, however, are permitted to continue their discussions with us initiated during the second “go shop” period), as follows:

•	Until the effective time (or, if earlier, the termination) of the merger agreement, we may not:

•	(except with an “excluded party”) initiate, continue, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any “company acquisition proposal”, or engage in any discussions or negotiations with respect thereto, or otherwise cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations; or

•	accept a “company acquisition proposal” or enter into any agreement or agreement in principle (other than a customary confidentiality agreement) providing for or relating to a “company acquisition proposal” or enter into any agreement or agreement in principle requiring us to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach our obligations thereunder.

If prior to obtaining the requisite stockholder vote approving the merger (and provided we have otherwise complied in all material respects with our obligations under the covenant in the merger agreement with respect to the solicitation of other offers):

•	we have received a written “company acquisition proposal” from a third party that our board (acting through the special committee) believes in good faith to be bona fide;

•	our board (acting through the special committee) determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such “company acquisition proposal” constitutes or could reasonably be expected to result in a “superior proposal”; and

•	after consultation with its outside legal counsel, our board (acting through the special committee) determines in good faith that the failure to take such action would reasonably be expected to result in a breach of the board’s fiduciary duties to CKX’s stockholders under applicable law;

then, we may furnish information to the person making such “company acquisition proposal” and participate in discussions or negotiations with such person regarding such “company acquisition proposal”, provided:

•	we enter into a customary confidentiality/standstill agreement;

•	we promptly provide to 19X any material non-public information concerning CKX or its subsidiaries provided to such other person which was not previously provided or made available to 19X; and

•	we promptly, and in any case within 48 hours after receipt of such “company acquisition proposal”, notify 19X of such “company acquisition proposal”, including the material terms and conditions thereof and the identity of the party making the proposal, and keep 19X reasonably informed as to the status and any material developments concerning the proposal.

We may also furnish information to and participate in discussions or negotiations with “excluded parties” that made an acquisition proposal during the second “go shop” period during this time, but we must comply with the requirements described in the immediately preceding three bullets.

CKX and our board (in each case, acting through the special committee) retains in any event the right to take and disclose to CKX’s stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934 and make any other disclosure required by applicable law; provided, that, taking a position relating to a tender/exchange offer that is not a recommendation of rejection of such offer or a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act will be deemed to be an “adverse recommendation change” (as described below).

•	Now that we are no longer in a “go shop” period, until the requisite stockholder vote is obtained, neither our board nor the special committee may:

•	(A) withdraw (or modify in a manner adverse to 19X), or publicly propose to withdraw (or modify in a manner adverse to 19X), the recommendation of our board (acting through the special committee) that the CKX stockholders adopt the merger agreement and approve the merger, or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any alternative “company acquisition proposal” (any such action described in clause (A) or (B) being referred to as, an “adverse recommendation change”); or

•	approve or recommend, or publicly propose to approve or recommend, or allow CKX to execute or enter into an agreement with respect to a “company acquisition proposal” (other than in compliance with the termination provisions of the merger agreement).

Our board (acting through the special committee), however, may make an “adverse recommendation change” if it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) that failure to take such action would reasonably be expected to result in a breach of our board’s fiduciary duties to our stockholders under applicable law (provided the board notifies 19X in writing of its intention to make such “adverse recommendation change” at least three days prior to doing so).

Employee Matters

Our employees will be credited under 19X’s employee benefit plans with all years of service for which they were credited before the effective time of the merger. In addition, generally, each employee will be immediately eligible to participate, without any waiting time, in 19X’s plans to the extent coverage thereunder replaces coverage under a comparable plan in which the employee participated immediately before the effective time of the merger agreement. 19X has agreed, for a period of one year from the effective time, to honor, fulfill and discharge CKX’s and its subsidiaries’ obligations under our severance plans without any amendment or change that is adverse to our employees.

Other Covenants and Agreements

The merger agreement contains additional agreements among CKX, 19X and 19X Acquisition relating to, among other things:

•	Access to Information. Between signing and closing, we have agreed to provide 19X, 19X Acquisition and their representatives, during normal business hours and upon reasonable advance notice access to our and our subsidiaries’ offices, properties, contracts, personnel, books and records as 19X or 19X Acquisition may reasonably request, and a copy of each of our SEC filings that are not otherwise publicly available through the SEC website.

•	Director and Officer Liability. CKX, as the surviving corporation after the merger, has agreed to indemnify our current officers and directors to the fullest extent authorized or permitted by applicable law and to maintain in effect for a period of six years after the effective time of the merger our current policies of officers’ and directors’ liability insurance or substitute policies providing at least the same coverage and amount and containing terms and conditions no less favorable than our current policies, provided that CKX, as the surviving corporation, will not be required to spend in excess of 250% of the annual premium that we currently pay.

•	Certain Filings. CKX, 19X and 19X Acquisition have agreed to cooperate with respect to antitrust, SEC and other regulatory filings.

•	Public Announcements. CKX, 19X and 19X Acquisition have agreed to coordinate on press releases and other public announcements.

•	Notice of Certain Events. CKX, 19X and 19X Acquisition have agreed to use commercially reasonable efforts to notify each other of specified material events, including any breaches of representations,

warranties or covenants, receipt of notices from governmental authorities or actions or claims related to the consummation of the merger.

•	Disposition of Litigation. We have agreed to keep 19X and 19X Acquisition reasonably apprised of all important developments relating to, and consult with 19X and 19X Acquisition with respect to, any action by any third party to restrain or prohibit or otherwise oppose the merger or the other transactions contemplated by the merger agreement. 19X and 19X Acquisition may participate in (but not control) the defense or settlement of any stockholder litigation against CKX and its directors relating to the transactions contemplated by the merger agreement at 19X’s and 19X Acquisition’s cost and expense; provided, that no such settlement may be agreed to without the prior written consent of 19X (such consent not to be unreasonably withheld).

•	Resignations. We have undertaken to obtain and deliver to 19X at the closing, evidence reasonably satisfactory to 19X of the resignation, effective as of the effective time of the merger, of all directors of CKX and each of its subsidiaries (except those designated by 19X prior to the closing).

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	Stockholder Approval. The merger agreement must be adopted by the requisite stockholder approval by a vote of holders of at least a majority of the votes entitled to be cast at the close of business on the record date.

•	Regulatory Approvals. All antitrust waiting periods must have expired or otherwise been terminated, including the waiting period under the Hart-Scott-Rodino Act.

•	FX Real Estate Distribution. Simultaneously with the execution of the merger agreement on June 1, 2007, we entered into an agreement for the purchase of a 50% membership interest in FX Luxury Realty, LLC, as well as licenses granting FX Luxury Realty, LLC the exclusive right to utilize Elvis Presley-related intellectual property in connection with the development, ownership and operation of Elvis Presley-themed hotels, casinos and certain other real estate-based projects and attractions around the world and the right to utilize Muhammad Ali-related intellectual property in connection with Muhammad Ali-themed hotels and certain other real estate-based projects and attractions. As a condition to the merger agreement, (i) we must have completed a distribution to our stockholders of all of the FX Real Estate and Entertainment Inc. common stock issued to us with respect to our initial $100,000,000 investment in FX Luxury Realty, LLC and our additional $1,500,000 investment in FX Real Estate and Entertainment Inc. on September 26, 2007, and (ii) the licenses for the Elvis Presley and Muhammad Ali intellectual property must be in full force and effect. In satisfaction of this condition, on January 10, 2008, each CKX stockholder received two shares of common stock of FX Real Estate and Entertainment Inc. for every 10 shares of CKX common or preferred stock held on the record date for such distribution.

•	No Law or Orders. There must not be in effect any law, rule or statute, or order, injunction or decree issued by any court or agency of competent jurisdiction, preventing or making illegal the consummation of the merger or the other transactions contemplated by the merger agreement.

•	No Orders or Proceedings with Respect to our Proxy Statement. There must not be any orders issued suspending the use of this proxy statement and the SEC must not have initiated any proceeding for that purpose.

Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	Performance of Covenants. 19X and 19X Acquisition must have performed, in all material respects, their covenants and agreements in the merger agreement which are required to be performed before the effective time of the merger.

•	Representations and Warranties. 19X’s and 19X Acquisition’s representations and warranties must true and correct as of the date of the merger agreement, and as of the effective time of the merger (without giving effect to any materiality qualifications in the representations and warranties), except where the failure to be so true and correct does not have a material adverse effect on the ability of 19X or 19X Acquisition to consummate the merger or carry out its other obligations under the merger agreement, provided that representations made as of a specified date are required to be true and correct (subject to materiality qualifications) as of the specified date only.

•	Officer’s Certificate. 19X and 19X Acquisition must deliver to us at closing a certificate with respect to the satisfaction of the conditions relating to 19X’s and 19X Acquisition’s representations, warranties, covenants and agreements.

The obligations of 19X and 19X Acquisition to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	Performance of Covenants. We must have performed, in all material respects, our covenants and agreements in the merger agreement which are required to be performed before the effective time of the merger.

•	Representations and Warranties. Certain of our representations and warranties with respect to our corporate authority, the opinion of Houlihan Lokey, our capitalization and brokers’ and finders’ fees must be true and correct in all respects (except for inaccuracies that are de minimis in the aggregate), as of the date of the merger agreement and as of the closing date of the merger (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date). All of our other representations and warranties must be true and correct (without giving effect to any materiality qualifications set forth in the representations and warranties) as of the date of the merger agreement and as of the closing date of the merger (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except where the failure to be so true and correct does not constitute a material adverse effect on our company or relates to facts or circumstances of which any member of our senior management team had knowledge as of the date of the merger agreement (or should have had knowledge by reason of being a member of our senior management team).

•	Officer’s Certificate. We must deliver to 19X and 19X Acquisition at closing an officer’s certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

•	No Material Adverse Effect. There must not have occurred a material adverse effect on our company other than a material adverse effect of which as of June 1, 2007 any member of our senior management team had knowledge (or should have had knowledge by reason of being a member of our senior management team).

•	Tax Certificate. We must deliver an acceptable certificate stating that we are not a foreign person for the purposes of Section 1445 of the Internal Revenue Code of 1986.

•	Appraisal Rights. No more than 7.5% of our stockholders must have demanded appraisal rights.

•	No Material Litigation. There must not be pending in any court of competent jurisdiction any material action, suit or proceeding which has the effect of preventing the consummation of 19X’s financing on terms substantially similar to the terms set forth in the debt and equity commitment letters provided by 19X to us under the merger agreement; provided that 19X has used commercially reasonable efforts to contest or resolve such action, suit or proceeding. If all of the other closing conditions have been satisfied or waived and such litigation is pending, the “outside date” for completing the merger will be extended from June 1, 2008 to July 31, 2008.

Termination

The merger agreement can be terminated:

•	by the mutual written consent of the parties;

•	by us or 19X and 19X Acquisition, if:

•	the merger has not been consummated by June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” due to pending litigation, as described above under “The Merger Agreement — Conditions to the Merger — No Material Litigation”), other than by a party whose failure to perform any covenant or obligation in the merger agreement has been the principal cause of such termination event (referred to below as an “Outside Date Termination Event”);

•	there is in effect any final and non-appealable law or other legal restraint prohibiting the consummation of the merger (other than by a party whose breach of the merger agreement is the principal cause of, or resulted in, the application or imposition of such restraint or prohibition), provided the terminating party has used its commercially reasonable efforts to remove such restraint or prohibition; or

•	our stockholders fail to adopt the merger agreement and approve the merger (referred to below as a “No-Vote Termination Event”).

•	by us (referred to below as a “Company Termination Event”), if:

•	there has been a breach of any representation, warranty, covenant or agreement on the part of 19X or 19X Acquisition, which would cause any of the mutual closing conditions or our closing conditions not to be satisfied by June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” due to pending litigation, as described above under “The Merger Agreement — Conditions to the Merger — No Material Litigation”), provided we are not then in material breach of the merger agreement so as to cause any of the mutual closing conditions or closing conditions of 19X and 19X Acquisition not to be satisfied; or

•	there has been a material breach of the management cooperation agreement by Mr. Sillerman or any of his affiliates who are parties to the management cooperation agreement.

•	by 19X or 19X Acquisition (referred to below as a “Buyer Termination Event”), if:

•	there has been a breach of any of our representations, warranties, covenants or agreements which would cause any of the mutual closing conditions or closing conditions of 19X and 19X Acquisition not to be satisfied by June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” due to pending litigation, as described above under “The Merger Agreement — Conditions to the Merger — No Material Litigation”) (provided that no member of our senior management team had any knowledge of any such breach of representation or warranty as of the date of the merger agreement (or should have had such knowledge by reason of being such member), such breach was not caused by any action of, or omission by, any one or more members of our executive management team or by any other person at the direction of any such member or members other than actions or omissions taken in the ordinary course of business consistent with past practice taken in good faith and not with the purpose or intent of adversely affecting the transactions contemplated by the merger agreement (and 19X and 19X Acquisition are not then in material breach of the merger agreement so as to cause any of the mutual closing conditions or our closing conditions not to be satisfied);

•	there has occurred a “material adverse effect” on CKX of which as of the date of the merger agreement no member of the senior management team had knowledge (or should have had knowledge by reason of being such a member); or

•	a “Triggering Event” has occurred at any time after the second “go shop” period and prior to the adoption of the merger agreement by our stockholders (a “Triggering Event” is defined in the merger agreement as any of the following, to the extent occurring outside of the “go shop” periods: (i) our board has failed to recommend that our stockholders vote to adopt the merger agreement or has made or publicly proposed to change its recommendation regarding the merger; (ii) we have failed to include in the proxy statement our board’s recommendation; (iii) we are in material breach of our obligations relating to our stockholder meeting (and related SEC filings) or our covenant regarding solicitation of other competing proposals, (iv) our board has approved or recommended to our stockholders any “company acquisition proposal”; or (v) a tender or exchange offer relating to our equity securities has been commenced (other than by 19X, 19X Acquisition or their affiliates) and our board has recommended to our security holders to tender their shares in such tender or exchange offer); or

•	by CKX, at any time after the second “go shop” period and prior to obtaining the requisite stockholder vote, upon our board (acting through the special committee) resolving to enter into an agreement with respect to a “company acquisition proposal” (referred to below as a “Fiduciary Out Termination Event”); provided, that:

•	our board (acting through the special committee) will not so resolve unless (A) we have complied in all material respects with our obligations under our covenant not to solicit other offers described above under “The Merger Agreement — Solicitation”), (B) our board (acting through the special committee) has determined in good faith (after consultation with its independent financial advisors and outside legal counsel) that the “company acquisition proposal” to which the agreement relates constitutes a “superior proposal” and the failure to take such action would reasonably be expected to result in a breach of our board’s fiduciary duties to our stockholders, (C) we have first provided 19X with notice that our board is prepared to effect such resolution, which notice must include all material terms and conditions of the “company acquisition proposal”, be accompanied by copies of the relevant proposed transaction agreement and other material documents with the party making the “company acquisition proposal”, and disclose to 19X the identity of the person making the “company acquisition proposal”, and (D) for the three days following delivery of the notice described above, we have negotiated with 19X in good faith to make such adjustments to the terms of the merger agreement so that the “company acquisition proposal” would cease to constitute a “superior proposal”;

•	during three-day period described above 19X has not made an offer that our board (acting through the special committee) determines in good faith, after consultation with its independent financial advisors and outside legal counsel, is at least as favorable from a financial point of view to our stockholders as such “superior proposal” (including successive “superior proposals”);

•	we have paid to 19X its expenses as provided below; and

•	we have entered into an agreement with respect to such “company acquisition proposal” following such resolution of our board (acting through the special committee).

The merger agreement could also have been terminated by CKX or 19X if at any time during the two “go shop” periods we had executed or entered into an agreement that constituted a “superior proposal”. (19X has no matching/topping rights during the “go shop” periods.) The first “go shop” period began on June 1, 2007, the date we entered into the merger agreement, and terminated on July 16, 2007. As part of the second amendment to the merger agreement, CKX and 19X agreed to a second “go shop” period that began when the amendment was signed on September 27, 2007 and ended on October 27, 2007, without the execution of an agreement constituting a “superior proposal”.

Fees and Expenses

If the merger agreement is terminated after the second “go shop” period (which ended at 11:59 p.m. EST on October 27, 2007) as a result of a No Vote Termination Event (as described above under “The Merger Agreement — Termination”) (provided that Mr. Sillerman and his affiliates who are parties to the management cooperation agreement have complied in all material respects with their obligations thereunder) (but irrespective of whether a “company acquisition proposal” is outstanding at the time of such termination event), a Buyer Termination Event or a Fiduciary Out Termination Event (each described above under “The Merger Agreement — Termination”), then:

•	we must pay to 19X and 19X Acquisition, collectively, at or prior to such termination, all of their actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys’ fees) incurred by 19X, 19X Acquisition and their affiliates on or prior to such termination in connection with the transactions contemplated by the merger agreement, such amount not to exceed $10,000,000 (referred to below as the “Parent Expenses”); provided, however, that, if 19X exercises its right to terminate due to a breach of one of our representations or warranties or a material adverse effect on our company and such breach or material adverse effect has been caused by an action or omission by any one or more members of our executive management team or by any other person at the direction of such member or members (other than an action or omission specifically excluded from definition of material adverse effect described above under the “Merger Agreement — Representations and Warranties”), we will not be required to pay 19X’s expenses, and 19X must pay our expenses, as described below.

If the merger agreement is terminated by us as a result of an Outside Date Termination Event (as described above under “The Merger Agreement — Termination”) due to 19X’s or 19X Acquisition’s failure to consummate its financing (provided that the closing condition with respect to outstanding litigation, described above under “The Merger Agreement — Conditions to the Merger — No Material Litigation has been satisfied), or as a result of a Company Termination Event (in the case of a material breach of the management cooperation agreement, only if such breach was by Mr. Sillerman or any of his affiliates who are parties to the management cooperation agreement), then 19X must pay us, at or prior to such termination, a termination fee of $37,000,000 (the “Parent Termination Fee”). If the merger agreement is terminated by us or 19X and 19X Acquisition as a result of an Outside Date Termination Event due to 19X’s or 19X Acquisition’s failure to consummate the financing and the closing condition with respect to litigation described above under “The Merger Agreement — Conditions to the Merger — No Material Litigation” has not been satisfied, then 19X must pay to us, at or prior to such termination, all of our actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys’ fees) incurred by us and our subsidiaries on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement (referred to below as the “Company Expenses”), which amount may not be greater than $15,000,000.

The Parent Termination Fee may be paid, in whole or in part, at 19X’s option, in shares of CKX common stock valued at $12.00 per share. Mr. Sillerman has irrevocably guaranteed CKX, the full and timely payment of any Parent Termination Fee or Company Expenses payable by 19X and 19X Acquisition (and is a party to the merger agreement solely with respect to this guarantee).

As noted above, if 19X or 19X Acquisition exercises its right to terminate due to a breach of one of our representations or warranties or a material adverse effect on our company and such breach or material adverse effect has been caused by an action or omission by any one or more members of our executive management team or by any other person at the direction of such member or members (other than an action or omission specifically excluded from the definition of material adverse effect described above under “The Merger Agreement — Representations and Warranties”), 19X must pay us, at or prior to such termination, all of the Company Expenses up to a maximum of $10,000,000.

The parties have agreed that (except as described below with respect to a No Vote Termination Event) that the Parent Expenses, Company Expenses and Parent Termination Fee are exclusive remedies. We had no obligation to pay any termination fees or expenses if we terminated the merger agreement and entered into a “company acquisition agreement” with an “excluded party” during the “go shop” periods.

Upon termination of the merger agreement, there will be no liability or obligation on the part of the parties except with respect to any liabilities for damages incurred by:

•	a party as a result of the bad faith or willful misconduct of any other party; or

•	19X and 19X Acquisition which are payable by us if we have terminated the merger agreement as a result of a No Vote Termination Event and we have materially breached our covenants regarding our stockholder meeting and this proxy statement or the covenant not to solicit other offers as described above under “The Merger Agreement — Solicitation.”

The parties have acknowledged that any failure by 19X to obtain financing will not constitute bad faith or willful misconduct, provided 19X has complied in all material respects with its obligations under the merger agreement with respect to the financing.

Amendment and Waiver

The merger agreement may be further amended by a written agreement signed by us (with the approval of the special committee), 19X and 19X Acquisition at any time prior to the completion of the merger, whether or not our stockholders have adopted the merger agreement and approved the merger. However, no amendment that by law requires further approval of our stockholders will be made without obtaining that approval. At any time prior to the completion of the merger, we (with the approval of the special committee), 19X or 19X Acquisition may waive the other party’s compliance with certain provisions of the merger agreement.

THE MANAGEMENT COOPERATION AGREEMENT AND WAIVER OF CHANGE
IN CONTROL PAYMENTS

Simultaneously with the execution of the merger agreement on June 1, 2007, CKX and certain of our stockholders and certain of their respective affiliates entered into a management cooperation agreement (which is referred to in this proxy statement as the “management cooperation agreement”). The management cooperation agreement was amended on July 18, 2007 and September 27, 2007. The stockholders who are party to the management cooperation agreement are listed below:

•	Robert F.X. Sillerman and his affiliates, Laura Baudo Sillerman, Sillerman Commercial Holdings Partnership L.P. and Sillerman Capital Holdings, L.P.;

•	Michael G. Ferrel;

•	Mitchell J. Slater and his affiliate, Mitchell J. Slater 2004 GRAT;

•	Howard J. Tytel and his affiliate, Sandra Tytel;

•	Simon Fuller; and

•	Thomas P. Benson

Each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson is an executive officer of CKX. Mr. Fuller is an executive officer of a wholly-owned subsidiary of CKX and is a director of CKX.

Pursuant to the terms of the management cooperation agreement, as amended, the stockholders named above have, among other things, agreed to:

•	Voting Provisions:

•	Vote or cause to be voted all of his, her or its shares of CKX common stock in favor of the adoption of the merger agreement; or, alternatively,

•	Vote or cause to be voted all of his, her or its shares of CKX common stock in favor of the adoption of an alternative agreement entered into during a “go shop” period that constituted a “superior proposal” that, with respect to the first “go shop” period, provided for cash consideration of at least $14 per share, and with respect to the second “go shop” period, provided merger consideration that the special committee after consultation with a qualified financial advisor, determined in good faith was valued at least $0.25 per share greater than the merger consideration offered by 19X and payable to the holders of our common stock.

•	Cooperation Provisions:

•	Reasonably cooperate with us and our advisors during each of the “go shop” periods, including assisting, participating in or facilitating any inquiries, proposals, discussions or negotiations, as contemplated and permitted by the merger agreement, relating to our efforts to solicit, evaluate and negotiate alternative acquisition proposals.

•	Additional Provisions:

•	Waive, to the fullest extent permitted by law, and not assert any appraisal rights pursuant to Section 262 of the DGCL; and

•	Not sell, assign, transfer, pledge or otherwise dispose of the shares held by such stockholder, except such stockholder may tender and sell such shares to 19X or its affiliates or to a purchaser in a tender offer that is approved by our board of directors or to one of more of such stockholder’s affiliates provided that the transferee agrees to be bound by the terms of the management cooperation agreement; provided, that Mr. Sillerman was permitted to transfer up to 3,000,000 shares of his CKX common stock to a bona fide charity, and Messrs. Fuller, Ferrel, Slater, Benson and Tytel could each transfer up to 20% of their shares of common stock of CKX.

The management cooperation agreement will terminate upon the earliest to occur of the following events:

•	For each Stockholder’s obligations regarding an alternative “superior proposal”:

•	The effective time of any merger of CKX as provided for in an alternative superior proposal or, if no merger is contemplated in such “superior proposal”, the closing of the transactions contemplated in such “superior proposal”;

•	Any termination of such alternative “superior proposal” in accordance with its terms;

•	Our public announcement of the withdrawal of our board’s recommendation for the proposed transaction; and

•	11:59 p.m. (EST) on June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” as described under “The Merger Agreement — Conditions to the Merger — No Material Litigation”).

•	For each of the executive officers party to the management cooperation agreement with respect to their obligations in respect of the merger agreement:

•	at the effective time of the merger contemplated by the merger agreement; or

•	11:59 p.m. (EST) on June 1, 2008 (or July 31, 2008, if there has been an extension of the “outside date” as described under “The Merger Agreement — Conditions to the Merger — No Material Litigation”).

A copy of the management cooperation agreement and the amendments to the management cooperation agreement are attached to, and incorporated into, this proxy statement as Annexes H through J. The summary of the management cooperation agreement in the preceding paragraphs does not purport to be complete and may not contain all of the information about the management cooperation agreement that is important to you. We encourage you to read the management cooperation agreement carefully and in its entirety.

In addition, in connection with the merger agreement, we received an unconditional waiver from Mr. Sillerman waiving his rights to any change-in-control or similar payments payable to him in connection with the merger pursuant to his employment or other agreements with CKX.

TREATMENT OF CKX’S SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES C
CONVERTIBLE PREFERRED STOCK

On June 1, 2007, 19X and The Promenade Trust, the holder of all of the outstanding shares of CKX’s Series B Convertible Preferred Stock, entered into a letter agreement pursuant to which 19X obtained the right to purchase all such shares of preferred stock for an aggregate purchase price of $22,824,800 in cash. 19X must exercise this right (or advise the holder that it will not exercise this right) no later than 15 days prior to the anticipated closing date of the merger. The holder of the Series B Convertible Preferred Stock has the option to put such shares to 19X for the same purchase price payable upon the closing of the merger in the event that 19X does not exercise its purchase rights. If the holder exercises its right to put the shares to 19X, the holder must contribute 500,000 of its shares of common stock of CKX to 19X in exchange for the same class of stock in 19X as issued to the Investor Group (other than equity type inducements offered in connection with employment) at the most favorable exchange ratio as received by other investors in 19X who are contributing CKX common stock to 19X. In the event that 19X exercises its rights to purchase the Series B Convertible Preferred Stock, the holder of such preferred stock will have the option, but not the obligation, to contribute 500,000 of its shares of common stock of CKX to 19X as described above.

In the event the rights under the agreement with respect to the Series B Convertible Preferred Stock described above are not exercised prior to the completion of the merger, under the merger agreement at the effective of the merger each outstanding share of Series B Convertible Preferred Stock will, at the election of the holder, (i) be canceled and converted into the right to receive the consideration contemplated by the terms of the Company’s certificate of incorporation, or (ii) subject to the terms of the merger agreement, remain outstanding as a share of Series B Convertible Preferred Stock with terms identical to the terms of the shares of Series B Convertible Preferred Stock currently outstanding, and each outstanding share of Series C Convertible Preferred Stock of the Company automatically will (x) in the event the holder of Series B Convertible Preferred Stock chooses to receive the consideration specified in clause (i) above, be canceled and converted into the right to receive the same consideration as a share of the Company’s common stock, or (y) in the event that the holder of the Series B Preferred Stock chooses to receive the consideration specified in clause (ii) above, subject to the terms of the merger agreement, remain outstanding as a share of Series C Preferred Stock with terms identical to the terms of the shares of Series C Preferred Stock currently outstanding.

OTHER IMPORTANT INFORMATION REGARDING CKX

Business

CKX is engaged in the ownership, development, management and commercial utilization of entertainment content, including the rights to the name, image and likeness of Elvis Presley and the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in over 100 countries around the world. Our existing properties generate recurring revenues across multiple entertainment platforms, including music and television; sponsorship; licensing and merchandising; artist management; themed attractions and touring/live events. Through two of its subsidiaries, CKX recently granted exclusive licenses to FX Luxury Realty, LLC to utilize Elvis Presley-related intellectual property and Muhammad Ali-related intellectual property in connection with the development, ownership and operation of Elvis Presley-themed and Muhammad Ali-themed real estate and attraction based properties around the world, including Elvis Presley-themed hotels, casinos, theme parks, lounges and clubs (subject to certain restrictions) and Muhammad Ali-themed hotels and retreat centers (subject to certain restrictions).

Directors and Executive Officers

The persons listed below are the directors and executive officers of CKX as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the board of directors or until the earlier of his or her resignation or removal. None of these persons nor CKX has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the directors and executive officers of CKX are citizens of the United States, except for Mr. Fuller who is a citizen of the United Kingdom. Each of our directors and executive officers can be reached at c/o CKX, Inc., 650 Madison Avenue, New York, New York, 10022.

Name		Positions Currently Held By Directors and Officers

Robert F.X. Sillerman	59	Chief Executive Officer, Chairman of the Board
Michael G. Ferrel	58	President, Director, Member of the Office of the Chairman
Mitchell J. Slater	46	Senior Executive Vice President, Chief Operating Officer, Director, Member of the Office of the Chairman
Howard J. Tytel	61	Senior Executive Vice President, Director of Legal and Governmental Affairs, Director, Member of the Office of the Chairman
Thomas P. Benson	45	Executive Vice President, Chief Financial Officer and Treasurer
Simon Fuller	47	Chief Executive Officer, 19 Entertainment Limited, Director, Member of the Office of the Chairman
Edwin M. Banks	45	Director
Edward Bleier	78	Director
Jerry L. Cohen	74	Director
Carl D. Harnick	73	Director
Jack Langer	59	Director
John D. Miller	62	Director
Bruce Morrow	71	Director
Priscilla Presley	62	Director

Robert F.X. Sillerman was appointed Chief Executive Officer and Chairman of the Board of Directors effective February 7, 2005. Since January 10, 2008, Mr. Sillerman has also served as Chairman and Chief Executive Officer of FX Real Estate and Entertainment Inc. Mr. Sillerman was Chairman of FXM, Inc., a private investment firm, from August 2000 through February 2005. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through the present. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc. from its formation in December 1997 through its sale to Clear Channel Communications in August 2000.

Michael G. Ferrel was appointed President, director and Member of the Office of the Chairman on May 19, 2005. Prior to that, Mr. Ferrel was President and Chief Executive Officer of FXM, Inc. since August 2000. Mr. Ferrel served as President, Chief Executive Officer, Member of the Office of the Chairman and a director of SFX Entertainment from December 1997 through August 2000.

Mitchell J. Slater was appointed Senior Executive Vice President, Chief Operating Officer, director and Member of the Office of the Chairman effective February 7, 2005. Prior to that, Mr. Slater was Executive Vice President of FXM, Inc. since August 2000. Mr. Slater served as Executive Vice President of SFX Entertainment from January 1997 through August 2000. Mr. Slater also owns The Slater Group, a private investment company, established in 2001, that owned Metropolitan Entertainment, an independent concert promotion company. Mr. Slater served as Executive Chairman of Metropolitan from March 2002 through the sale of that company in December 2002. Mr. Slater is the President and serves on the Board of Directors of LIFEbeat — The Music Industry Fights AIDS. Mr. Slater also serves as a Trustee of the Garden School.

Howard J. Tytel was appointed Senior Executive Vice President, Director of Legal and Governmental Affairs, director and Member of the Office of the Chairman effective February 7, 2005. Prior to that, since August 2000, Mr. Tytel was Executive Vice President and Director of Legal and Governmental Affairs of FXM, Inc. Mr. Tytel also serves on the management advisory committee of FXM Asset Management, the managing member of MJX Asset Management. Mr. Tytel served as Executive Vice President, General Counsel, Secretary and a director of SFX Entertainment from December 1997 through August 2000. In January 1999, Mr. Tytel was elected as a Member of the Office of the Chairman of SFX Entertainment.

Thomas P. Benson was appointed Executive Vice President, Chief Financial Officer and Treasurer effective February 7, 2005. Since January 10, 2008, Mr. Benson has also served as Chief Financial Officer and a director of FX Real Estate and Entertainment Inc. Mr. Benson also serves as Executive Vice President and Chief Financial Officer of MJX Asset Management, and serves on the management advisory committee of FXM Asset Management. Mr. Benson has been with MJX since November 2003. Mr. Benson was Chief Financial Officer at FXM, Inc. from August 2000 until February 2005. Mr. Benson served as a Senior Vice President and Chief Financial Officer of SFX Entertainment from March 1999 to August 2000, and as the Vice President, Chief Financial Officer and a director of SFX Entertainment from December 1997.

Simon Fuller has served as Chief Executive Officer of 19 Entertainment Limited since founding the company in 1985, and he was appointed as a director and Member of the Office of the Chairman on July 28, 2005. While at 19 Entertainment, Mr. Fuller has been responsible for the creation and development of many successful ventures, including the Spice Girls, S Club 7, the management of David and Victoria Beckham and artists such as Annie Lennox and Cathy Dennis, and the development of the Pop Idol and American Idol series. Prior to forming 19 Entertainment, from 1981 to 1985, Mr. Fuller worked at Chrysalis Music, in music publishing (Chrysalis Music Limited) and A&R (Chrysalis Records). Since January 2000, Mr. Fuller has been an investor in and director of Popworld Limited, a multi-artist pop music brand and online portal with online and offline brand relationships with commercial partners.

Edwin M. Banks was appointed to our board of directors on February 8, 2005. Mr. Banks is a founder of Washington Corner Capital Management, LLC, an investment management company. Mr. Banks served as the Chief Investment Officer of WRH Partners, a private investment firm, and as a Senior Portfolio Manager for W. R. Huff Asset Management Co., L.L.C., an investment management firm, from June 1988 through October 2006. Mr. Banks is currently a director of Virgin Media, where he serves as the chairman of the compensation committee, and CVS Caremark, Inc.

Edward Bleier was appointed to our board of directors on February 7, 2005. Mr. Bleier is a director of RealNetworks, Inc., a leading Internet creator of digital media services and software. For 34 years, until his retirement as Senior Advisor in December 2003, Mr. Bleier was an executive of Warner Bros., Inc. From 1986 through 2000, he was President of the division responsible for broadcast and cable networks, pay-television and video-on-demand. He also previously served on Warner Communications’ strategy committee, as President of Warner Bros. Animation, and oversaw the broadcast of certain sports properties. In May 2005, Mr. Bleier was appointed to the Board of Directors of Blockbuster, Inc. and is also on the advisory board of Drakontas, Inc. He is a member of the Council on Foreign Relations and serves as a trustee of The Charles A. Dana Foundation. He is the author of the New York Times’ best selling book entitled “The Thanksgiving Ceremony.”

Jerry L. Cohen was appointed to our board of directors on February 7, 2005. Mr. Cohen has been a partner for more than six years with Tishman Speyer Properties, L.P., one of the largest and oldest real estate development organizations in the United States. Prior to that, from 1992 to 1998, Mr. Cohen was Vice Chair and a member of the Board of Directors of Cushman & Wakefield, Inc. Mr. Cohen is a partner of the Yankee Global Enterprises. Mr. Cohen is a member of the Board of Overseers of New York University’s Stern School of Business and the Board of Directors of the Manhattan Theatre Club.

Carl D. Harnick was appointed to our board of directors on February 7, 2005. Mr. Harnick has served as Vice President and Chief Financial Officer of Courtside Acquisition Corp from March 18, 2005 through July 2007.

Mr. Harnick was a partner with Ernst & Young and its predecessor for thirty years, retiring from the firm in September 1997. Since leaving Ernst & Young, Mr. Harnick has provided financial consulting services to various organizations, including Alpine Capital, a private investment firm, at various times since October 1997. He was a director of Platinum Entertainment, Inc., a recorded music company, from April 1998 through June 2000, Classic Communications, Inc., a cable television company, from January 2000 through January 2003, and Sport Supply Group, Inc., a direct mail marketer of sporting goods, from April 2003 through August 2004. Mr. Harnick has been the Treasurer as well as a Trustee for Prep for Prep, a charitable organization, for more than fifteen years.

Jack Langer was appointed to our board of directors on February 7, 2005. Mr. Langer is a private investor. From April 1997 to December 2002, Mr. Langer was Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer was the Managing Director and Head of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer was Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer also serves on the Board of Directors of SBA Communications Corp. and Atlantic Broadband Group.

John D. Miller was appointed to our board of directors on February 7, 2005. Mr. Miller is the Chief Investment Officer of W.P. Carey & Co. LLC, a net lease real estate company. Mr. Miller is also a founder and Non-Managing Member of StarVest Partners, L.P., a $150 million venture capital investment fund formed in 1998. From 1995 to 1998 Mr. Miller was President of Rothschild Ventures Inc., the private investments unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. He was also President and CEO of Equitable Capital Management Corporation, an investment advisory subsidiary of The Equitable where he worked for 24 years beginning in 1969.

Bruce Morrow was appointed to our board of directors on February 7, 2005. Since July 2005, Mr. Morrow has been hosting three regularly scheduled weekly broadcasts for Sirius Satellite Radio. Prior to joining Sirius, Mr. Morrow was an on-air personality at WCBS-FM from 1982 through June 2005, most recently hosting two radio broadcast shows, “Cousin Brucie’s Yearbook” and “Cousin Brucie’s Saturday Night Party.” Mr. Morrow has worked in the New York radio market since 1961. Mr. Morrow was inducted into the Radio Hall of Fame in 1987, the Broadcasting & Cable Hall of Fame in 1990 and more recently, the National Association of Broadcasters Hall of Fame. Mr. Morrow is the President of Variety, The Children’s Charity. Mr. Morrow was the Chairman of the Board of Directors of Multi-Market Radio, Inc. until its sale to SFX Broadcasting in November 1996.

Priscilla Presley was appointed to our board of directors by the holder of the Series C Preferred Stock on February 8, 2005. Ms. Presley has been a director of Metro-Goldwyn-Mayer Inc. since November 2000. From 1981 to 1998, Ms. Presley served as Chairperson of Elvis Presley Enterprises, Inc. In 2006, Ms. Presley launched a collection of luxury bed linens called “The Priscilla Presley Collection.” Ms. Presley is currently working in an executive producer capacity on a remake of the Peter Sellers film, “The Party,” with Darren Star and Dreamworks and is developing a play based on her life story.

Selected Historical Consolidated Financial Information

The following information at and for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 has been derived from CKX’s historical audited consolidated financial statements for those years.

The information set forth below is only a summary and should be read in conjunction with CKX’s consolidated financial statements and the related notes contained in CKX’s periodic reports filed with the SEC, that have been incorporated by reference into this document. See “Where You Can Find More Information.”

The selected historical financial data for each of the three years ended December 31, 2004 and as of December 31, 2004, 2003 and 2002 represents the business related to our Elvis Presley operations (the “Presley Business”) which we acquired on February 7, 2005 (as Predecessor) which have been derived from the Presley Business’ audited Combined Financial Statements and Notes thereto, as of December 31, 2004, 2003 and 2002 and for each of the three years ended December 31, 2004. The selected statement of operations data for the period January 1, 2005 — February 7, 2005 represents the pre-acquisition operating results of the Presley Business (as Predecessor) in 2005.

Our selected statement of operations data for the years ended December 31, 2006 and 2005 includes the results of the Presley Business for the period following its acquisition on February 7, 2005, the results of 19 Entertainment for the period following its acquisition on March 17, 2005, the results of Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc. for the period following its acquisition on August 9, 2005 and the results of our business related to our Muhammad Ali operations for the period following its acquisition on April 10, 2006.

	CKX, Inc.
	Nine Months				Predecessor Company
	Ended September 30,		Year Ended		January 1-
		(As Restated(1)	December 31,		February 7,	Year Ended December 31,
	2007	2006	2006	2005	2005	2004	2003	2002
	(Amounts in thousands, except per share and share information)

Statement of Operations Data:
Net revenues	$220,998	$177,841	$210,153	$120,605	$3,442	$41,658	$44,376	$43,644
Operating expenses (excluding depreciation and amortization)	157,688	127,470	166,558	108,547	2,854	30,558	32,268	30,840
Merger and distribution related costs	4,251	—
Acquisition related costs		3,159	3,159
Depreciation and amortization	16,756	15,163	20,541	14,910	126	1,201	1,227	1,123
Operating income (loss)	42,303	32,049	19,895	(2,852)	462	9,899	10,881	11,681
Interest income (expense), net	(2,335)	374	240	(2,820)	(115	(1,327)	(1,362)	(1,623)
Write-off of unamortized deferred loan costs	—	—	—	(1,894)	—	—	—	—
Other income (expense)	(17)	(1,893)	(3,323	2,970	—	—	—	—
Income (loss) from continuing operations before income taxes	39,951	30,530	16,812	(4,596)	347	8,572	9,519	10,058
Income tax expense	18,170	11,490	6,178	855	152	833	813	1,863
Equity in earnings of affiliate	1,115	724	686	843	—	—	—	—
Minority interest	(1,786)	(1,034)	(2,127)	(1,296)	—	—	—	—
Income (loss) from continuing operations	21,110	18,730	9,193	(5,904)	195	7,739	8,706	8,195
Loss from discontinued operation	(8,430)	—	—	—	—	(246)	(3,378)	(720)
Net income (loss)	12,680	18,730	9,193	(5,904)	195	7,493	5,328	7,475
Dividends on preferred stock	(1,368)	(1,368)	(1,824)	(1,632)	—	—	—	—
Accretion of beneficial conversion feature	—	—	—	(17,762)	—	—	—	—
Net income (loss) applicable to common stockholders	$11,312	$17,362	$7,369	$(25,298)	$195	$7,493	$5,328	$7,475
Basic income (loss) per share:
Income (loss) from continuing operations	$0.22	$0.22	$0.10	$(0.33)
Discontinued operations	(0.09)	—	—	—
Dividends on preferred stock	(0.01)	(0.01)	(0.02)	(0.02)

Basic income per share	$0.12	$0.19	$0.08	$(0.35)
Diluted income (loss) per share:
Income (loss) from continuing operations	$0.22	$0.19	$0.10	$(0.33)
Discontinued operations	(0.09)	—	—	—
Dividends on preferred stock	(0.01)	(0.01)	(0.02)	(0.02)

Diluted income per share	$0.12	$0.18	$0.08	$(0.35)
Average number of basic common shares outstanding	96,865,595	92,252,617	92,529,152	71,429,858
Average number of diluted common shares outstanding	96,979,322	96,178,307	93,555,201	71,429,858
Ratio of Earnings to Fixed Charges	8.28	11.21	4.77	0.29 (2)

(1)	See Note 1 to the Unaudited Condensed Consolidated Financial Statements.

(2)	For the year ended December 31, 2005, earnings were insufficient to cover fixed charges by $6.4 million.

	CKX, Inc.	CKX, Inc.		Predecessor Company
	September 30,	December 31,		December 31,
	2007	2006	2005	2004	2003	2002
	(Amounts in thousands)

Balance Sheet Data:
Cash and cash equivalents	$48,712	$36,610	$36,979	$201	$287	$855
Marketable securities	—	—	42,625	—	—
Other current assets	60,965	36,088	26,495	6,912	8,188	9,757
Total assets	524,152	474,645	430,128	36,032	37,304	43,124
Current liabilities (excluding current portion of debt)	60,501	39,432	33,937	8,978	6,949	8,660
Debt	103,133	3,701	3,500	23,582	26,431	26,326
Total liabilities	196,340	76,681	79,893	34,615	35,645	38,403
Redeemable restricted common stock	23,002	23,002	23,002	—	—	—
Stockholders’ equity/net assets	300,520	371,009	323,432	1,417	1,659	4,721

The book value per share of CKX common stock was $5.37 as of September 30, 2007.

Financial Forecasts of CKX

The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflects the best available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company at the time the forecasts were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Management Case

CKX’s senior management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, financial forecasts prepared by senior management were made available to the Investor Group as well as to the special committee and its financial advisors in connection with their respective considerations of the merger. We have included a subset of these projections to give our stockholders access to certain non-public information considered by the Investor Group, the special committee and board of directors for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that the Investor Group or any other member of CKX’s senior management, the special committee, the board of directors, Houlihan Lokey or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

CKX advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond CKX’s control. The projections also reflect estimates and assumptions related to the business of CKX that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond CKX’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected.

Projections of this type are based on estimates and assumptions that are inherently subject to factors such as the factors described under “Forward-Looking Statements,” which factors may cause the financial projections or the underlying assumptions to be inaccurate. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.

Since the date of the projections, CKX has made publicly available its actual results of operations for the three and six months ended June 30, 2007 and the three and nine months ended September 30, 2007. You should review CKX’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007 to obtain this information. Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections. CKX does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, CKX does not intend to update or otherwise revise the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. The financial projections do not take into account any circumstances or events occurring after the date they were prepared and will not be updated.

CKX Inc.
5 Year Plan
All Divisions — Consolidated

	2007	%	2008	%	2009	%	2010	%	2011	%	2012	%
	Forecast	Mrgn	Forecast	Mrgn	Forecast	Mrgn	Forecast	Mrgn	Forecast	Mrgn	Forecast	Mrgn
	(Amounts in 000’s)

Revenue
Elvis Presley Enterprises	$59,378		$68,290		$71,296		$114,624		$156,454		$169,928
19 Entertainment	165,446		198,868		239,418		290,838		350,257		416,101
MBST	6,551		6,879		7,222		7,584		7,963		8,361
Muhammad Ali Enterprises	6,590		7,479		19,468		32,074		45,338		59,099
Internet Initiatives	—		5,000		15,000		25,000		40,000		50,000

Total revenue	237,965		286,516		352,404		470,120		600,012		703,489
Operating Expenses
Elvis Presley Enterprises	40,690		37,827		38,640		38,131		41,922		44,920
19 Entertainment	99,296		102,273		114,349		132,730		166,024		196,787
MBST	5,295		5,480		5,676		5,882		6,098		6,324
Muhammad Ali Enterprises	3,576		3,635		3,798		3,969		4,147		4,334
Internet Initiatives	—		—		—		—		—		—
Corporate expenses	16,761		5,000		6,000		7,000		8,000		9,000

Total operating expenses	165,618		154,216		168,463		187,711		226,192		261,365
Equity in earnings of affiliates	910		3,095		3,747		4,402		5,062		5,725
OIBDAN [1]
Elvis Presley Enterprises	18,688	31%	30,463	45%	32,656	46%	76,493	67%	114,532	73%	125,008	74%
19 Entertainment	67,060	41%	99,690	50%	128,816	54%	162,510	56%	189,294	54%	225,039	54%
MBST	1,256	19%	1,398	20%	1,546	21%	1,702	22%	1,865	23%	2,036	24%
Muhammad Ali Enterprises	3,014	46%	3,844	51%	15,669	80%	28,106	88%	41,191	91%	54,765	93%
Internet Initiatives	—		5,000		15,000		25,000		40,000		50,000
Corporate expenses	(16,761)		(5,000)		(6,000)		(7,000)		(8,000)		(9,000)

Total OIBDAN	$73,257	31%	$135,395	47%	$187,688	53%	$286,811	61%	$378,882	63%	$447,848	64%

Capital expenditures[2]	$10,800		$31,599		$75,674		$39,243		$25,571		$5,664

[1]	OIBDAN represents operating income before depreciation, amortization and non-cash compensation.

[2]	Capital expenditures include maintenance capital expenditures of approximately $2.0 million per year and project related capital expenditures related to the launch of new projects.

In conjunction with preparing the projection information CKX management used the following assumptions by division:

Elvis Presley Enterprises

•	Revenue growth of 15%, 4%, 61%, 36% and 9% for the years 2008, 2009, 2010, 2011 and 2012, respectively. The significant revenue growth in 2008 and 2011 includes increases in the minimum license payments from FX Real Estate and Entertainment Inc. based on contracted minimum license payment increases. The revenue increases in 2010 and 2011 includes revenue from Elvis shows and interactive experiences in development.

•	OIBDAN margins grow from 31% to 74% reflecting new license revenue from FX Real Estate and Entertainment Inc. and Elvis shows and interactive experiences.

19 Entertainment

•	Revenue growth of 20%, 20%, 21%, 20% and 19% for the years 2008, 2009, 2010, 2011 and 2012, respectively. The revenue growth is driven by the roll out of new shows and programs in development.

•	OIBDAN margins grow from 41% to 54% as developmental projects and new add-on revenue streams continue to grow.

MBST

•	Division is forecasted to have steady 5% annual revenue growth through the forecast period.

•	Margins are forecasted to grow from 19% to 24%.

Muhammad Ali Enterprises

•	Revenue growth of 13%, 160%, 65%, 41% and 30% for the years 2008, 2009, 2010, 2011 and 2012, respectively. The significant revenue growth during 2009, 2010 and 2011 relates to increases in licensing and endorsements and the development of Ali projects featuring memorabilia and interactive multimedia of Muhammad Ali.

•	OIBDAN margins grow from 46% to 93%, as these Ali projects and royalty revenues are forecasted with little associated operating expenses.

Internet Initiatives

•	New projects currently being developed with internet and content partners.

Market for Common Stock, Dividends and Public Offering of Common Stock

Our common stock is quoted and traded on the NASDAQ Global Market under the symbol “CKXE.” At the record date for the special meeting, there were [ • ] shares of our common stock outstanding, which were held by approximately [ • ] holders of record. Such number of stockholders does not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

The following table sets forth during the periods indicated the high and low sales prices of our common stock. We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain any future earnings to support operations and to finance expansion and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of any future debt agreements we may enter into are likely to prohibit or restrict the payment of cash dividends on our common stock.

	Market Price
	High		Low

2008
First Quarter (through [ • ], 2008)	$	[ • ]	$	[ • ]
2007
First Quarter		$14.00		$11.10
Second Quarter		$14.65		$10.20
Third Quarter		$14.25		$10.30
Fourth Quarter		$12.60		$10.62
2006
First Quarter		$15.14		$11.58
Second Quarter		$14.23		$12.15
Third Quarter		$13.39		$8.95
Fourth Quarter		$14.31		$11.15
2005
First Quarter(1)		$26.73		$7.75
Second Quarter		$28.80		$12.60
Third Quarter		$14.49		$11.73
Fourth Quarter		$14.78		$11.53

(1)	As quoted on the OTC Bulletin Board

On May 31, 2007, the last trading day prior to the Company’s announcement that evening that that it was considering a potential transaction involving a buy-out at $13.75 per share, the closing price per share of the CKX common stock was $10.63. On [ • ], 2008, the most recent practicable trading day prior to the date of this proxy statement, the last reported sales price per share was $[ • ]. You should obtain current market price quotations for our common stock in connection with voting your shares.

On June 21, 2005, we completed a public offering registered with the SEC under the Securities Act of 1933, as amended, of 20,000,000 shares of our common stock. The public offering price was $11.00 per share of our common stock. We received aggregate proceeds of $200,600,000 from the offering.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the number of shares of CKX common stock beneficially owned on January 22, 2008 by each person who is known by us to beneficially own 5% or more of our common stock, each of our directors and executive officers, and all of our directors and executive officers, as a group.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of January 22, 2008 have been included in the table with respect to the beneficial ownership of the person or entity owning the options and warrants, but not with respect to any other persons or entities.

Applicable percentage of ownership for each holder is based on 97,231,842 shares of our common stock outstanding on January 22, 2008, plus any presently exercisable stock options and warrants held by each such holder, and options and warrants held by each such holder that will become exercisable or convertible within 60 days after such date. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Except as otherwise set forth below, the address of each of the persons listed below is c/o CKX, Inc., 650 Madison Avenue, New York, New York 10022.

	Shares
	Beneficially		Percentage of
Name and Address of Beneficial Owner	Owned		Common Stock

Beneficial Owners of 5% or More
The Huff Alternative Fund, L.P.	14,011,538	(1)	14.4%
Directors and Executive Officers:
Robert F.X. Sillerman	31,865,478	(2)	32.77%
Michael G. Ferrel	2,020,141	(3)	2.1%
Mitchell J. Slater	3,096,403	(4)	3.1%
Howard J. Tytel	2,665,494	(5)	2.7%
Simon Fuller	2,999,132	(6)	3.1%
Thomas P. Benson	1,390,780		1.4%
Edwin M. Banks	3,963	(7)	*
Edward Bleier	15,586	(8)	*
Jerry L. Cohen	21,836	(9)	*
Carl D. Harnick	38,586	(10)	*
Jack Langer	63,586	(11)	*
John D. Miller	313,586	(12)	*
Bruce Morrow	163,586	(13)	*
Priscilla Presley	6,000		*
All directors and executive officers as a group (14 individuals)	58,675,695		60.3%

*	Represents less than 1%.

(1)	Includes shares of common stock owned of record by an affiliated limited partnership of The Huff Alternative Fund, L.P. William R. Huff possesses the sole power to vote and dispose of all securities of CKX held by these two Huff entities, subject to certain internal compliance procedures.

(2)	Includes (i) 20,681,565 shares of common stock owned of record by Mr. Sillerman, (ii) 1,000,000 shares of common stock owned of record by Laura Baudo Sillerman, Mr. Sillerman’s spouse, (iii) 6,135,704 shares of common stock owned of record by Sillerman Commercial Holdings Partnership L.P., in which Mr. Sillerman is the sole stockholder of the general partner; (iv) 2,556,392 shares of common stock owned of record by Sillerman Capital Holdings, L.P., a limited partnership controlled by Mr. Sillerman through a trust for the benefit of Mr. Sillerman’s descendants; and (v) 1,491,817 shares of common stock issuable upon conversion of 1,491,817 shares of Series B Convertible Preferred Stock of CKX, Inc. that are subject to an option agreement entered into by 19X and The Promenade Trust as described in “Treatment of CKX’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.”

(3)	Includes: (i) 1,829,112 shares of common stock owned of record by Mr. Ferrel; and (ii) 191,029 shares of common stock owned of record by the Ferrel Childrens Trust f/b/o Mary R. Ferrel.

(4)	Includes: (i) 2,597,148 shares of common stock owned of record by Mr. Slater; and (ii) 499,255 shares of common stock owned of record by Mitchell J. Slater 2004 GRAT.

(5)	Includes: (i) 2,246,232 shares of common stock owned of record by Mr. Tytel and Sandra Tytel, Mr. Tytel’s spouse, as tenants in common with rights of survivorship; (ii) 361,354 shares of common stock owned of record by the Sandra Tytel 1998 Trust for the benefit of Jennifer Tytel; and (iii) 57,908 shares of Common stock owned of record by Jennifer Tytel. 302,044 of the shares of Common stock held by Mr. Tytel and Sandra Tytel, as tenants in common, are pledged to an investment bank as security for a margin loan account.

(6)	Includes 1,507,315 shares of common stock issued in connection with our acquisition of 19 Entertainment Limited and 1,491,817 shares of common stock issuable upon conversion of 1,491,817 shares of Series B Convertible Preferred Stock of CKX, Inc. that are subject to an option agreement entered into by 19X and The Promenade Trust as described in “Treatment of CKX’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.”

(7)	Issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan

(8)	Includes 13,586 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan and 2,000 shares of common stock purchased on the open market.

(9)	Issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan. Mr. Cohen has elected to received all of his director compensation in shares of common stock.

(10)	Includes: (i) 13,586 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan; and (ii) 25,000 shares of restricted common stock granted in June 2005 in consideration for services provided in connection with the completion of our June 2005 public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Harnick’s commitment to continue to serve as chairman of the Audit Committee for a period of five years. One half of the shares received by Mr. Harnick are subject to restrictions which lapse ratably over five years, beginning on the first anniversary of the date of the grant, and the remaining shares are subject to forfeiture, on a pro rata basis, in the event Mr. Harnick voluntarily resigns his position prior to the expiration of the five-year term. Of the 25,000 shares granted in June 2005, 15,000 remain subject to restrictions or forfeiture.

(11)	Includes: (i) 13,586 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan; and (ii) 50,000 shares of restricted common stock granted in June 2005 in consideration for services provided in connection with the completion of the our public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Langer’s commitment to continue to serve as a financial expert on the board of directors and chairman of the Nominating and Corporate Governance Committee for a period of five years. One half of the shares received by Mr. Langer are subject to restrictions which lapse ratably over five years, beginning on the first anniversary of the date of the grant, and the remaining shares are subject to forfeiture, on a pro rata basis, in the event Mr. Langer voluntarily resigns his position prior to the expiration of the five-year term. Of the 50,000 shares granted in June 2005, 30,000 remain subject to restrictions or forfeiture.

(12)	Includes: (i) 13,586 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan; and (ii) 300,000 shares of common stock acquired by Mr. Miller in connection with his ownership of membership interests in RFX Acquisition LLC.

(13)	Includes: (i) 13,586 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan; and (ii) 150,000 shares of common stock acquired by Mr. Morrow in connection with his ownership of membership interests in RFX Acquisition LLC.

Prior Purchases and Sales of CKX Securities

On January 14, 2008 Messrs. Banks, Bleier, Harnick, Langer and Miller were each issued 833 shares of restricted common stock of the Company and Mr. Cohen was issued 1,917 shares of restricted common stock of the Company, in each case pursuant to the Company’s 2005 Omnibus Long-Term Incentive Compensation Plan. There were no other transactions with respect to CKX common or preferred stock during the past 60 days effected by CKX, any of its directors or executive officers, 19X or any of its directors or executive officers or members of the Management Group or any of their affiliates.

The following table sets forth information regarding purchases of CKX common or preferred stock by CKX and members of the Management Group showing, for each fiscal quarter since September 30, 2005, the number of shares of CKX common or preferred stock purchased, the range of prices paid for those shares, and the average price paid per quarter for those shares. Purchases by Messrs. Sillerman, Fuller, Ferrel, Slater, Tytel and Benson were pursuant to warrant exercises, unless otherwise indicated.

Quarter Ended
9/30/05
	Range of	Average	Number of
	Price	Price	Shares
	($)	($)

CKX	N/A	N/A	0
Robert F.X. Sillerman
Simon Fuller
Michael G. Ferrel
Mitchell J. Slater
Howard J. Tytel
Thomas P. Benson

Quarter Ended
	12/31/05			3/31/06
	Range of	Average	Number of	Range of	Average	Number of
	Price	Price	Shares	Price	Price	Shares
	($)	($)		($)	($)

CKX	N/A	N/A	0	N/A	N/A	0
Robert F.X. Sillerman
Simon Fuller
Michael G. Ferrel
Mitchell J. Slater
Howard J. Tytel
Thomas P. Benson

Quarter Ended
	6/30/06			9/30/06
	Range of	Average	Number of	Range of	Average	Number of
	Price	Price	Shares	Price	Price	Shares
	($)	($)		($)	($)

CKX	N/A	N/A	0	N/A	N/A	0
Robert F.X. Sillerman
Simon Fuller
Michael G. Ferrel
Mitchell J. Slater
Howard J. Tytel
Thomas P. Benson

	Quarter Ended
	12/31/06
	Range of	Average	Number of
	Price	Price	Shares
	($)	($)

CKX	N/A	N/A	0
Robert F.X. Sillerman		$2.00	2,577,983	(1)
Simon Fuller
Michael G. Ferrel		$2.00	103,262	(2)
Mitchell J. Slater		$2.00	242,628
Howard J. Tytel		$2.00	184,719	(3)
Thomas P. Benson		$2.00	112,180

Quarter Ended
3/31/07
	Range of	Average	Number of
	Price	Price	Shares
	($)	($)

CKX	N/A	N/A	0
Robert F.X. Sillerman
Simon Fuller
Michael G. Ferrel
Mitchell J. Slater
Howard J. Tytel
Thomas P. Benson

Quarter Ended
6/30/07
	Range of	Average	Number of
	Price	Price	Shares
	($)	($)

CKX	N/A	N/A	0
Robert F.X. Sillerman
Simon Fuller
Michael G. Ferrel
Mitchell J. Slater
Howard J. Tytel
Thomas P. Benson

	Quarter Ended
	9/30/07
	Range of	Average	Number of
	Price	Price	Shares
	($)	($)

CKX	N/A	N/A	0
19X			1,491,817	(4)
Robert F.X. Sillerman
Simon Fuller
Michael G. Ferrel
Mitchell J. Slater
Howard J. Tytel
Thomas P. Benson

(1)	Includes the exercise of 1,759,873 warrants held by Mr. Sillerman and 818,110 warrants held by Sillerman Commercial Holdings Partnership L.P.

(2)	Includes the exercise of 94,237 warrants held by Mr. Ferrel and 9,025 warrants held by the Ferrel Children’s Trust f/b/o Mary R. Ferrel.

(3)	Includes the exercise of 126,811 warrants held by Mr. Tytel and 57,908 warrants held by Jennifer Tytel.

(4)	Represents the 1,491,817 shares of common stock issuable upon conversion of 1,491,817 shares of Series B Convertible Preferred Stock of CKX, Inc. that are subject to an option agreement entered into by 19X and The Promenade Trust as described in “Treatment of CKX’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.”

IMPORTANT INFORMATION REGARDING 19X, 19X ACQUISITION
AND THE INVESTOR GROUP

19X and 19X Acquisition

19X is a Delaware limited liability company which was formed on July 12, 2006. 19X has not engaged in any business except as contemplated by the merger agreement, including in connection with arranging the proposed financing for the proposed merger. 19X Acquisition is a Delaware corporation and a wholly-owned subsidiary of 19X. It was formed on May 23, 2007 and has not engaged in any business except as contemplated by the merger agreement, including in connection with arranging the proposed financing for the proposed merger. The principal address of each of 19X and 19X Acquisition is 650 Madison Avenue, New York, New York 10022 and its telephone number is (212) 838-3100.

Set forth below are the directors and executive officers of each of 19X and 19X Acquisition, each such director’s or executive officer’s principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each director and executive officer. Each director and executive officer is a United States citizen except for Simon Fuller who is a citizen of the United Kingdom. During the last five years, none of 19X, 19X Acquisition or their respective directors and executive officers has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each director and executive officer listed below is c/o 19X, Inc., 650 Madison Avenue, New York, New York 10022 and the telephone number is (212) 838-3100.

Robert F.X. Sillerman — President, Treasurer and Director of 19X, Inc. and 19X Acquisition Corp.  In addition to his appointment as an officer and director of 19X, Inc. and 19X Acquisition Corp., Mr. Sillerman has served as Chief Executive Officer and Chairman of the board of directors of CKX, Inc. since February 7, 2005.

Since January 10, 2008, Mr. Sillerman has also served as Chairman and Chief Executive Officer of FX Real Estate and Entertainment Inc. Mr. Sillerman was Chairman of FXM, Inc., a private investment firm, from August 2000 through February 2005. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through the present. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc. from its formation in December 1997 through its sale to Clear Channel Communications in August 2000.

Simon Fuller — Chief Executive Officer, Assistant Treasurer and Director of 19X, Inc. and 19X Acquisition Corp.  In addition to his role as a director and officer of 19X and 19X Acquisition Corp., Mr. Fuller has served as Chief Executive Officer of 19 Entertainment Limited, a wholly-owned subsidiary of CKX, since founding the company in 1985, and he was appointed as a director and Member of the Office of the Chairman of CKX on July 28, 2005. While at 19 Entertainment, Mr. Fuller has been responsible for the creation and development of many successful ventures, including the Spice Girls, S Club 7, the management of David and Victoria Beckham and artists such as Annie Lennox and Cathy Dennis, and the development of the Pop Idol and American Idol series. Prior to forming 19 Entertainment, from 1981 to 1985, Mr. Fuller worked at Chrysalis Music, in music publishing (Chrysalis Music Limited) and A&R (Chrysalis Records). Since January 2000, Mr. Fuller has been an investor in and director of Popworld Limited, a multi-artist pop music brand and online portal with online and offline brand relationships with commercial partners.

OTHER MATTERS

Stockholder Proposals

Due to the contemplated merger, we do not currently expect to hold a 2008 annual meeting of stockholders because, following completion of the merger, we will not be a publicly-held company. If the merger is not completed, pursuant to Rule 14a-8 under the Exchange Act, the deadline for the submission of proposals by stockholders for inclusion in our proxy statement and form of proxy to be used in connection with our annual meeting of stockholders in 2008 will be February 11, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from May 10, 2008, a stockholder proposal must be received by a reasonable time before we begin to print and mail proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC. Stockholder proposals should be sent to CKX, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Kraig G. Fox, Secretary.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made (i) to grant CKX’s unaffiliated stockholders access to the corporate files of CKX, any other party to the proposed merger or any of their respective affiliates or (ii) to obtain counsel or appraisal services at the expense of CKX or any other such party or affiliate.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the Securities Exchange Act of 1934, as amended. We file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

You may read and copy any reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE, Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. In addition, the SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov.

We and the Management Group have filed a Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as part of it, is available for inspection or copying as set forth above.

Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in later filed documents incorporated by reference in this document. We incorporate by reference the documents filed by us with the SEC listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to date of the special meeting.

CKX SEC Filings	Period/Date

Annual Report on Form 10-K	Year ended December 31, 2006
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2007, June 30, 2007 and September 30, 2007
Current Reports on Form 8-K	Filed on March 1, 2007, June 1, 2007, June 19, 2007, July 9, 2007, July 18, 2007, August 1, 2007, August 14, 2007, August 16, 2007, August 30, 2007, September 28, 2007, November 1, 2007, November 09, 2007, November 20, 2007 and December 21, 2007

You may request a copy of documents incorporated by reference in this proxy statement but not otherwise accompanying this document, at no cost, by writing or telephoning us at the following address:

CKX, Inc.
650 Madison Avenue
New York, New York 10022
Attn: Kraig G. Fox, Secretary
(212) 838-3100

To obtain timely delivery, you should request desired information no later than five business days prior to the date of the special meeting, or by [ • ].

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

This proxy statement is dated [ • ]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
19X, INC.
19X ACQUISITION CORP.
AND
CKX, INC.
June 1, 2007

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of this 1st day of June, 2007 by and among CKX, Inc., a Delaware corporation (the “Company”), 19X, Inc. a Delaware corporation (“Parent”), and 19X Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

A. The Special Committee unanimously (i) has determined that the merger of Merger Sub with and into the Company on the terms and conditions set forth in this Agreement (the “Merger”) is in the best interests of the Company and its stockholders, (ii) has recommended that the Board of Directors of the Company approve and adopt this Agreement, and (iii) recommends that the Company stockholders adopt this Agreement and approve the Merger.

B. The Board of Directors of the Company (except for directors affiliated with Parent or Merger Sub who abstained) (i) has determined that the Merger is in the best interests of the Company and its stockholders, (ii) has approved and adopted this Agreement, and (iii) has resolved to recommend that the Company stockholders adopt this Agreement and approve the Merger.

C. The Board of Directors of Merger Sub has unanimously approved this Agreement. The Board of Directors of Parent has approved, and Parent, as the sole stockholder of Merger Sub, will approve, this Agreement, the Merger and the other transactions contemplated hereby.

D. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger, as set forth herein.

E. Simultaneously with the execution of this Agreement, the Company is entering into a Membership Interest Purchase Agreement with FX Luxury Realty, LLC (“FX Luxury”) and Flag Luxury Properties, LLC (“Flag”), pursuant to which the Company shall purchase a 50% membership interest in FX Luxury and enter into certain license agreements with respect to the intellectual property of the Company (the “Flag License Agreements”). Prior to the Effective Time and as a condition precedent to the Merger, the Company will distribute to its stockholders shares of common stock of the successor corporation to FX Luxury, representing 25% of the then issued and outstanding shares of common stock of such corporation, all as more fully set forth in the Flag Transaction Agreements.

F. Simultaneously herewith, each member of the Voting Group is entering into a Management Cooperation Agreement, pursuant to which, among other things, each such party has agreed to (i) vote his shares in favor of a Permitted Cash Agreement (as defined in the Management Cooperation Agreement), and (ii) to reasonably cooperate with the Company (acting through the Special Committee) in the Company’s efforts to solicit, evaluate and negotiate Company Acquisition Proposals as permitted by this Agreement.

G. Simultaneously herewith, Robert F.X. Sillerman is entering into a letter agreement with the Company waiving as of the Effective Time his rights to any change-in-control or similar payments payable to him in connection with the transactions contemplated by this Agreement pursuant to his employment or other agreements with the Company.

AGREEMENT

NOW, THEREFORE, in CONSIDERATION of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  DEFINITIONS.  For purposes of this Agreement, the following terms have the respective meanings set forth below:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.5(f)(i).

“Action” means any claim, action, litigation, arbitration, demand, mediation or any other proceeding, administrative, regulatory, judicial or other, by or before any Governmental Authority, arbitrator, mediator or other Person acting in a dispute resolution capacity.

“Adverse Recommendation Change” has the meaning set forth in Section 6.5(d).

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Balance Sheet Date” means December 31, 2006.

“Business Day” means any day other than the days on which banks in the City of New York are required or authorized to close.

“Certificate of Incorporation” has the meaning set forth in Section 2.2(d).

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Claim” has the meaning set forth in Section 6.7(a).

“Closing” has the meaning set forth in Section 2.1(d).

“Closing Date” has the meaning set forth in Section 2.1(d)

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Acquisition Proposal” has the meaning set forth in Section 6.5(f)(ii).

“Company Employees” has the meaning set forth in Section 6.14(a).

“Company Options” means the outstanding options to acquire shares of Common Stock granted under the Company’s 2005 Plan.

“Company Proxy Statement” has the meaning set forth in Section 4.6.

“Company Restricted Shares” means all shares of restricted Common Stock granted under the Company’s 2005 Plan.

“Company SEC Reports” has the meaning set forth in Section 4.5(a).

“Company Securities” has the meaning set forth in Section 4.4(b).

“Company Stockholder Meeting” has the meaning set forth in Section 6.2(a).

“Company’s 2005 Plan” means the Company’s 2005 Omnibus Long-Term Incentive Compensation Plan.

“Contracts” means contracts, undertakings, commitments or agreements.

“Contributing Holders” means any holder of shares of Common Stock or Preferred Stock who enters into a Contribution and Exchange Agreement or other agreement providing for such holder to acquire shares of capital stock of Parent immediately prior to the Effective Time.

“Contribution and Exchange Agreement” means each agreement by and between Parent and the Contributing Holders, in the form set forth as Exhibit A hereto, pursuant to which such Contributing Holders will exchange all or a portion of their respective shares of Common Stock or Preferred Stock for shares of capital stock of Parent immediately prior to the Effective Time.

“Current Policies” has the meaning set forth in Section 6.7(a).

“Debt Commitment Letter” has the meaning set forth in Section 6.4(a).

“Debt Financing” has the meaning set forth in Section 6.4(b).

“DGCL” means the Delaware General Corporation Law, as amended.

“Disbursing Agent” has the meaning set forth in Section 2.3(a).

“Disclosure Letter” has the meaning set forth in the preamble to Article IV.

“Dissenting Shares” has the meaning set forth in Section 2.2(e).

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Plan” means any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans or programs maintained or contributed to by the Company or any of its Subsidiaries for the benefit of or relating to any employee or former employee.

“Employment Agreement” means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee, officer, director, independent contractor or consultant pursuant to which the Company or any of its Subsidiaries has any liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

“Equity Commitment Letter” has the meaning set forth in Section 6.4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Party” means any Person or group of related Persons from whom the Company has received, after the date hereof and prior to the Exclusivity Period Start Date, a written indication of interest that the Board of Directors of the Company (acting through the Special Committee) believes in good faith is bona fide and could reasonably be expected to result in a Superior Proposal.

“Exclusivity Period Start Date” has the meaning set forth in Section 6.5(a).

“Executive Management Team” means the individuals listed on Schedule 1.

“Expenses” has the meaning set forth in Section 6.7(a).

“Fairness Opinion” has the meaning set forth in Section 4.2(d).

“Financial Advisor” has the meaning set forth in Section 4.2(d).

“Financing” has the meaning set forth in Section 6.4(a).

“Financing Letters” has the meaning set forth in Section 6.4(a).

“Flag” has the meaning set forth in the Recitals.

“Flag License Agreements” has the meaning set forth in the Recitals.

“Flag Transaction Agreements” means the Membership Interest Purchase Agreement dated as of the date hereof, by and among the Company, FX Luxury, and Flag and all of the related agreements referenced therein, contemplated thereby, or necessary or desired in connection therewith, including the Flag License Agreements, in each case, to be executed and delivered by the Company, FX Luxury Realty, LLC and/or Flag Luxury Properties, LLC.

“FX Luxury” has the meaning set forth in the Recitals.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, whether foreign or domestic and whether national, supranational, federal, tribal, provincial, state, regional, local or municipal.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” has the meaning set forth in Section 6.7(a).

“Law” means applicable statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, decisions, injunctions, writs, decrees, licenses, governmental guidelines or interpretations having the force of law, permits, rulings and bylaws, in each case, of a Governmental Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Management Cooperation Agreement” means the Management Cooperation Agreement to be entered into by each member of the Voting Group on the date hereof.

“Marketing Period” shall mean the first period of 30 consecutive days after the date hereof (but excluding the period from August 22, 2007 through and including September 4, 2007) throughout which (a) Parent shall have the Required Financial Information that the Company is required to provide to Parent pursuant to Section 6.4(b), and (b) the conditions set forth in Section 7.1 shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2 or Section 7.3 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 30 consecutive day period, provided, that (A) Parent shall use commercially reasonable efforts to cause the Marketing Period to end as promptly as reasonably practicable after the Requisite Stockholder Vote; (B) if the financial statements included in the Required Financial Information that is available to Parent on the first day of such 30-day period would not be sufficiently current on any day during such 30-day Period to permit (i) a registration statement using such financial statements to be declared effective by the SEC on the last day of such 30-day period, or (ii) the Company’s independent accounting firm to issue a customary comfort letter to Parent (in accordance with its normal practices and procedures) on the last day of the 30-day period, then a new 30-day period shall commence upon Parent receiving updated Required Financial Information that would be sufficiently current to permit the actions described in clauses (i) and (ii) above on the last day of such 30-day period; and (C) the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period, any applicable auditor shall have withdrawn its audit opinion with respect to any financial statements contained in the Company SEC Reports or has indicated to the Company in writing that any such opinion may not be relied upon.

“Material Adverse Effect on the Company” means any fact, change, circumstance, development, event, effect or occurrence that has had or would reasonably be expected to have a materially adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that the following shall not be deemed to be a Material Adverse Effect on the Company: (a) any fact, change, circumstance, development, event, effect or occurrence (i) generally relating to the U.S. or global economy or securities, credit or financial markets, which does not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole (relative to most industry participants), (ii) caused by or resulting from the announcement of this Agreement or the transactions contemplated hereby, including (x) the loss of any key employee and (y) any fees or expenses incurred in connection with the transactions contemplated by this Agreement, (iii) caused by or resulting from the identity of the Parent, Merger Sub or any of their respective Affiliates as the acquiror of the Company, (iv) caused by or resulting from any action required or contemplated in this Agreement, (v) relating to the industries in which the Company and its Subsidiaries operate, which does not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole (relative to most industry participants), (vi) relating to changes in any Laws or applicable accounting regulations or principles after the date hereof, or (vii) caused by or resulting from any action of, or omission by, any one or more members of the Executive Management Team or by any other Person at the direction of any such member or members, other than actions or omissions taken in the ordinary course of business consistent with past practice in good faith and not with the purpose or intent of adversely affecting the transactions contemplated hereby, or (b) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failure shall be considered in determining whether there is a Material Adverse Effect on the Company).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.2(c).

“Merger Shares” has the meaning set forth in Section 2.2(c).

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“New Financing Letters” has the meaning set forth in Section 6.4(a).

“New Plans” has the meaning set forth in Section 6.14(a).

“Old Plans” has the meaning set forth in Section 6.14(a).

“Option Holder” has the meaning set forth in Section 2.4(a).

“Other Antitrust Laws” means any Law enacted by any Governmental Authority relating to antitrust matters or regulating competition.

“Outside Date” means February 25, 2008; provided that the Outside Date shall be extended to April 25, 2008 in the event that as of February 25, 2008 all the conditions to closing set forth in Article VII hereof shall have been satisfied or waived other than the condition set forth in Section 7.2(g).

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Expenses” has the meaning set forth in Section 8.2(a).

“Parent Termination Fee” has the meaning set forth in Section 8.2(b).

“Permits” means any licenses, franchises, permits, certificates, consents, approvals or other similar authorizations of, from or by a Governmental Authority possessed by or granted to or necessary for the ownership of the material assets or conduct of the business of, the Company or its Subsidiaries.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, firm or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

“Preferred Shares” means outstanding shares of Series B Preferred Stock and Series C Preferred Stock.

“Preferred Stock” has the meaning set forth in Section 4.4(a).

“Recommendation” has the meaning set forth in Section 6.2(b).

“Replacement Policies” has the meaning set forth in Section 6.7(a).

“Representatives” means the officers, directors, employees, agents, advisors, investment bankers, Affiliates and other representatives of a Person.

“Required Financial Information” has the meaning set forth in Section 6.4(b).

“Requisite Stockholder Vote” has the meaning set forth in Section 4.2(a).

“Schedule 13e-3” has the meaning set forth in Section 4.6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Management Team” means the individuals set forth on Schedule 2.

“Series A Preferred Stock” has the meaning set forth in Section 4.4(a).

“Series B Preferred Stock” has the meaning set forth in Section 4.4(a).

“Series C Preferred Stock” has the meaning set forth in Section 4.4(a).

“Special Committee” means a committee comprised of three independent members of the Company’s Board of Directors formed for the purpose of, inter alia, evaluating, and making a recommendation to the full Board of Directors of the Company with respect to, this Agreement and the Merger.

“Spin-Off” means the Stockholder Distribution as defined in the Flag Transaction Agreements.

“Subsidiary” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Superior Proposal” has the meaning set forth in Section 6.5(f)(iii).

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Tax” means (i) all federal, state, local, foreign and other taxes (including withholding taxes), fees and other governmental charges of any kind or nature whatsoever, together with any interest and any penalties, additions or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person.

“Triggering Event” shall be deemed to have occurred if, subject to the provisions of Section 6.5, after the Exclusivity Period Start Date: (i) the Board of Directors of the Company shall have failed to recommend that the Company stockholders vote to adopt this Agreement or shall have made an Adverse Recommendation Change or publicly proposed an Adverse Recommendation Change; (ii) the Company shall have failed to include in the Proxy Statement the Recommendation; (iii) the Company is in material breach of its obligations under Section 6.2 (other than those specified under Section 6.2(b) and (c)) or Section 6.5, (iv) the Board of Directors of the Company shall have approved or recommended to the Company’s stockholders any Company Acquisition Proposal; or (v) a tender or exchange offer relating to the Company Securities shall have been commenced (other than by Parent or an Affiliate of Parent) and the Board shall have recommended to its security holders to tender their shares in such tender or exchange offer.

“Voting Group” means the Persons set forth on Schedule 2 hereto.

“Warrants” has the meaning set forth in Section 2.4(b).

Section 1.2  TERMS GENERALLY.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to, this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto, including the Disclosure Letter. Unless otherwise specified, the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement.

ARTICLE II

THE MERGER

Section 2.1  THE MERGER.

(a) At the Effective Time, in accordance with the DGCL, and upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company, at which time the separate existence of Merger Sub shall cease and the Company shall survive the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

(b) As soon as reasonably practicable after the satisfaction or valid waiver of all conditions to the Merger, the Company and Merger Sub will file a certificate of merger (the “Certificate of Merger”) meeting the requirements of the DGCL with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the Company and Merger Sub may agree and specify in the Certificate of Merger (such time as the Merger becomes effective, the “Effective Time”).

(c) The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

(d) The closing of the Merger (the “Closing”) shall take place (i) at the offices of Paul, Hastings, Janofsky & Walker LLP located at 75 East 55th Street, New York, New York, as soon as reasonably practicable (but in any event, no later than the second Business Day) after the day on which the last condition to the Merger set forth in Article VII is satisfied or validly waived (other than those conditions that by their nature cannot be satisfied until the Closing Date, but subject to the satisfaction or valid waiver of such conditions) or (ii) at such other place and time or on such other date as the Company and Merger Sub may agree in writing (the actual date of the Closing, the “Closing Date”); provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature cannot be satisfied until the Closing Date, but subject to the satisfaction or valid waiver of such conditions), the Closing shall occur on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (A) a date during the Marketing Period to be specified by Parent on no less than three Business Days’ notice to the Company; (B) the final day of the Marketing Period; or (C) the Outside Date.

Section 2.2  CONVERSION OF SECURITIES.  At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any of the holders of Common Stock or Preferred Stock:

(a) Each share of Common Stock or Preferred Stock held by the Company as treasury stock or otherwise owned by Parent, Merger Sub or any Company Subsidiary immediately prior to the Effective Time (including shares of Common Stock or Preferred Stock acquired by Parent immediately prior to the Effective Time pursuant to the Contribution and Exchange Agreements or otherwise in exchange for securities of Parent), if any, shall be canceled and shall cease to exist, and no consideration shall be paid in exchange therefor.

(b) Each Merger Sub Common Share issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(c) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled pursuant to Section 2.2(a) and Dissenting Shares (as hereinafter defined)), automatically shall be canceled and converted into the right to receive $13.75 in cash, without interest (the “Merger Consideration”), payable to the holder thereof upon surrender of the stock certificate formerly representing such share of Common Stock in the manner provided in Section 2.3. Such shares of Common Stock (other than those canceled pursuant to Section 2.2(a), together with such shares canceled pursuant to Section 2.3(g) below), sometimes are referred to herein as the “Merger Shares.”

(D) (I) Each share of Series B Preferred Stock issued and outstanding immediately prior to the effective time (other than shares of Series B Preferred Stock to be canceled pursuant to Section 2.2(a) and dissenting shares (as hereinafter defined)) shall, at the election of the holder thereof in accordance with the terms of the company’s certificate of incorporation (the “Certificate of Incorporation”) (a) be canceled and converted into the amount specified in Section 4 of Appendix B to the certificate of incorporation, or (b) subject to Section 3.1 hereof, remain outstanding as a share of Series B Preferred Stock with terms identical to the terms of the shares of Series B Preferred Stock currently outstanding; and (ii) each share of Series C Preferred Stock issued and outstanding immediately prior to the effective time (other than shares of Series C Preferred Stock to be canceled pursuant to Section 2.2(a) and dissenting shares), automatically shall, (a) in the event the holder of the Series B Preferred Stock chooses to receive the consideration for the shares of Series B Preferred Stock specified in Section 2.2(d)(i)(a), be canceled and converted into the right to receive the merger consideration, or (b) in the event the holder of the Series B Preferred Stock chooses to receive the consideration for the Series B Preferred Stock specified in Section 2.2(d)(i)(b), subject to Section 3.1 hereof, remain outstanding as a share of Series C Preferred Stock with terms identical to the terms of the shares of Series C Preferred Stock currently outstanding. The consideration payable pursuant to Sections 2.2(d)(i)(a) and Section 2.2(d)(ii)(a) is referred to herein collectively as the “Preferred Stock Consideration”. Preferred Stock Consideration payable in respect of each Preferred Share shall in each case be deliverable to the holder thereof upon surrender of the stock certificate formerly representing such Preferred Share in the manner provided in Section 2.3.

(e) Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Common Stock and Preferred Stock that are issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock and Preferred Stock to be canceled pursuant to Section 2.2(a)) and that are held by holders of such shares of Common Stock or Preferred Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into or represent the right to receive the consideration specified herein, and holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall be converted or deemed to have been converted, as the case may be, into the right to receive the consideration specified herein in the manner provided in Section 2.2(c) in the case of Common Stock, or in the manner provided in Section 2.2(d) in the case of Preferred Stock. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt notice of any demands for appraisal, withdrawals (or attempted withdrawals) of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

(f) If between the date of this Agreement and the Effective Time the number of outstanding shares of Common Stock or Preferred Stock is changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, other than pursuant to the Merger, the amount of Merger Consideration payable per share of Common

Stock or Preferred Stock Consideration payable per share of Preferred Stock, as the case may be, shall be correspondingly adjusted.

(g) All vested or unvested Company Restricted Shares outstanding immediately prior to the Effective Time shall, by virtue of this Agreement and, without further action of the Company, Parent, Merger Sub or the holder of such Company Restricted Shares, vest and become free of all restrictions immediately prior to the Effective Time and shall be canceled and converted into the right to receive the Merger Consideration.

(h) The Company Options shall be treated as provided in Section 2.4.

(i) The Warrants shall be treated as provided in Section 2.4.

(j) For the avoidance of doubt, the parties acknowledge and agree that the contribution of shares of Common Stock and Preferred Stock by the Contributing Holders to Parent pursuant to the Contribution and Exchange Agreements shall be deemed to occur immediately prior to the Effective Time and prior to any other above-described event.

Section 2.3  PAYMENT OF CONSIDERATION FOR MERGER SHARES AND PREFERRED SHARES.

(a) Prior to the Closing Date, the Company shall designate a bank or trust company that is reasonably satisfactory to Parent, to serve as the disbursing agent for the Merger Consideration, the Preferred Stock Consideration and payments in respect of the Company Options and Warrants, unless another agent is designated as provided in Section 2.4(a) (the “Disbursing Agent”). At or prior to the Closing, Parent will cause to be deposited with the Disbursing Agent cash in the aggregate amount of cash sufficient to pay the Merger Consideration and Preferred Stock Consideration in respect of all Merger Shares and Preferred Shares outstanding immediately prior to the Effective Time and entitled thereto plus any cash necessary to pay for Company Options and Warrants pursuant to Section 2.4. Pending distribution of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Merger Shares, Preferred Shares, such Company Options and Warrants and shall not be used for any other purposes; provided, however, that Parent may direct the Disbursing Agent to invest such cash in obligations of or guaranteed by the United States of America, as long as no such investments have maturities that could prevent or delay payments to be made pursuant to Section 2.3(b).

(b) As promptly as practicable after the Effective Time (but no later than five Business Days after the Effective Time), the Surviving Corporation shall send, or cause the Disbursing Agent to send, to each record holder of Merger Shares and the holder of Preferred Shares as of immediately prior to the Effective Time (other than shares of Common Stock and Preferred Stock to be canceled pursuant to Section 2.2(a)) a letter of transmittal and instructions for exchanging their Merger Shares and Preferred Shares for the Merger Consideration or Preferred Stock Consideration, as applicable, payable therefor in accordance with the terms hereof. The letter of transmittal will be in customary form and will specify that delivery of Merger Shares and Preferred Shares will be effected, and risk of loss and title will pass, only upon delivery of the stock certificates representing the Merger Shares and Preferred Shares to the Disbursing Agent. Upon surrender of such stock certificate or certificates to the Disbursing Agent together with a properly completed and duly executed letter of transmittal and any other documentation that the Disbursing Agent may reasonably require, the record holder thereof shall be entitled to receive the Merger Consideration or Preferred Stock Consideration payable in exchange therefor, less any withholding Taxes deductible under Section 2.3(i). Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration or Preferred Stock Consideration, as the case may be, and until such surrender and exchange, no cash shall be paid to the holder of such certificate in respect thereof.

(c) If payment is to be made to a Person other than the registered holder of the Merger Shares or Preferred Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Disbursing Agent any applicable stock transfer taxes required as a result of such payment to a Person other than the registered holder of such Merger Shares or Preferred Shares or establish to the satisfaction of the Disbursing Agent that such stock transfer taxes have been paid or are not payable.

(d) After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock or Preferred Stock that were outstanding immediately prior to the Effective Time, except for the shares of Preferred Stock remaining outstanding as such pursuant to the terms hereof. If, after the Effective Time, certificates representing Merger Shares or Preferred Shares, except for the shares of Preferred Stock remaining outstanding as such pursuant to the terms hereof, are presented to the Surviving Corporation, such shares shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) If any cash deposited with the Disbursing Agent remains unclaimed twelve months after the Effective Time (other than cash deposited with respect to the Warrants, which shall be held until the expiration of the Warrants), such cash shall be returned to the Surviving Corporation upon demand, and any holder who has not surrendered Merger Share certificates for the Merger Consideration or Preferred Share certificates for the Preferred Stock Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration or Preferred Stock Consideration, as the case may be. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Disbursing Agent or any other Person shall be liable to any holder of Merger Shares or Preferred Shares for an amount paid to a public official pursuant to any applicable unclaimed property laws. Any amounts remaining unclaimed by holders of Merger Shares or Preferred Shares as of a date immediately prior to such time that such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation on such date, free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Common Stock or Preferred Stock, except for the shares of Preferred Stock remaining outstanding as such pursuant to the terms hereof.

(g) From and after the Effective Time, any holder of shares of Common Stock or Preferred Stock (other than Dissenting Shares) outstanding immediately prior to the Effective Time, except for the shares of Preferred Stock remaining outstanding as such pursuant to the terms hereof, shall cease to have any rights with respect to such shares of Common Stock or Preferred Stock, other than the right to receive the Merger Consideration or Preferred Stock Consideration, as applicable, as provided in this Agreement.

(h) In the event that any Merger Share or Preferred Share certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably satisfactory to the Surviving Corporation) of that fact by the Person claiming such Merger Share or Preferred Share certificate to be lost, stolen or destroyed, in addition to the posting by such holder of any bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Merger Share or Preferred Share certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Merger Share or Preferred Share certificate the proper amount of the Merger Consideration or Preferred Stock Consideration, as applicable.

(i) Parent, Surviving Corporation and the Disbursing Agent shall be entitled to deduct and withhold from the Merger Consideration and Preferred Stock Consideration, as applicable, otherwise payable hereunder any amounts required to be deducted and withheld under any applicable Tax Law. To the extent any amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder from whose Merger Consideration or Preferred Stock Consideration, as applicable, the amounts were so deducted and withheld.

Section 2.4  TREATMENT OF OPTIONS AND WARRANTS.

(a) As of the Effective Time, each Company Option, to the extent outstanding, vested and unexercised will be canceled and extinguished, and the holder thereof (each, an “Option Holder”) will be entitled to receive in consideration of the cancellation and as settlement of all rights of such Option Holder with respect to such Company Option, an amount in cash equal to the amount (if any) by which (A) the product of (i) the number of shares of Common Stock subject to such Company Option and (ii) the Merger Consideration exceeds (B) the aggregate exercise price of such Company Option, without interest and less any amounts required to be deducted and withheld under any applicable Law. All payments with respect to canceled Company Options shall be made by the Disbursing Agent (or such other agent reasonably acceptable to the Company as Parent shall designate prior to the Effective Time) as promptly as reasonably practicable after the Effective Time from funds deposited by or at the direction of Parent to pay such amounts in accordance with Section 2.3(a).

(b) As of the Effective Time, each warrant to purchase shares of Common stock (the “Warrants”) that is issued and outstanding immediately prior to the Effective Time and not terminated pursuant to its terms shall not thereafter be exchangeable for capital stock of the Surviving Corporation, but rather shall be exercisable for an amount in cash equal to the amount by which (A) the product of (i) the number of shares of Common Stock subject to such Warrant and (ii) the Merger Consideration exceeds (B) the aggregate exercise price of such Warrant.

(c) Prior to the Effective Time, the Company and Parent (or their respective boards of directors or applicable committees thereof) will adopt such resolutions as may be reasonably required to effectuate the actions contemplated by this Section 2.4, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation.

(d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any amounts to be paid hereunder in respect of Company Options, Company Restricted Shares or Warrants any amounts required to be deducted and withheld under any applicable Tax Law. To the extent any amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of such Company Option, Company Restricted Share or Warrant from whose payments in respect of Company Options, Company Restricted Shares or Warrants the amounts were so deducted and withheld.

ARTICLE III

THE SURVIVING CORPORATION

Section 3.1  CERTIFICATE OF INCORPORATION.  The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended as set forth on Exhibit B, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and as provided by applicable Law.

Section 3.2  BYLAWS.  The bylaws of the Company in effect at the Effective Time shall be amended as set forth on Exhibit C, and as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and as provided by applicable Law.

Section 3.3  DIRECTORS AND OFFICERS.  Unless otherwise determined by Parent prior to the Effective Time, from and after the Effective Time, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered to Parent and Merger Sub by the Company concurrently with entering into this Agreement (the “Disclosure Letter”) or as may be disclosed in any Company SEC Report filed prior to the date hereof, the Company hereby represents and warrants to Parent and Merger Sub that:

Section 4.1  CORPORATE EXISTENCE AND POWER.

(a) Each of the Company and its Subsidiaries is a corporation, partnership, or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has the requisite power and authority required to own, lease and operate its respective properties and to carry on its business as now conducted. The Company has the requisite corporate power and authority to execute and deliver this Agreement, and to consummate the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder.

(b) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(c) The Company has made available to Parent and Merger Sub true and complete copies of the currently effective articles of incorporation and bylaws or similar organizational and governing documents of the Company and its Subsidiaries. Neither the Company nor any Subsidiary is in violation of its organizational or governing documents.

Section 4.2  CORPORATE AUTHORIZATION; COMPANY FAIRNESS OPINION.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (including the Special Committee) and, other than obtaining the Requisite Stockholder Vote described below and the filing of the Certificate of Merger along with any document in connection therewith in accordance with the DGCL, no other corporate proceeding on the part of the Company is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby. The vote required to adopt this Agreement and approve the Merger is the affirmative vote of the holders of a majority of the shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock, voting as a single class (with (x) each share of Series B Preferred Stock being entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such shares could be converted and (y) each share of Series C Preferred Stock being entitled to one vote) (the “Requisite Stockholder Vote”).

(b) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) The Special Committee, at a meeting duly called and held, has by unanimous vote of all of its members, determined that this Agreement and the Merger are advisable and in the best interests of, the Company and its stockholders, and recommended that the Board of Directors of the Company approve and adopt this Agreement. On or prior to the date hereof, the Board of Directors of the Company, based on the unanimous recommendation of the Special Committee, has (except for directors affiliated with Parent or Merger Sub who abstained) unanimously adopted resolutions (i) approving this Agreement and declaring this Agreement, the Merger and the other transactions contemplated by this Agreement advisable and (ii) recommending that the Company stockholders adopt this Agreement and approve the Merger. As of the date hereof, all such resolutions are in full force and effect and none have been amended or superseded.

(d) Houlihan, Lokey, Howard & Zukin, Inc. (the “Financial Advisor”) has delivered to the Special Committee and the Board of the Directors of the Company its opinion to the effect that, as of the date such opinion was delivered, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of shares of Common Stock other than the Voting Group (the “Fairness Opinion”). As of the date hereof, the Company has been authorized by the Financial Advisor to permit the inclusion in full of the Fairness Opinion in the Company Proxy Statement. As of the date hereof, the Fairness Opinion has not been withdrawn, revoked or modified.

Section 4.3  GOVERNMENTAL AUTHORIZATION.   The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by, or by the Company or any Subsidiary in respect of, or filing or notification by the Company or any Subsidiary with, or receiving any consent, approval or any type of authorization (including any licenses and permits) from, any Governmental Authority other than (i) the filing of the Certificate of Merger; (ii) compliance with any applicable requirements of the HSR Act or any other applicable Other Antitrust Laws; (iii) compliance with any applicable requirements of the Exchange Act, including the filing of the Company Proxy Statement and the Schedule 13e-3; (iv) compliance with any applicable requirements of the Securities Act; (v) compliance with any applicable foreign or state securities or Blue Sky laws; (vi) compliance with any applicable rules and regulations of the Nasdaq Stock Market; and (vii) such other items or filings, which if not taken or made, (A) would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 4.4   CAPITALIZATION.

(a) The authorized capital stock of the Company consists of (i) 275,000,000 shares of Common Stock and (ii) 75,000,000 shares of preferred stock, out of which (A) 2,172,400 shares are designated as Series A Convertible Redeemable Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”), (B) 1,491,817 shares are designated as Series B Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series B Preferred Stock”), and (C) one share is designated as Series C Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series C Preferred Stock” and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”). As of the close of business on May 22, 2007, (i) 97,059,164 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held in treasury, (iii) no shares of Series A Preferred Stock were issued and outstanding, (iv) 1,491,817 shares of Series B Preferred Stock were issued and outstanding, (v) one share of Series C Preferred Stock was issued and outstanding, (vi) no shares of Preferred Stock were held in treasury, (vii) 604,000 shares of Common Stock were subject to Company Options, (ix) 500,000 shares of Common Stock were subject to Warrants, and (x) 1,491,818 shares of Common Stock were reserved for issuance upon conversion of outstanding Preferred Stock pursuant to the terms thereof. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Section 4.4(a) of the Disclosure Letter sets forth a complete and accurate list of all outstanding Company Options and other stock-related awards, including grants of Company Restricted Shares, and all outstanding Warrants, which list sets forth the name of the holders thereof and, to the extent applicable thereto, the exercise price or purchase price thereof, the governing stock option plan with respect thereto and the expiration date thereof. There are no options outstanding to purchase shares of Preferred Stock.

(b) Except as set forth in Section 4.4(a), there are no issued and outstanding, and there have not been reserved for issuance, any (i) shares of capital stock or other voting securities of the Company or any Subsidiary of the Company; (ii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries; (iii) Company Options or other rights, options, warrants, calls, subscriptions, arrangements or undertakings of any kind, to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital stock, voting securities, securities convertible into or exchangeable for shares of capital stock or voting securities, or any type of equity equivalent whatsoever of the Company or such Subsidiary, as the case may be; or (iv) equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (the items in clauses (i) through (iv) collectively, “Company Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any of its Subsidiaries or preemptive rights with respect thereto.

(c) Other than the issuance of shares of Common Stock upon exercise of Company Options or Warrants, since the Balance Sheet Date, the Company has not declared or paid any dividend or distribution in respect of any Company Securities, and the Board of Directors of the Company has not authorized the foregoing.

(d) No holder of Company Securities has any right to have such securities or the offering or sale thereof registered under or pursuant to any securities Laws by the Company or any of its Subsidiaries.

Section 4.5   REPORTS AND FINANCIAL STATEMENTS.

(a) The Company has timely filed with or, if applicable, otherwise furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act since February 7, 2005 (such documents, as supplemented or amended since the time of filing, the “Company SEC Reports”). No Subsidiary of the Company is or at any time since February 7, 2005 has been required to file with or furnish to the SEC any such forms, reports, schedules or other documents. The Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company SEC Reports (including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2007), along with any related notes and schedules, comply, in all material respects, with applicable accounting requirements and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof, and the results of their operations and their cash flows for the periods set forth therein, and in each case were prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

(c) The Company has heretofore made available or promptly will make available to Parent and Merger Sub a complete and correct copy of any amendments or modifications to any Company SEC Reports filed prior to the date hereof which are required to be filed with the SEC but have not yet been filed with the SEC, and any Company SEC Reports required to be filed by the Company on or after the date hereof and prior to the Effective Time. Public availability of such SEC Reports through EDGAR will be deemed to satisfy the requirements of this Section 4.5(c).

Section 4.6   DISCLOSURE DOCUMENTS.   The proxy statement, together with any amendments thereof or supplements thereto (the “Company Proxy Statement”), and the Rule 13e-3 Transaction Statement on Schedule 13e-3, together with any amendments thereof or supplements thereto (the “Schedule 13e-3”), relating to the Merger and the other transactions contemplated hereby, to be filed by the Company with the SEC in connection with seeking the adoption and approval of this Agreement by the Company stockholders will not, (a) at the date it is first mailed to stockholders of the Company, in the case of the Company Proxy Statement, or (b) at the time of the Company Stockholder Meeting (other than as to information supplied by Parent and Merger Sub in writing specifically for inclusion therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Company Proxy Statement, the Schedule 13e-3 and all related SEC filings to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto as of the date of such filing. No representation is made by the Company with respect to statements made in the Company Proxy Statement or the Schedule 13e-3 based on information supplied in writing, or required to be supplied, by Parent and Merger Sub or their Affiliates specifically for inclusion therein.

SECTION 4.7   FINDERS’ FEES.   There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries or Affiliates and that might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement (other than the fee of the Financial Advisor set forth on Section 4.7 of the Disclosure Letter).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

Section 5.1   CORPORATE EXISTENCE AND POWER.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority required to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder. Since their respective dates of organization, neither Parent nor Merger Sub has engaged in any material activities other than in connection with or as contemplated by this Agreement or in connection with arranging the Financing.

Section 5.2   CORPORATE AUTHORIZATION.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary Parent and Merger Sub corporate and stockholder action (other than the adoption of this Agreement by Parent, as sole stockholder of Merger Sub, which shall occur promptly after the execution and delivery of this Agreement). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due and valid execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.3   GOVERNMENTAL AUTHORIZATION.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger by Parent and Merger Sub will require no action by, or by Parent or Merger Sub in respect of, or filing or notification by Parent or Merger Sub with, or Parent or Merger Sub receiving any consent, approval or any type of authorization (including any licenses and permits) from, any Governmental Authority other than (i) the filing of the Certificate of Merger; (ii) compliance with any applicable requirements of the HSR Act or any other applicable Other Antitrust Laws; (iii) compliance with any applicable requirements of the Exchange Act, including the filing of the Company Proxy Statement and the Schedule 13e-3; (iv) compliance with any applicable requirements of the Securities Act, (v) compliance with any applicable foreign or state securities or Blue Sky laws; (vi) compliance with any applicable rules and regulations of the Nasdaq Stock Market; and (vii) such other items or filings, which if not taken or made, (A) would not, individually or in the aggregate, be reasonably expected to be material to Parent or Merger Sub and (B) would not reasonably be expected to adversely affect in any material respect, or materially hinder or delay the consummation of Parent’s and Merger Sub’s ability to observe and perform their respective obligations hereunder.

Section 5.4   NON-CONTRAVENTION.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or Merger Sub; (ii) assuming compliance with the matters referenced in Sections 5.2 and 5.3, contravene, conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) or require a consent under, result in the loss of a material benefit under or give others any right of termination, amendment, acceleration, payment or cancellation of, or result in the creation of a lien or other encumbrance on any property or under any contract, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their properties or assets is bound or affected, except in the case of (ii) and (iii) above, which would not materially hinder or delay the consummation of the Merger or each of Parent’s and Merger Sub’s ability to observe and perform its obligations hereunder.

Section 5.5   DISCLOSURE DOCUMENTS.   None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion in the Company Proxy Statement or Schedule 13e-3 will, (a) at the date it is first mailed to stockholders of the Company (in the case of the Company Proxy Statement), or (b) at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any information so provided by Parent or Merger Sub that subsequently changes or becomes incomplete or incorrect to the extent such changes or failure to be complete or correct are promptly disclosed to the Company and to the further extent that Parent and Merger Sub reasonably cooperate with the Company in preparing, filing or disseminating updated information to the extent required by Law.

Section 5.6   FINDERS’ FEES.   There is no investment banker, broker, finder or other intermediary who is entitled to any fee or commission from the Company in connection with the transactions contemplated by this Agreement based on any arrangements made by Parent or Merger Sub or any of their respective Affiliates.

Section 5.7   SOLVENCY OF THE COMPANY FOLLOWING COMPLETION OF THE MERGER.   As of the date hereof, to the knowledge of Parent and Merger Sub, assuming that the Company is solvent immediately prior to the Effective Time, immediately following the Effective Time and after giving effect to the Merger and the other transactions contemplated hereby, the Company and each of its Subsidiaries will not (i) be insolvent (either because of its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred debts beyond its ability to pay as they become due.

Section 5.8  MANAGEMENT AGREEMENTS.   Other than (i) the Contribution and Exchange Agreements and any future agreements that may be entered into prior to the Effective Time between Parent and/or Merger Sub and holders of Common Stock or Preferred Stock in connection with the contribution of such Common Stock or Preferred Stock to Parent and/or Merger Sub, (ii) any employment agreements, (iii) the Letter Agreement, dated as of June 1, 2007, among Parent, Robert F.X. Sillerman and Simon Fuller and (iv) a stockholders agreement to be entered into by Parent and its subscribers or holders of capital stock, there are no Contracts between Parent and/or Merger Sub, on the one hand, and members of the Company’s management on the other hand. None of the foregoing agreements requires any material performance or forbearance by the Contributing Holders prior to the Effective Time.

ARTICLE VI

COVENANTS

Section 6.1   CONDUCT OF THE COMPANY AND SUBSIDIARIES.   Except as set forth in Section 6.1 of the Disclosure Letter or as otherwise expressly contemplated in this Agreement or the Flag Transaction Agreements, from and after the date hereof until the Effective Time, without the prior written consent of Parent, the Company shall not and shall cause its subsidiaries not to, take any action recommended by the Board of Directors of the Company with respect to matters outside the ordinary course of business consistent with past practice.

Section 6.2   STOCKHOLDER MEETING; PROXY MATERIALS AND OTHER SEC FILINGS.

(a) Subject to Section 6.5, the Company shall duly call and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the adoption of this Agreement and the approval of the Merger by the Company stockholders in accordance with applicable Law as promptly as reasonably practicable after the SEC clears (whether orally or in writing) the Company Proxy Statement and the Schedule 13e-3, and this Agreement shall be submitted for adoption to the stockholders of the Company at the Company Stockholder Meeting. In connection with the Company Stockholder Meeting, the Company will (i) as promptly as reasonably practicable prepare and file with the SEC the Company Proxy Statement relating to the Merger and the other transactions contemplated hereby, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will provide copies of such comments to Parent and Merger Sub promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use its commercially reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as reasonably practicable, the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Stockholder Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders (in the case of the Company Proxy Statement) any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholder Meeting, and (vi) otherwise use its commercially reasonable efforts to comply with all requirements of Law applicable to the Company Stockholder Meeting and the Merger. Parent and Merger Sub shall reasonably cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy Statement under the Exchange Act. The Company will provide Parent and Merger Sub a reasonable opportunity to review and comment upon the Company Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC. In connection with the filing of the Company Proxy Statement, the Company and Parent and Merger Sub will cooperate to (i) concurrently with the preparation and filing of the Company Proxy Statement, jointly prepare and file with the SEC the Schedule 13e-3 relating to the Merger and the other transactions contemplated hereby and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the Schedule 13e-3, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will consult with each other prior to providing such response, (iii) as promptly as reasonable practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) have cleared by the SEC the Schedule 13e-3 and (v) as promptly as reasonably practicable prepare, to the extent required by applicable Law, file and distribute to the Company stockholders any supplement or amendment to the Schedule 13e-3 if any event shall occur which requires such action at any time prior to the Company Stockholder Meeting.

(b) Subject to Section 6.5, (i) the Company Proxy Statement will contain the recommendation of the Board of Directors of the Company (acting through the Special Committee) that the stockholders of the Company adopt this Agreement and approve the Merger (the “Recommendation”) and, (ii) the Company shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement and the approval of the Merger by the Company stockholders.

(c) Until the Effective Time, the Company will use commercially reasonable efforts to timely file with the SEC each of the Company SEC Reports. As of their respective filing dates, none of the Company SEC Reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports shall be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect) and in compliance in all material respects with Regulation S-X promulgated by the SEC and shall fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the results of their operations, cash flows and changes in financial position for the periods then ended.

(d) If at any time prior to the Effective Time, any information should be discovered by any party to this Agreement that should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13e-3 so that the Proxy Statement or the Schedule 13e-3, as the case may be, would not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the appropriate party with the SEC and disseminated by the Company to the stockholders of the Company.

Section 6.3   ACCESS TO INFORMATION.   From the date hereof until the Effective Time, subject to applicable Law, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide Parent and Merger Sub and their respective Representatives, during normal business hours and upon reasonable advance notice (i) such access to the offices, properties, Contracts, personnel, books and records of the Company and such Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as Parent or Merger Sub reasonably may request, and (ii) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws that is not available immediately upon filing via EDGAR.

Section 6.4   FINANCING

(a) Within 60 days after the date hereof, Parent and Merger Sub shall deliver to the Company true and complete copies of (i) a fully executed commitment letter (the “Debt Commitment Letter”), except for any fee letters, pursuant to which the financial institutions party to such Debt Commitment Letter shall have committed upon the terms and subject to the conditions set forth therein, to provide, or cause to be provided, debt financing in the amount set forth therein in connection with the Merger and (ii) a fully executed commitment letter (the “Equity Commitment Letter”, and together with the Debt Commitment Letter, the “Financing Letters”), pursuant to which the investors party thereto shall have committed, upon the terms and subject to the conditions set forth therein, to provide, or cause to be provided, equity financing in the aggregate amount set forth therein in connection with the Merger. The Financing Letters shall reflect debt and equity commitments from such equity investors and financial institutions, which together with any equity to be issued in connection with the Contribution and Exchange Agreements or to be issued in exchange for securities of Parent, shall be sufficient to pay the full Merger Consideration (and all other cash amounts payable pursuant hereto), and all of the related fees and expenses payable by Parent or Merger Sub (or, after the Closing, the Surviving Corporation) in connection with the Merger (the funds necessary to pay the foregoing amounts, the “Financing”). Notwithstanding anything in this Agreement to the contrary, one or more Financing Letters may be superseded at the option of Parent and Merger Sub prior to the Effective Time by instruments (the “New Financing Letters”) which replace existing Financing Letters and/or contemplate co-investment by or financing from one or more other or additional parties; provided that the terms of the New Financing Letters shall not (a) expand upon the conditions precedent to the Financing as set forth in the Financing Letters in any respect that would make such conditions less likely to be satisfied, (b) reasonably be expected to delay the Closing or (c) otherwise have an adverse impact on the Company at any time that is prior to the Closing. In such event, the term “Financing Letters” as used herein shall be deemed to include the Financing Letters that are not so superseded at the time in question and the New Financing Letters to the extent then in effect.

(b) Prior to the Effective Time, the Company and its Subsidiaries shall use their commercially reasonable efforts, to provide and to cause their respective officers, employees, representatives and advisors, including legal and accounting advisors to provide, to Parent all cooperation reasonably requested by Parent that is necessary, proper or advisable in connection with the Financing (in each case, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries) including using commercially reasonable efforts with respect to (i) participation in a reasonable number of meetings, drafting sessions, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, business projections, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the debt commitments contemplated by the Debt Commitment Letter (the “Debt Financing”); provided, however, that any private placement memoranda or prospectuses in relation to high yield debt securities need not be issued by the Company or any of its Subsidiaries prior to the Effective Time (it being understood and agreed that this proviso shall not impair Parent’s or Merger Sub’s ability to issue any private placement memorandum or prospectus which contains information with respect to the Company and its Subsidiaries, prior to the Effective Time); and provided, further that any such memoranda or prospectuses shall contain disclosure and financial statements with respect to the Company or the Surviving Corporation reflecting the Surviving Corporation and/or its Subsidiaries as the obligor, (iii) executing and delivering immediately prior to the Effective Time any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the chief executive officer of any of the Company or its Subsidiaries with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Debt Financing) and otherwise facilitating the pledging of collateral, (iv) furnishing Parent and its Debt Financing sources with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, including (A) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004, (B) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for each subsequent fiscal quarter ended at least 45 days before the Closing Date and the same period during the fiscal year ended 2006, (C) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Company and its Subsidiaries as of and for, (1) the fiscal year ended December 31, 2006, (2) the subsequent quarterly periods, and (3) the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date and after giving effect to the transactions contemplated by this Agreement and the Financing as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements) and (D) any other financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act to consummate the offerings of debt securities contemplated by the Debt Financing (the “Required Financial Information”), (v) obtaining any necessary accountants’ consents and comfort letters, legal opinions, surveys and title insurance as reasonably requested by Parent; provided that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries, (vi) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Debt Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, (vii) obtaining any necessary rating agencies’ confirmation or approvals for the Debt Financing (including any high-yield financing), and (viii) taking all corporate actions necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available as of the Effective Time; provided, however, that no obligation of the Company or any of its Subsidiaries under any such agreement, certificate, document or instrument shall be effective until the Effective Time and neither the Company nor any of its Subsidiaries will be required to pay any commitment or other fee or incur any extraordinary cost, expense or other liability that is not simultaneously reimbursed by Parent or Merger Sub in connection with the Debt Financing prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse, or cause its Affiliates to reimburse, the Company for all reasonable and documented extraordinary out-of-pocket costs and expenses incurred by the Company or its Subsidiaries in connection with such cooperation and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives for and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing, provided that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their marks.

(c) Parent and Merger Sub shall use all commercially reasonable efforts to obtain the Financing. In the event that any portion of the Financing becomes unavailable otherwise than due to the material breach of representations and warranties or covenants of the Company or a failure of a condition to be satisfied by the Company, Parent and Merger Sub will use all commercially reasonable efforts, for a period not to exceed 90 days, to arrange alternative Financing from the same or other sources on terms and conditions not materially less favorable to Parent and Merger Sub than those to be contained in the Financing Letters. Parent and Merger Sub shall use all commercially reasonable efforts to satisfy on or before the Closing all requirements of the definitive agreements pursuant to which the Financing will be obtained. Parent and Merger Sub shall keep the Company reasonably apprised of material developments relating to the Financing. Notwithstanding the foregoing, nothing in this Section 6.4 shall affect Parent’s and Merger Sub’s obligation to provide the Financing in such amount as may be necessary to consummate the transactions contemplated hereby.

Section 6.5   SOLICITATION.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (EST) on the 45th day after the date of this Agreement (the “Exclusivity Period Start Date”), the Company and its Subsidiaries and their respective Representatives shall have the right (acting under the direction of the Special Committee) to, directly or indirectly: (i) initiate, solicit and encourage, whether publicly or otherwise, Company Acquisition Proposals (as hereinafter defined), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (as hereinafter defined); provided that the Company shall promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided or made available to Parent and Merger Sub; (ii) enter into and maintain or continue discussions or negotiations with respect to Company Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations, and (iii) accept a Company Acquisition Proposal that the Board of Directors of the Company (acting through the Special Committee) believes in good faith is bona fide and is reasonably expected to result in a Company Acquisition Agreement that constitutes a Superior Proposal, or approve or recommend, or (provided that the Company has exercised its termination right under Section 8.1(f)) execute or enter into, a Company Acquisition Agreement that constitutes a Superior Proposal; it being understood and agreed that the Company (acting through the Special Committee) shall have the right (but not the obligation) to inform Parent of its intention to enter into a Company Acquisition Agreement, including the material terms and conditions thereof.

(b) Subject to Section 6.5(c), and except as may relate to an Excluded Party, from the Exclusivity Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall direct its Representatives not to, directly or indirectly, (A) initiate, continue, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations or (B) accept a Company Acquisition Proposal or enter into any agreement or agreement in principle (other than an Acceptable Confidentiality Agreement) providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder. Notwithstanding the foregoing, the Company may continue to take any of the actions described in clause (A) above from and after the Exclusivity Period State Date with respect to any Excluded Party. Subject to Section 6.5(c) and except as may relate to an Excluded Party, on the Exclusivity Period Start Date the Company shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Company or any Company’s Representatives with respect to any Company Acquisition Proposal. Notwithstanding anything to the contrary contained herein, the Company (A) shall not, and shall not permit any of the Company’s Representatives to, provide any non-public information to any Excluded Party without first entering into an Acceptable Confidentiality Agreement and (B) will promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries provided to any Excluded Party which was not previously provided or made available to Parent and Merger Sub.

(c) Notwithstanding anything to the contrary contained in Section 6.5(b), if at any time after the Exclusivity Period Start Date and prior to obtaining the Requisite Stockholder Vote, (i) the Company has otherwise complied with its obligations under this Section 6.5 in all material respects and has received a written Company Acquisition Proposal from a third party that the Board of Directors of the Company (acting through the Special Committee ) believes in good faith to be bona fide, and (ii) the Board of Directors of the Company (acting through the Special Committee) determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, and (iii) after consultation with its outside legal counsel, the Board of Directors of the Company (acting through the Special Committee) determines in good faith that the failure to take such action would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties to the stockholders of the Company under applicable Law, then the Company may (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal and (y) participate in discussions or negotiations with the Person making such Company Acquisition Proposal regarding such Company Acquisition Proposal; provided that the Company (A) will not, and will use its commercially reasonable efforts to cause its Representatives not to, disclose any non-public information to such Person without entering into an Acceptable Confidentiality Agreement, (B) will promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided or made available to Parent and Merger Sub and (C) in the event it receives such Company Acquisition Proposal, will promptly, and in any case within 48 hours after receipt thereof, notify Parent and Merger Sub of such Company Acquisition Proposal, including the material terms and conditions thereof and the identity of the party making such proposal, and shall keep Parent and Merger Sub reasonably informed as to the status and any material developments concerning the same. Notwithstanding anything to the contrary contained in Section 6.5(b) (other than the last sentence thereof) or this Section 6.5(c), but subject to the proviso to the immediately preceding sentence, after the Exclusivity Period Start Date and prior to obtaining the Requisite Stockholder Vote, the Company shall in any event be permitted to take the actions described in clauses (x) and (y) above with respect to any Excluded Party. Nothing contained in this Section 6.5(c) shall prohibit the Company or the Board of Directors of the Company (in each case, acting through the Special Committee) from (x) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (y) making any other disclosure required by applicable Law; provided, however, with respect to clause (x) that any such disclosure that is not a recommendation of rejection of such offer or a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act shall be deemed to be an Adverse Recommendation Change.

(d) Subject to the last sentence of this Section 6.5(d), from and after the Exclusivity Period Start Date until the Requisite Stockholder Vote is obtained, neither the Board of Directors of the Company nor any committee thereof shall, directly or indirectly, (i) (A) withdraw (or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify in a manner adverse to Parent or Merger Sub), the Recommendation or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any alternative Company Acquisition Proposal (any such action described in clause (A) or (B) being referred to as an “Adverse Recommendation Change”), or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or relating to any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement and, to the extent a Company Acquisition Proposal involves the issuance of securities to stockholders of the Company, other than an appropriate confidentiality agreement that allows the Company to receive and review confidential information with respect to a proposed issuer of any such securities) (a “Company Acquisition Agreement”); provided that the Company shall not be prohibited from terminating this Agreement and entering into a Permitted Alternative Agreement in accordance with Section 8.1(e). Notwithstanding the foregoing, at any time after the Exclusivity Period Start Date and prior to obtaining the Requisite Stockholder Vote, the Board of Directors of the Company (acting through the Special Committee) may make an Adverse Recommendation Change if it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) that failure to take such action would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties to the stockholders of the Company under applicable Law; provided that the Board of Directors notifies Parent in writing of its intention to make such Adverse Recommendation Change at least three days prior to doing so.

(e) From and after the Exclusivity Period Start Date, the Company shall provide notice promptly to Parent and Merger Sub of any resolution to terminate this Agreement in accordance with Section 8.1(e).

(f) As used in this Agreement, the term:

(i) “Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains customary terms and conditions with respect to transactions of the type contemplated by this Agreement;

(ii) “Company Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent, Merger Sub or their respective Affiliates relating to (A) any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of the outstanding Company Securities, (B) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the outstanding Company Securities, or (C) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole);

(iii) “Superior Proposal” means a Company Acquisition Proposal (but changing the references to “15% or more” in the definition of “Company Acquisition Proposal” to “50% or more”) which the Board of Directors of the Company (acting through the Special Committee) in good faith determines (based on such matters as it deems relevant, including the advice of its independent financial advisor and outside legal counsel), would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company (in their capacities as stockholders) than the transactions contemplated hereby.

(g) The Company reserves the right to include in any agreement with a party who has submitted a Company Acquisition Proposal customary representations and warranties and customary covenants regarding the conduct of the Company.

Section 6.6  RULE 16B-3.   Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.7   DIRECTOR AND OFFICER LIABILITY.

(a) The Surviving Corporation shall: (i) indemnify and hold harmless each person who at the date hereof or during the period from the date hereof through the Effective Time is serving as a director or officer of the Company or the Subsidiaries (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to the Surviving Corporation’s receipt of an undertaking by or on behalf of such Indemnified Party, if required by applicable Law, to repay such Expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified); provided, however, that the Surviving Corporation shall not be liable for any settlement effected without the Surviving Company’s written consent (which consent shall not be unreasonably withheld or delayed) and shall not be obligated to pay the fees and Expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. All rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of the Company or the Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. For purposes of this Section 6.7, (x) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such Action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of the Company or any of the Subsidiaries, at or prior to the Effective Time at the request of the Company or any of the Subsidiaries; and (y) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any

Claim for which indemnification is authorized pursuant to this Section 6.7 including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless (i) such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, (ii) such Indemnified Party otherwise consents thereto, or (iii) Parent or the Surviving Corporation acknowledges that such Claim is subject to this Section 6.7.

(b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of officers’ and directors’ liability insurance maintained on the date hereof by the Company and its respective Subsidiaries (the “Current Policies”); provided, however, that the Surviving Corporation may, and in the event of the cancellation or termination of such policies shall, substitute therefor policies providing at least the same coverage and amount and containing terms and conditions that are no less favorable to the covered persons (the “Replacement Policies”) in respect of claims arising from facts or events that existed or occurred prior to or at the Effective Time under the Current Policies; provided further, however, that in no event will the Surviving Corporation be required to expend annually in excess of 250% of the annual premium currently paid by the Company under the Current Policies; provided further, however, that in lieu of the foregoing insurance coverage, Parent may direct the Company to purchase prepaid “tail” insurance coverage that provides coverage no less favorable than the coverage described above.

(c) This Section 6.7 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, present or former directors or officers of the Company or its Subsidiaries, their respective heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns, and the agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any such present or former director or officer is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.7 is not prior to or in substitution for any such claims under any such policies.

(d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity or (ii) transfers or conveys substantially all of its properties and assets to any person, then and in each case to the extent reasonably necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.7.

Section 6.8   COMMERCIALLY REASONABLE EFFORTS.   Subject to the terms and conditions of this Agreement (including Section 6.5), each party will use its commercially reasonable efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental Authorities or other Persons. Each party shall also refrain from taking, directly or indirectly, any action that would be reasonably likely to result in a failure of any of the conditions to the Merger in this Agreement being satisfied or restrict such party’s ability to consummate the Merger and the other transactions contemplated hereby. Without limiting the foregoing, the parties shall use their respective commercially reasonable efforts to (i) to take all action necessary so that no takeover, anti-takeover, moratorium, “fair price,” “control share” or other similar Law is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and (ii) if any such Law is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

Section 6.9   CERTAIN FILINGS.

(a) The parties shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from any parties to any Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in seeking and obtaining any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Schedule 13e-3; provided, however, that the conditions to the parties’ respective obligations to consummate the transactions contemplated hereby shall be limited to those conditions specified in Article VII. The parties shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and each of their respective Subsidiaries that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall promptly notify and provide a copy to the other party of any substantive written communication received from any Governmental Authority with respect to any filing or submission or with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall give the other reasonable prior notice of any substantive communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filing or any such transaction. Neither the Company nor Parent shall, nor shall they permit their respective representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any such filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and without giving, unless prohibited by such Governmental Authority, the opportunity of the other party to attend or participate. The parties to this Agreement will consult and cooperate with one another in connection with any analyses, appearance, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any party to this Agreement in connection with proceedings under or related to the HSR Act or Other Antitrust Laws.

(b) The parties (i) shall use their respective commercially reasonable efforts to take or cause to be taken (A) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of the Company Proxy Statement and the Schedule 13e-3, (B) such actions as may be required to have the Company Proxy Statement and any related materials cleared by the SEC as promptly as reasonably practicable, and (C) such actions as may be required to be taken under the Exchange Act and state securities or applicable rules and regulations of the Nasdaq Stock Market or Blue Sky Laws in connection with the Merger; and (ii) shall promptly prepare and file all necessary documentation, effect all necessary applications, notices, petitions and filings, and use all reasonable efforts to obtain all material Permits from any Governmental Authorities necessary to consummate the Merger (including, without limitation, any filing under the HSR Act or any applicable Other Antitrust Law), including (1) responding as promptly as practicable to any inquiries from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation; and (2) complying with the requirements of, and responding as promptly as reasonably practicable to all inquiries and requests received from any Governmental Authority in connection with, the HSR Act or Other Antitrust Laws related to the Merger or the other transactions contemplated by this Agreement.

Section 6.10   PUBLIC ANNOUNCEMENTS.   So long as this Agreement is in effect, the parties will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press release or public statement as may be required by applicable Law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement without the consent of the other parties (such consent not to be unreasonably delayed, conditioned or withheld). The parties agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of the parties.

Section 6.11   FURTHER ASSURANCES.   At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the

Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company.

Section 6.12   NOTICES OF CERTAIN EVENTS.   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall use commercially reasonable efforts to promptly notify the other party of:

(a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect;

(b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder;

(c) the receipt by such party of any notice or other communication from any Person alleging that the consent of such Person, which consent is or could reasonably be expected to be material to the Company and its Subsidiaries or the operation of their businesses, is or may be required in connection with the transactions contemplated by this Agreement;

(d) the receipt by such party of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(e) its learning of any actions, suits, claims, investigations or proceedings commenced against, or affecting such party that, if they were pending on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.

Section 6.13   DISPOSITION OF LITIGATION.   The Company will keep Parent and Merger Sub reasonably apprised of all important developments relating to, and consult with Parent and Merger Sub with respect to, any action by any third party to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement and, subject to Section 6.5, will use commercially reasonable efforts to resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement. Parent and Merger Sub may participate in (but not control) the defense or settlement of any stockholder litigation against the Company and its Directors relating to the transactions contemplated by this Agreement at Parent and Merger Sub’s sole cost and expense (subject to Section 8.2); provided, however, that no such settlement shall be agreed to without the prior written consent of Parent (such consent not to be unreasonably withheld). In addition, subject to Section 6.5, the Company will cooperate with Parent and Merger Sub to resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement.

Section 6.14   EMPLOYEE MATTERS.

(a) For all purposes (other than benefit accrual) under the employee benefit plans of the Parent and its Subsidiaries providing benefits to each current and former employee of the Company and its Subsidiaries (“Company Employees”) after the Effective Time (the “New Plans”), except as would result in a duplication of benefits, each Company Employee shall be credited with all years of service for which such Company Employee was credited before the Effective Time under any similar Employee Plans. In addition, except as restricted by the insurance carriers for the New Plans: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and (ii) for purposes of each New Plan providing medical, dental, disability, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(b) For a period of one year from the Effective Time, Parent shall honor, fulfill and discharge the Company’s and its Subsidiaries’ obligations under the Company’s severance plans without any amendment or change that is adverse to the Company Employees. During the period specified above, severance benefits offered to Company Employees shall be determined without taking into account any reduction after the Effective Time in the compensation paid to Company Employees and used to determine severance benefits.

(c) No Representative of the Company shall make any communication to employees of the Company regarding any compensation or benefits to be provided after the Closing Date without the advance written approval of Parent.

(d) Notwithstanding anything to the contrary in this Section 6.14, the parties expressly acknowledge and agree that (i) nothing in this Agreement shall be deemed or construed to require Parent or the Company or any of the Company’s Subsidiaries to continue to employ any particular employee of the Company or any of the Company’s Subsidiaries for any period after the Closing, (ii) nothing in this Agreement shall be deemed or construed to limit Parent’s right to terminate the employment of any employee of the Company or the Company’s Subsidiaries during any period after Closing, (iii) no Company Employee shall be deemed a third party beneficiary of this Agreement, and (iv) nothing in this Agreement shall modify or amend any Employee Plan or other agreement, plan, program, or document unless this agreement explicitly states that the provision “amends” such Employee Plan or other agreement, plan, program, or document.

Section 6.15   CONTROL OF OPERATIONS.   Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.16  RESIGNATIONS.   The Company shall obtain and deliver to Parent at the Closing, evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of all directors of the Company and each of its Subsidiaries (except those designated by Parent prior to the Closing).

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.  The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

(a) This Agreement shall have been approved by the Requisite Stockholder Vote.

(b) All waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act and applicable foreign antitrust Laws shall have expired or otherwise been terminated.

(c) The Spin-Off shall have been completed and the Flag License Agreements shall be in full force and effect.

(d) No law, rule or statute, or order, injunction or decree issued by any court or agency of competent jurisdiction, preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

(e) No orders suspending the use of the Company Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

Section 7.2  CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.  The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or valid waiver of the following further conditions:

(a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b) the representations and warranties (i) set forth in Sections 4.2(a) through (c), 4.4 and 4.7 shall be true and correct in all respects (except for inaccuracies that are de minimis in the aggregate) as of the date of this Agreement and as of the Effective Time as if made at and as of such time and (ii) set forth in Article IV, other than those described in clause (i) above, shall be true and correct as of the date of this Agreement and as of the date of the Effective Time as if made at and as of such time (without giving effect to any materiality qualifications set forth therein), except in the case of this clause (ii) where the failure to be so true and correct does not constitute a Material Adverse Effect on the Company and except where the failure to be so true and correct relates to facts or circumstances of which any member of the Senior Management Team had knowledge as of the date hereof or should have had knowledge by reason of being a member of the Senior Management Team, provided that representations made as of a specific date shall be required to be so true and correct (subject to such qualifications) as of such date only; and

(c) Parent and Merger Sub shall have received a certificate signed by a senior officer of the Company attesting to Section 7.2(a) and (b) above;

(d) there shall not have occurred a Material Adverse Effect on the Company other than Material Adverse Effect on the Company of which as of the date hereof any member of the Senior Management Team had knowledge or should have had knowledge by reason of being a member of the Senior Management Team;

(e) the Company shall have delivered an affidavit satisfying the requirements of Treasury Regulation Section 1.1445-2(c)(3), in form and substance reasonably satisfactory to Parent, to Parent;

(f) the aggregate number of shares of Common Stock at the Effective Time, the holders of which have demanded appraisal of their shares from the Company in accordance with the provisions of Section 262 of the DGCL, shall not equal 7.5% or more of the Common Stock outstanding as of the record date for the Stockholder Meeting; and

(g) no material action, suit or proceeding is pending in any court of competent jurisdiction which has the effect of preventing the consummation of the Financing on terms substantially similar to the terms set forth in the Financing Letters delivered pursuant to Section 6.4(a) hereof; provided that Parent has used commercially reasonable efforts to contest or resolve such action, suit or proceeding.

Section 7.3  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.  The obligation of the Company to consummate the Merger is subject to the satisfaction or valid waiver of the following further conditions:

(a) Parent and Merger Sub shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time;

(b) the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as if made at and as of such time (without giving effect to any materiality qualifications set forth therein), except where the failure to be so true and correct does not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger or carry out its other obligations hereunder, provided that representations made as of a specific date shall be required to be so true and correct (subject to such qualifications) as of such date only; and

(c) the Company shall have received a certificate signed by a senior officer of Parent and Merger Sub attesting to Section 7.3(a) and (b) above.

ARTICLE VIII

TERMINATION

Section 8.1   TERMINATION.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the adoption of this Agreement by the stockholders of the Company):

(a) by mutual written consent of the Company, on the one hand, and Parent and Merger Sub, on the other hand;

(b) by either the Company, on the one hand, or Parent and Merger Sub, on the other hand, if:

(i) the Merger has not been consummated by the Outside Date; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b)(i) if the failure to consummate the Merger by the Outside Date is principally the result of a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;

(ii) there shall be in effect any final and nonappealable Law or other legal restraint or prohibition preventing or making illegal the consummation of the Merger; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement is the principal cause of, or resulted in, the application or imposition of such Law or other legal restraint or prohibition; provided, further, that, the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used its commercially reasonable efforts to remove such Law or other legal restraint or prohibition in accordance with Section 6.8; or

(iii) at the Company Stockholder Meeting or any adjournment thereof at which this Agreement has been voted upon, the Company stockholders fail to approve this Agreement by the Requisite Stockholder Vote;

(c) by the Company, if:

(i) a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 7.1, 7.3(a) or 7.3(b) not to be satisfied, and such condition is incapable of being satisfied by the Outside Date; provided, however, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 7.1, 7.2(a) or 7.2(b) not to be satisfied; or

(ii) there shall be any material breach of the Management Cooperation Agreement by Robert F.X. Sillerman or any of his Affiliates who are parties to the Management Cooperation Agreement;

(d) by Parent or Merger Sub, if:

(i) a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 7.1, 7.2(a) or 7.2(b) not to be satisfied, and such condition is incapable of being satisfied by the Outside Date; provided, however, that (A) no member of the Senior Management Team had any knowledge as of the date of this Agreement of such breach and such breach was not caused by or resulting from any action of, or omission by, any one or more members of the Executive Management Team or by any other Person at the direction of any such member or members other than actions or omissions taken in the ordinary course of business consistent with past practice in good faith and not with the purpose or intent of adversely affecting the transactions contemplated hereby, and (B) neither Parent nor Merger Sub is then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 7.1, 7.3(a) or 7.3(b) not to be satisfied;

(ii) the closing condition set forth in Section 7.2(d) is incapable of being satisfied; or

(iii) a Triggering Event shall have occurred at any time after the Exclusivity Period Start Date and prior to the adoption of this Agreement by the Required Stockholder Vote;

(e) by the Company, at any time after the Exclusivity Period Start Date and prior to obtaining the Requisite Stockholder Vote, upon the Board of Directors of the Company (acting through the Special Committee) resolving to enter into a Company Acquisition Agreement; provided, that, (i) the Board of Directors of the Company (acting through the Special Committee) shall not so resolve unless (A) the Company shall have complied in all material respects with its obligations under Section 6.5, (B) the Board of Directors of the Company (acting through the Special Committee) shall have determined in good faith (after consultation with its independent financial advisors and outside legal counsel) that the Company Acquisition Proposal to which such Company Acquisition Agreement relates constitutes a Superior Proposal and the failure to take such action would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties to the stockholders of the Company under applicable Law, (C) the Company shall have first provided Parent with notice that the Board of Directors of the Company is prepared to effect such resolution, which notice shall include all material terms and conditions of such Company Acquisition Proposal, be accompanied by copies of the relevant proposed transaction agreement and other material documents with the party making such Company Acquisition Proposal, and disclose to Parent the identity of the Person making such Company Acquisition Proposal, and (D) for the three days following delivery of the notice described in clause (i)(C), the Company shall, and shall cause it Representatives to, negotiate with Parent (to the extent Parent desires to negotiate) in good faith to make such adjustments to the terms of this Agreement so that such Company Acquisition Proposal would cease to constitute a Superior Proposal, (ii) during three day period described in clause (i)(D) Parent shall not have made an offer that the Board of Directors of the Company (acting through the Special Committee) determines in good faith, after consultation with its independent financial advisors and outside legal counsel, is at least as favorable from a financial point of view to the stockholders of the Company as such Superior Proposal, including successive Superior Proposals, (iii) the Company shall have paid to Parent the Parent Expenses as provided in Section 8.2, and (iv) the Company shall have entered into a definitive agreement (a “Permitted Alternative Agreement”) with respect to such Company Acquisition Proposal following such resolution of the Board of Directors of the Company (acting through the Special Committee). The Company shall make a copy of such executed Permitted Alternative Agreement available to Parent (provided that failure of the Company to comply with this obligation shall not affect any of the Company’s rights under this Section 8.1(e)); or

(f) by the Company or Parent if at any time prior to the Exclusivity Period Start Date the Company executes or enters into a Company Acquisition Agreement under the circumstances described in Section 6.5(a)(iii).

The party desiring to terminate this Agreement pursuant to Sections 8.1(b) through (f) shall give written notice of such termination to the other party in accordance with Section 9.1 of this Agreement.

Section 8.2   TERMINATION FEE.

(a) Notwithstanding any other provision of this Agreement, if this Agreement is terminated on or after the Exclusivity Period Start Date pursuant to Section 8.1(b)(iii) (provided that Robert F.X. Sillerman and his Affiliates who are parties to the Management Cooperation Agreement shall have complied in all material respects with their obligations under the Management Cooperation Agreement), Section 8.1(d) or Section 8.1(e), then the Company shall pay to Parent and Merger Sub, collectively, at or prior to such termination, all of Parent’s and Merger Sub’s actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys’ fees) incurred by Parent, Merger Sub and their respective Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, which amount shall not be greater than $10,000,000 (the “Parent Expenses”); provided, however, that, if Parent exercises its right to terminate due to a breach of a representation or warranty pursuant to Sections 8.1(d)(i) or a Material Adverse Effect on the Company pursuant to Section 8.1(d)(ii) and such breach or Material Adverse Effect on the Company has been caused by an action or omission by any one or more members of the Executive Management Team or by any other Person at the direction of such member or members (other than an action or omission specifically excluded from definition of Material Adverse Effect on the Company in clause (a)(vii) thereof), the Company shall not be required to pay the Parent Expenses, and Parent shall pay the Company Expenses pursuant to Section 8.2(c).

(b) If this Agreement is terminated by the Company pursuant to Section 8.1(b)(i) as a result of Parent’s or Merger Sub’s failure to consummate the Financing, provided that the condition set forth in Section 7.2(g) shall have been satisfied, or pursuant to Section 8.1(c) (in the case of Section 8.1(c)(ii), only if the material breach of the Management Cooperation Agreement was by Robert F. X. Sillerman or any of his Affiliates who are parties to the Management Cooperation Agreement), then Parent shall pay to the Company, at or prior to such termination, a termination fee of $37,000,000 (the “Parent Termination Fee”). If this Agreement is terminated by either the Company, on the one hand, or Parent or Merger Sub, on the other hand, pursuant to Section 8.1(b)(i) as a result of Parent’s or Merger Sub’s failure to consummate the Financing and the condition set forth in Section 7.2(g) shall not have been satisfied, then Parent shall pay to the Company, at or prior to such termination, all of the Company’s actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (the “Company Expenses”), which amount, for the purposes of this Section 8.2(b), shall not be greater than $15,000,000. All or part of the Parent Termination Fee may be paid at Parent’s option in shares of Common Stock valued for the purposes of this Section 8.2 at an assumed valuation of $12.00 per share. In the event that Purchaser elects payment in Common Stock, certificates representing such shares of Common Stock shall be delivered to the Company accompanied by stock powers duly endorsed in blank.

(c) If Parent exercises its right to terminate due to a breach of a representation or warranty pursuant to Sections 8.1(d)(i) or a Material Adverse Effect on the Company pursuant to Section 8.1(d)(ii) and such breach or Material Adverse Effect on the Company has been caused by an action or omission by any one or more members of the Executive Management Team or by any other Person at the direction of such member or members (other than by an action or omission specifically excluded from definition of Material Adverse Effect on the Company in clause (a)(vii) thereof), Parent shall pay to the Company, at or prior to such termination, all of the Company’s Company Expenses, which amount, for the purposes of this Section 8.2(c) shall not be greater than $10,000,000.

(d) The parties hereto agree that none of the Parent Expenses, the Company Expenses and the Parent Termination Fee is a penalty, but rather are liquidated damages in, respectively, a reasonable amount that will compensate, as applicable, Parent and Merger Sub on the one hand, and the Company on the other hand, for their respective efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. The parties further agree that, except as specifically provided in Section 8.3, in the event any payment of the Parent Expenses, Company Expenses or the Parent Termination Fee, as applicable, is made by the Company to Parent and Merger Sub, or by Parent to the Company, pursuant to this Section 8.2, (A) the Parent Expenses paid shall be the exclusive remedy available to Parent and Merger Sub and, upon payment of such amount by the Company, the Company shall have no further liability to Parent or Merger Sub hereunder and (B) the Parent Termination Fee and Company Expenses, as applicable, paid shall be the exclusive remedy available to the Company and, upon payment of such amount by Parent, neither Parent nor Merger Sub shall have any further liability to the Company hereunder.

Section 8.3  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except (i) Sections 8.2 and 8.3, and Article IX will survive the termination hereof and (ii) with respect to any liabilities for damages incurred or suffered by (x) a party as a result of the bad faith or willful misconduct of any other party or (y) Parent or Merger Sub in the event that the Company has terminated this Agreement pursuant to Section 8.1(b)(iii) hereof and there has been a material breach by the Company of its obligations under Section 6.2 (other than those specified in Section 6.2(c)) or Section 6.5. For the avoidance of doubt, any failure by Parent to obtain the Financing shall not constitute bad faith or willful misconduct, provided Parent has complied in all material respects with its obligations hereunder with respect to the Financing.

ARTICLE IX

MISCELLANEOUS

Section 9.1  NOTICES.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

if to Parent or Merger Sub, to:

19X, Inc.
650 Madison Avenue
New York, NY 10022
Attention: Robert F.X. Sillerman
Fax: (212) 832-5121

with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention: William F. Schwitter
Fax: (212) 230-7834

if to the Company, to:

CKX, Inc.
650 Madison Avenue
New York, NY 10022
Attention: Howard J. Tytel
Fax: (212) 832-5121

with a copy to the Special Committee (which shall not constitute notice) to:

CKX, Inc.
650 Madison Avenue
New York, NY 10022
Attention: Edwin M. Banks
Fax: (212) 832-5121

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue
29th Floor
New York, New York 10022
Attention: Herbert F. Kozlov
Fax: (212) 521-5450

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, New York 10166
Attention: Alan I. Annex
Fax: (212) 801 6400

or such other address or facsimile number as such party may hereafter specify for by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section 9.1.

Section 9.2  SURVIVAL.  None of the representations, warranties, covenants or agreements contained herein or in any certificate or other writing delivered pursuant hereto shall survive the Effective Time; provided, however, that, this Section 9.2 shall not limit any covenant or agreement of the parties that by its terms contemplates performance in whole or in part after the Effective Time. None of the representations or warranties herein shall be considered modified, vitiated or waived in regard to any matter by any due diligence review or research conducted by or on behalf of Parent or Merger Sub, except to the extent contained in the Disclosure Letter or an amendment to such representation and warranty adopted pursuant to Section 9.3(a). As of the date hereof, neither Parent, Merger Sub nor any member of the Senior Management Team is aware of any fact, change, circumstance, development, event, effect or occurrence that would serve as the basis for a breach of any of the representations and warranties of the Company contained in this Agreement or breach of any of the Company’s covenants or agreements to be performed prior to the Effective Time.

Section 9.3  AMENDMENTS; NO WAIVERS.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time only by amendment or waiver in writing and signed, (i) in the case of an amendment to this Agreement, by the Company (approved by the Special Committee), Parent and Merger Sub, or (ii) in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Requisite Stockholder Approval, any proposed amendment that by law would require further stockholder approval (including any such amendment that reduces the amount or changes the type of consideration into which each share of Common Sock or Preferred Stock shall be converted upon consummation of the Merger) shall not be effective without such further stockholder approval.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as expressly set forth in Section 8.2, the rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies herein provided or available at Law or in equity.

Section 9.4  EXPENSES.  Except as otherwise expressly provided in Sections 6.13 and 8.2, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that Parent and the Company shall share equally the expenses (other than attorneys’ fees and expenses) incurred in connection with the filings required under the HSR Act (including the HSR filing fee).

Section 9.5  SUCCESSORS AND ASSIGNS.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any purported assignment in violation of these provisions shall be null and void.

Section 9.6  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts or choice of Law principles thereof.

Section 9.7  COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES.  This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon one and the same instrument. This Agreement shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to or shall confer upon any Persons, other than the parties hereto, any rights or remedies hereunder or with respect hereto, except with respect to the matters provided in Sections 2.3, 2.4 and 6.7.

Section 9.8  SEVERABILITY.  If any term or other provision of this Agreement is held by court of competent jurisdiction or other governmental authority to be invalid, illegal or incapable of being enforced by virtue of any Law, or due to any public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

Section 9.9  SPECIFIC PERFORMANCE.  The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, in addition to any other rights or remedies available hereunder or at law or in equity.

Section 9.10  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement of the parties hereto with respect to its subject matter and supersedes all oral or written prior or contemporaneous agreements and understandings among the parties with respect to such subject matter.

Section 9.11  JURISDICTION.

(a) Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12  AUTHORSHIP.  The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 9.13  LIMITED PAYMENT GUARANTEE.  Robert F.X. Sillerman irrevocably guarantees to the Company, the full and timely payment of any Parent Termination Fee or Company Expenses payable by Parent pursuant to the terms of Section 8.2. This is a guarantee of payment, and not of collection, and Robert F.X. Sillerman acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Parent’s obligations or liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee. Parent hereby waives, for the benefit of the Company, (i) any right to require the Company as a condition of payment by Robert F.X. Sillerman to proceed against Parent or pursue any other remedies whatsoever, and (ii) to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by Law that limit the liability of or exonerate guarantors or sureties. For the avoidance of doubt, Robert F.X. Sillerman may assert, as a defense to any payment by him, any defense to such payment that Parent or Merger Sub could assert against the Company under the terms of this Agreement. Robert F.X. Sillerman understands that the Company is relying on this guarantee in entering into this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers (or other authorized signatory) as of the day and year first above written.

CKX, INC.

By:	/s/ Michael G. Ferrel
Name:     Michael G. Ferrel

Title:	President

19X, INC.

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

19X ACQUISITION CORP.

By:	/s/ Simon Fuller
Name:     Simon Fuller

Title:	CEO

Solely with respect to Section 9.13

/s/  Robert F.X. Sillerman
Robert F.X. Sillerman

[Signature Page to Merger Agreement]

Exhibit B

CERTIFICATE OF INCORPORATION

OF

CKX, INC.

FIRST:  The name of the corporation is CKX, Inc. (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle, 19808. The Registered Agent in charge thereof is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Act”).

FOURTH:  The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is 2,491,918 shares of capital stock consisting of (i) 100 shares of common stock, $0.01 par value per share (the “Common Stock”) and (ii) 2,491,818 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

Out of the Corporation’s authorized shares of Preferred Stock, 1,491,817 shares shall be designated “Series B Convertible Preferred Stock,” with a stated value of $15.30 per share. The voting and other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Corporation’s Series B Convertible Preferred Stock are set forth in Appendix B hereto and are incorporated herein by reference.

Out of the Corporation’s authorized shares of Preferred Stock, one shall be designated “Series C Convertible Preferred Stock,” with a stated value of $1.00 per share. The voting and other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Corporation’s Series C Convertible Preferred Share are set forth in Appendix C hereto and are incorporated herein by reference.

Except as otherwise provided in this Certificate of Incorporation (including any appendix hereto), authority is hereby vested in the Board of Directors of the Corporation from time to time to provide for the issuance of shares of such other series of Preferred Stock and in connection therewith to fix by resolution or resolutions providing for the issue of any such series, the number of shares to be included therein, the voting powers thereof, and such of the designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of each such series, including, without limitation, dividend rights, voting rights, rights of redemption, or conversion into Common Stock rights, and liquidation preferences, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law and any other provisions of this Certificate of Incorporation.

FIFTH:  The Corporation expressly elects not to be subject to the provisions of Section 203 of the Act.

SIXTH:  The board of directors of the Corporation (the “Board of Directors”) is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

EIGHTH:  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under the Act as the same exists or may hereafter be amended.

NINTH:  Except as may otherwise be specifically provided in this Amended and Restated Certificate of Incorporation (including any appendix hereto), no provision of this Amended and Restated Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Act upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Act and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Act. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the Act, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Act shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

APPENDIX B

TO THE

CERTIFICATE OF INCORPORATION

OF

CKX, INC (THE “CORPORATION”)

The Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in this Appendix B to the Corporation’s Certificate of Incorporation (“Appendix B”) as follows:

1. Certain Definitions.  Unless the context otherwise requires, each of the terms defined in this Section 1 shall have, for all purposes of this Appendix B, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and in addition to the foregoing, a Person shall be deemed to control another Person if the controlling Person owns 15% or more of any class of voting securities (or other ownership interest) of the controlled Person. In the case of the Corporation, “Affiliate” shall include Robert F.X. Sillerman and any of his Affiliates.

“Appendix B” has the meaning set forth above.

“Average Closing Price” means for any specified date, the average of the Market Price of the Common Stock over a period of thirty (30) consecutive trading days ending on such specified date.

“Board Of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in the Corporation and any rights, warrants or options to acquire an equity interest in the Corporation.

“Certificate Of Incorporation” means the certificate of incorporation of CKX, Inc., including all appendices thereto, filed with the Secretary of State of the State of Delaware.

“Class B Interest” has the meaning set forth in the Operating Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Share Equivalents” means securities, options, warrants, derivatives, debt instruments or other rights convertible into, or exercisable or exchangeable for, or entitling the holder thereof to receive directly or indirectly, Common Stock.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Corporation.

“Conversion Price” has the meaning set forth in Section 5(a) below.

“Conversion Rights” has the meaning set forth in Section 5 below.

“Converted Shares” has the meaning set forth in Section 5(c) below.

“Converting Shares” has the meaning set forth in Section 5(c) below.

“Corporation” has the meaning set forth above.

“Dividend Payment Date” has the meaning set forth in Section 3(d).

“EPE Preferred Stock” means the Series B Convertible Preferred Stock par value $1.00 per share, of Elvis Presley Enterprises, Inc. issued pursuant to the Certificate of Designation of Elvis Presley Enterprises, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means the record holder of one or more shares of Series B Convertible Preferred Stock, as shown on the books and records of the Transfer Agent.

“Immediate Family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

“Issue Date” means February 7, 2005.

“Late Payment Date” has the meaning set forth in Section 3(b).

“Liquidation Event” means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, (ii) the consummation of a merger or consolidation in which the shareholders of the Corporation prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction, or (iii) the sale, distribution or other disposition of all or substantially all of the Corporation’s assets.

“Liquidation Preference” has the meaning set forth in Section 4 below.

“Market Price” means the last reported sale price of the Common Stock on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the Common Stock is then listed or quoted.

“Non-Redemption” has the meaning set forth in Section 6(a) below.

“Optional Redemption Period” has the meaning set forth in Section 6(a).

“Operating Agreement” means the Amended and Restated Operating Agreement of Elvis Presley Enterprises, LLC, dated as of the Issue Date.

“Parity Stock” has the meaning set forth in Section 2 below.

“Permitted Holder” means: (i) the Holder or the beneficiary as of the date hereof of the Holder; or (ii) any other trust or other similar entity formed for the direct or indirect benefit of the Holder or the beneficiary as of the date hereof of the Holder.

“Person” means any individual, partnership, limited liability company, corporation, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity of whatever nature.

“Preferred Stock” means Capital Stock of the Corporation of any class or classes (however designated) that ranks prior as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to shares of Capital Stock of any other class of the Corporation.

“Priority Dividend” has the meaning set forth in Section 3(a).

“Priority Dividend Rate” has the meaning set forth in Section 3(a).

“Proportionate Share” has the meaning set forth in Section 6(b).

“Put Right” has the meaning set forth in Section 6(b).

“Redemption Price” has the meaning set forth in Section 6(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” has the meaning set forth in Section 2 below.

“Series B Convertible Preferred Stock” has the meaning set forth above.

“Stated Value” shall mean $15.30 per share.

“Transfer Agent” means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series B Convertible Preferred Stock.

2. Ranking.  The Series B Convertible Preferred Stock shall, with respect to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Section 4 below), rank (i) senior to all classes of Common Stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors (such Capital Stock or series, collectively referred to as the “Junior Stock”), (ii) on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the terms of which expressly provide that such class or series ranks on a parity with the Series B Convertible Preferred Stock as to dividend rights or rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Stock”) and (iii) junior to any future class of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the terms of which expressly provide that such class ranks senior to the Series B Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the “Senior Stock”).

3. Dividends.

(a) Whether or not earned or declared by the Corporation, the Holders of Series B Convertible Preferred Stock shall receive, in cash, a quarterly cumulative dividend on each share of Series B Convertible Preferred Stock (the “Priority Dividend”), calculated at a rate of 8% per annum of the Stated Value, which dividend shall accrue daily from the Issue Date and shall be compounded quarterly (the “Priority Dividend Rate”).

(b) Priority Dividends will be payable on the 30th day of January, April, July and October, each, a “Dividend Payment Date”) to holders of record as they appear in the shareholder records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of January, April, July and October of each year (the “Record Date”) or on such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the Dividend Payment Date. No dividends shall be paid upon, or declared and set apart for, any shares of Common Stock or any other Parity Stock or Junior Stock if the Board of Directors of the Corporation shall have failed duly and lawfully to declare, or the Corporation has failed to pay, in full all Priority Dividends then payable. If such dividends on the Series B Convertible Preferred Stock shall not have been paid in full for the Series B Convertible Preferred Stock, the aggregate deficiency shall be cumulative (whether or not earned by the Corporation) and shall be fully paid prior to the payment of any dividend by the Corporation (other than a dividend payable solely in Common Stock) with respect to Common Stock or any other Parity Stock or Junior Stock.

(c) In the event that the Corporation fails to make three (3) consecutive quarterly Priority Dividend payments (regardless of whether or not funds are legally available therefor) and does not cure such failure to pay within three days after the Dividend Payment Date for such third Priority Dividend (the “Late Payment Date”), the dividend rate with respect to all such missed Priority Dividend payments shall immediately retroactively be increased to 12% per annum and all amounts owed with respect to such Priority Dividend payments shall be paid by the Corporation within three (3) Business Days after the Late Payment Date in shares of its Common Stock valued at the Average Closing Price measured as of the Late Payment Date. Upon the payment by the Corporation of all such accrued and owed Priority Dividends, all future Priority Dividends shall be calculated at the Priority Dividend Rate which shall accrue daily from the date such payment is made in accordance with the preceding sentence.

(d) In addition to the dividends contemplated by paragraphs (a) and (c) above, the Holders shall participate on a pro rata basis in the payment of any dividend or distribution to the holders of the Common Stock as would be declared and payable on the largest number of whole shares of Common Stock into which the shares of Series B Convertible Preferred Stock held by such Holder could be converted on the record date fixed for such dividend or distribution pursuant to the provisions of Section 5 below. Any such dividends contemplated by this paragraph (d) will be paid to holder of record as it appears in the shareholder records of the Corporation at the close of business on the record date for such dividend on Common Shares, and the Corporation shall pay each such dividend on the applicable dividend payment date for such dividend on the Common Shares.

(e) Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Corporation legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board of Directors). To the extent funds or assets are not legally available for the payment of any dividend, such dividend shall nevertheless accrue and cumulate.

(f) The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series B Convertible Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make or keep funds legally available for the payment of dividends.

4. Liquidation Preference.

(a) Upon any Liquidation Event, each Holder of shares of the Series B Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, (i) prior to the holders of any other class or series of the Corporation’s Common Stock and to each class of Junior Stock, (ii) pro rata with the holders of any other Parity Stock and (iii) after the holders of any Senior Stock, an amount (such amount the “Liquidation Preference”) equal to the greater of (i) a cash amount per share equal to the Stated Value plus accrued and unpaid dividends or (ii) the liquidation value attributable to the shares of Common Stock into which such shares of Series B Preferred Stock would then be convertible under the provisions of Section 5 below.

(b) Following payment of the distribution required by Section 4(a), if assets remain in the Corporation, they shall be distributed to holders of Common Stock up to an amount equal to the distribution to the Holders pursuant to paragraph (a) above, in accordance with the Corporation’s Certificate of Incorporation, as amended.

(c) Following payment of the distributions required by Sections 3, 4(a) and 4(b), if assets remain in the Corporation, they shall be distributed to the Holders of Series B Convertible Preferred Stock and the holders of Common Stock on a pro rata basis based on the number of shares of Common Stock into which the Holders’ shares of Series B Convertible Preferred Stock could be converted in accordance with Section 5 hereof on the date of such Liquidation Event.

(d) If, upon any Liquidation Event, the assets of the Corporation available for distribution to its shareholders are not sufficient to pay in full all amounts payable to the Holders of outstanding shares of Series B Convertible Preferred Stock or any other Parity Stock, the Holders of the Series B Convertible Preferred Stock and any other Parity Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled.

5. Conversion.  The Holders of the Series B Convertible Preferred Stock shall have the conversion rights as follows (the “Conversion Rights”):

(a) Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the Holder thereof at any time after the Issue Date of such share, in each case at the office of the Corporation or any Transfer Agent for the Series B Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued and unpaid dividends, if any) by the Conversion Price at the time in effect for such shares and multiplying such number by the total number of shares of Series B Convertible Preferred Stock being converted. The initial “Conversion Price” per share for shares of Series B Convertible Preferred Stock shall be the Stated Value; provided, however, that the Conversion Price in effect from time to time for the Series B Convertible Preferred Stock shall be subject to adjustment as provided hereinafter.

(b) From and after the third anniversary of the Issue Date, in the event that the Average Closing Price at any time equals or exceeds 150% of the Conversion Price, the Corporation shall thereafter have the right, in its sole discretion, upon the delivery of a written notice to each Holder of Series B Convertible Preferred Stock (which notice shall be delivered within ten (10) Business Days after the thirtieth (30th) trading day utilized in the calculation of such Average Closing Price, if at all), to convert such shares of Series B Convertible Preferred Stock into shares of Common Stock and the Holders thereof shall be deemed to have complied with the provisions set forth in Section 5(c); provided, however, that until such Holder surrenders the certificate evidencing the Converting Shares, the Corporation shall not be required to deliver to such Holder the certificate evidencing the Converted Shares.

(c) (i) Each conversion of shares of Series B Convertible Preferred Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Series B Convertible Preferred Stock to be converted (the “Converting Shares”) at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Series B Convertible Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (A) stating that the Holder desires to convert the Converting Shares, or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the “Converted Shares”), and (B) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Upon receipt of the notice described in the first sentence of this subsection 5(c)(i), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation unless a later date has been specified by such holder, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the Person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

(ii) Upon the issuance of the Converted Shares in accordance with Section 5, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

(d) Adjustments for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. To the extent an adjustment is made in respect of the foregoing pursuant to Section 5(e) or the holder actually receives the dividend to which any such adjustment relates, an adjustment shall not be made pursuant to this Section 5(d).

(e) Conversion Price Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.

(i) In the event the Corporation should at any time or from time to time after the Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional Common Stock or Common Share Equivalents, without payment of any consideration by such holder for the additional Common Stock or the Common Share Equivalents (including the additional Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the

Conversion Price of the Series B Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series B Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock and shares issuable with respect to Common Share Equivalents.

(ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination consolidation, reclassification or reverse stock split of the outstanding shares of Common Stock or other similar event, then, following the record date of such combination, the Conversion Price of the Series B Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series B Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(f) Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section 5 provision shall be made so that the Holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of Capital Stock or other securities or property of the Corporation to which a holder of Common Stock would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holders of the Series B Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 5 and Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) Mergers and Other Reorganizations.  If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reclassification, merger, consolidation or sale, lawful and adequate provision shall be made so that the Holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of Capital Stock or other securities or property, if any, of the Corporation or of the successor corporation resulting from such reclassification, merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such reclassification, merger, consolidation or sale. In any such case, appropriate provision shall be made with respect to the rights of the holders of the Series B Convertible Preferred Stock after the reclassification, merger, consolidation or sale to the end that the provisions of this Section 5 and Section 6 (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of Capital Stock, securities or property to be deliverable thereafter upon the conversion of the Series B Convertible Preferred Stock.

Each Holder of Series B Convertible Preferred Stock, upon the occurrence of a reclassification, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 5(g), shall have the option of electing treatment of his shares of Series B Convertible Preferred Stock under either this Section 5(g) or Section 4 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice of election shall be effective if given not later than fifteen (15) days after the date of the Corporation’s notice pursuant to Section 5(h) hereof with respect to such event, and, provided, further, that if any Holder fails to give the Corporation such notice of election, the provisions of this Section 5(g) shall govern the treatment of such Holder’s shares of Series B Convertible Preferred Stock upon the occurrence of such event.

(h) Notices of Record Date.  In the event (i) the Corporation fixes a record date to determine the holders of Common Stock who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the Common Stock of the Corporation, any merger or consolidation of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

(i) No Impairment.  The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the Holders of the Series B Convertible Preferred Stock against impairment. Before taking any action which would cause an adjustment reducing any Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of Preferred Stock, the Corporation will use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may legally and validly issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(i) No Fractional Shares and Certificate as to Adjustments.

a. In lieu of any fractional shares to which a Holder of Series B Convertible Preferred Stock would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of one share of Common Stock, as determined in good faith by the Board of Directors, except that, without the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the Corporation shall not be entitled to pay cash in lieu of fractional shares if such payment to any one Holder would exceed $1,000 (which such amount shall be proportionately adjusted for any reverse stock split). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock of each Holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

b. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series B Convertible Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of such Series B Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series B Convertible Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder’s shares of Series B Convertible Preferred Stock. The provisions of Section 5(d), (e), (f) and (g) shall apply to any transaction and successively to any series of transactions that would require any adjustment pursuant thereto.

(j) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock (taking into account the adjustments required by this

Section 5), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holders of such Series B Convertible Preferred Stock, the Corporation will, as soon as reasonably practicable, take all such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6. Redemption.

(a) During the period beginning seven (7) years and six (6) months following the Issue Date and ending eight (8) years and six (6) months following the Issue Date (such period, the “Optional Redemption Period”), the Corporation shall have the right to redeem the outstanding shares of Series B Convertible Preferred Stock, in whole or in part, for an aggregate price equal to the Redemption Price multiplied by the number of shares of Series B Convertible Preferred Stock then being redeemed. The “Redemption Price” for each share of Series B Convertible Preferred Stock being redeemed shall be the Stated Value plus accrued but unpaid dividends thereon through the date of redemption. In the event that the Corporation does not exercise this redemption right during the Optional Redemption Period (a “Non-Redemption”), the Conversion Price with respect to all remaining shares of Series B Convertible Preferred Stock shall thereafter be the lower of (i) the Conversion Price then in effect and (ii) the Average Closing Price measured as of the last day of the Optional Redemption Period.

(b) In the event that the Holders shall exercise any rights to put their Class B Interests and the EPE Preferred Stock (the “Put Right”), each in accordance with the documents governing such entities, the Corporation shall have the option to concurrently redeem a proportionate share of the then outstanding shares of Series B Convertible Preferred Stock, in whole or in part, at the Redemption Price. “Proportionate Share” shall mean a number of shares of Series B Convertible Preferred Stock which represents the same percentage of the total number of the shares of Series B Convertible Preferred Stock originally issued pursuant to this Appendix B, as the percentage represented by the shares of EPE Preferred Stock and Class B Interests in respect of which the Put Right was exercised represent, (calculated as a percentage of the aggregate amount of EPE Preferred Stock and Class B Interests held by the Holders prior to the exercise of the Put Right). At the Corporation’s option, the Redemption Price can be paid in cash or in shares of Common Stock, valued at the Average Closing Price measured as of the proposed date of redemption.

(c) In order to receive the Redemption Price per share, each Holder shall surrender to the Corporation the certificate(s) representing the number of shares of Series B Convertible Preferred Stock to be redeemed. Upon such redemption, such redeemed Series B Convertible Preferred Stock shall no longer be deemed outstanding and all rights of the Holder with respect to such shares shall immediately terminate, except the right to receive the Redemption Price per share.

(d) If fewer than all the shares of Series B Convertible Preferred Stock are to be repurchased pursuant to this Section 6, the shares of Series B Convertible Preferred Stock shall be repurchased on a pro rata basis from all Holders, if applicable. Series B Convertible Preferred Stock that the Corporation selects shall be in amounts equal to the minimum authorized denominations for certificated shares of Series B Convertible Preferred Stock to be repurchased or any integral multiple thereof.

(e) Deposit of Redemption Price.

(i) Prior to or on any redemption date, the Corporation shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid dividends, if any, on, all the shares of Series B Convertible Preferred Stock to be redeemed other than any shares of Series B Convertible Preferred Stock called for repurchase on that date which have been converted prior to the date of such deposit.

(ii) If any shares of Series B Convertible Preferred Stock called for repurchase is converted prior to the redemption date, any money so segregated and held in trust for the repurchase of such shares of Series B Convertible Preferred Stock shall be discharged from such trust.

(f) Any certificate representing shares of Series B Convertible Preferred Stock which are to be repurchased only in part shall be surrendered at an office or agency of the Corporation designated for that purpose pursuant hereto (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Corporation shall execute and deliver to the Holder of such shares of Series B Convertible Preferred Stock without service charge, a new certificate or certificates representing such shares of Series B Convertible Preferred Stock of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the repurchased number of shares of Series B Convertible Preferred Stock so surrendered.

7. Voting Rights; Amendment; Waiver.

(a) General.  Each Holder of record of shares of the Series B Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in this Appendix B (including without limitation in Sections 7(b) below), shall be entitled or permitted to vote on all matters required or permitted to be voted on by the holders of Common Stock of the Corporation and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such Holder’s shares of the Series B Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or in any agreement of the shareholders or as otherwise required by law, the Holders of shares of the Series B Convertible Preferred Stock and the holders of shares of Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the holders of Common Stock of the Corporation.

(b) Voting With Respect to Certain Matters.  In addition to any other rights provided by law or set forth herein, so long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock:

(i) create, authorize, designate or issue any shares of the Series B Convertible Preferred Stock;

(ii) create, authorize, designate or issue any shares of any class or series of Senior Stock or Parity Stock or any Capital Stock convertible, exercisable or exchangeable into any class or series of Senior Stock or Parity Stock as in effect on the Issue Date;

(iii) alter, change or amend the terms, designations, power privileges, preferences, rights or restrictions provided for the benefit of the Series B Convertible Preferred Stock or of any class or series of Senior Stock or Parity Stock;

(iv) amend the Certificate of Incorporation, including without limitation, any amendments or appendices thereto, or the Corporation’s By-Laws in a manner that is adverse to the Series B Convertible Preferred Stock;

(v) declare or pay dividends on equity securities ranking on parity with or junior to the Series B Convertible Preferred Stock; or

(vi) purchase, redeem (other than pursuant to equity incentive agreements with employees giving the Corporation the right or obligation to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in Capital Stock of the Corporation) or make any other distribution with respect to, any shares of Capital Stock or any other securities that are convertible into or exercisable or exchangeable for such Capital Stock, other than purchases, redemptions, dividends or distributions with respect to the Series B Convertible Preferred Stock, as permitted under this Appendix B, to the Certificate of Incorporation as in effect on the date hereof;

(vii) effect a reclassification, merger, consolidation, recapitalization or similar transaction unless the surviving corporation shall maintain outstanding this Appendix B or as a part of and as a condition to the effectiveness of such transaction shall issue to the Holder a preferred share with terms identical to the terms of the Series B Convertible Preferred Stock;

(c) Holders of shares of Series B Convertible Preferred Stock representing two-thirds of the outstanding shares of Series B Convertible Preferred Stock may waive compliance by the Corporation with any provisions hereof; provided that no such waiver may be granted without the consent of each Holder of the then outstanding shares of Series B Convertible Preferred Stock affected thereby if such waiver adversely affects (i) any provision of Section 5 hereof; (ii) the Liquidation Preference; (iii) the form or timing of the payment of dividends hereunder for the Series B Convertible Preferred Stock; or (iv) the voting rights of the Series B Convertible Preferred Stock under this Section 7.

(d) The Corporation in its sole discretion may, without the vote or consent of any Holders of the Series B Convertible Preferred Stock, amend or supplement this Appendix B:

(i) to make any change that would provide any additional rights or benefits to the Holders of the Series B Convertible Preferred Stock.

8. Payment.

(a) All amounts payable in cash with respect to the Series B Convertible Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, City and State of New York or, at the option of the Corporation, payment of dividends may be made by check mailed to the Holders of the Series B Convertible Preferred Stock at their respective addresses set forth in the register of Holders of Series B Convertible Preferred Stock maintained by the Transfer Agent.

(b) Any payment on the Series B Convertible Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

(c) The Corporation will initially act as the “Transfer Agent” and the “Paying Agent.” The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Series B Convertible Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference of the Series B Convertible Preferred Stock shall have been made available for payment and either paid or returned to the Corporation as provided in this Appendix B, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series B Convertible Preferred Stock for payment and exchange.

(d) All moneys and shares of Series B Convertible Preferred Stock deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the Liquidation Preference on the Series B Convertible Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the shares of Series B Convertible Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to Corporation for payment thereof.

9. Reissuance of Shares of Series B Convertible Preferred Stock.  Shares of Series B Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) be permanently retired or cancelled and shall not under any circumstances be reissued. The Corporation shall from time to time take such appropriate action as may be required by applicable law to reduce the authorized number of shares of Series B Convertible Preferred Stock by the number of shares that have been so reacquired.

10. Maintenance of Existence.  The Corporation will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation.

11. Notices.  Corporation will provide to the holders of the Series B Convertible Preferred Stock all communications sent by the Corporation to the holders of the Common Stock.

12. Financial Information.  Whether or not the Corporation is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Corporation shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Corporation were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Corporation would have been required to file them. The Corporation shall also (whether or not it is required to file reports with the Commission), within thirty (30) days of each Required Filing Date, (1) transmit by mail to all Holders of the Series B Convertible Preferred Stock, as their names and addresses appear on the records of the Transfer Agent and to any Persons that request such reports in writing, without cost to such holders or Persons, and (ii) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents (without exhibits) which the Corporation has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Corporation shall not be required to file any report or other information with the Commission if the Commission does not permit such filing.

13. Compliance with Laws.  The Corporation is not and at all times covenants to take all reasonably necessary action to not become in violation of any statute, law, rule or regulation where such violation or default would have a material adverse effect on the business, assets, operations, operating results or condition, financial or otherwise, of the Corporation.

14. Tax Matters.  Except as otherwise agreed to by the Corporation, holders of Series B Convertible Preferred Stock shall provide the Corporation, in the time and the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9 or W-8BEN or other applicable W-8 (each an “IRS Form”). The Corporation shall not withhold from any payment to such Holder pursuant to the Series B Convertible Preferred Stock unless required to do so by applicable law.

15. Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

16. Severability of Provisions.  If any powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix B (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix B (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series B Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

APPENDIX C
TO THE
CERTIFICATE OF INCORPORATION
OF
CKX, INC (THE “CORPORATION”)

The Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”) shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in this Appendix C to the Corporation’s Certificate of Incorporation (“Appendix C”) as follows:

1. Certain Definitions.

Unless the context otherwise requires, each of the terms defined in this Section 1 shall have, for all purposes of this Appendix C, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

“Appendix C” has the meaning set forth above.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Corporation, including any Preferred Stock.

“Certificate of Incorporation” means the certificate of incorporation of CKX, Inc., including all appendices thereto, filed with the Secretary of State of the State of Delaware.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Corporation.

“Conversion Share” has the meaning set forth in Section 5(a).

“Corporation” has the meaning set forth above.

“Disposition” has the meaning set forth in Section 13(a).

“Holder” means the record holder of the share of Series C Preferred Stock, as shown on the books and records of the Transfer Agent.

“Immediate Family” means any relationship by blood, marriage, or adoption, not more remote than first cousin.

“Issue Date” means February 7, 2005.

“Parity Stock” has the meaning set forth in Section 2.

“Permitted Holder” means: (i) the Holder or the beneficiary as of the date hereof of the Holder; (ii) any member of the Immediate Family of any natural Person in clause (i), (iii) any descendant of any natural Person identified in clause (i) or (ii) or member of the Immediate Family of any such descendant; or (iv) or any other trust or other similar entity formed for the direct or indirect benefit of any natural Person identified in clauses (i) through (iii).

“Person” means any individual, corporation, partnership, association, joint venture, trust or other entity or organization or a government or any agency or political subdivision thereof.

“Preferred Stock” means Capital Stock of the Corporation of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, over shares of Capital Stock of any other class of the Corporation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” has the meaning set forth in Section 2.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

“Series C Director” has the meaning set forth in Section 7(a).

“Stated Value” shall mean $1.00 per share.

“Transfer Agent” means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series C Preferred Stock.

2. Ranking.  The Series C Preferred Stock shall, with respect to the payment of any dividend (as provided in Section 3 below) or rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Section 4 below), rank (i) on a parity with all classes of Common Stock and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors the terms of which expressly provide that such class or series ranks on a parity with the Series C Preferred Stock as to the payment of dividends or rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Stock”) and (ii) junior to the Series B Preferred Stock of the Corporation and any future class of Preferred Stock established hereafter by the Board of Directors the terms of which expressly provide that such class or series ranks senior to the Series C Preferred Stock as to the payment of dividends or rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the “Senior Stock”).

3. Dividends.

(a) The Holder of the share of Series C Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such Holder would be entitled to receive if such Holder had converted the share of Series C Preferred Stock fully into one share of Common Stock immediately before the record date for the payment of any such dividends on Common Stock.

(b) Any such dividends will be paid to holder of record as it appears in the shareholder records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable dividend payment date for such dividend on the Common Stock.

4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, subject to the prior preferences and other rights of any Senior Stock, the Holder of the Series C Preferred Stock shall be entitled to be paid, on parity with any distribution to the holders of Parity Stock, an amount equal to the Stated Value out of the assets of the Corporation available for distribution to its shareholders.

(b) For the purposes of this Appendix C, the following events shall be a considered a liquidation of the Corporation: (i) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or (ii) the sale, distribution or other disposition of all or substantially all of the Corporation’s assets.

5. Conversion.  The share of Series C Preferred Stock shall automatically convert into one share of Common Stock (the “Conversion Share”) at the earliest to occur of the following events: (A) the Permitted Holders beneficially own in the aggregate less than 50% of the aggregate sum of (i) the outstanding shares of Series B Preferred Stock of the Corporation issued as of the Issue Date plus (ii) the outstanding shares of Common Stock received upon conversion, if any, of such shares of Series B Preferred Stock, (B) there is any transfer of the share of Series C Preferred Stock (or the benefits thereof) to anyone other than a Permitted Transferee (other than a pledge permitted pursuant to Section 11(b)(ii) of this Appendix C) and (C) if there has been a pledge permitted pursuant to Section 11(b)(ii) of this Appendix C, such pledgee forecloses on its rights to, or otherwise seeks recourse to, or attempts to exercise the rights of the Holder under this Appendix C.

6. Voting Rights; Amendment; Waiver.

(a) General.  Except as otherwise required by law or expressly provided herein, the Holder shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of shareholders of the Corporation, voting together with the holders of the Common Stock as a single class, with the Holder of the Series C Preferred Stock having the number of votes equal to one share of Common Stock that such Holder would be entitled to vote if such Holder held one share of Common Stock as of the record date for the vote or consent which is being taken.

(b) Voting with Respect to Certain Matters.  In addition to any matters requiring a separate vote of the Series C Preferred Stock under applicable law, so long as the share of Series C Preferred Stock is outstanding, the Corporation shall not, without first obtaining the approval of the Holder (by vote or written consent) of the share of Series C Preferred Stock:

(i) create, authorize, designate or issue, or obligate itself to create, authorize, designate or issue: any shares of Series C Preferred Stock which are in addition to the number of shares initially authorized hereunder;

(ii) alter, amend or repeal the Corporation’s Certificate of Incorporation or By-Laws in a manner that would limit or eliminate the Holder’s (and any Permitted Transferee’s) rights under this Appendix C;

(iii) alter, amend or repeal this Appendix C; or

(iv) effect a reclassification, merger, consolidation, recapitalization or similar transaction unless the surviving corporation shall maintain outstanding this Appendix C or as a part of and as a condition to the effectiveness of such transaction shall issue to the Holder a preferred share with terms identical to the terms of the Series C Preferred Stock.

7. Board Designee.  To the fullest extent permitted by the Securities Act, the rules of any national securities exchange or national over-the-counter market on which the Common Stock is listed or traded and other applicable law, statute, rule or regulation:

(a) The Holder, voting separately as a class, shall be entitled at each annual meeting of the shareholders of the Corporation, at each special meeting of the shareholders of the Corporation involving the election of directors of the Corporation, and at all other times at which shareholders of the Corporation will have the right to or will vote for or render consent in writing regarding the election of directors of the Corporation, subject only to (c) below, to elect one (1) member of the Board of Directors (the “Series C Director”) and to remove from office such director and to fill any vacancy created by the resignation or removal of such director. Such Series C Director must be reasonably acceptable to the Corporation. The Holder shall not be entitled at any point in time to elect more than one (1) member of the Board of Directors pursuant to this Appendix C.

(b) At the request of the Holder, such Series C Director shall be appointed by the Board of Directors to serve on each and every committee of the Board of Directors to the extent permitted by the Securities Act, the rules of any national securities exchange or national over-the-counter market on which the Common Stock is listed or traded and other applicable law, statute, rule or regulation.

(c) In the case of any vacancy in the office of a director elected by the Holder of the share of Series C Preferred Stock, the Holder of the share of Series C Preferred Stock may, by written consent, elect a successor or successors to hold the office for the unexpired term of the director whose place shall be vacant.

(d) The Series C Director shall be compensated for such director’s service or reimbursed for out-of-pocket expenses on the Board of Directors only if and to the extent that any non-independent director serves on the Board of Directors and is compensated for service in respect thereof or reimbursed for out-of-pocket expenses in respect thereof. Nothing in this paragraph (d) is meant to limit rights to indemnification.

8. Payment.

(a) All amounts payable in cash with respect to the Series C Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holder of the Series C Preferred Stock at the addresses set forth in the register of Holder of Series C Preferred Stock maintained by the Transfer Agent.

(b) Any payment on the Series C Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

(c) The Corporation will initially act as the “Transfer Agent” and the “Paying Agent.” The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the share of Series C Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the liquidation preference of the share of Series C Preferred Stock as provided in Section 4 shall have been made available for payment and either paid or returned to the Corporation as provided in this Appendix C, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series C Preferred Stock for payment and exchange.

(d) All moneys and shares deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the liquidation preference as provided in Section 4 on the Series C Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the share of Series C Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to Corporation for payment thereof.

9. Reissuance of Series C Preferred Stock.  If the share of Series C Preferred Stock issued pursuant to this Appendix C has been reacquired by the Corporation in any manner, including being purchased or redeemed or exchanged, it shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of an authorized but unissued share of Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock of the Corporation.

10. Notices.  Corporation will provide to the Holder of the share of Series C Preferred Stock all communications sent by the Corporation to the holders of the Common Stock.

11. Lock-Up.

(a) Except as contemplated herein, the Holder will not, without the prior written consent of the Corporation, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, enter into any contract to sell or otherwise dispose of or transfer the Series C Preferred Stock (each of the foregoing referred to as a “Disposition”).

(b) Notwithstanding the foregoing, (i) the Holder may make a Disposition of its Series C Preferred Stock to any Permitted Holder; and (ii) the Holder may pledge the Series C Preferred Stock in connection with any bona fide financing transaction involving the pledge of a substantial portion of the Holder’s assets.

(c) Without limiting the restrictions herein, any Disposition by the Holder of the Series C Preferred Stock shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act.

12. Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13. Severability of Provisions.  If any powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix C (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix C (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

Exhibit C

BYLAWS

OF

CKX, INC.

(a Delaware corporation)

ARTICLE I

OFFICES

Section 1.  OFFICES.  CKX, Inc. (the “Corporation”) shall maintain its registered office in the State of Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware, and its resident agent at such address is Corporation Service Company. The Corporation may also have offices in such other places in the United States or elsewhere as the board of directors of the Corporation (the “Board of Directors”) may, from time to time, appoint or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  ANNUAL MEETINGS.  Annual meetings of stockholders for the election of the Board of Directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting.

Section 2.  SPECIAL MEETINGS.  Special meetings of stockholders, unless otherwise prescribed by law, may be called by the Chairman of the Board of Directors, the President, Chief Executive Officer, Treasurer, Assistant Treasurer and Secretary or by resolution of the Board of Directors and shall be called by the President, Chief Executive Officer, Treasurer, Assistant Treasurer or the Secretary upon the written request of the stockholders of record owning a majority of the then issued and outstanding capital stock of the Corporation entitled to vote on matters to be submitted to stockholders of the Corporation. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the President or Secretary of the Corporation. Notice of each special meeting shall be given in accordance with Section 3 of this Article II. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 3.  NOTICE OF MEETINGS.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.

Section 4.  WAIVER OF NOTICE.  Except as otherwise expressly required by law, whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any written waiver of notice.

Section 5.  QUORUM.  Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

Section 6.  VOTING AND PROXIES.  (a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware law, the holders of common stock of the Corporation shall be entitled to one vote for each then issued and outstanding share of common stock held by such stockholder. Any share of preferred stock of the Corporation, unless otherwise provided for in its certificate of designation, and any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, and subject to Delaware law, the affirmative vote of a majority of the shares of common stock of the Corporation present, in person, by means of remote communication, or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. Stockholders of the Corporation do not have the right to cumulate their votes unless the Certificate of Incorporation so provides.

(b) Any stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by written proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include faxing, telegraphing or cabling) or by electronic transmission by the stockholder himself or by such stockholder’s duly authorized attorney.

Section 7.  JUDGES OF ELECTION.  The Board of Directors may appoint judges of election to serve at any election of the Board of Directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

Section 8.  CHAIRMAN OF MEETINGS.  The Chairman of the Board of Directors, if one is elected, or, in his absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.

Section 9.  SECRETARY OF MEETING.  The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or, in his absence or disability, the President of the Corporation shall appoint a person to act as secretary at such meetings.

Section 10.  ACTION WITHOUT MEETING.  Unless otherwise provided by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to such action.

Section 11.  ADJOURNMENT.  At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  POWERS.  The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these Bylaws.

Section 2.  NUMBER AND TERM.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them). The first Board of Directors and subsequent Boards of Directors shall consist of three (3) directors until changed as herein provided. The Board of Directors shall be elected by the stockholders at their annual meeting (except as otherwise provided in this Article III) and each member of the Board of Directors shall be elected to serve for the term of one year and until such member’s successor shall be elected and qualify or until such member’s earlier resignation or removal. Members of the Board of Directors need not be stockholders.

Section 3.  RESIGNATIONS.  A member of the Board of Directors may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. A vacancy created by the resignation of a member of the Board of Directors shall be filled by an individual designated by the party, if any, which nominated such resigning member for appointment to the Board of Directors.

Section 4.  REMOVAL.  Any member of the Board of Directors or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the shares entitled to vote for the election of the Board of Directors at any annual or special meeting of the stockholders called for that purpose. Vacancies thus created may be filled at such meeting by the affirmative vote of a majority of the stockholders entitled to vote, or, if the vacancies are not so filled, by the Board of Directors as provided in Section 5 of this Article III.

Section 5.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  Except as provided in Section 3 and Section 4 of this Article III, vacancies occurring in any directorship and newly created directorships may be filled by a majority vote of the remaining members of the Board of Directors then in office. Any members of the Board of Directors so chosen shall hold office for the unexpired term of such member’s predecessor and until such member’s successor shall be elected and qualify or until such member’s earlier death, resignation or removal. Notwithstanding the foregoing, the Board of Directors may not fill the vacancy created by removal of a member of the Board of Directors by electing the member so removed.

Section 6.  MEETINGS.  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors shall be called by the President or by the Secretary on the written request of any member of the Board of Directors with at least two days’ notice to each member of the Board of Directors and shall be held at such place as may be determined by the Board of Directors or as shall be stated in the notice of the meeting.

Section 7.  QUORUM, VOTING AND ADJOURNMENT.  The presence of a majority of the Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Board of Directors present at a meeting at which a quorum is present shall constitute action properly taken by the Board of Directors. In the absence of a quorum, one member of the Board of Directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 8.  COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of one or more of the members of the Board of Directors. The Board of Directors may designate one or more of its members as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, fill a vacancy on the Board of Directors or to amend these Bylaws. Unless a resolution of the Board of Directors expressly provides, no such committee shall have the power or authority to declare a dividend or authorize the issuance of stock of the Corporation. All committees of the Board of Directors shall report their proceedings to the Board of Directors when required.

Section 9.  ACTION WITHOUT A MEETING.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof consent thereto in writing.

Section 10.  COMPENSATION.  The Board of Directors shall have the authority to fix the compensation of its members for their services. A member of the Board of Directors may also serve the Corporation in other capacities and receive compensation therefor.

Section 11.  TELEPHONIC MEETING.  Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in such telephonic meeting shall constitute the presence in person at such meeting.

ARTICLE IV

OFFICERS

Section 1.  PRINCIPAL OFFICERS.  The principal officers of the Corporation shall be a President, a Treasurer, a Secretary, and such other principal officers as shall be determined by the Board of Directors, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualify or until their earlier resignation or removal. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual meeting of the Board of Directors. Any number of offices may be held by the same person.

Section 2.  SUBORDINATE OFFICERS AND AGENTS.  In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 3.  POWERS AND DUTIES.  The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

Section 4.  DELEGATION OF DUTIES.  In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

Section 5.  RESIGNATION AND REMOVAL.  Any officer of the Corporation may be removed from office with or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these Bylaws.

Section 6.  VACANCIES.  The Board of Directors shall have the power to fill vacancies occurring in any office.

Section 7.  REMUNERATION.  The remuneration of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE V

STOCK

Section 1.  CERTIFICATES OF STOCK.  Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates. Upon request, each holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President or

Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

Section 2.  TRANSFER OF SHARES.  Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 3.  LOST CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in their discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

Section 4.  STOCKHOLDERS OF RECORD.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 5.  STOCKHOLDERS RECORD DATE.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting or action or event. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

NOTICE AND WAIVER OF NOTICE

Section 1.  NOTICE.  Whenever any written notice is required to be given by law, the Certificate of Incorporation or these Bylaws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation. Such notice may also be sent by telegram or facsimile.

Section 2.  WAIVER OF NOTICE.  Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, the Board of Directors, or members of a committee of the Board of Directors need be specified in any written waiver of notice.

ARTICLE VII

AMENDMENT OF BYLAWS

Section 1.  AMENDMENTS.  These Bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the affirmative vote of the holders of a majority of the shares entitled to vote thereon at any annual or special meeting thereof or by the affirmative vote of the majority of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

Section 1.  GENERAL.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.  DERIVATIVE ACTIONS.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  INDEMNIFICATION IN CERTAIN CASES.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4.  PROCEDURE.  Any indemnification under Sections 1 and 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of members of the Board of Directors who were not parties to such action, suit or proceeding, (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested members of the Board of Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 5.  ADVANCES FOR EXPENSES.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 6.  RIGHTS NOT EXCLUSIVE.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office.

Section 7.  INSURANCE.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.  DEFINITION OF CORPORATION.  For the purposes of this Article VIII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

Section 9.  SURVIVAL OF RIGHTS.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX

GENERAL PROVISIONS

Section 1.  CORPORATE SEAL.  The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

Section 2.  FISCAL YEAR.  The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year, or may be such other twelve consecutive month period as the Board of Directors shall designate.

Section 3.  DIVIDENDS.  Subject to limitations set forth in the Certificate of Incorporation and except as otherwise provided by law, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

ANNEX B

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Amendment to the Agreement and Plan of Merger (this “Amendment”) is made and entered into as of this 1st day of August, 2007, by and among CKX, Inc., a Delaware corporation (the “Company”), 19X, Inc., a Delaware corporation (“Parent”), and 19X Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

A. The Company, Parent and Merger Sub entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 1, 2007;

B. Pursuant to Section 6.4 of the Merger Agreement, Parent and Merger Sub were required to deliver to the Company within 60 days of the date of the Merger Agreement Financing Letters, reflecting debt and equity commitments from financial institutions and equity investors sufficient for the Financing of the Merger;

C. The parties desire to extend the date for the delivery of such Financing Letters and to amend certain other terms of the Merger Agreement;

D. Pursuant to Section 9.3 of the Merger Agreement, the parties hereto wish to make such amendments to the Merger Agreement on the terms and conditions set forth below;

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.  All capitalized terms used herein, and not expressly defined herein, shall have the respective meanings given to such terms in the Merger Agreement.

2. Amendment to Certain Section 1.1 Definitions.  Section 1.1 of the Merger Agreement is hereby amended by deleting the definition of “Outside Date” in its entirety and replacing it with the following:

“Outside Date” means April 25, 2008; provided that the Outside Date shall be extended to June 24, 2008 in the event that as of April 25, 2008 all the conditions to closing set forth in Article VII hereof shall have been satisfied or waived other than the condition set forth in Section 7.2(g).”

3. Amendment to Sections 6.4(a) of the Merger Agreement.  Section 6.4(a) of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“SECTION 6.4 FINANCING

(a) Within 120 days after the date hereof, Parent and Merger Sub shall deliver to the Company true and complete copies of (i) a fully executed commitment letter (the “Debt Commitment Letter”), except for any fee letters, pursuant to which the financial institutions party to such Debt Commitment Letter shall have committed upon the terms and subject to the conditions set forth therein, to provide, or cause to be provided, debt financing in the amount set forth therein in connection with the Merger and (ii) a fully executed commitment letter (the “Equity Commitment Letter”, and together with the Debt Commitment Letter, the “Financing Letters”), pursuant to which the investors party thereto shall have committed, upon the terms and subject to the conditions set forth therein, to provide, or cause to be provided, equity financing in the aggregate amount set forth therein in connection with the Merger. The Financing Letters shall reflect debt and equity commitments from such equity investors and financial institutions, which together with any equity to be issued in connection with the Contribution and Exchange Agreements or to be issued in exchange for securities of Parent, shall be sufficient to pay the full Merger Consideration (and all other cash amounts payable pursuant hereto), and all of the related fees and expenses payable by Parent or Merger Sub (or, after the Closing, the Surviving Corporation) in connection with the Merger (the funds necessary to pay the foregoing amounts, the

“Financing”). Notwithstanding anything in this Agreement to the contrary, one or more Financing Letters may be superseded at the option of Parent and Merger Sub prior to the Effective Time by instruments (the “New Financing Letters”) which replace existing Financing Letters and/or contemplate co-investment by or financing from one or more other or additional parties; provided that the terms of the New Financing Letters shall not (a) expand upon the conditions precedent to the Financing as set forth in the Financing Letters in any respect that would make such conditions less likely to be satisfied, (b) reasonably be expected to delay the Closing or (c) otherwise have an adverse impact on the Company at any time that is prior to the Closing. In such event, the term “Financing Letters” as used herein shall be deemed to include the Financing Letters that are not so superseded at the time in question and the New Financing Letters to the extent then in effect.”

4. Effective Date.  The amendments to the Merger Agreement set forth above shall be effective and binding on all parties as of July 31, 2007.

5. Effect of Amendment.  Except as expressly set forth herein, the Merger Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto.

6. Counterparts; Effectiveness; Third Party Beneficiaries.  This Amendment may be executed by facsimile signatures and in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon one and the same instrument. This Amendment shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by all of the other parties hereto. No provision of this Amendment is intended to or shall confer upon any Persons, other than the parties hereto, any rights or remedies hereunder or with respect hereto.

7. Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Amendment without the prior written consent of the other parties hereto. Any purported assignment in violation of these provisions shall be null and void.

8. Further Assurances.  The parties agree to take such futher action as reasonably necessary to evidence and implement the amendments set forth herein.

9. Governing Law.  This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts or choice of Law principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers (or other authorized signatory) as of the day and year first above written.

CKX, INC.

By:	/s/ Michael G. Ferrel
Name:     Michael G. Ferrel

Title:	President

19X, INC.

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

19X ACQUISITION CORP.

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

ANNEX C

AMENDMENT NO. 2 TO
AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 to the Agreement and Plan of Merger (this “Amendment No. 2”) is made and entered into as of this 27th day of September, 2007 (the “Effective Date”), by and among CKX, Inc., a Delaware corporation (the “Company”), 19X, Inc., a Delaware corporation (“Parent”), and 19X Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

A. The Company, Parent and Merger Sub entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 1, 2007, as amended on August 1, 2007 (“Amendment No. 1”);

B. On June 1, 2007, the Company acquired a 50% membership interest in FX Luxury Realty, LLC, and undertook to distribute to its stockholders 25% of the shares of common stock of the successor corporation to FX Luxury Realty, LLC. FX Real Estate and Entertainment Inc. (“FXRE”) has been formed as the successor corporation to FX Luxury Realty, LLC, and pursuant to that certain Contribution and Exchange Agreement (as defined below), FX Luxury Realty, LLC has become a wholly owned subsidiary of FXRE (subject to the Flag Priority Interest (as such term is defined in the Contribution Agreement). On September 26, 2007, pursuant to a Stock Purchase Agreement between FXRE, the Company and Flag Luxury Properties, LLC, the Company acquired an additional 0.742% of the common stock of FXRE (after giving effect to the transactions contemplated by such Stock Purchase Agreement.) The Company has undertaken to distribute its shares of common stock of FXRE to its stockholders, and has declared and transferred into trust for its stockholders dividends consisting of shares of common stock of FXRE subject to such distribution;

C. The parties hereto wish to make certain further amendments to the Merger Agreement on the terms and conditions set forth below;

D. The Special Committee unanimously has recommended that the Board of Directors of the Company approve and adopt this Amendment No. 2; and

E. The Board of Directors of the Company (except for directors affiliated with Parent or Merger Sub who abstained) has approved and adopted this Amendment No. 2.

The recitals set forth in this Amendment No. 2 shall be incorporated into and shall form part of the Merger Agreement, as amended.

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.  All capitalized terms used herein, and not expressly defined herein, shall have the respective meanings given to such terms in the Merger Agreement, as amended by Amendment No. 1.

2. Amendment to Certain Section 1.1 Definitions.  Section 1.1 of the Merger Agreement is hereby amended by adding the following definitions:

“Amendment Date” means the Effective Date of Amendment No. 2 to this Agreement.

“Contribution and Exchange Agreement” means the Contribution and Exchange Agreement, dated September 26, 2007, between FXRE, the Company, Flag, Richard G. Cushing, as Trustee of the CKX FXLR Stockholder Distribution Trust I and FX Luxury Realty, LLC.

“FXRE” means FX Real Estate and Entertainment Inc.

“Reduction Amount” means an amount per Merger Share obtained by multiplying (x) 0.075, by (y) the average of the last reported sales price per share of common stock of FXRE on the NASDAQ Global Market (or such other national securities exchange where shares of common stock of FXRE are listed) for each day of the Measurement Period, provided that (i) in no event shall the Reduction Amount be greater than $2.00 per Merger Share; (ii) the Reduction Amount shall be 0 unless shares of FXRE common stock are listed and trading on a national securities exchange during the entire Measurement Period; and (iii) if, prior to the Effective Time, FXRE completes the rights offering contemplated in the Membership Interest Purchase Agreement with an offering price of at least $10.00 per share of FXRE common stock and pursuant to which FXRE receives gross proceeds of at least $90,000,000, the Reduction Amount shall be no less than $0.75 per Merger Share. The formula set forth above assumes that the stockholders of the Company of record on the record date for the Spin-Off will receive two shares of common stock of FXRE in the Spin-Off for every 10 shares of common stock of the Company owned on such record date (the “Distribution Ratio”). The formula shall be adjusted as necessary to account for any change in the Distribution Ratio and/or the number of outstanding shares of common stock of FXRE contemplated by the Distribution Ratio by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction that involves the common stock of FXRE and takes place prior to the termination of the Measurement Period.

“Measurement Period” means the period of 20 consecutive trading days to be established by the Special Committee, provided that the Measurement Period may not begin during the first 20 trading days after the date on which the shares of FXRE subject to the Spin-Off commence trading on a national stock exchange and the Measurement Period must terminate at least 30 trading days prior to the Effective Time.

“Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of June 1, 2007, as amended on June 18, 2007 and September 27, 2007, by and among the Company, FX Luxury and Flag.”

Section 1.1 of the Merger Agreement is hereby further amended by deleting the definitions of “Excluded Party”, “Flag Transaction Agreements”, “Outside Date” and “Spin-Off” in their entirety and replacing them with the following:

“Excluded Party” means any Person or group of related Persons from whom the Company has received, after the Amendment Date and prior to the Exclusivity Period Start Date, a written indication of interest that the Board of Directors of the Company (acting through the Special Committee) believes in good faith is bona fide and could reasonably be expected to result in a Superior Proposal.

“Flag Transaction Agreements” means the Membership Interest Purchase Agreement and all of the related agreements referenced therein, contemplated thereby, or necessary or desired in connection therewith, including the Flag License Agreements, in each case, to be executed and delivered by the Company, FX Luxury Realty, LLC and/or Flag Luxury Properties, LLC, as amended to date.

“Outside Date” means June 1, 2008; provided that the Outside Date shall be extended to July 24, 2008 in the event that as of June 1, 2008 all the conditions to closing set forth in Article VII hereof shall have been satisfied or waived other than the condition set forth in Section 7.2(g).

“Spin-Off” means the distribution to the stockholders of the Company of record on the distribution record date of (i) all of the shares of common stock of FXRE held by the Company as of the Amendment Date, (ii) all of the shares of common stock of FXRE held by Richard G. Cushing, as of the Amendment Date and immediately prior to completion of the distribution, as Trustee of the CKX FXLR Stockholder Distribution Trust I, and (iii) all of the shares of common stock of FXRE held by Richard G. Cushing, as of the Amendment Date and immediately prior to completion of the distribution, as Trustee of the CKX FXLR Stockholder Distribution Trust II, as contemplated by the Membership Interest Purchase Agreement, such that after completing such distribution no Person or Persons other than the stockholders of the Company of record on the distribution record date will hold any shares of common stock of FXRE acquired by the Company, or shares of common stock of FXRE issued in exchange for limited liability company interests in FX Luxury acquired by the Company, through the Amendment Date under the Flag Transaction Agreements.

3. Amendment to Section 2.2(c) of the Merger Agreement.  Section 2.2(c) of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled pursuant to Section 2.2(a) and Dissenting Shares (as hereinafter defined)), automatically shall be canceled and converted into the right to receive $13.75 minus the Reduction Amount, in cash, without interest (the “Merger Consideration”), payable to the holder thereof upon surrender of the stock certificate formerly representing such share of Common Stock in the manner provided in Section 2.3. Such shares of Common Stock (other than those canceled pursuant to Section 2.2(a), together with such shares canceled pursuant to Section 2.3(g) below), sometimes are referred to herein as the “Merger Shares.”

4. Amendment to Section 4.2(d) of the Merger Agreement.  Section 4.2(d) of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following ‘‘(d) Houlihan, Lokey, Howard & Zukin, Inc. (the “Financial Advisor”) has delivered to the Special Committee and the Board of the Directors of the Company its opinion dated September 27, 2007, to the effect that, as of the date such opinion was delivered, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of shares of Common Stock other than the Voting Group (the “Fairness Opinion”). As of the Amendment Date, the Company has been authorized by the Financial Advisor to permit the inclusion in full of the Fairness Opinion in the Company Proxy Statement. As of the Amendment Date, the Fairness Opinion has not been withdrawn, revoked or modified.”

5. Amendment to Section 6.4(a) of the Merger Agreement.  Section 6.4(a) of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“SECTION 6.4 FINANCING

(a) On or before October 30, 2007, Parent and Merger Sub shall deliver to the Company true and complete copies of (i) a fully executed commitment letter (the “Debt Commitment Letter”), except for any fee letters, pursuant to which the financial institutions party to such Debt Commitment Letter shall have committed upon the terms and subject to the conditions set forth therein, to provide, or cause to be provided, debt financing in the amount set forth therein in connection with the Merger and (ii) a fully executed commitment letter (the “Equity Commitment Letter”, and together with the Debt Commitment Letter, the “Financing Letters”), pursuant to which the investors party thereto shall have committed, upon the terms and subject to the conditions set forth therein, to provide, or cause to be provided, equity financing in the aggregate amount set forth therein in connection with the Merger. The Financing Letters shall reflect debt and equity commitments from such equity investors and financial institutions, which together with any equity to be issued in connection with the Contribution and Exchange Agreements or to be issued in exchange for securities of Parent, shall be sufficient to pay the full Merger Consideration (and all other cash amounts payable pursuant hereto), and all of the related fees and expenses payable by Parent or Merger Sub (or, after the Closing, the Surviving Corporation) in connection with the Merger (the funds necessary to pay the foregoing amounts, the “Financing”). Notwithstanding anything in this Agreement to the contrary, one or more Financing Letters may be superseded at the option of Parent and Merger Sub prior to the Effective Time by instruments (the “New Financing Letters”) which replace existing Financing Letters and/or contemplate co-investment by or financing from one or more other or additional parties; provided that the terms of the New Financing Letters shall not (a) expand upon the conditions precedent to the Financing as set forth in the Financing Letters in any respect that would make such conditions less likely to be satisfied, (b) reasonably be expected to delay the Closing or (c) otherwise have an adverse impact on the Company at any time that is prior to the Closing. In such event, the term “Financing Letters” as used herein shall be deemed to include the Financing Letters that are not so superseded at the time in question and the New Financing Letters to the extent then in effect.”

6. Amendment to Section 6.5(a) of the Merger Agreement.  Section 6.5(a) of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“SECTION 6.5 SOLICITATION

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the Amendment Date and continuing until 11:59 p.m. (EST) on October 27, 2007 (the “Exclusivity Period Start Date”), the Company and its Subsidiaries and their respective Representatives shall have the right (acting under the direction of the Special Committee) to, directly or indirectly: (i) initiate, solicit and encourage, whether publicly or otherwise, Company Acquisition Proposals (as hereinafter defined), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (as hereinafter defined); provided that the Company shall promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided or made available to Parent and Merger Sub; (ii) enter into and maintain or continue discussions or negotiations with respect to Company Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations, and (iii) accept a Company Acquisition Proposal that the Board of Directors of the Company (acting through the Special Committee) believes in good faith is bona fide and is reasonably expected to result in a Company Acquisition Agreement that constitutes a Superior Proposal, or approve or recommend, or (provided that the Company has exercised its termination right under Section 8.1(f)) execute or enter into, a Company Acquisition Agreement that constitutes a Superior Proposal; it being understood and agreed that the Company (acting through the Special Committee) shall have the right (but not the obligation) to inform Parent of its intention to enter into a Company Acquisition Agreement, including the material terms and conditions thereof.

7. Effect of Amendment.  Except as expressly set forth herein and in Amendment No. 1, the Merger Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto.

8. Counterparts; Effectiveness; Third Party Beneficiaries.  This Amendment No. 2 may be executed by facsimile signatures and in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon one and the same instrument. No provision of this Amendment No. 2 is intended to or shall confer upon any Persons, other than the parties hereto, any rights or remedies hereunder or with respect hereto.

9. Successors and Assigns.  The provisions of this Amendment No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Amendment No. 2 without the prior written consent of the other parties hereto. Any purported assignment in violation of these provisions shall be null and void.

10. Further Assurances.  The parties agree to take such further action as reasonably necessary to evidence and implement the amendments set forth herein.

11. Governing Law.  This Amendment No. 2 shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts or choice of Law principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers (or other authorized signatory) as of the Effective Date.

CKX, INC.

By:	/s/ Thomas P. Benson
Name:     Thomas P. Benson

Title:	Chief Financial Officer

19X, INC.

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

19X ACQUISITION CORP.

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

ANNEX D

AMENDMENT NO. 3 TO
AGREEMENT AND PLAN OF MERGER

This Amendment No. 3 to the Agreement and Plan of Merger (this “Amendment No. 3”) is made and entered into as of this 23rd day of January, 2008 (the “Effective Date”), by and among CKX, Inc., a Delaware corporation (the “Company”), 19X, Inc., a Delaware corporation (“Parent”), and 19X Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

A. The Company, Parent and Merger Sub entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 1, 2007, as amended on August 1, 2007 (“Amendment No. 1”) and September 27, 2007 (“Amendment No. 2”);

B. The parties hereto wish to make certain further amendments to the Merger Agreement on the terms and conditions set forth below;

D. The Special Committee unanimously has recommended that the Board of Directors of the Company approve and adopt this Amendment No. 3; and

E. The Board of Directors of the Company (except for directors affiliated with Parent or Merger Sub who abstained) has approved and adopted this Amendment No. 3.

The recitals set forth in this Amendment No. 3 shall be incorporated into and shall form part of the Merger Agreement, as amended.

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.  All capitalized terms used herein, and not expressly defined herein, shall have the respective meanings given to such terms in the Merger Agreement, as amended by Amendment No. 1 and Amendment No. 2.

2. Amendment to Certain Section 1.1 Definitions.  Section 1.1 of the Merger Agreement is hereby amended by deleting the definition of “Measurement Period” in its entirety and replacing it with the following:

“Measurement Period” means 20 trading days (which need not be consecutive) between February 8, 2008 and April 1, 2008 to be selected at random by a method approved by the Special Committee.

3. Effect of Amendment.  Except as expressly set forth herein and in Amendment No. 1 and Amendment No. 2, the Merger Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto.

4. Couterparts; Effectiveness; Third Party Beneficiaries.  This Amendment No. 3 may be executed by facsimile signatures and in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon one and the same instrument. No provision of this Amendment No. 3 is intended to or shall confer upon any Persons, other than the parties hereto, any rights or remedies hereunder or with respect hereto.

5.  Successors and Assigns.  The provisions of this Amendment No. 3 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Amendment No. 3 without the prior written consent of the other parties hereto. Any purported assignment in violation of these provisions shall be null and void.

6. Further Assurances.  The parties agree to take such futher action as reasonably necessary to evidence and implement the amendments set forth herein.

7. Governing Law.  This Amendment No. 3 shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts or choice of Law principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed by their respective authorized officers (or other authorized signatory) as of the Effective Date.

CKX, INC.

By:	/s/ Thomas P. Benson
Name:     Thomas P. Benson

Title: Chief Financial Officer

19X, INC.

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title: President

19X ACQUISITION CORP.

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title: President

ANNEX E

June 1, 2007

Board of Directors
Special Committee of the Board of Directors
CKX, Inc.

Dear Members of the Board of Directors and the Special Committee of the Board of Directors:

We understand that 19X, Inc. (the “Acquiror”), 19X Acquisition Corp., a wholly-owned subsidiary of the Acquiror (“Sub”), and CKX, Inc. (the “Company”), propose to enter into the Merger Agreement (defined below) pursuant to which, among other things, Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive $13.75 in cash (the “Consideration”). We understand that the Acquiror is owned by a significant stockholder and Chief Executive Officer of the Company, Robert Sillerman; and Simon Fuller, who is the Chief Executive Officer of the Company’s subsidiary, 19 Entertainment Limited, and a director and member of the Office of the Chair (together with Acquiror and their respective affiliates, and any other stockholder of the Company acting in a group in connection with the Transaction, collectively “Excluded Persons”).

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than the Excluded Persons) in the Transaction is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2006, and quarterly report on Form 10-Q for the quarter ended March 31, 2007, which the Company’s management has identified as being the most current financial statements available;

2. spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Transaction, and spoken with representatives of the Company’s independent legal counsel regarding the Company, the Transaction, and related matters;

3. reviewed the following agreements and documents:

a. Agreement and Plan of Merger (the “Merger Agreement”), by and among 19X, Inc., 19 Acquisition Corp. and the Company, dated as of June 1, 2007;

b. Management Cooperation Agreement, by and among the Company and certain stockholders of the Company, dated as of June 1, 2007;

c. Membership Interest Purchase Agreement, by and among Flag Luxury Realty, LLC (together with its parent corporation following the FX Luxury Reorganization (as defined below), “FX Luxury”), the Company and Flag Luxury Properties, LLC, dated as of June 1, 2007;

d. Amended and Restated Limited Liability Company Operating Agreement of FX Luxury, dated as of June 1, 2007;

e. Repurchase Agreement by and among FX Luxury, the Company, Flag Luxury Properties, LLC, Robert F.X. Sillerman, Brett Torino, and Paul C. Kavanos, dated as of June 1, 2007 (the “Repurchase Agreement”);

f. Purchase and/or Redemption Agreement between Leviev Boymelgreen and FX Luxury, dated as of June 1, 2007;

g. License Agreement between Elvis Presley Enterprises, Inc. and FX Luxury, dated as of June 1, 2007 (the “Presley License Agreement”);

h. License Agreement between Muhammad Ali Enterprises, LLC and FX Luxury, dated as of June 1, 2007 (the “Ali License Agreement” and, together with the Presley License Agreement, the “License Agreements”);

i. Robert F.X. Sillerman Disclosure Letter (undated); and

j. Option Agreement between Riv Acquisition Holdings, Inc. on the one hand, and Triple Five Investco LLC and Dominion Financial LLC on the other hand, dated March 21, 2007;

4. reviewed precedent licensing agreements for Elvis Presley properties owned by Elvis Presley Enterprises, Inc.;

5. reviewed an appraisal of the 17.72 acre site, consisting of nine contiguous parcels, located at the Southeast corner of Las Vegas Boulevard and Harmon Avenue, with an address of 3725-3767 S. Las Vegas Boulevard, Las Vegas, Nevada, prepared by KTR Valuation & Consulting Services, LLC, dated as of March 20, 2007 (the “KTR Appraisal”);

6. reviewed the pro forma financial model for Park Central Casino Resort provided by Economics Research Associates for the years 2011 to 2016, dated as of May 17, 2007 (the “ERA Model”);

7. reviewed existing leases that encumber phase II and III of the Park Central Casino development as of April 10, 2007;

8. reviewed the following agreements and documents in connection with FX Luxury:

a. Barclays Capital Real Estate Inc. loan agreements for $300 million and $10 million as of July 15, 2005;

b. Credit Suisse First Lien Credit Agreement for $250 million and Credit Suisse Second Lien Credit Agreement for $120 million as of May 11, 2007;

c. RIV Acquisition Holdings Agreement as of April 24, 2007; and

d. Operating Agreement of BP Parent, LLC dated as of June 22, 2005;

9. reviewed financial forecasts and projections prepared by the management of the Company with respect to the Company for the fiscal years ending December 31, 2007 through 2012;

10. reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past three years and those of certain publicly traded companies which we deemed relevant;

11. reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in industries related to the Company; and

12. conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial forecasts and projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there are no information or facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company is a party, other than the Transaction and the Flag Transaction (as defined below). We have relied upon and assumed, without independent verification, that the Company will be able to retain key employees. We also have relied upon, without independent verification, the assessment of the management of the Company of: (i) the Company’s subsidiaries’ intellectual property; and (ii) the validity of, and risks associated with, the Company’s subsidiary’s existing and future intellectual property. We note that an affiliate of FX Luxury has made a tender offer to purchase all of the issued and outstanding shares of common stock of Riviera Holdings Corporation for $34.00 per share and the stock price for common stock of Riviera Holdings Corporation as of market close on May 31, 2007 was $35.88 per share.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties as set forth in the agreements identified in item 3 above and all other related documents and instruments that are referred to therein are true and correct, except where the failure of such representations to be true and correct would not constitute a breach of said agreements, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, except where such non-performance would not constitute a breach of said covenants and agreements, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any material amendments or modifications thereto or without any downward adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the Transaction.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent or otherwise) of the Company or any other party. We express no opinion regarding the liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Special Committee of the Board of Directors or any other party with respect to alternatives to the Transaction. Notwithstanding the foregoing, we note that Houlihan Lokey Howard & Zukin Capital, Inc. (“HLHZ”), an affiliate of Houlihan Lokey, has agreed to provide assistance with the solicitation of Company Acquisition Proposals (in accordance with, and as defined in, the Merger Agreement). This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Board of Directors and the Special Committee of the Board of Directors in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder or any other person as to how such person should act or vote their shares with respect to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the Transaction and their respective affiliates.

We understand that the Company is entering into a transaction pursuant to which (i) the Company will purchase 50% of the membership interests in FX Luxury, the Company will pay to FX Luxury $100 million in cash and FX Luxury will enter into the Repurchase Agreement, pursuant to which under certain circumstances FX Luxury shall have the right to repurchase shares of FX Luxury from the Flag Parties (as defined therein) and, additionally, following completion of the Transaction, the Company, for $0.01 per share (collectively, the “Flag Investment”), (ii) the Company will cause (a) its majority owned subsidiary, Elvis Presley Enterprises, Inc., to enter into the Presley License Agreement with FX Luxury and (b) its majority owned subsidiary, Muhammad Ali Enterprises LLC, to enter into the Ali License Agreement with FX Luxury, (iii) the membership interests in FX Luxury will be exchanged for common stock in a newly-formed Delaware corporation (the “FX Luxury Reorganization”) and (iv) the Company will distribute to holders of Company Common Stock, 25% of the equity of FX Luxury (together with the Flag Investment and the License Agreements, the “Flag Transaction”).

HLHZ has acted as financial advisor to the Company with respect to the Transaction (including assistance with the solicitation of Company Acquisition Proposals (in accordance with, and as defined in, the Merger Agreement)) and the Flag Transaction and will receive a fee for such services, a portion of which (triggered by the receipt by the Company of certain Company Acquisition Proposals in connection with the Transaction) is contingent upon the successful completion of the Transaction and certain other conditions. In addition, we will receive a non-contingent fee for rendering this Opinion. We have also been engaged by the Special Committee of the Board of Directors and the Company to render an opinion with respect to the Flag Transaction, and we will receive a non-contingent fee for rendering such opinion. The Company has agreed to indemnify Houlihan Lokey and its affiliates for certain liabilities that may arise in connection with our engagement.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise, except as expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, or (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than the Excluded Persons) in the Transaction is fair to such holders from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

ANNEX F

HOULIHAN LOKEY HOWARD & ZUKIN

As of September 27, 2007

Board of Directors
Special Committee of the Board of Directors
CKX, Inc.

Dear Members of the Board of Directors and
the Special Committee of the Board of Directors:

We understand that 19X, Inc. (the “Acquiror”), 19X Acquisition Corp., a wholly-owned subsidiary of the Acquiror (“Sub”), and CKX, Inc. (the “Company”), propose to enter into Amendment No. 2 to the Original Agreement (defined below) pursuant to which, among other things, Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value $0.01 per share (“Company Common Stock”), of the Company will be converted into the right to receive, subject to certain exceptions, $13.75 minus the Reduction Amount (as defined below), in cash (the “Consideration”). “Reduction Amount” means the product of 0.075 and the average of the last reported sales price of common stock, par value $0.01 per share (“FXRE Common Stock”), of FX Real Estate and Entertainment Inc. (“FXRE”) for each day of the Measurement Period (as defined below); provided that (i) in no event shall the Reduction Amount be greater than $2.00; (ii) the Reduction Amount shall be zero if such FXRE shares are not trading on a national securities exchange during the entire Measurement Period; and (iii) if, prior to the consummation of the Transaction, FXRE completes the rights offering contemplated by the Membership Interest Purchase Agreement (as defined below) at a price of at least $10.00 per share of FXRE common stock pursuant to which FXRE receives gross proceeds of at least $90 million, the Reduction Amount shall be no less than $0.75 (assuming that holders of the Company Common Stock receive two shares of FXRE common stock for every 10 shares of Company Common Stock owned). “Measurement Period” means the 20 consecutive trading days to be established by the Special Committee; provided that such period (i) may not begin during the first 20 trading days of FXRE common stock, and (ii) must terminate at least 30 trading days prior to the consummation of the Transaction.

In addition, in connection with the Transaction, (i) on June 18, 2007 the Company declared a dividend (the “First Dividend”) of 25% of the issued and outstanding shares of FXRE Common Stock (the “First Dividend Shares”) and transferred such equity into trusts for the benefit of its stockholders, (ii) on September 27, 2007, the Company declared a dividend (the “Second Dividend”) of 23.5% of the issued and outstanding shares of FXRE Common Stock (the “Second Dividend Shares”), payable to holders of the Company Common Stock at a later date and has transferred all of such stock to the Trustee (as defined below) pursuant to the Third Trust Agreement (as defined below) and (iii) the Company intends to distribute (the “Third Dividend” and, together with the First Dividend and Second Dividend, the “Dividends”) the remaining 2% of the issued and outstanding shares of FXRE Common Stock that it owns to its stockholders, together with the First Dividend Shares and the Second Dividend Shares, pursuant to the registered distribution (the “Registered Distribution”) contemplated by the registration statement referred to in item 3(1) below. Although the payment of the Dividends is not conditioned upon consummation of the Transaction, the consideration payable pursuant to the Original Agreement has been amended, in part, in consideration for the Second Dividend and the Third Dividend. Accordingly, our analyses described herein with respect to the value of the Consideration includes our analysis of the value of the Second Dividend and the Third Dividend. Our analyses includes the value of the Second Dividend and the Third Dividend even though the record date for the Dividends will occur prior to the date of consummation of the Transaction and, therefore, it is possible that a holder of Company Common Stock entitled to the Consideration may not have received additional shares of FXRE Common Stock pursuant to the Second Dividend or the Third Dividend.

We understand that the Acquiror is owned by a significant stockholder and Chief Executive Officer of the Company, Robert Sillerman; and Simon Fuller, who is the Chief Executive Officer of the Company’s subsidiary, 19 Entertainment Limited, and a director and member of the Office of the Chair (together with Acquiror and their respective affiliates, and any other stockholder of the Company acting in a group in connection with the Transaction, collectively “Excluded Persons”).

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than the Excluded Persons) in the Transaction is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2006, and quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, which the Company’s management has identified as being the most current financial statements available;

2. spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Transaction, and spoken with representatives of the Company’s independent legal counsel regarding the Company, the Transaction, and related matters;

3. reviewed the following agreements and documents:

a. Agreement and Plan of Merger, dated as of June 1, 2007, as amended as of August 1, 2007 (as so amended, the “Original Agreement”), and as further amended by Amendment No. 2 to the Agreement and Plan of Merger, dated as of September 27, 2007 (“Amendment No. 2”, and, together with the Original Agreement, the “Merger Agreement”), by and among the Company, the Acquiror and Sub;

b. Management Cooperation Agreement, dated as of June 1, 2007, as amended by Amendment No. 1 dated as of July 18, 2007, and Amendment No. 2, dated as of September 27, 2007, by and among the Company and certain stockholders of the Company;

c. Membership Interest Purchase Agreement, dated as of June 1, 2007, and as amended by Amendment No. 1, dated as of June 18, 2007, and Amendment No. 2, dated as of September 27, 2007, (as so amended, the “Membership Interest Purchase Agreement”), by and among FX Luxury Realty, LLC (“FX Luxury”) the Company, Flag Luxury Properties, LLC and FXRE;

d. Third Amended and Restated Limited Liability Company Operating Agreement of FX Luxury, dated as of September 26, 2007;

e. Repurchase Agreement, dated as of June 1, 2007, and as amended pursuant to Amendment dated June 18, 2007, by and among FX Luxury, the Company, Flag Luxury Properties, LLC, Robert F.X. Sillerman, Brett Torino, and Paul C. Kavanos (collectively, the “Repurchase Agreement Parties”), and as amended pursuant to Amendment No. 2 dated September 27, 2007 (as so amended, the “Repurchase Agreement”), by and among the Repurchase Agreement Parties and FXRE;

f. License Agreement, dated as of June 1, 2007 (the “Presley License Agreement”), between Elvis Presley Enterprises, Inc. and FX Luxury;

g. License Agreement, dated as of June 1, 2007 (the “Ali License Agreement” and, together with the Presley License Agreement, the “License Agreements”), between Muhammad Ali Enterprises, LLC and FX Luxury;

h. Robert F.X. Sillerman Disclosure Letter (undated);

i. Stock Purchase Agreement, dated as of September 26, 2007 (the “Stock Purchase Agreement”), by and among FXRE, the Company and Flag Luxury Properties, LLC;

j. CKX FXLR Stockholder Distribution Trust III Agreement dated as of September 27, 2007 (the “Third Trust Agreement”), by and between the Company and Richard G. Cushing, as trustee (the “Trustee”);

k. Contribution and Exchange Agreement, dated as of September 26, 2007, by and among FXRE, the Company, Flag Luxury Properties, LLC, the Trustee and FX Luxury, and

l. Registration Statement on Form S-1 for common stock, par value $.01 per share, of FXRE, as filed with the Securities and Exchange Commission on August 24, 2007;

4. reviewed precedent licensing agreements for Elvis Presley properties owned by Elvis Presley Enterprises, Inc.;

5. reviewed financial forecasts and projections prepared by the management of the Company with respect to the Company for the fiscal years ending December 31, 2007 through 2012;

6. reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past three years and those of certain publicly traded companies which we deemed relevant;

7. reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in industries related to the Company; and

8. conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial forecasts and projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there are no information or facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company is a party, other than the Transaction and the Flag Transaction (as defined below). We have relied upon and assumed, without independent verification, that the Company will be able to retain key employees. We also have relied upon, without independent verification, the assessment of the management of the Company of: (i) the Company’s subsidiaries’ intellectual property; and (ii) the validity of, and risks associated with, the Company’s subsidiary’s existing and future intellectual property.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties as set forth in the agreements identified in item 3 above and all other related documents and instruments that are referred to therein are true and correct, except where the failure of such representations to be true and correct would not constitute a breach of said agreements, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, except where such non-performance would not constitute a breach of said covenants and agreements, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any material amendments or modifications thereto or without any downward adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the Transaction.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent or otherwise) of the Company or any other party. We express no opinion regarding the liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Special Committee of the Board of Directors or any other party with respect to alternatives to the Transaction. Notwithstanding the foregoing, we note that Houlihan Lokey Howard & Zukin Capital, Inc. (“HLHZ”), an affiliate of Houlihan Lokey, has agreed to provide assistance with the solicitation of Company Acquisition Proposals) (in accordance with, and as defined in, the Merger Agreement). This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

We are not expressing any opinion as to what the value of FXRE Common Stock actually will be when distributed to holders of Company Common Stock or the price or range of prices at which FXRE Common Stock may trade at any time; provided, however, we have assumed, based in part on the Membership Interest Purchase Agreement and the Backstop (as defined below) in the Repurchase Agreement, that the value of the shares of FXRE Common Stock included as the Dividend will in no event be less than $50 million. We have also assumed that the Third Dividend will be declared and distributed as contemplated herein and that FXRE Common Stock to be distributed to holders of Company Common Stock will be listed on The NASDAQ Global Market.

This Opinion is furnished for the use and benefit of the Board of Directors and the Special Committee of the Board of Directors in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder or any other person as to how such person should act or vote their shares with respect to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the Transaction and their respective affiliates.

We understand that the Company entered into a transaction pursuant to which (i) the Company purchased 50% of the membership interests in FX Luxury in consideration for $100 million in cash and FX Luxury entered into the Repurchase Agreement, pursuant to which, under certain circumstances, FXRE shall have the right to repurchase shares of FXRE Common Stock (the “Backstop”) from the Flag Parties (as defined therein), for $0.01 per share (collectively, the “Flag Investment”), (ii) the Company caused (a) its majority owned subsidiary, Elvis Presley Enterprises, Inc., to enter into the Presley License Agreement with FX Luxury and (b) its majority owned subsidiary, Muhammad Ali Enterprises LLC, to enter into the Ali License Agreement with FX Luxury, (iii) the membership interests in FX Luxury have been exchanged for shares of FXRE Common Stock (the “FX Luxury Reorganization”), (iv) the Company acquired an additional $1.5 million of the issued and outstanding shares of FXRE Common Stock pursuant to the Stock Purchase Agreement (together with the Flag Investment and the

License Agreements, the “Flag Transaction”), and (v) the Company has distributed in trust for the benefit of the holders of Company Common Stock, 48.5% of the outstanding shares of FXRE Common Stock and intends to distribute the remaining 2% of the issued and outstanding shares of FXRE Common Stock, together with the First Dividend Shares and the Second Dividend Shares, pursuant to the Registered Distribution.

HLHZ has acted as financial advisor to the Company with respect to the Transaction (including assistance with the solicitation of Company Acquisition Proposals) and the Flag Transaction and will receive a fee for such services, a portion of which (triggered by the receipt by the Company of certain Company Acquisition Proposals in connection with the Transaction) is contingent upon the successful completion of the Transaction and certain other conditions. In addition, we will receive a non-contingent fee for rendering this Opinion. We have also been engaged by the Special Committee of the Board of Directors and the Company to render an opinion with respect to the Flag Transaction, and we received a non-contingent fee for rendering such opinion. The Company has agreed to indemnify Houlihan Lokey and its affiliates for certain liabilities that may arise in connection with our engagement.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise, except as expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, or (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than the Excluded Persons) in the Transaction is fair to such holders from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN
FINANCIAL ADVISORS, INC.

ANNEX G

SECTION 262 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX H

MANAGEMENT COOPERATION AGREEMENT

This MANAGEMENT COOPERATION AGREEMENT, dated as of June 1, 2007 (this “Agreement”), is entered into by and among CKX, Inc., a Delaware corporation (the “Company”), and each of the holders of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth on Schedule I hereto (each a “Stockholder”). Each individual listed in Column A of Schedule I is referred to herein as an “Executive Officer”, and each Executive Officer together with his affiliates listed on Column B of Schedule I are referred to as an “Executive Officer Group”. All of the Stockholders collectively are referred to as the “Voting Group”.

WHEREAS, as of the date hereof, the Voting Group collectively owns of record and beneficially 43,443,503 shares of Common Stock, as set forth on Schedule I hereto (such shares and any other voting securities or rights of the Company acquired by any Stockholder after the date hereof being referred to herein collectively as, the “Shares”);

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into an Agreement and Plan of Merger with 19X, Inc., a Delaware corporation (“Parent”), and 19X Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub shall be merged with and into the Company, at which time the separate existence of Merger Sub shall cease and the Company shall survive the Merger as a wholly owned subsidiary of Parent (the “Merger”). Capitalized terms used, but not defined, herein have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, pursuant to the terms and subject to the conditions of the Merger Agreement, the Company has the right (a) during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (EST) on the 45th day after the date thereof (the “Non-Exclusivity Period”), to, among other things, (i) initiate, solicit and encourage Company Acquisition Proposals, (ii) enter into and maintain or continue discussions or negotiations with respect to Company Acquisition Proposals, and (iii) accept a Company Acquisition Proposal that the Board of Directors of the Company (acting through the Special Committee) believes in good faith is bona fide and is reasonably expected to result in a Company Acquisition Agreement that constitutes a Superior Proposal, or approve or recommend, or (provided that the Company has exercised its termination right under Section 8.1(f) of the Merger Agreement) execute or enter into, a Company Acquisition Agreement that constitutes a Superior Proposal (a “Permitted Agreement”);

WHEREAS, as an inducement for the Company to enter into the Merger Agreement, the Company has requested that (i) each Stockholder agrees, and in order to induce the Company to enter into the Merger Agreement, each Stockholder is willing to agree to vote all of such Stockholder’s Shares in favor of any Permitted Cash Agreement (as defined below), and (ii) each Executive Officer agrees to assist the Company (under the direction of the Special Committee) and its advisors with respect to any Company Acquisition Proposal received during the Non-Exclusivity Period, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.  Voting of Shares.  Each Stockholder hereby, jointly and severally with respect to the other Stockholders in such Stockholder’s Executive Officer Group, and severally and not jointly with respect to each of the other Stockholders, covenants and agrees to the Company as follows:

(a) Until the Expiration Time (as defined in Section 6) (the “Support Period”), at every annual, special or other meeting (and at every adjournment and postponement thereof) of the stockholders of the Company, however called, and in any stockholder consent in lieu of a meeting or otherwise, such Stockholder will vote, or cause to be voted, all of such Stockholder’s Shares in favor of, as applicable (i) the adoption of the Merger Agreement (as it may be modified or amended from time to time) and the approval of the Merger contemplated thereby, and any actions required in furtherance thereof, or (ii) the adoption of any Permitted Agreement (as it may be modified or amended from time to time) and the approval of the transactions contemplated thereby, and any actions required in furtherance thereof, but only if such Permitted Agreement shall provide for consideration payable to the holders of Common Stock by the purchaser of such stock (the “Purchaser”) in an amount of no less than $14.00 in cash per share of Common Stock (a “Permitted Cash Agreement”).

(b) Upon request by the Company or Purchaser, as the case may be (i) furnish written confirmation, in form and substance reasonably acceptable to the Company or Purchaser, as the case may be, of such Stockholder’s vote in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, or the Permitted Cash Agreement and the transactions contemplated thereby (the “Purchaser Transaction”), as the case may be, and (ii) prior to any vote contemplated by Section 1(a), deliver promptly to the Company or Purchaser, as the case may be, an irrevocable proxy (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder’s Shares, or grant a consent or approval in respect of such Stockholder’s Shares, at every annual, special or other meeting (and at every adjournment and postponement thereof) of the stockholders of the Company, however called, or pursuant to any stockholder consent in lieu of a meeting or otherwise, solely with respect to the matters and in the manner specified in Section 1(a), which shall be irrevocable in accordance with Section 212(e) of the Delaware General Corporation Law. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and is given to secure the performance of such Stockholder’s obligations under this Agreement. The grant of proxy contemplated hereby is coupled with an interest and may under no circumstances be revoked, but shall automatically terminate and be of no further force and effect at the Expiration Time. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy shall be executed and intended to be irrevocable in accordance with the provisions Section 212(e) of the Delaware General Corporation Law.

(c) In the event any Stockholder becomes the record or beneficial owner of (i) any additional shares of Common Stock, or (ii) any other securities (whether through any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company or otherwise) entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1(a), then the terms of this Agreement shall apply to the shares of Common Stock or such other securities held by such Stockholder immediately following such Stockholder becoming the record or beneficial owner thereof as though they were such Stockholder’s Shares hereunder. Each Stockholder hereby agrees, until the Expiration Time, to notify the Company or Purchaser, as the case may be, of the number of any new shares of Common Stock acquired by such Stockholder, if any, after the date hereof.

(d) No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Stockholder’s Shares and nothing herein shall, prohibit, limit or affect the exercise by such Stockholder (or a designee of such Stockholder), acting in his or her capacity as an officer or director of the Company, of his or her fiduciary duties to the Company and its stockholders, or any other actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company’s or the Company’s Board of Directors’ rights in connection with the Merger Agreement or the Permitted Cash Agreement, as the case may be, or otherwise, and such actions shall not be deemed to be a breach of this Agreement.

Section 2.  Transfer of Shares.  Each Stockholder hereby, jointly and severally with respect to the other Stockholders in such Stockholder’s Executive Officer Group, and severally and not jointly with respect to each of the other Stockholders, that, until the Expiration Time, such Stockholder will not directly or indirectly, except as specifically provided in this agreement (i) sell, assign, transfer (by merger or otherwise by operation of law), pledge, encumber or otherwise dispose of (including by gift) any of such Stockholder’s Shares, or any interest therein, (ii) deposit any of such Stockholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, tender, pledge, encumbrance, or other disposition of any of such Shares, or

(iv) commit or agree to take any of the foregoing actions. Notwithstanding anything in this Section 2 to the contrary, each Stockholder (y) may tender and sell such Stockholder’s Shares to Parent or its Affiliates or Purchaser in a tender offer that is recommended by the Company’s Board of Directors (acting through the Special Committee), and (z) may transfer any of such Stockholder’s Shares to one or more of its Affiliates or to Parent or its Affiliates (a “Permitted Transferee”), provided that prior (and as a condition) to any such transfer such Stockholder shall deliver to the Company a signed counterpart to this Agreement indicating that such Permitted Transferee agrees to be joined as a party to this Agreement (in addition to, and not in substitution of, the Stockholder named herein), as if (and to the same extent) such Permitted Transferee were originally named as “Stockholder” in this Agreement, and all references herein to “Stockholder” shall also be deemed to include such Permitted Transferee as applicable.

Section 3.  Cooperation.  Each Executive Officer hereby agrees to reasonably cooperate with the Company (acting through the Special Committee) and its advisors, during the Non-Exclusivity Period, in the Company’s solicitation, evaluation and negotiation of any Company Acquisition Proposal, including cooperating with, assisting, participating in, or facilitating any such inquiries, proposals, discussions or negotiations, as permitted under the Merger Agreement.

Section 4.  Waiver of Appraisal Rights.  Each Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all of such Stockholder’s Shares.

Section 5.  Representations and Warranties of the Stockholders.  Each Stockholder hereby, jointly and severally with respect to the other Stockholders in such Stockholder’s Executive Officer Group, and severally and not jointly with respect to each of the other Stockholders, represents and warrants to the Company as of the date hereof:

(a) Ownership of Shares.  The Shares set forth opposite such Stockholder’s name on Schedule I are, owned beneficially and of record by such Stockholder or its nominee. As of the date of this Agreement, the Shares set forth opposite such Stockholder’s name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Stockholder, except shares of Common Stock which may be acquired by such Stockholder upon exercise of options, if any, held by such Stockholder (as noted in such Schedule). Except as set forth in Schedule I, such Stockholder has sole voting power, without restrictions, with respect to all of such Stockholder’s Shares. Except as set forth in Schedule 1, such Stockholder owns such Stockholder’s Shares free and clear of any and all pledges, security interests, liens, encumbrances or adverse interests of any kind. Except for a Permitted Transferee, no Person has, or will have, the right to purchase or otherwise acquire such Stockholder’s Shares pursuant to any option agreement, purchase rights or other agreement, instrument or document binding upon such Stockholder.

(b) Power, Binding Agreement.  Such Stockholder (where applicable, is a limited partnership duly formed under the laws of the jurisdiction of its formation and) has the legal capacity, (where applicable, partnership) power and authority to enter into and to perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder does not and will not violate any material agreement to which such Stockholder is a party, including any voting agreement, stockholders’ agreement, partnership agreement or voting trust. Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) No Conflicts.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, writ, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations, accelerations or losses which individually or in the aggregate do not, and will not, materially impair the ability of such Stockholder to perform its obligations hereunder.

(d) Revocation of Earlier Proxies.  All proxies or voting agreements heretofore given in respect of such Stockholder’s Shares have been revoked.

(e) Broker Fees.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

Section 6.  Expiration.  This Agreement shall terminate upon the earliest to occur (the “Expiration Time”) of (a) with respect to each Stockholder’s obligations hereunder in respect of any Permitted Cash Agreement, (i) the effective time of any merger of the Company provided for in such Permitted Cash Agreement or, if there is no provision for such a merger, the closing of the transactions contemplated thereby, (ii) any termination of such Permitted Cash Agreement in accordance with the terms thereof, (iii) the public announcement by the Company of the withdrawal by the Company’s Board of Directors (acting through the Special Committee) of its recommendation of the Purchaser Transaction, and (iv) 11:59 p.m. (EST) on the Outside Date (provided, however, that the right to terminate this Agreement pursuant to this clause (iv) shall not be available to any party that is in breach in any material respect of its obligations hereunder); and (b) with respect to each Executive Officer’s obligations hereunder in respect of the Merger Agreement, (i) the effective time of the Merger, (ii) any termination of the Merger Agreement in accordance with its terms, and (iii) 11:59 p.m. (EST) on the Outside Date (provided, however, that the right to terminate this Agreement pursuant to this clause (iii) shall not be available to any party that is in breach in any material respect of its obligations hereunder); provided that no such termination shall relieve any party of liability for a willful or intentional breach hereof prior to such termination.

Section 7.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled, without the posting of any bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and no party will oppose the granting of such relief on the basis that any other party has an adequate remedy at law.

Section 8.  Further Assurances.  For so long as this Agreement is in effect, each Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments, and take or cause to be taken all actions and do or cause to be done all things, as the Company may reasonably request for the purpose of effectively carrying out the purposes of the transactions contemplated by this Agreement.

Section 9.  Miscellaneous.

(a) Nothing in this Agreement is intended, or shall be construed, to prevent, limit or restrict in any way the right of any Stockholder or any of its Affiliates to make, for any reason or no reason, an offer, proposal or inquiry with respect to an improvement or modification in favor of the Company and its stockholders in the terms of the transaction to be effected by the Merger Agreement, or to enter into any negotiation or discussion relating thereto, or to make what would be a Superior Proposal with respect to any Company Acquisition Proposal or any Company Acquisition Agreement entered into by the Company in connection with or following the termination of the Merger Agreement (or to make any inquiry with respect thereto, or to enter into any negotiation or discussion relating thereto).

(b) This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect thereto. No provision of this Agreement may be amended, modified, rescinded or waived except by an instrument signed in writing by the Company (acting through the Special Committee) and each of the Stockholders; provided that, with respect to the obligations of any individual Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and the Company (acting through the Special Committee) notwithstanding the failure to obtain the approval of the other Stockholders.

(c) The parties acknowledge that this Agreement is intended to be a voting agreement within the meaning of Section 218(c) of the Delaware General Corporation Law, as amended.

(d) Except as provided in Section 2 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(e) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(f) The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to, this Agreement, unless the context requires otherwise. Unless otherwise specified, the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement.

(g) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 of the Merger Agreement as to giving notice hereunder shall be deemed effective service of process on such party.

(h) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

(i) EACH OF THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(j) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute on and the same instrument.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its respective duly authorized officer as of the date first written above.

CKX, INC.

By:	/s/ Michael G. Ferrel
Name:     Michael G. Ferrel

Title:	President

/s/  Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

/s/  Laura Baudo Sillerman
Name:     Laura Baudo Sillerman

SILLERMAN COMMERCIAL HOLDINGS
PARTNERSHIP L.P.

By:	SILLERMAN INVESTMENT CORPORATION, its General Partner

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:

SILLERMAN CAPITAL HOLDINGS L.P.

By:	SILLERMAN CAPITAL HOLDINGS, INC., its General Partner

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

[Signature Page to Management Cooperation Agreement]

/s/ Michael G. Ferrel
Name:     Michael G. Ferrel

/s/  Mitchell J. Slater
Name:     Mitchell J. Slater

Mitchell J. Slater 2004 GRAT

By:	Mitchell J. Slater
Name:     Mitchell J. Slater

Title:	Trustee

/s/  Howard J. Tytel
Name:     Howard J. Tytel

/s/  Sandra Tytel
Name:     Sandra Tytel

/s/  Simon Fuller
Name:     Simon Fuller

/s/  Thomas P. Benson
Name:     Thomas P. Benson

[Signature Page to Management Cooperation Agreement]

SCHEDLE I

Voting Group

Column A	Column B
Executive Officer	Affiliates/Director Ownership	Holdings

Robert F. X. Sillerman	Director Ownership	23,681,565
	Laura Baudo Sillerman	1,000,000
	Sillerman Commercial Holdings	6,135,704
	Partnership L.P.
	Sillerman Capital Holdings, L.P.	2,556,392
Michael G. Ferrel	Direct Ownership	1,829,112
Mitchell J. Slater	Direct Ownership	2,597,148
	Mitchell J. Slater 2004 GRAT	499,255
Howard J. Tytel	Howard J. Tytel and Sandra Tytel	2,246,232	(1)
Simon Fuller	Director Ownership	1,507,315
Thomas P. Benson	Director Ownership	1,390,780

(1)	302,044 of such shares are pledged to Goldman Sachs as security for a margin account.

ANNEX I

AMENDMENT NO. 1 TO
MANAGEMENT COOPERATION AGREEMENT

AMENDMENT NO. 1, dated as of July 18, 2007 (this “Amendment”), to the MANAGEMENT COOPERATION AGREEMENT, dated as of June 1, 2007 (the “Management Cooperation Agreement”), is entered into by and among CKX, Inc., a Delaware corporation (the “Company”), and each of the holders of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth on Schedule I hereto (each a “Stockholder”). All terms not herein defined shall have the meanings as set forth in the Management Cooperation Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 9(b) of the Management Cooperation Agreement, the Company, acting through the Special Committee, and the Stockholders desire to amend the Management Cooperation Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Management Cooperation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereby agree as follows:

1. Section 2 will be deleted and replaced in its entirety with the following:

Each Stockholder hereby, jointly and severally with respect to the other Stockholders in such Stockholder’s Executive Officer Group, and severally and not jointly with respect to each of the other Stockholders, covenants and agrees to the Company as follows:

(a) Until the Expiration Time, such Stockholder will not directly or indirectly, except as specifically provided in this agreement (i) sell, assign, transfer (by merger or otherwise by operation of law), pledge, encumber or otherwise dispose of (including by gift) any of such Stockholder’s Shares, or any interest therein, (ii) deposit any of such Stockholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, tender, pledge, encumbrance, or other disposition of any of such Shares, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding anything in this Section 2 to the contrary, each Stockholder (y) may tender and sell such Stockholder’s Shares to Parent or its Affiliates or Purchaser in a tender offer that is recommended by the Company’s Board of Directors (acting through the Special Committee), and (z) may transfer any of such Stockholder’s Shares to one or more of its Affiliates or to Parent or its Affiliates (a “Permitted Transferee”), provided that prior (and as a condition) to any such transfer such Stockholder shall deliver to the Company a signed counterpart to this Agreement indicating that such Permitted Transferee agrees to be joined as a party to this Agreement (in addition to, and not in substitution of, the Stockholder named herein), as if (and to the same extent) such Permitted Transferee were originally named as “Stockholder” in this Agreement, and all references herein to “Stockholder” shall also be deemed to include such Permitted Transferee as applicable.

(b) Notwithstanding anything in this Section 2 to the contrary, until the Expiration Time, each Stockholder set forth on Schedule II hereto and such Stockholder’s Permitted Transferees may transfer such number of Shares as set forth opposite such Stockholder’s name on Schedule II hereto (a “Permitted Transfer”); provided that any Permitted Transfer by Robert F.X. Sillerman shall be made only to a bona fide charity. Any Shares transferred as a Permitted Transfer under this Section 2(b) shall, upon their transfer, no longer be included in the definition of Shares and, as such, will not be subject to the rights, terms or obligations of the Management Cooperation Agreement or this Amendment.

2. There shall be added a Schedule II to the Management Cooperation Agreement as attached to this Amendment.

3. Except as otherwise expressly set forth herein, nothing contained in this Amendment shall be deemed to limit, amend, modify, waive or extend any of the rights, terms or obligations under the Management Cooperation Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be signed by its respective duly authorized officer as of the date first written above.

CKX, INC.

By:	/s/ Michael G. Ferrel
Name:     Michael G. Ferrel

Title:	President

/s/  Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

/s/  Laura Baudo Sillerman
Name:     Laura Baudo Sillerman

SILLERMAN COMMERCIAL HOLDINGS
PARTNERSHIP L.P.

By:	SILLERMAN INVESTMENT CORPORATION, its General Partner

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:

SILLERMAN CAPITAL HOLDINGS L.P.

By:	SILLERMAN CAPITAL HOLDINGS, INC., its General Partner

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

[Signature Page to Amendment No. 1 to the Management Cooperation Agreement]

/s/  Michael G. Ferrel
Name:     Michael G. Ferrel

/s/  Mitchell J. Slater
Name:     Mitchell J. Slater

Mitchell J. Slater 2004 GRAT

By:	/s/ Mitchell J. Slater
Name:     Mitchell J. Slater

Title:	Trustee

/s/  Howard J. Tytel
Name:     Howard J. Tytel

/s/  Sandra Tytel
Name:     Sandra Tytel

/s/  Simon Fuller
Name:     Simon Fuller

/s/  Thomas P. Benson
Name:     Thomas P. Benson

[Signature Page to Amendment No. 1 to the Management Cooperation Agreement]

SCHEDULE II

Permitted Transfers

Column A	Column B
Executive Officer	Affiliates/Direct Ownership	Number of Shares

Robert F.X. Sillerman	Direct Ownership	3,000,000
Michael G. Ferrel	Direct Ownership	365,822
Mitchell J. Slater	Direct Ownership	519,430
	Mitchell J. Slater 2004 GRAT	99,851
Howard Tytel	Howard J. Tytel and Sandra Tytel	449,246
Simon Fuller	Direct Ownership	301,463
Thomas P. Benson	Direct Ownership	278,156

ANNEX J

AMENDMENT NO. 2 TO
MANAGEMENT COOPERATION AGREEMENT

AMENDMENT NO. 2, dated as of September 27, 2007 (this “Amendment No. 2”), to the MANAGEMENT COOPERATION AGREEMENT, dated as of June 1, 2007, as amended by Amendment No. 1 thereto, dated as of July 18, 2007 (the “Management Cooperation Agreement”), is entered into by and among CKX, Inc., a Delaware corporation (the “Company”), and each of the holders of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth on Schedule I to the Management Cooperation Agreement (each a “Stockholder”). All terms not herein defined shall have the meanings as set forth in the Management Cooperation Agreement.

W I T N E S S E T H:

WHEREAS, the Company, Parent and Merger Sub have entered into Amendment No. 1 to the Merger Agreement, dated as of August 1, 2007 (“Amendment No. 1 to the Merger Agreement”) and Amendment No. 2 to the Merger Agreement, dated as of the date hereof (“Amendment No. 2 to the Merger Agreement”), providing for, among other things, extensions of the Outside Date under the Merger Agreement and an additional Non-Exclusivity Period;

WHEREAS, pursuant to Section 9(b) of the Management Cooperation Agreement, the Company, acting through the Special Committee, and the Stockholders desire to further amend the Management Cooperation Agreement;

The recitals set forth in this Amendment No. 2 shall be incorporated into and shall form part of the Management Cooperation Agreement, as amended hereby.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Management Cooperation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereby agree as follows:

1. The last sentence of the second paragraph of the recitals set forth in the Management Cooperation Agreement shall be deleted in its entirety and replaced with the following:

“Capitalized terms used, but not defined, herein have the meanings ascribed to such terms in the Merger Agreement, as amended by Amendment No. 1 to the Merger Agreement and Amendment No. 2 to the Merger Agreement.”

2. The third paragraph of the recitals set forth in the Management Cooperation Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, pursuant to the terms and subject to the conditions of the Merger Agreement, the Company has the right (a) during the period beginning on September 27, 2007 and continuing until the Exclusivity Period Start Date (as defined in Amendment No. 2 to the Merger Agreement) (the “Non-Exclusivity Period”), to, among other things, (i) initiate, solicit and encourage Company Acquisition Proposals, (ii) enter into and maintain or continue discussions or negotiations with respect to Company Acquisition Proposals, and (iii) accept a Company Acquisition Proposal that the Board of Directors of the Company (acting through the Special Committee) believes in good faith is bona fide and is reasonably expected to result in a Company Acquisition Agreement that constitutes a Superior Proposal, or approve or recommend, or (provided that the Company has exercised its termination right under Section 8.1(f) of the Merger Agreement) execute or enter into, a Company Acquisition Agreement that constitutes a Superior Proposal (a “Permitted Agreement”);”

3. Section 1(a) of the Management Cooperation Agreement shall be deleted in its entirety and replaced with the following:

“(a) Until the Expiration Time (as defined in Section 6) (the “Support Period”), at every annual, special or other meeting (and at every adjournment and postponement thereof) of the stockholders of the Company, however called, and in any stockholder consent in lieu of a meeting or otherwise, such Stockholder will vote, or cause to be voted, all of such Stockholder’s Shares in favor of, as applicable (i) the adoption of the Merger Agreement (as it may be modified or amended from time to time) and the approval of the Merger contemplated thereby, and any actions required in furtherance thereof, or (ii) the adoption of any Permitted Agreement (as it may be modified or amended from time to time) and the approval of the transactions contemplated thereby, and any actions required in furtherance thereof, but only if such Permitted Agreement shall provide for consideration payable to the holders of Common Stock by the purchaser of such stock (the “Purchaser”) that the Special Committee, after consultation with a qualified financial advisor, determines in good faith is valued at least $25 per Merger Share greater than the Merger Consideration (a “Permitted Alternative Agreement”).”

4. The term “Permitted Cash Agreement” shall be deleted in each place where it appears in the Management Cooperation Agreement and shall be replaced with the term:

“Permitted Alternative Agreement”.

5. Except as otherwise expressly set forth herein, nothing contained in this Amendment No. 2 shall be deemed to limit, amend, modify, waive or extend any of the rights, terms or obligations under the Management Cooperation Agreement.

6. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

7. EACH OF THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 2 OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AMENDMENT NO. 2.

8. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has signed or caused this Amendment No. 2 to be signed by its respective duly authorized officer, as applicable, as of the date first written above.

CKX, INC.

By:	/s/ Thomas P. Benson
Name:     Thomas P. Benson

Title:	Chief Financial Officer

/s/  Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

/s/  Laura Baudo Sillerman
Name:     Laura Baudo Sillerman

SILLERMAN COMMERCIAL HOLDINGS PARTNERSHIP L.P.

By:	SILLERMAN INVESTMENT CORPORATION, its General Partner

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

SILLERMAN CAPITAL HOLDINGS L.P.

By:	SILLERMAN CAPITAL HOLDINGS, INC., its General Partner

By:	/s/ Robert F.X. Sillerman
Name:     Robert F.X. Sillerman

Title:	President

[Signature Page to Amendment No. 2 to the Management Cooperation Agreement]

/s/  Michael G. Ferrel
Name:     Michael G. Ferrel

/s/  Mitchell J. Slater
Name:     Mitchell J. Slater

Mitchell J. Slater 2004 GRAT

By:	/s/ Mitchell J. Slater
Name:     Mitchell J. Slater

Title:	Trustee

/s/  Howard J. Tytel
Name:     Howard J. Tytel

/s/  Sandra Tytel
Name:     Sandra Tytel

/s/  Simon Fuller
Name:     Simon Fuller

/s/  Thomas P. Benson
Name:     Thomas P. Benson

[Signature Page to Amendment No. 2 to the Management Cooperation Agreement]

PRELIMINARY COPY
CKX, INC.
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [ • ]
PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

THE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE          ☒
The Board of Directors Recommends a Vote “FOR” Proposals 1 and 2.

1.	Adoption of the Agreement and Plan of Merger, dated as of June 1, 2007, and as amended on August 1, 2007 and September 27, 2007, among 19X, Inc., 19X Acquisition Corp. and CKX, Inc. (the “Merger Agreement”) and approval of the merger contemplated by the Merger Agreement (the “Merger”).

FOR
☐

AGAINST
☐

ABSTAIN
☐

2.	Approval of the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement and approve the Merger.

3.	In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.
Please mark here if you plan to attend the Special Meeting of Stockholders ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

☐

☐

☐

Signature of stockholder	Date:	Signature of stockholder	Date:

Note:	Please sign EXACTLY as your name(s) appear(s) on your stock certificate. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CKX, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [ ]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints [• ] and [• ] (the “Named Proxies”), and each of them, as proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock, $0.01 par value, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of CKX, Inc. held of record by the undersigned on [• ], at the special meeting of stockholders to be held at [• ] on [•] at [• ] or any adjournment or postponement thereof. The undersigned acknowledges receipt, prior to the execution of this proxy, of the proxy statement/prospectus relating to the special meeting of stockholders and the notice of special meeting accompanying it. This proxy revokes all prior proxies given by the undersigned.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS ON THE REVERSE SIDE HEREOF AND AT THE DISCRETION OF THE NAMED PROXIES FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)